   As filed with the Securities and Exchange Commission on October 15, 1997
                          Registration No. 333-17861

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ----------------------------------
                       PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                      ----------------------------------
                              I-LINK INCORPORATED
                (Name of small business issuer in its charter)
                           (formerly Medcross, Inc.)

          Florida                     4822                       59-2291344
(State or other jurisdiction    (Primary Standard            (I.R.S. Employer
     of incorporation       Industrial Classification     Identification Number)
     or organization)               Code No.)

   13751 S. Wadsworth Park Drive, Suite 200, Draper, UT 84020 (801/576-5000) (Address and telephone number of registrant's principal executive offices)
                      ----------------------------------
                                John W. Edwards
         Chairman of the Board, President and Chief Executive Officer
                              I-Link Incorporated
                   13751 S. Wadsworth Park Drive, Suite 200
                              Draper, Utah 84020
                                (801) 576-5000
           (Name, address and telephone number of agent for service)

                                  Copies to:
                         Ralph V. De Martino, Esquire
                     De Martino Finkelstein Rosen & Virga
                        1818 N Street, N.W., Suite 400
                          Washington, D.C. 20036-2492
                             Phone: (202) 659-0494
                              Fax: (202) 659-1290
                     -------------------------------------
    Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                             I-LINK INCORPORATED

  331,126 shares of Common Stock issuable upon exercise of Settlement Warrants
       8,083,857 shares of previously issued and outstanding Common Stock 6,046,800 shares of Common Stock issued or issuable upon conversion of Class C
      Preferred Stock Warrants to Purchase 750,000 shares of Common Stock 750,000 shares of Common Stock issuable upon exercise of Commonwealth Warrants
 183,542 shares of Common Stock issuable upon Conversion of Class B Preferred
            Stock Option to Purchase 100,000 Shares of Common Stock
100,000 shares of Common Stock issuable upon exercise of Cook Option Warrants to Purchase 80,000 shares of Common Stock 80,000 shares of Common Stock issuable upon exercise of E&M RP Trust Warrants Warrants to Purchase 40,000 shares of
                                 Common Stock
  40,000 shares of Common Stock issuable upon exercise of Mandarino Warrants
              Warrants to Purchase 175,000 shares of Common Stock
 175,000 shares of Common Stock issuable upon exercise of Hardy Group Warrants


This Prospectus relates to (i) 331,126 shares of Common Stock (the "Settlement Shares") issuable upon exercise of a Common Stock Purchase Warrant (the "Settlement Warrant") issued to JW Charles Financial Services, Inc. ("JW Charles") in November 1994; (ii) the offer and sale by the holders thereof of an aggregate of 8,083,857 shares (the "Shares") of common stock, par value $.007 per share (the "Common Stock") previously issued by I-Link Incorporated, a Florida corporation formerly known as Medcross, Inc. (the "Company") (a) to I-Link, Ltd., a Utah limited partnership, in connection with the Company's acquisition of I-Link Worldwide, Inc. ("I-Link") as to 3,206,122 of the Shares, including the distribution of such shares by I-Link, Ltd. to its beneficial holders and the subsequent offer, transfer and/or sale by such holders; (b) to the holders of 10% Convertible Notes (the "10% Notes") issued in February 1996 as to 70,000 of the Shares; (c) to the holder of a Non-Negotiable 10% Convertible Promissory Note (Series II) (the "Series II Note") upon the conversion of a portion thereof as to 35,000 of the Shares; (d) the offer and sale of up to 3,858,844 shares (the "Four M Shares") of Common Stock owned by Four M International, Ltd. ("Four M"), which shares are subject of options (the "Four M Options") or heretofore subject of such Four M Options; and (e) the offer and sale of up to 913,891 shares of Common Stock acquired by the holders of such shares (the "Kanter Shares") pursuant to options (the "Kanter Options") granted by Walnut Capital Corp., Windy City, Inc. and Canadian Imperial Bank, for which entities Joel Kanter served as representative; (iii) the issuance to and the offer and sale by the holders thereof of up to 6,046,800 shares of Common Stock (the "Conversion Shares") issuable or heretofor issued upon conversion of 240,000 shares of Class C Convertible Cumulative Redeemable Preferred Stock, $10.00 par value per share (the "Class C Preferred Stock") and issuable upon conversion of up to 11,950 shares of Class C Preferred Stock issuable upon conversion by the holders thereof of up to $717,000 in principal amount of Convertible Promissory Notes (the "Convertible Notes") assuming certain conditions

                                                            (continued overleaf)


     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND DILUTION. SEE "RISK FACTORS."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this Prospectus is October __, 1997 are met; (iv) the offer and sale of up to 250,000 Placement Agent's Warrants to purchase Common Stock and 500,000 Consultant's Warrants to purchase Common Stock (collectively, the "Commonwealth Warrants") issued to Commonwealth Associates ("Commonwealth") in connection with the Company's offering in 1996 of the Class C Preferred Stock and Convertible Notes (the "Class C Offering"), including the distribution of certain of the Commonwealth Warrants, and/or shares of Common Stock issuable upon exercise of such Commonwealth Warrants, to certain employees of Commonwealth Associates; (v) the issuance to and the offer and sale by the holders thereof of up to 750,000 shares of Common Stock (the "Commonwealth Shares") issuable upon exercise of the Commonwealth Warrants; (vi) the issuance to and the offer and sale of up to 183,542 shares (the "Babcock Shares") of Common Stock issuable to R. Huston Babcock upon conversion of outstanding shares of Class B Preferred Stock, $10.00 par value (the "Class B Preferred Stock") and upon exercise of options to purchase 91,777 shares of Common Stock issued by R. Huston Babcock (the "Babcock Options"); (vii) the issuance to and the offer and sale of up to 100,000 shares (the "Cook Shares") of Common Stock issuable to Scott Cook upon exercise of the Common Stock Purchase Option to Purchase Common Stock of Medcross, Inc. (the "Cook Option"); (viii) the offer and sale of warrants to purchase up to 80,000 shares of Common Stock issued to E&M RP Trust (the "E&M Warrants"); (ix) the issuance to and the offer and sale by the holders thereof of up to 80,000 shares of Common Stock (the "E&M Shares") issuable upon exercise of the E&M Warrants; (x) the offer and sale of warrants to purchase up to 40,000 shares of Common Stock issued to Joseph Mandarino (the "Mandarino Warrants"); (xi) the issuance to and the offer and sale by the holders thereof of up to 40,000 shares of Common Stock (the "Mandarino Shares") issuable upon exercise of the Mandarino Warrants; (xii) the offer and sale of warrants to purchase up to 175,000 shares of Common Stock issued to the Hardy Group (the "Hardy Group Warrants"); and (xiii) the issuance to and the offer and sale by the holders thereof of up to 175,000 shares of Common Stock (the "Hardy Group Shares") issuable upon exercise of the Hardy Group Warrants. The Settlement Shares, the Shares, the Conversion Shares, the Commonwealth Warrants, the Commonwealth Shares, the Babcock Shares, the Babcock Options, the Four M Options, the Kanter Options, the Cook Shares, the E&M Warrants, the E&M Shares, the Mandarino Warrants, the Mandarino Shares, the Hardy Group Warrants and the Hardy Group Shares are sometimes collectively referred to as the "Securities." Holders of the Settlement Warrants and/or Settlement Shares, the Shares (including (A) those partners of I-Link, Ltd. as set forth in footnote 15 of the Selling Securityholders table hereinbelow and (B) those individuals associated with Commonwealth as set forth in footnote 30 of the Selling Securityholders table hereinbelow), the Conversion Shares, the Commonwealth Warrants and/or the Commonwealth Shares, the Four M Options, the Babcock Options and/or the Babcock Shares, the Kanter Options, the Cook Shares, the E&M Warrants and/or the E&M Shares, the Mandarino Warrants and/or the Mandarino Shares, the Hardy Group Warrants and/or the Hardy Group Shares may be referred to hereinafter as "Selling Securityholders." See "Description of Securities" and "1996 Offerings."

           On September 30, 1997 the closing sale price of the Company's Common Stock as reported by the Nasdaq SmallCap Market ("Nasdaq") on such date was $8.75
            So long as the Registration Statement of which this Prospectus forms a part is effective and the disclosure set forth herein is current, the Selling Securityholders may sell the Securities publicly and may sell their Settlement Warrants, their Cook Options, their Kanter Options, their Four M Options, their Commonwealth Warrants, their E&M Warrants, their Mandarino Warrants and/or their Hardy Group Warrants publicly or exercise such Settlement Warrants, Cook Options, Kanter Options, Four M Options, Commonwealth Warrants, E&M Warrants, Mandarino Warrants and/or their Hardy Group Warrants and either (i) hold the Settlement Shares and/or the Cook Shares and/or the Kanter Options and/or the Four M Options and/or the Commonwealth Shares and/or the E&M Shares and/or the Mandarino Shares and/or the Hardy Group Shares or (ii) resell the Settlement Shares and/or the Cook Shares and/or the Kanter Shares, and/or the Four M Options and/or the Commonwealth Shares and/or the E&M Warrants and/or the E&M Shares and/or the Mandarino Warrants and/or the Mandarino Shares and/or the Hardy Group Warrants and/or the Hardy Group Shares publicly. To the extent that Four M Options may lapse prior to exercise, the subject Four M Shares may be offered and sold by Four M to the public pursuant to this Prospectus. The Securities offered by this Prospectus may be sold from time to time by the Selling Securityholders. The distribution of the Securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals at market prices prevailing at the time of sale at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such Securities.

            The Selling Securityholders and intermediaries through whom such securities are sold may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered and any profits realized or commission received may be deemed underwriting compensation. The Company has agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Company will receive the proceeds, if any, from the exercise of the Settlement Warrants, the Commonwealth Warrants, the Cook Options, the E&M Warrants, the Mandarino Warrants and the Hardy Group Warrants, but will not receive any of the proceeds from the resale of the Settlement Shares, the Shares, the Conversion Shares, the Commonwealth Shares, the Babcock Shares, the Cook Shares, the E&M Shares, the Mandarino Shares or the Hardy Group Shares by Selling Securityholders. All costs incurred in the registration of the Securities offered hereby have been borne by the Company. See "Use of Proceeds" and "Selling Securityholders."

                              AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Forms 10-KSB and 10-QSB (File No. 0-17973) (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). The Company filed with the Commission in Washington, D.C. a Registration Statement on Form SB-2 under the Securities Act with respect to the securities described herein. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information about the Company and the securities described herein, reference is made to the Registration Statement and to the exhibits filed therewith. The statements contained in this Prospectus with respect to the contents of any agreement or other document referred to herein are not necessarily complete and, in each instance, reference is made to a copy of such agreement or document as filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by reference to the provisions of the relevant documents. The Registration Statement, including the exhibits thereto, and the Company's 1934 Act Filings may be inspected at: (i) the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and (ii) the offices of the Commission located at Citicorp Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661, and (iii) the offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov.

            The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any information which has been incorporated by reference herein (not including exhibits to the information incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests should be made to I-Link Incorporated, 13751 S. Wadsworth Park Drive, Suite 200, Draper,
Utah 84020, Attention: Secretary.

                               PROSPECTUS SUMMARY

            The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The Company

            I-Link Incorporated (formerly known as Medcross, Inc.), a Florida corporation (the "Company") was formed in 1983. On February 23, 1996, the Company acquired (the "I-Link Acquisition") I-Link Worldwide Inc., a Utah corporation (subsequently renamed I-Link Systems, Inc.), and effective January 1, 1997, the Company acquired (the "FTI Acquisition") Family Telecommunications Incorporated, a Utah corporation (subsequently renamed I-Link Communications, Inc., and for clarity and ease of reference, sometimes referred to herein as "FTI"). In June 1997, the Company formed its marketing subsidiary, I-Link Worldwide, LLC. These three subsidiaries are collectively referred to herein as "I-Link." See "The Company." I-Link is in the business of delivering communications capabilities to business and residential customers via both a proprietary data communication network, established by I-Link, that operates in the same manner as the Internet (the "I-Link Intranet") and existing switched telecommunications networks. I-Link seeks to provide communications solutions and enhanced capabilities to users of traditional telecommunications services, at substantial cost savings through utilization of the I-Link Intranet and other existing data communications networks, as well as through volume purchasing of capacity on traditional switched telecommunications networks. I-Link has developed patent-pending technology and has deployed a national network infrastructure of communications equipment and dedicated lines that enables it to route traditional telecommunications services over the I-Link Intranet in a manner that is transparent to the user, utilizing the user's existing telecommunications equipment.

           With its acquisition of FTI, a regional long-distance telecommunications carrier with nationwide delivery of telecommunications services over traditional switched telecommunications networks, the Company in January 1997 launched its marketing efforts and began to obtain customers for its long-distance telecommunications services through I-Link. In June 1997, the Company launched its multi-level sales program through its wholly-owned subsidiary, I-Link Worldwide, LLC, to market the I-Link communications services to the residential and small business markets. Through its marketing activities and through strategic acquisitions of existing customer bases, I-Link will aggressively seek to enlarge its overall customer base. The I-Link services will initially be delivered across existing switched telecommunications networks; then, as I-Link reaches targeted customer-base size in given geographic areas, customer traffic in those areas will be moved from the traditional switched telecommunications networks to the network of dedicated lines I-Link has established and over which its proprietary technology is deployed (the I-Link Intranet). The move from the traditional switched telecommunications network to the I-Link Intranet is transparent to the customer and will result in a significant reduction in the cost of delivering the services, both increasing profitability and permitting I-Link to offer increased savings to its customers, as well as differentiating I-Link and its services in a highly commoditized market. I-Link believes this strategy of building customer bases in geographic areas on traditional switched networks and transitioning the traffic to the I-Link Intranet as the size of the customer base increases will result in the most cost effective nationwide deployment of the I-Link Intranet.

            For a discussion of the recent acquisition of MiBridge, Inc. see "The Company" and "Recent Transactions."

            The Company is also an owner and operator of medical diagnostic and therapeutic facilities and equipment including MRI, kidney lithotripsy, and ultrasound. The Company is also a joint venture partner with China National Equipment and Supplies Import and Export Shenyang Corporation, which exports medical equipment to China. See "Business of the Medical Imaging Division."

            The Company's corporate offices are located at 13751 S. Wadsworth Park Drive, Suite 200, Draper, Utah 84020; telephone: (801) 576-5000.

Securities Offered

            Each share of Common Stock of the Company comprising the Settlement Shares, the Shares, the Conversion Shares, the Commonwealth Shares, the Babcock Shares, the Cook Shares, the E&M Shares, the Mandarino Shares and the Hardy Group Shares has a par value of $.007 and entitles the holder thereof to equal ratable rights to dividends from funds legally available therefor when, as and if declared by the Board of Directors, to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company and to have one non-cumulative vote per share upon all matters which stockholders may vote at all meetings of stockholders. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. See "Description of Securities."

            The 331,126 Settlement Shares are issuable by the Company upon the exercise of the Settlement Warrants at an exercise price of $1.51 at any time prior to November 3, 1999 by the holders of the Settlement Warrants. Such warrants were issued to JW Charles in November 1994 pursuant to a Financial Consulting Agreement dated as of November 1, 1994 between the Company and Corporate Management Group, Inc. For a description of litigation commenced by JW Charles against the Company, see "Legal Proceedings." Pursuant to the settlement of such litigation (the "JW Charles Settlement"), the Settlement Warrants were obtained by a group of investors (the "Hardy Group"), two of whom are officers of the Company. See "Description of Securities--Settlement Warrant" and "Certain Relationships and Related Transactions."

            The 175,000 Hardy Group Shares are issuable by the Company upon the exercise of the Hardy Group Warrants at an exercise price of $2.50 per share at any time prior to April 29, 2007 by the holders of the Hardy Group Warrants. The Hardy Group Warrants were issued to the members of the Hardy Group in April 1997 pursuant to the JW Charles Settlement. See "Description of Securities-- Settlement Warrant" and "Certain Relationships and Related Transactions."


            Of the 8,083,857 Shares covered by this Prospectus, (i) 4,000,000 shares of Common Stock were issued to the holders thereof in consideration for the Company's acquisition (the "I-Link Acquisition") in February 1996 of the issued and outstanding shares of common stock of I-Link (793,878 of which have since been sold or transferred); (ii) 350,000 of such Shares were issued upon conversion in August 1996 of a portion of the principal amount of 10% Promissory Notes (the "10% Notes") offered and sold by the Company in February 1996 (the "10% Notes Offering") in conjunction with the I-Link Acquisition (280,000 of which have since been sold or transferred) and (iii) 70,000 of such Shares were issued to each of Trident I, LLC and Joseph Wong upon conversion of Series III and Series II Notes, respectively, issued in February 1996 (an aggregate of 105,000 of which have since been sold or transferred). Outstanding Four M Shares are owned by Four M as to an aggregate of 2,329,155 shares, 1,957,675 of which may be acquired by holders of the Four M Options, including certain affiliates of the Company, Commonwealth and affiliates of Commonwealth, from Four M at a purchase price of $1.79 per share. Additional Four M options to purchase an aggregate of 1,586,415 shares have been exercised by the holders thereof at purchase prices varying from $1.79 to $2.54 per share (of which 56,726 shares were subsequently sold or transferred). The 978,891 Kanter Shares were issued to affiliates of Commonwealth and others upon exercise of options granted to such persons by Walnut Capital Corp., Windy City, Inc. and Canadian Imperial Bank, for which entities Joel Kanter ("Kanter"), a former director of the Company, served as representative (65,000 of which Kanter Shares have since been sold or transferred). See "The Company," "1996 Offerings," "Certain Relationships and Related Transactions" and "Description of Securities."

            Of the 6,046,800 Conversion Shares, an aggregate of 5,760,000 Conversion Shares are issuable or have been issued upon conversion of outstanding shares of Class C Preferred Stock issued in August and September 1996 and an aggregate of 286,800 Conversion Shares are issuable or have been issued upon the conversion of Class C Preferred Stock issuable upon conversion of the aggregate of $717,000 in principal amount of Convertible Notes issued in September 1996. The Convertible Notes automatically convert into 11,950 shares of Class C Preferred Stock upon the amendment of the Company's Articles of Incorporation to increase the authorized shares of Common Stock and Preferred Stock and designation of at least 11,950 shares of Class C Preferred Stock. See "1996 Offerings," "Description of Securities--Class C Preferred Stock" and "Description of Securities--Convertible Promissory Notes."

            The Commonwealth Warrants were issued to Commonwealth in August 1996 pursuant to a Selling Agent's Agreement and a Consulting Agreement entered into in connection with the Class C Offering. The Commonwealth Warrants entitle the holder to purchase an aggregate of 750,000 shares of Common Stock (previously defined as the "Commonwealth Shares") at an exercise price of $2.50 subject to adjustment, at any time from March 1, 1997 until August 20, 2001. The Company has been informed by Commonwealth that Commonwealth intends to transfer or has transferred interest in 287,293 of such warrants to certain Commonwealth employees. See "Description of Securities--Commonwealth Warrants" and "1996 Offerings."

            The 183,542 Babcock Shares are issuable upon conversion of Class B Preferred Stock and 91,777 of such Babcock Shares may be acquired by Benchmark Equity Group, Inc. ("Benchmark"), the holder of the Babcock Option from R. Huston Babcock, at an exercise price of $1.79 per share commencing July 1, 1996. See "Description of Securities--Babcock Shares."

            The 100,000 Cook Shares are issuable by the Company upon the exercise of the Cook Option by Scott Cook ("Cook"), the holder of the Cook Option, at an exercise price of $1.00 per share commencing January 1, 1996 through December 31, 1999. See "Description of Securities--Cook Option."

            The 80,000 E&M Shares are issuable by the Company upon the exercise of the E&M Warrants by the holder thereof at an exercise price of $4.00 per share at any time prior to June 9, 1999. See "Description of Securities--E&M Warrants."

           The 40,000 Mandarino Shares are issuable by the Company upon the exercise of the Mandarino Warrants by the holder thereof at an exercise price of $4.00 per share at any time prior to June 1999. See "Description of Securities-- Mandarino Warrants."

Common Stock Outstanding Prior to Offering and Exercise of the Settlement                                  12,180,165/(1)/
Warrants, the Commonwealth Warrants, the Cook Option, the E&M Warrants, the
Mandarino Warrants and the Hardy Group Warrants

Common Stock Outstanding Assuming Conversion of the Class C Preferred Stock,                               19,334,065/(2)/
Including the Class C Preferred Stock Issuable Upon Conversion of the Convertible
Notes, Exercise of the Settlement Warrants and the Commonwealth Warrants,
Conversion of the Class B Preferred Stock and Issuance of the Common Stock,
Exercise of the Cook Option, Exercise of the E&M Warrants, Exercise of the
Mandarino Warrants and Exercise of the Hardy Group Warrants

Estimated Net Proceeds from the Exercise of the Settlement Warrants, the                                   $3,242,500/(3)/
Commonwealth  Warrants, the Cook Option, the E&M Warrants, the Mandarino
Warrants and the Hardy Group Warrants

Nasdaq Symbol                                                                                                     ILNK

-----------------------------
(1) As of September 30, 1997. Does not include: (a) 331,126 shares of Common Stock issuable upon exercise of the Settlement Warrants; (b) 183,542 shares of Common Stock issuable upon conversion of the Class B Preferred Stock; (c) 5,519,232 shares of Common Stock issuable upon conversion of the outstanding Class C Preferred Stock and the shares of Class C Preferred Stock issuable in the event of conversion of the Convertible Notes; (d) options to purchase 6,028,619 shares of Common Stock granted to officers and directors of the Company and options to be issued to officers of I-Link; (e) 1,685,000 shares of Common Stock reserved for issuance pursuant to stock options granted to other employees; (f) 750,000 shares of Common Stock issuable upon exercise of Commonwealth Warrants issued to Commonwealth; (g) 30,000 shares of Common Stock issuable upon exercise of warrants issued in connection with certain bridge loans;
            (h) 100,000 shares of Common Stock issuable upon exercise of the Cook Option; (i) 80,000 shares of Common Stock issuable upon exercise of the E&M Warrants; (j) 40,000 shares of Common Stock issuable upon exercise of the Mandarino Warrants; (k) 175,000 shares of Common Stock issuable upon exercise of the Hardy Group Warrants; and (l) 400,000 shares of Common Stock issuable in connection with the FTI Acquisition.

(2) Does not include: (a) options to purchase 6,028,619 shares granted to or to be granted to officers and directors of the Company and options issued or to be issued to officers of I-Link; (b) 1,685,000 shares of Common Stock reserved for issuance pursuant to stock options granted to other employees; (c) 30,000 shares of Common Stock issuable upon exercise of warrants issued in connection with certain bridge loans; (d) 400,000 shares of Common Stock issuable in connection with the FTI Acquisition; (e) shares of Common Stock issuable upon conversion of the Series D Preferred Stock issued in connection with the MiBridge acquisition; and (f) shares of Common Stock issuable upon conversion of the Series M Preferred Stock issued to Winter Harbor, L.L.C. See "Recent Transactions."

(3) Assumes maximum gross cash proceeds of $3,392,500 from the exercise of all the Settlement Warrants, the Commonwealth Warrants, the Cook Option, the E&M Warrants, the Mandarino Warrants and the Hardy Group Warrants, less estimated filing, legal, printing, accounting and miscellaneous expenses of $150,000, and assumes that no cashless exercise of the Commonwealth Warrants will occur. See "Description of Securities--Settlement Warrants," "Description of Securities-- Commonwealth Warrants," "Description of Securities--Cook Option," "Description of Securities--E&M Warrants," "Description of Securities--Mandarino Warrants," and "Description of Securities-- Hardy Group Warrants." The Company will not receive any of the proceeds from the exercise of the Four M Options.

Use of Proceeds

            The Company will not receive any of the proceeds from the offer and sale of the Settlement Shares, the Shares, the Conversion Shares, the Babcock Shares, the Cook Shares, the Commonwealth Shares, the E&M Shares, the Four M Shares, the Mandarino Shares or the Hardy Group Shares. The Settlement Warrants have been previously issued to JW Charles (and subsequently transferred to the Hardy Group), the Commonwealth Warrants have been previously issued to and are being offered for sale by Commonwealth, the Cook Option has previously been issued to Cook, the E&M Warrants have been previously issued to and are being offered for sale by E&M, the Mandarino Warrants have been previously issued to and are being offered for sale by Mandarino and the Hardy Group Warrants have been previously issued to and are being offered for sale by the Hardy Group. The Company will receive the proceeds, if any, from the exercise of the Settlement Warrants, the Commonwealth Warrants, the Cook Option, the E&M Warrants, the Mandarino Warrants and the Hardy Group Warrants, which proceeds will be used for working capital purposes. See "Use of Proceeds."

                                  RISK FACTORS

THE SECURITIES DESCRIBED HEREIN ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. SUCH SECURITIES SHOULD BE PURCHASED ONLY BY PROSPECTIVE INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE HEREIN AND IN THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND THE NOTES THERETO.

Ongoing Capital Requirements; Need to Raise Additional Financing

            The conduct of the Company's business and the continued implementation of its business plans and operations (including those of I-Link) will require the availability of additional funds in the future. While the Company currently has no material commitments for capital or other expenditures, other than as set forth herein, it is the Company's intention to continue to implement the growth of its business and expand its operations (including those of I-Link). The Company will require additional financing in order to fund the cash flow operating deficit of I-Link, to expand its business and to discharge outstanding indebtedness. If needed, there can be no assurance that the Company will be able to successfully negotiate or obtain additional financing. Nor can there be any assurance that, if available, such financing will be on terms favorable or acceptable to the Company or its securityholders. The Company has a line of credit (the "Line of Credit") with First Union National Bank ("FUNB"). As of June 30, 1997, there was $240,000 outstanding thereunder. The Company had been for months in violation of certain financial covenants contained in the loan agreement governing the Line of Credit, including covenants relating to:
(i) cash balances; (ii) consolidated equity; (iii) debt-to-equity ratios; and
(iv) cash flow coverage ratios. However, FUNB waived such non-compliance through June 30, 1996. The Company agreed to secure alternative financing to repay amounts outstanding under the Line of Credit by June 30, 1996. The Company was unable to secure such financing, so that the Company is obligated to repay amounts outstanding under the Line of Credit in increments of $10,000 per month commencing July 1, 1996, pursuant to the Company's agreement with FUNB, subject to negotiation of the terms of a balloon payment. The Company is currently in violation of cash flow coverage ratios and past days sales on accounts receivable covenants. In June 1997, the Company entered into an agreement with Winter Harbor, L.L.C. pursuant to which it borrowed $2,000,000 at an annual interest rate of prime plus 2%. In August 1997, such agreement was amended and the Company borrowed an additional $3,000,000 on similar terms. Pursuant to a Securities Purchase Agreement dated as of September 30, 1997, the Company closed an equity investment by Winter Harbor on October 10, 1997 whereby Winter Harbor purchased an aggregate of 4,400 shares of Series M Preferred Stock, in consideration of $12,100,000, paid by a combination of cash and the exchange of outstanding indebtedness and accrued interest. See "Recent Transactions-Transactions With Winter Harbor, L.L.C.; Series M Preferred Stock." In the event that the Company needs additional financing, the absence thereof or the lack of availability thereof on favorable terms could have a material adverse impact on the Company.

Negative Effect of Amortization Expense on Financial Results

            The excess of fair market value of the shares issued in the I-Link, FTI and MiBridge Acquisitions over the fair value of the net tangible assets purchased was recorded by the Company as intangible assets. Subsequently, certain related amortization expense was also realized. Further, the Company recorded acquired in-process research and development expense of $14,577,942 in the fiscal year ended December 31, 1996. The Company anticipates recording approximately $4,240,000 of in-process research and development in the third quarter of 1997, which is related to the Company's acquisition of MiBridge.

Reliance on Key Personnel

            The Company's operations including those of I-Link are dependent upon the continued efforts and employment of its senior management. The officers of the Company have the principal responsibility for management of the Company and are responsible for making recommendations to the Board of Directors which exercises final authority over business decisions. While the Company and I-Link have entered into employment agreements with senior management, the loss of the services of any of the officers or directors could be detrimental to the Company and I-Link.

            Furthermore, the future performance of I-Link, FTI and MiBridge depends in significant part upon their ability to attract and retain key technical, systems and sales personnel, most of whom are not bound by an employment agreement. Competition for such personnel is intense and there can be no assurance that I-Link will be able to retain its key technical, systems and sales personnel or that it will be able to attract highly qualified personnel in the future.

Growth Strategy and Acquisition Activities

            The Company's ability to achieve planned levels of growth and the timing thereof will be materially impacted by its ability to acquire business communication companies and related businesses. The Company intends to acquire such additional companies with cash and equity securities such as common stock or preferred stock, and/or debt instruments. To the extent that the Company issues equity securities in connection with acquisitions, the equity interest of its then current stockholders will be diluted. There can be no assurance, however, that the Company will be able to acquire such additional companies or that it will be able to use its securities in connection with such purchases or that it will have the necessary capital resources to purchase such companies. Although the Company believes that its acquisition strategy will make it attractive to acquisition candidates, there can be no assurance that the Company will successfully implement its acquisition program. See "The Company."

Potential Liability in Connection with Acquisitions

            The Company could become subject to liabilities arising from any acquisition which it has effected or may hereafter effect in the event that the Company assumes unknown or contingent liabilities or in the event that such liabilities are imposed on the Company under theories of successor liability. If the Company becomes subject to such a liability of sufficient magnitude, such liability could have a material adverse effect on the financial condition and results of operations of the Company. See "The Company."

Expectation of Growth

            The Company plans to expand I-Link's network, which expansion will require additional capital expenditures. There is no assurance that such capital will be available or that it will be available on terms beneficial to the Company. Moreover, the Company's ability to effectively achieve growth will require it to implement and improve operational, financial and management information systems and to train, motivate and manage employees, as well as to successfully market its products and services. These demands require the addition of new management personnel and the development of additional expertise by existing management. Failure to enhance customer support resources adequately to support increases in subscribers, or to adequately expand and enhance telecommunications infrastructure, may adversely affect the Company's ability to successfully conduct I-Link's business in the future. There can be no assurance that customer support or other resources will be sufficient to achieve future growth or that the Company will be able to implement in whole or in part the planned expansion. Any failure to do so could have a material adverse effect on the Company's future operating results. See "Business of I-Link."

I-Link Business Competition

            The market for business communications services is extremely competitive. The Company believes that its ability to compete in I-Link's business successfully will depend upon a number of factors, including the pricing policies of competitors and suppliers; the capacity, reliability, availability and security of I-Link's Intranet infrastructure; market presence and channel development; the timing of introductions of new products and services into the industry; ease of access to and navigation of the Internet or other such Data Communication Networks; the Company's ability in the future to support existing and emerging industry standards; the Company's ability to balance network demand with the fixed expenses associated with network capacity; and industry and general economic trends.

            While the Company believes there is currently no competitor in the North American market providing the same type of capabilities in the same manner as I-Link will offer using the I-Link Intranet, there are many companies that offer business communications services, and therefore compete with the Company at some level. These range from large telecommunications companies and carriers such as AT&T, MCI, Sprint and LDDS, to smaller, regional resellers of telephone line access. These companies, as well as others, including manufacturers of hardware and software used in the business communications industry, could in the future develop products and services that could compete with those of the Company on a more direct basis. These entities are far better capitalized than the Company and control significant market share in their respective industry segments. In addition, there may be other businesses that are attempting to introduce products similar to the Company's for the transmission of business information over the Internet. There is no assurance that the Company will be able to successfully compete with these market participants. See "Business of I-Link."

Dependence on Suppliers

            I-Link relies on other companies to provide data communications capacity via leased telecommunications lines. A significant portion of the leased telecommunications lines used by I-Link are currently provided by AT&T. Further, the Company uses MCI for the supply of inbound and outbound telephone services. As of June 30, 1997, the Company owed AT&T $826,000 and MCI approximately $4,900,000. If AT&T or MCI are unable or unwilling to provide or expand their current levels of service to the Company in the future, the Company's operations could be materially adversely affected. Moreover, there are significant billing disputes between the Company and MCI. Management has established reserves in connection with the same that it views to be adequate. There can be no assurance that the disputes will be resolved in favor of the Company, or that the dollar amount of any adverse resolution would be fully covered by such reserves. Although leased telecommunications lines are available from several alternative suppliers, there can be no assurance that the Company could obtain substitute services from other providers at reasonable or comparable prices or in a timely fashion. The Company is also subject to risks relating to potential disruptions in such telecommunications services. No assurance can be given that significant interruptions of telecommunications services to the Company will not occur in the future. See "Business of I-Link--I-Link's Contractual Obligations."

            I-Link is also dependent on certain third party suppliers of hardware components. Although I-Link currently attempts to maintain a minimum of two vendors for each required product, certain components used by I-Link in providing networking services are currently acquired from only one source. I-Link may from time to time experience delays in the receipt of certain hardware components. A failure by a supplier to deliver quality products on a timely basis, or the inability to develop alternative sources if and as required, could result in delays which could materially adversely affect the Company's ability to integrate, conduct and implement expansion of I-Link's business.

Software and Service Development; Technological Change

            The Company's success in I-Link's business is highly dependent upon its ability to develop new software and services that meet changing customer requirements. The market for I-Link's services is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new software and service introductions. There can be no assurance that the Company can successfully identify new service opportunities and develop and bring new software and services to the market in a timely manner, or that software, services or technologies developed by others will not render I-Link's software, services or technologies noncompetitive or obsolete in the future. The Company's pursuit of technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting the services currently provided by I-Link to alternate access devices and conduits.

Dependence on Network Infrastructure; Risk of System Failure; Security Risks

            Key to the quality of I-Link services and the future success of the Company is the capacity, reliability and security of its network infrastructure to support the services. The Company must expand and adapt network infrastructure as the number of users and the amount of information they wish to transfer increases and to meet changing customer requirements. The expansion and adaptation of the network infrastructure will require substantial financial, operational and management resources. There can be no assurance, however, that the Company will be able to expand or adapt the network infrastructure to meet additional demand or subscribers' changing requirements on a timely basis, at a commercially reasonable cost, or at all, or that the Company will be able to deploy successfully the contemplated network expansion. Any failure of the Company to expand the network infrastructure, as needed, on a timely basis or to adapt to changing subscriber requirements or evolving industry standards could have a material adverse effect on the Company's overall business, financial condition and results of operations in the future.

New and Uncertain Business

            I-Link is a young business enterprise that is subject to all of the risks that present themselves to early stage companies, including but not limited to limited infrastructure, managerial resources, capitalization and market share. There can be no assurance that I-Link will be able to successfully compete with larger, more mature, better capitalized enterprises.

            In order to realize subscriber growth, the Company must be able to replace terminating subscribers and attract additional subscribers. However, the sales and marketing expenses and subscriber acquisition costs associated with attracting new subscribers are substantial. Accordingly, the Company's ability to improve operating margins will depend in part on the ability to retain subscribers. The Company plans to invest significant resources in the telecommunications infrastructure, customer support resources, sales and marketing expenses and subscriber acquisition costs. There can be no assurance that the Company's future efforts in this area will improve subscriber retention. Since the market for the Company's services is new and the utility of available services is not well understood by new and potential subscribers, it is not possible to predict future subscriber retention rates. See "Business of I-Link."

Certain Related Party Transactions

            During the first quarter of fiscal 1995, the Company received advances totaling $218,000 from Mortgage Network International ("MNI"). Henry Y.L. Toh, a director of the Company, has management control over MNI. Such advances were previously payable upon demand. Subsequent to the extension of such advances, the Board of Directors approved delivery of a promissory note representing the aggregate amount of such advances, which promissory note matured by its terms on October 1, 1995 and bears interest at one percent over the prime rate of interest established by Southwest Bank of Texas, N.A. Subsequently, the Company and MNI modified the Note such that the principal amount due of $175,682 (as of December 31, 1996) was to be discharged as follows: (i) a principal payment of $88,000 originally due December 31, 1996 will be paid in 21 equal monthly payments of approximately $4,600 beginning March 10, 1997; and (ii) the remaining principal amount of $87,682 plus interest at 10.5% per annum will be paid at the rate of $4,200 per month. The Company is a party to a consulting agreement for the period beginning January 1, 1996 and ending December 31, 1998 with Windy City, Inc. Joel Kanter, a director of the Company until July 30, 1996, is the President and a director of Windy City, Inc. Pursuant to such agreement, Windy City, Inc. was engaged to provide such consulting services as the Company may request in exchange for compensation at the rate of $6,250 per calendar quarter. I-Link was a party to a 12-month consulting agreement with Benchmark, dated August 10, 1995 pursuant to which I-Link was obligated to pay $6,000 per month to Benchmark for consulting services rendered. Benchmark is also party to certain options to purchase shares of Common Stock owned by Four M and to options to purchase shares of Common Stock owned by R. Huston Babcock. Commonwealth and certain affiliates and associates of Commonwealth purchased certain shares of Common Stock from an affiliate of the Company, purchased shares of Class C Preferred Stock from the Company and were granted certain options by Four M. T6-G Limited Partnership and I-Link entered into a consulting agreement for two years commencing upon the successful completion of at least $4,000,000 in funding. The agreement required the payment of a total of $70,000 payable monthly over 24 months. In addition, I-Link discharged its promissory note to T6-G Limited Partnership by the payment of $300,000 from the proceeds of the Class C Offering, which sums were designated by T6-G Limited Partnership for the purchase of Class C Preferred Stock. In August 1996, John Edwards and William H. Flury loaned I-Link $125,000 and $100,000, respectively, which sums were repaid from the proceeds of the Class C Offering together with original issue discounts of $6,250 and $5,000, respectively. In addition, the Company agreed to issue warrants to purchase 25,000 and 5,000 shares to Mr. Edwards and to Mr. Flury exercisable at $4.87 and $2.50 per share, respectively. In September 1996, the Company advanced the sum of $685,000 to FTI to be used by FTI to acquire from Harris Corporation certain items of telecommunications switches known as "Harris switches." Effective January 1, 1997, the Company acquired the outstanding stock of FTI. The majority owner of FTI is Robert W. Edwards, Jr., brother of John Edwards, the Company's Chairman, President and CEO. In connection with the execution of the Settlement Agreement, the Settlement Warrant was purchased by a group of investors which includes David E. Hardy and Karl S. Ryser, Jr., both of whom are officers of the Company (the "Hardy Group"), in consideration for payment by the Hardy Group of six hundred thousand dollars ($600,000) to JW Charles in satisfaction of the amounts owed to JW Charles under the Settlement Agreement. As additional compensation for the Hardy Group's commitment to purchase the Settlement Warrant, the Company, among other things, issued to the Hardy Group new warrants to purchase an aggregate of 175,000 shares of Common Stock. See "The Company," "1996 Offerings" and "Certain Relationships and Related Transactions."

Dependence on Telecommunications Service Providers

            AT&T and MCI are currently the sole providers of the long-distance telecommunications services that the Company resells to its customers. The future business prospects of the Company are particularly dependent on the continuous and reliable use of AT&T and MCI's networks. Changes in tariffs, regulations, or policies by AT&T and MCI may adversely affect the Company's ability to continue to offer long-distance service on what it considers to be commercially reasonable or profitable terms. See "Business of I-Link."

Potential Adverse Effects of Rate Changes

            I-Link bills its customers for the various long-distance telecommunications services used by such customers. The total billing to each customer is generally less than the telephone charges for the same long-distance service that the customer would pay to a primary seller of such services, such as AT&T or MCI. I-Link's ability to undersell such primary seller arises as a result of the volume discount offered to I-Link in accordance with the terms of its contract with AT&T and MCI. The Company believes I-Link's lower customer bills is one of the most important factors in its ability to attract and retain customers. Therefore, narrowing of the differential between the rates charged to the Company's customers and the cost of the bulk-rate long-distance telecommunications services purchased by I-Link for resale to such customers would have a significant adverse effect on I-Link. To the extent this differential decreases, the savings I-Link is able to obtain for its customers would decrease and I-Link would lose customers and face increased difficulty in attracting new customers, and the Company's operating results would also be adversely affected. See "Business of I-Link."

Competition in the Switched Network Market

            I-Link's competition in the switched network market is all other long-distance providers. Due to the number of regional and local carriers, the number of competitors varies by geographic region. However, the principal competition is the big four carriers, AT&T, MCI, Sprint, LDDS/WorldCom, and local regional Bell companies. With these carriers controlling the majority of the market share throughout the U.S., the majority of the potential customers to which I-Link's products and services are marketed to are customers of one of these carriers. The competitive advantages these four largest carriers have are primarily pervasive nationwide networks, name recognition, operating histories, and substantial advertising resources. There can be no assurance that I-Link will be able to successfully compete with such carriers. See "Business of I-Link."

Failure to Meet AT&T and MCI Minimum Purchase Requirements; Contingent
Liabilities

            The Company has entered into contract tariffs with AT&T and MCI for both outbound and inbound long-distance service. In July 1995, the Company signed a five-year negotiated contract tariff with AT&T, effective September 1, 1995, for the supply of inbound and outbound telephone service with volume discounts which obligated the Company for a minimum quarterly purchase requirement of $1,500,000. Also included within the contract tariff is a requirement that a specified minimum proportion of each quarter's usage relate to "new business" (i.e., currently non-AT&T business). The contract provides that failure to achieve the new minimum will require payment of the shortfall by the Company. Under the contract tariff, the Company is obligated to make payments equal to its minimum purchase requirements for the outstanding term of the agreement if there is an early termination of the plan. The Company is currently negotiating a new contract tariff with AT&T under which new pricing and new minimum purchase requirements are to be established. In February 1996, the Company signed a four-year negotiated contract with MCI for the supply of inbound and outbound telephone service with MCI with volume discounts in return for minimum annual purchase requirements rising to $4,500,000 per quarter after the first 15 months of service under the contract. Failure to achieve the minimum will require shortfall payments by the Company. There is a dispute between the Company and MCI as to whether the Company is currently satisfying such commitments. There can be no assurance that the Company will be able to achieve the required levels of sales.

Reliance on Independent Sales Agents

            The Company markets its services through independent sales representatives and independent marketing organizations. The independent marketing organizations presently account for approximately 80% of the Company's long-distance sales volume. Should the services of one or more of these independent marketers be interrupted or become unavailable to the Company, and in the event that the Company is unable to promptly replace such marketing efforts, the financial results of the Company could be adversely affected. See "Business--Marketing and Sales."

Technological Change and New Services

            The telecommunications industry has been characterized by steady technological change, frequent new service introductions and evolving industry standards. The impact of such changes in service and standards on the Company has been limited due to its selling only MCI long-distance services. The Company believes that its future success will depend in part on its ability to anticipate such changes and to offer on a timely basis market responsive services that meet these evolving industry standards, especially if at some future time the Company should cease selling MCI service. There can be no assurance that the Company will have sufficient resources to introduce new services that would satisfy an expanded range of customer needs.

Customer Attrition

            The Company believes that a high level of customer attrition is common in the direct dial, long-distance industry. Although the level of attrition experienced by I-Link lies within the range anticipated in its budgets, I-Link does not have a long history of operations and accordingly, the level of customer attrition experienced to date may not be indicative of future attrition levels. In addition, there can be no assurance that any steps taken by I-Link to counter increased customer attrition will be successful.

Dependence Upon Third Party Transmission Facilities

            The future profitability of the Company is based upon its ability to transmit its customers' long distance telephone calls on a cost effective basis over transmission facilities leased from facilities based long distance carriers that compete with the Company. The Company owns only a limited portion of the transmission facilities needed to complete all of its customers' long distance telephone calls. Accordingly, the Company is vulnerable to changes in its lease arrangements and the Company's direct dial long distance telephone business and the profitability thereof is dependent upon its ability to enter into cost effective lease arrangements, both long and short term, with facilities based carriers for the transmission of calls. While the Company believes that it has ample access to transmission facilities at attractive rates and expects to continue to have such access, there can be no assurance that leased capacity will continue to be available at cost-effective rates.

Equipment Failures; Natural Disaster

        Although the Company carries "commercial property/business interruption" insurance, such insurance does not include coverage of certain natural disasters. A major equipment failure or a natural disaster affecting any one of the Company's switching facilities could have a material adverse effect on the Company's operations.

Government Regulation

        Certain of the Company's operations are subject to regulation by the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended (the "Communications Act"). In addition, certain of the Company's businesses are subject to regulation by state public utility or public service commissions. Changes in the regulation of, or the enactment or changes in interpretation of legislation affecting, the Company's operations could have a material adverse effect on the Company and the value of the Common Stock. Recently, the Federal Government enacted the Telecommunications Act of 1996 (the "Telecommunications Act"), which, among other things, allows the Regional Bell Operating Companies ("RBOCs") and others to enter the long distance business. Entry of the RBOCs or other entities, such as electric utilities and cable television companies, into the long-distance business may have a negative impact on the Company or its customers. The Company anticipates that certain of such entrants will be strong competitors because, among other reasons, they may enjoy one or more of the following advantages: they may (i) be well capitalized;
(ii) already have substantial end user customer bases; or (iii) enjoy cost advantages relating to local loops and access charges. The introduction of additional strong competitors into the switched long-distance business would mean that the Company would face substantially increased competition. This could have a material adverse effect on the Company and the value of the Common Stock. In addition, the Telecommunications Act provides that state proceedings may in certain instances determine access charges the Company is required to pay to the local exchange carriers. No assurance can be given that such proceedings will not result in increases in such rates. Such increases could have a material adverse effect on the Company or its customers and on the value of the Common Stock. See "Business of I-Link - Government Regulation."

        FTI's activities are regulated by the public utility commissions of the various states in which the Company operates. Also, decisions by the FCC with respect to the permissible business activities or pricing practices may have an adverse impact on FTI's operations. FTI could be subject to complaints seeking damages and other relief filed by parties claiming to be harmed by FTI's failure to file tariffs. Moreover, any significant change in regulations by state governmental agencies could significantly increase FTI's costs or otherwise have an adverse impact on FTI's activities and on its expansion efforts. The FCC has recently taken or is currently considering action on various proposals, including proposals relating to interstate access transport services, public filing of rates, proprietary calling cards and billed party preference. Additionally, legislation has recently been enacted in Congress further liberalizing the telecommunications industry, specifically by permitting the Bell Operating Companies (BOCs) to provide service in the long-distance market and allowing the long-distance carriers such as AT&T, MCI and the Company into the local markets. Although safeguards have been inserted into the legislation to ensure fair competition, there can be no assurance that the entry of the BOCs into the long-distance market will not have a material adverse effect on the Company's business. See "Business of I-Link-Regulation."

Government Regulation of Internet-Related Business

        I-Link's intranet services are not currently subject to direct regulation by the FCC or any other agency, other than regulations applicable to businesses generally. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes which directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have an adverse effect on the Company's business. The Company cannot predict the impact, if any, that future regulation or regulatory changes may have on its or I-Link's business.

Government Regulation of Medical Business

        Various aspects of the Company's current medical business are subject to government regulations at the federal, state and local level. Failure to comply with existing regulations or the enactment of restrictive laws or regulations could impair the Company's operations. While the Company believes that its operations comply with applicable regulations, the Company has not sought or received interpretive rulings to that effect. Additionally, there can be no assurance that subsequent laws, subsequent changes in present laws or interpretations of such laws will not adversely affect the Company's operations.

        The Company employs radiologic technologists in its operations, each of whom must be licensed by the appropriate state authority. Many states have a requirement known as a Certificate of Need ("CON") requirement that impedes a company's ability to operate without governmental approval.

        To the extent that medical facilities rely on Medicare and Medicaid reimbursement for the services rendered by the Company to their patients, changes in Medicare and Medicaid reimbursement regulations and policies affect the Company. During the past several years, there has been increasing pressure from federal and state regulatory and legislative bodies to prevent physicians from referring patients to diagnostic imaging facilities in which they have an ownership interest. Many prominent physicians, legislators, medical ethicists, and others feel that ownership of imaging facilities can impair a physician's judgment about the need for a diagnostic test. Studies have shown that physicians who have ownership interests in imaging facilities tend to refer more patients for diagnostic testing than physicians who have no ownership interest. The above-described regulations and dynamics may adversely affect the revenue per scan obtained by the Company as well as the number of scans performed.

        On the federal level, a physician self-referral bill passed Congress and was signed into law by President Clinton in 1993. The self-referral law bans physicians from referring Medicare patients to imaging and almost any other type of diagnostic or therapeutic outpatient medical facility in which they have ownership or financial interests, effective January 1, 1995. Many states, including Florida, Illinois, Minnesota, New York and New Jersey, have passed laws regarding physician self referral. Some simply require disclosure of ownership, while others restrict physicians from referring to facilities in which they have any ownership interest.

        The legislature of the State of Florida enacted the Patient Self-Referral Act of 1992, effective April 8, 1992 (the "Florida SRA"). Such act prohibits physician self-referral to health care entities in which such physicians have financial interests, effective October 1, 1994. Management believes these legislative and regulatory actions have had no material adverse effect upon the Company's operations to date. However, the Florida SRA also imposes a fee cap, effective July 1, 1992, limiting the technical and professional fees of all providers of "clinical laboratory services, physical therapy services, comprehensive rehabilitative services, diagnostic imaging services, and radiation therapy services" to no more than 115% of the Medicare limiting charge for non-participating physicians. The statute specifically excludes hospitals and physician group practices from the fee cap provision and does not apply to patients eligible for Medicaid or Medicare reimbursement.

        Several lawsuits have been filed by various providers against the State of Florida in both federal and state court alleging, among other things, that the fee cap provision violates the Equal Protection Clause of the U.S. Constitution and seeking to enjoin the State of Florida from enforcing the fee cap provision. In July 1992, the United States District Court for Northern District of Florida granted a permanent injunction in a case entitled Panama City Medical Center, Ltd., et. al vs. Robert B. Williams, et. al (File No. 92-40198-WS).

        The ultrasound services provided by the Company are related specifically to urology. Approximately 80% of the Company's patients are covered by Medicare. Therefore, changes in Medicare reimbursement rules and regulations may have a significant impact on the profitability of the Company's ultrasound operations. Reimbursement rates for procedures are set annually. The 1996 reimbursement rates for the procedures primarily performed by the Company were increased from between 1.7% to 2.1% over 1995's reimbursement rates.

Health Care Industry Competition

        It is common for hospitals, physicians, physician groups, and others in the health care field to form ventures to own and operate medical equipment. The Company is in competition with such groups. There are many companies offering general business consulting services. The companies that may compete with the Company in the future and that currently offer consulting services may be larger and have far greater financial resources than the Company. Also, if the cost of a particular medical device is reduced and the utilization by physicians increases, more hospitals will be able to afford to acquire their own equipment rather than receive service on a shared basis. See "Business of the Medical Imaging Division."

New Medical Technology and Obsolescence

        The medical equipment field is generally characterized by rapidly changing technology. Early obsolescence of expensive equipment or technological change could have an adverse effect on the Company. Therefore, the cost of MRI systems and other medical equipment may be significantly lower in the future, allowing persons who purchase equipment in the future to charge less for similar services and therefore compete on a favorable basis.

Exposure to Tort Liability in Medical Industry

        The Company operates medical equipment used to perform procedures on or diagnose disease in patients. The Company is exposed to tort liability in the event of harm to patients due to the negligence of the Company, its agents, and employees. The Company currently maintains professional liability insurance coverage in the amount of $1,000,000. The Company also maintains an umbrella policy covering, among other things, workers' compensation, general, and automobile liability in an amount of $9,000,000 in coverage. Although the Company has never had a liability claim filed against it, any claims could have a material adverse effect on the Company. In addition, there is no assurance that the Company will be able to continue to maintain such insurance coverage in the future.

        The Company acts as general partner of a limited partnership controlled by the Company that directly owns, controls and operates the Company's medical facilities. As such, the Company is exposed to general liability for torts committed by such partnership and its agents and employees and for contracts entered into by those partnerships. In addition, to the extent that the Company is a general partner of limited partnerships that offer and sell limited partner interests, the Company is exposed to liability under the Securities Act, the Exchange Act and various state securities laws.

Dilution

        Holders of Common Stock of the Company will suffer significant dilution in the event that any of the Company's outstanding convertible securities, including outstanding shares of Preferred Stock, warrants and options are converted by the holders thereof. See "Description of Securities" and "Recent Transactions." Additional dilution may result in the event of the exercise of warrants and options, including options granted pursuant to the Company's stock option and purchase plans and employment agreements.

Dividends

        The Company has not paid any dividends on any of its outstanding securities to date and, other than as set forth herein, does not anticipate paying any dividends on its securities in the foreseeable future. As of June 30, 1997, accrued and unpaid dividends on all shares of Preferred Stock totaled $885,522. The Company currently intends to retain all working capital and earnings, if any, to finance the operations of its businesses and to expand its businesses.

        Dividends on the Class C Preferred Stock will be payable when, as and if declared by the Board of Directors, to the extent permissible under the Florida Business Corporation Act, to the holders of the Class C Preferred Stock in cash or, at the option of the Company as determined by the Board of Directors, in shares of Common Stock.

Dividends may be paid in shares of Common Stock only if such shares have been registered under the Securities Act. In connection with the Winter Harbor equity investment in the Company, the Company will issue an aggregate of 4,400 shares of a new series of preferred stock ("Series M Preferred Stock"). The Series M Preferred Stock will be entitled to receive cumulative dividends in the amount of 10% per annum. The Company's future cash flow and legal capital may be insufficient to enable the Company to pay dividends. See "Description of Securities-Preferred Stock" and "Recent Transactions--Transactions With Winter Harbor, L.L.C.; Series M Preferred Stock."

Future Issuances of Stock by the Company; Potential Anti-Takeover Effect

        The Company has authorized capital stock of 75,000,000 shares of Common Stock, $.007 par value per share and 10,000,000 shares of preferred stock, $10.00 par value per share (the "Preferred Stock"). As of September 30, 1997, there were 12,180,165 shares of Common Stock and 7,500 shares of Class B Preferred Stock issued and outstanding, 218,018 shares of Class C Preferred Stock issued and outstanding and an additional 11,950 shares of Class C Preferred Stock issuable upon the conversion of the Convertible Notes. One thousand shares of Series D Preferred Stock were issued in connection with the MiBridge Acquisition and 4,400 shares of Series M Preferred Stock were issued in connection with the Winter Harbor Investment. In fiscal 1996, 200,000 shares of Class A Preferred Stock were converted into 4,894,461 shares of Common Stock and a portion of the principal of the 10% Notes was converted into 350,000 shares of Common Stock. As of September 30, 1997, 21,982 shares of Class C Preferred Stock have been converteded into 527,568 shares of Common Stock. Although, other than as disclosed herein, there are no present plans, agreements or undertakings with respect to the Company's issuance of any shares of stock or related convertible securities, the issuance of any of such securities by the Company could have anti-takeover effects insofar as such securities could be used as a method of discouraging, delaying or preventing a change in control of the Company. Such issuance could also dilute the public ownership of the Company. Inasmuch as the Company may, in the future, issue authorized shares of Common Stock or Preferred Stock without prior stockholder approval, there may be substantial dilution to the interests of the Company's stockholders. However, given that the Company is authorized to issue more stock, there can be no assurance that the Company will not do so. In addition, a stockholder's pro rata ownership interest in the Company may be reduced to the extent of the issuance and/or exercise of any options or warrants relating to the Common Stock or Preferred Stock. The issuance of additional shares of Common Stock may have the effect of rendering more difficult or discouraging an acquisition or change in control of the Company. See "Description of Securities." For information relating to Series M Preferred Stock issued to Winter Harbor, see "Recent Transactions--Transactions With Winter Harbor, L.L.C.; Series M Preferred Stock."



Future Sales of Stock by Stockholders

        As of September 30, 1997, approximately 8,575,800 shares of Common Stock, all of the shares of Class B Preferred Stock, and all of the shares of Class C Preferred Stock issued and outstanding were "restricted securities" as that term is defined under the Securities Act and in the future may only be sold in compliance with Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) who has satisfied a one-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of 1% of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least two years are not subject to the quantity limitations or the manner of sale restrictions of the rule. As of the date hereof, substantially all of the Company's restricted securities are available for resale pursuant to Rule 144 or have registration rights and are included in the Registration Statement of which this Prospectus forms a part, which will allow such shares to be freely resold into the market.


        In the event that the shares of Common Stock which are not currently salable become salable by means of registration, eligibility for sale under Rule 144 or otherwise and the holders of such securities elect to sell such securities in the public market, there is likely to be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing. In addition, to the extent that such securities enter the market, the value of the Company's securities in the over-the counter market may be reduced. No predictions can be made as to the effect, if any, that sales of such securities (or the availability of such securities for sale) will have on the market price of any of such securities which may prevail from time to time. Nevertheless, the foregoing could adversely affect such prevailing market prices.

Authorization of Preferred Stock

        The Company's Amended and Restated Articles of Incorporation, as further amended (the "Articles of Incorporation"), authorize the issuance of up to 10,000,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without stockholder approval, issue shares of Preferred Stock with dividend, liquidation, conversion, voting or other rights which are senior to the Shares or which could adversely affect the voting power or other rights of the holders of outstanding shares of Preferred Stock or Common Stock. In addition, the issuance of additional shares of Preferred Stock may have the effect of rendering more difficult, or discouraging, an acquisition of the Company or changes in control of the Company. Although, other than as set forth herein, the Company does not currently intend to issue any additional shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. See "Risk Factors--Future Issuances of Stock by the Company; Potential Anti-Takeover Effect," "Risk Factors--Certain Provisions of Articles of Incorporation and Bylaws" and "Description of Securities--Preferred
Stock."

       On October 7, 1997 the Company's shareholders approved a proposal to increase the authorized number of preferred shares from 500,000 to 10,000,000. Immediately upon amendment of the Company's Articles of Incorporation and designation of additional shares of Class C Preferred Stock, the Convertible Notes automatically converted to 11,950 shares of Class C Preferred Stock. Moreover, the Company has agreed to issue 1,000 shares of Series D Preferred Stock to the former shareholders of MiBridge, Inc., and has accepted an equity investment from Winter Harbor, L.L.C. in consideration of the issuance of Series M Preferred Stock. See "Description of Securities" and "Recent Transactions."


        The Company issued to Winter Harbor, L.L.C. 4,400 shares of Series M Preferred Stock which in turn are convertible into 4,400,000 shares of Common Stock. The Series M Preferred Stock provides for 10% cumulative preferred dividends, has the right to veto the payment of dividends on any other class of stock and is convertible into shares of Common Stock, in the case of discretionary conversion by the holder, at $2.75 per share of Common Stock, or, in the case of automatic conversion, at the lower of $2.75 per share of Common Stock, subject to adjustment, or 50% of the average closing bid price of the Common Stock in the ten trading days preceding the fifth anniversary of issuance of the Series M Preferred Stock. In addition, the Series M Preferred Stock has the right to elect two directors, the right to be redeemed at fair market value in the event of a change of control of the Company (as those terms are defined in the designation of preferences for the Series M Stock), preemptive rights to purchase securities sold by the Company, and the right to preclude the Company from engaging in a variety of practices, including without limitation: mergers, acquisitions and disposition of corporate assets and businesses, the payment of dividends, the formation of subsidiaries engaging in new businesses, hiring or discharging key employees and auditors, transactions with affiliates, commitments in excess of $500,000, the adoption or settlement of employee benefit plans and filing for protection from creditors.

Continued Nasdaq Listing

        The Common Stock is traded on the Nasdaq SmallCap Market tier of The Nasdaq Stock Market under the symbol "ILNK." Prior to March 8, 1996, the Common Stock was traded under the symbol "MDCR". While the Common Stock is currently listed for quotation on Nasdaq, there can be no assurance given that the Company will be able to continue to satisfy the requirements for maintaining quotation on Nasdaq or that such quotation will otherwise continue. If, for any reason, the Common Stock becomes ineligible for continued listing and quotation, holders of the Company's securities may have difficulty selling their securities should they desire to do so.

        Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), as amended in August 1997, in order to qualify for continued listing on Nasdaq, a company must have, among other things: (1) net tangible assets of at least $2,000,000 or market capitalization of at least $35,000,000 or net income in two of the previous three years of at least $500,000; (2) 500,000 or more publicly trading shares (not counting shares held by affiliates of the Company); (3) market value of public float of at least $1,000,000; (4) minimum bid price of $1.00; (5) not fewer than two marketmakers; and (6) not fewer than 300 shareholders. Although the Company was able initially to satisfy the requirements for listing of its securities on Nasdaq, the Company may be unable to continue to satisfy the requirements for maintaining quotation of its securities thereon, and trading, if any, in the Company's securities would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of such securities.

"Penny Stock" Regulations

        The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and information on the limited market in penny stocks. In addition, the broker-dealer must obtain a written acknowledgement from the customer that such disclosure information was provided and must retain such acknowledgement for at least three years. Further, monthly statements must be sent to the customer disclosing current price information for the penny stock held in the account. While many Nasdaq-listed securities would otherwise be covered by the definition of penny stock, transactions in a Nasdaq-listed security would be exempt from all but the sole marketmaker provision for: (i) issuers who have $2,000,000 in tangible assets ($6,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a Nasdaq-listed security directly with a Nasdaq marketmaker for such securities would be subject only to the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative. The foregoing rules may materially adversely affect the liquidity for the market of the Company's securities. Such rules may also affect the ability of broker-dealers to sell the Company's securities and may impede the ability of holders of the Company's securities to sell such securities in the secondary market.

Certain Provisions of Articles of Incorporation and Bylaws

        As previously noted, pursuant to the Articles of Incorporation, the Board of Directors has the authority to issue up to 10,000,000 shares of Preferred Stock without action by the stockholders in one or more series having such
                                       19
preferences, rights and other provisions as the Board of Directors may designate in providing for the issuance of such series. The Articles of Incorporation and Bylaws contain provisions which may discourage certain transactions which involve an actual or threatened change in control of the Company. See "Description of Securities--Anti-Takeover Measures."

Classification of the Board of Directors

        The Board of Directors of the Company is classified into three classes. Members of each class serve for staggered three year terms, with members of one class coming up for election each year. The classification of the Board of Directors may make it difficult for shareholders to effect a change in management. See "Management."

Voting Control

        Winter Harbor owns 4,400 shares of Series M Preferred Stock, convertible at any time into 4,400,000 shares of Common Stock which upon conversion, would represent 26.5% of the voting securities of the Company. Four M owns 2,329,155 shares of Common Stock or approximately 19.1% of the outstanding voting securities of the Company. Four M has granted options to sell part of its holding in the Company to affiliates of I-Link and associated persons and/or customers of Commonwealth. Furthermore, I-Link, Ltd. owns an aggregate of 284,854 shares of Common Stock or approximately 2.3% of the outstanding voting securities. GNet Enterprises, Inc. is the general partner of I-Link, Ltd. of which Clay Wilkes, a director of the Company, is the sole shareholder. The officers and directors of the Company may be deemed to beneficially own an aggregate of 5,958,805 shares or approximately 39.6% of the outstanding voting securities. Therefore, by virtue of their ownership of the Company's issued and outstanding Common Stock, the officers and directors of the Company have the ability to substantially influence the election of directors and, consequently, influence the Company's business and affairs. See "Security Ownership of Certain Beneficial Owners and Management."

Lack of Patent Protection

        The Company does not currently hold any patents, although I-Link has filed patent applications for its technology for fax and voice communications over an internet environment. To the extent any technology included in such products is patentable, if any, there can be no assurance that any patent will in fact be issued or that such patents will be effective to protect the Company's products from duplication by other developers. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation that may be necessary to enforce its right under any patent.

New Products

        New products are subject to substantial risks, including high costs of introduction, market acceptance and duplication by other developers. See "Risk Factors--I-Link Business Competition" and "Business of I-Link."

Contemplated Issuances of Stock and Options to FTI Shareholders, Employees and Consultants

        Pursuant to the FTI agreement, subject to satisfaction of certain conditions, the Company has agreed to issue an aggregate of 400,000 shares of Common Stock to the stockholders of FTI. In addition, the Company approved the grant to Clay Wilkes, a Director of the Company, and Alex Radulovic, Senior Engineer of I-Link, of options to purchase 1,500,000 and 500,000 shares, respectively, the vesting of which would occur on June 30, 2001; provided that the vesting shall accelerate in increments of 25% in the event that the average closing bid price per share of

Common Stock for five (5) consecutive trading days equals or exceeds $10, $15, $20 and $25, respectively, upon the graduated achievement of Common Stock prices of $10, $15, $20 and $25, and exercisable to the extent vested commencing
June 30, 1997 at a price of $7.00 per share. As of the date hereof, 25% of each of such options has vested. The options lapse on June 30, 2002. Previously, the Company agreed to issue options to purchase 1,000,000 shares of Common Stock at an exercise price of $7.00 per share to John Edwards, Chairman of the Board and President of the Company, and in consideration of Mr. Edwards' salary reduction from $175,000 to $96,000, the Company has agreed to grant to Mr. Edwards additional options to purchase 250,000 shares of Common Stock at an exercise price equal to $4.875. On May 15, 1997 the Company issued 500,000 additional options to John Edwards at an exercise price of $8.125 per share, 250,000 of which shall vest in twelve equal quarterly installments and the remaining 250,000 of which shall vest upon conditions yet to be determined by the board of directors. The Company has agreed to issue options to purchase 64,000 shares of Common Stock at an exercise price of $5.25 to Joseph Cohen, Commonwealth's designee as Director of the Company. Pursuant to the terms of their employment agreements with I-Link, Karl S. Ryser, Jr., Treasurer of the Company, and William H. Flury, Vice President, Sales and Marketing of I-Link, are each entitled to receive options to purchase 250,000 shares of Common Stock. Further, on May 15, 1997 the Company issued 250,000 options to each of Mr. Ryser and David Hardy, Secretary of the Company, at an exercise price of $8.125 per share, half of which shall vest in twelve equal quarterly installments and the remaining half of which shall vest upon conditions yet to be determined by the board of directors. The Company has also agreed to issue warrants to purchase 25,000 and 5,000 shares of Common Stock at an exercise price of $4.875 and $2.50, respectively, to Mr. John Edwards and Mr. Flury, in connection with the loan by such persons to I-Link of $125,000 and $100,000, respectively, in August 1996. On May 15, 1997 Mr. Flury was granted options to purchase 250,000 shares of Common Stock and Mr. Robert Edwards, Vice President of Network Operations of I-Link, was granted options to purchase 500,000 shares of Common Stock, each at the exercise price of $8.125; such options vest in three annual installments. Furthermore, directors of the Company approved the grant of options to purchase 10,000 shares of Common Stock to each director and an additional 5,000 options per director per committee on which he or she serves for an aggregate of options to purchase 95,000 shares. Finally, on May 15, 1997 the Company granted 300,000 options to each of Messrs. Ryser and Hardy at an exercise price of $8.125 per share; such options are contingent upon the closing of the investment in the Company by Winter Harbor and shall vest in full upon such closing. See "Management," "Executive Compensation-Employment Agreements," "Certain Transactions" and "Recent Transactions - Transactions With Winter Harbor L.L.C.; Series M Preferred Stock."



Dilutive Impact of Outstanding Options, Warrants and Convertible Securities

        The holders of outstanding options, warrants and convertible securities have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership, with a resulting dilution in the interest of other shareholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while such options and warrants are outstanding. At any time at which the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by such options and warrants. The holders of such options and warrants have the right to require registration under the Securities Act of the shares of Common Stock that are issuable upon exercise of such options and warrants and have certain demand and/or "piggy-back" registration rights. The cost to the Company of effecting any such registration may be substantial.

Restrictions on Commonwealth Market-Making Activities

        Commonwealth may be precluded in accordance with Regulation M under the Exchange Act from engaging in market making activities for up to five (5) days prior to and during the period in which it is engaged in the exercise of or sale of the Commonwealth Warrants. As a result, Commonwealth may be unable to continue to provide a market for the Company's Common Stock.

Current Prospectus Requirement; Blue Sky Restrictions on Exercise Options and Warrants

        The holder or holders of the Settlement Warrants and/or the Commonwealth Warrants and/or the Cook Option and/or the E&M Warrants and/or the Mandarino Warrants and/or the Hardy Group Warrants will have the right to sell or exercise such warrants only if a current prospectus relating to such securities and/or the shares underlying such securities is then in effect and only if such securities are qualified for sale or exempt under applicable state securities or "blue sky" laws of the states in which the holder or holders of such Warrants reside. There can be no assurance that the Company will be able to keep this Prospectus or any prospectus covering any such securities current, although the Company will use its best efforts to do so. Also, certain exemptions in the blue sky laws of certain states may permit the holders of such Warrants to transfer such Warrants or holders thereof may move to states in which the shares underlying such Warrants are not registered or qualified during the period such Warrants are exercisable. The Company may decide not to seek or may be unable to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate holders of the Settlement Warrants, the Commonwealth Warrants, the Cook Options, the E&M Warrants, the Mandarino Warrants or the Hardy Group Warrants reside. In such event, the Settlement Warrants, the Commonwealth Warrants, the Cook Option, the E&M Warrants, the Mandarino Warrants and/or the Hardy Group Warrants may expire and have no value if they cannot be exercised.

Forward-Looking Statements

        This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Prospectus, including, without limitation, the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis" and "Business" are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct.

                                  THE COMPANY

        I-Link Incorporated (formerly known as Medcross, Inc. and previously defined as the "Company") was incorporated in Florida on April 21, 1983. On November 30, 1990, the Company closed on its limited partnership offering of Medcross Imaging, Ltd. ("Medcross Imaging"). Medcross Imaging was formed for the purpose of purchasing a Philips T-5 MRI mounted in a mobile van to provide services to health care facilities on the southwest coast of Florida and commenced operations in February 1991. During May and June 1992, in a series of individual transactions, the Company acquired an additional 26.75% ownership interest in Medcross Imaging. Prior to the acquisitions, the Company had ownership interests in Medcross Imaging of 41.5%, 80.75%, and 81.75%, respectively. In June 1993, the Company purchased Waters Edge Scanning Associates, Ltd. renamed "Tampa MRI" after the acquisition. In October 1994, the Company closed on an acquisition of a 75% ownership interest in Urological Ultrasound Services of Tampa Bay (UUSTB) from Urology Ultrasound, Inc. Prior to the acquisition, the Company owned the other 25% ownership interest in UUSTB. The acquisition was accounted for under the purchase method of accounting. UUSTB was organized on September 9, 1987 and is in the business of providing mobile ultrasound services to urological patients in west central Florida. The Company immediately transferred all assets and liabilities of the partnership to Urological Ultrasound Services of Tampa Bay,

Inc., a wholly owned subsidiary of the Company, formed for the purpose of this acquisition. Prior to the acquisition, the Company recorded its share of income and loss on its 25% ownership interest in UUSTB using the equity method. On
May 1, 1995, the Company transferred all of the assets and liabilities of Urological Ultrasound Services of Tampa Bay, Inc. to Tampa MRI. On February 23, 1996, the Company closed its acquisition of all of the issued and outstanding common stock of I-Link Worldwide Inc., a Utah corporation (subsequently renamed I-Link Systems, Inc. and referred to herein as "I-Link") from I-Link, Ltd., a Utah limited partnership, in exchange for the issuance of an aggregate of 4,000,000 shares of Common Stock of the Company. Prior to the acquisition, the assets and liabilities of I-Link, Ltd. were transferred to I-Link (which had no prior activity) at their historical cost. The acquisition was accounted for under the purchase method of accounting.

        Pursuant to the terms of the I-Link Purchase Agreement, 1,400,000 of the 4,000,000 shares of Common Stock of the Company issuable thereunder were issued upon closing of the I-Link Acquisition and 2,600,000 of such shares of Common Stock were issued and placed in escrow. Subsequently, 80,046 shares were released from escrow. An additional 1,519,954 were to be and have been released upon the receipt of the Company of at least $4 million in proceeds from a debt or equity offering. As a result of the Class C Offering, such shares were released and the Company recorded acquired in-process research and development expense of $14.6 million in fiscal 1996, and an increase to paid-in capital of $12.6 million in fiscal 1996. The final one million shares held in escrow were released in August 1997 as a result of satisfaction of certain revenue targets, resulting in an increase in intangible assets and paid-in capital of $8,875,000.

        On January 13, 1997, pursuant to the terms of a Share Exchange Agreement for the Acquisition of Family Telecommunications Incorporated by Medcross, Inc. effective as of January 1, 1997 (the "Exchange Agreement"), the Company acquired the outstanding stock of Family Telecommunications Incorporated, a Utah corporation subsequently renamed I-Link Communications, Inc.(heretofore defined as "FTI") from the stockholders of FTI, namely, Robert W. Edwards, Jr. and Jerald L. Nelson. The consideration for the transaction consists of an aggregate of 400,000 shares of the Company's Common Stock to be issued by the Company upon approval by the Company's shareholders of an amendment to the Articles of Incorporation authorizing an increase in the number shares of Common Stock from 20 million to 75 million. Such amendment was approved at the Company's Annual Meeting of Shareholders on October 7, 1997. The purchase price was determined based upon the negotiated value of the assets and operations of FTI. John W. Edwards, Chairman of the Board, President and Chief Executive Officer of the Company, and Robert W. Edwards, Jr., the principal shareholder and one of the two shareholders of FTI, are brothers.

        On August 12, 1997 the Company entered into an agreement with MiBridge, Inc., a New Jersey corporation ("MiBridge") and Mr. Dror Nahumi, the principal shareholder of MiBridge, pursuant to which the Company acquired all of the issued and outstanding stock of MiBridge (the "MiBridge Acquisition"). The MiBridge Acquisition subsequently closed on September 2, 1997. MiBridge is the owner of patent-pending audio-conferencing technology and is a leader in creating speech-encoding and compression algorithms designed to produce superior audio quality and lower delay over low-band networks. The Company committed to pay the stockholders of MiBridge (the "MiBridge Stockholders") consideration consisting of (i) an aggregate $2,000,000 in cash, payable in quarterly installments over two years, and (ii) an aggregate 1,000 shares of a series of the Company's convertible preferred stock to be created (the "Series D Preferred Stock"). The 1,000 shares of Series D Preferred Stock are convertible at the option of the MiBridge Shareholders, at any time during the nine months following the closing of the Acquisition, into such number of shares of Common Stock as shall equal the sum of $6,250,000 divided by $9.25 (the "Conversion Price"), which price was the closing bid price of the Company's Common Stock on June 5, 1997 (the date that the first letter agreement relating to the transaction was executed). On the nine-month anniversary of the closing of the MiBridge Acquisition, any unconverted Series D Preferred Stock shall automatically convert to Common Stock. In either case, the Series D Preferred Stock shall be converted at the lower of the Conversion Price or the average closing bid price for the five trading days immediately preceding the date the Company receives notice of conversion or the automatic conversion date, as the case may be. Certain MiBridge financial statements are contained in "Financial Statements."

Employees

        As of September 30, 1997, the Company employed approximately 135 full-time employees, including six persons in management and twelve administrative personnel. The Company is not a party to any collective bargaining agreement and the Company's employees are not represented by any labor union. The Company considers its relationship with its employees to be good. The Company's success depends in large part upon its ability to attract, develop, motivate and retain highly skilled employees, of which there can be no assurance.

        The Company's corporate offices are located at 13751 S. Wadsworth Park Drive, Suite 200, Draper, Utah 84020; telephone: (801) 576-5000.

                                 USE OF PROCEEDS

        The Securities subject hereto have been previously issued to or are issuable to the Selling Securityholders and are being offered for sale by the Selling Securityholders. Consequently, the Company will not receive any of the proceeds from the sales of the Settlement Shares, the Shares, the Conversion Shares, the Commonwealth Shares, the Babcock Shares, the Cook Shares, the E&M Shares, the Mandarino Shares or the Hardy Group Shares. The Company will receive the proceeds, if any, from the exercise of the Settlement Warrants, the Commonwealth Warrants, the Cook Options, the E&M Warrants, the Mandarino Warrants and the Hardy Group Warrants, but will not receive any of the proceeds from the exercise of the Four M Options or from the resale of the Commonwealth Warrants, the E&M Warrants, the Mandarino Warrants, and/or the Hardy Group Warrants or the sale by the holders of the Settlement Shares, the Commonwealth Shares, the Cook Shares, the E&M Shares, the Mandarino Shares or the Hardy Group Shares by Selling Securityholders. Proceeds, if any, from the exercise of the Settlement Warrants, the Commonwealth Warrants, the Cook Option, the E&M Warrants, the Mandarino Warrants and/or the Hardy Group Warrants will be used for working capital purposes.

                                CAPITALIZATION

        The following table sets forth the capitalization of the Company as of June 30, 1997.

                                                                                      June 30, 1997
                                                              June 30, 1997             Pro Forma
                                                              -------------           -------------
Stockholders' Equity:

Class B Preferred Stock, $10.00 par value;
        22,500 shares authorized; and
        7,500 shares outstanding/(1)/.................         $     75,000            $     75,000
Class C Preferred Stock, $10.00 par value;
        240,000 shares authorized; and 240,000
        shares outstanding/(1)/.......................            2,400,000               2,400,000
Common Stock, $.007 par value;
        20,000,000 shares authorized; and
        11,627,597 shares outstanding.................               74,393                  74,393
Additional Paid-In Capital............................           40,236,521              40,236,521
Common Stock to be Issued.............................           11,289,583              11,289,583
Series D Preferred Stock to be Issued (2).............                   --               6,250,000
Series M Preferred Stock to be issued (3).............                   --              12,100,000
Deferred Compensation from Stock Options (3)..........           (4,200,000)             (2,400,000)
Accumulated Deficit (2)(3)............................          (35,875,186)            (47,015,186)
                                                               ------------            ------------
        Total Capitalization..........................         $ 14,000,311            $ 23,010,311
                                                               ============            ============

-------------------------------
(1) As of June 30, 1997, the liquidation value per share of Class B Preferred Stock was $12.87 and the liquidation value per share of Class C Preferred Stock was $60.00.
(2) Pro forma information has been prepared to include the anticipated effect of the MiBridge Acquisition as if the acquisition had occurred on June 30, 1997. Pro forma adjustments (comprised of $6,250,000 in Series D Preferred Stock to be issued and $4,240,000 adjustment to accumulated deficit for in-process research and development expense) are based upon certain estimates that may change as additional information becomes available.
(3) Pro forma adjustments include the anticipated effect of the Winter Harbor equity investment of $12,100,000, which was finalized on October 10, 1997, as if the same had occurred on June 30, 1997. The pro forma adjustments are comprised of $12,100,000 in Series M Preferred Stock to be issued (of which $5,000,000 represents the exchange of notes payable of $2,000,000 and $3,000,000 issued to Winter Harbor on June 5, 1997 and August 18, 1997, respectively) and an adjustment to accumulated deficit of $6,900,000 for (non-cash) expensing of debt issuance costs incurred and deferred compensation for warrants issued in connection with the Winter Harbor agreement.

                                DIVIDEND POLICY

        Other than as set forth herein, the Company does not currently anticipate paying any dividends on its securities in the foreseeable future. As of June 30, 1997, accrued and unpaid dividends on all shares of Preferred Stock totaled $885,522. The Company currently intends to retain all working capital and earnings, if any, to finance the operations of its businesses and to expand its businesses.

        Dividends on the Class C Preferred Stock may be paid in shares of Common Stock (the "Dividend Shares") at the option of the Company provided that the Dividend Shares are the subject of a registration statement which has been declared effective under the Securities Act. See "Description of Securities--Class C Preferred Stock."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

        Certain statements contained herein are not based on historical facts, but are forward-looking statements that are based upon assumptions about future conditions that may not occur. Among many factors that could cause actual results to differ materially are the following: the Company's ability to manage expected rapid growth; competition in the long distance telecommunications and ancillary industries; the Company's ongoing relationship with its long distance carriers and vendors; dependence upon key personnel; subscriber attrition; federal and state governmental regulation of the long distance telecommunications and internet industries; the Company's ability to maintain, operate and upgrade its information systems and network; and the Company's success in the offering of other enhanced service products.

        Actual events, transactions and results may materially differ from the anticipated events, transactions or results described in such statements. The Company's ability to consummate such transactions and achieve such results is subject to certain risks and uncertainties. Such risks and uncertainties include, but are not limited to, the existence of demand for and acceptance of the Company's products and services, regulatory approvals and developments, economic conditions, the impact of competition and pricing results of financing efforts and other factors affecting the Company's business that are beyond the Company's control. The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release the result of any revisions to these forward-looking statements that may be made to reflect future events or circumstances.

Forward-Looking Information

        This report contains certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by and information currently available to management. When used in this document, the words "anticipate," "believe," "estimate," "expect," and "intended" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company respecting future events and are subject to certain risks, uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

FISCAL YEAR 1995 AND 1996

Results of Operation

     The following table represents the net operating revenue and operating profit of the Company for each category of service offered. The net operating revenue and operating profits shown are net of inter-company transactions that were eliminated in consolidation.


                                                  Year Ended December 31
                                              --------------------------------

                                                  1996                1995
                                              ------------        ------------
NET OPERATING REVENUE
Diagnostic Imaging                            $  1,967,384        $  2,486,708
Sales and Services of Medical Equipment              --                337,889
Network Services                                   170,532               --
Management and Other                               245,160             298,356
                                              ------------        ------------
                                              $  2,383,076        $  3,122,953
                                              ============        ============

OPERATING PROFIT (LOSS)
Diagnostic Imaging                            $     41,615        $    322,314
Sales and Services of Medical Equipment           (284,615)           (171,083)
Communications Network                         (19,501,391)              --
Management and Other                              (448,123)           (644,986)
                                              ------------        ------------
                                              $(20,192,514)       $   (493,755)
                                              ============        ============


Consolidated Operating Results

     Operating results for 1996 are not comparable to 1995 due to the inclusion of operating results of I-Link acquired on February 13, 1996. Accordingly, operating results of 1996 include I-Link while operating results of 1995 did not include I-Link.

     Net operating revenue of the Company decreased 23.7% in 1996 as compared to 1995. This was a result of decreased revenue of diagnostic imaging services, foreign operations, and management and other services, offset by the inclusion of network services of I-Link. Salaries and benefits increased to $701,798 in 1996 as compared to 1995. Salaries and benefits of $945,030 are attributable to the inclusion of I-Link in 1996, offset by decreases for diagnostic imaging, foreign operations and management and other services of $26,590, $59,132 and $157,510, respectively. Selling, general and administrative expenses increased $1,664,444 in 1996 compared to 1995. This increase was due to the inclusion of I-Link, offset by a decrease in expense from diagnostic imaging, foreign operations and management and other services of $58,218, $146,012 and $104,075, respectively. Cost of goods sold in 1995 was entirely related to the sale and service of CT equipment in China. The increase in communications network expense of $1,120,779 in 1996, related to the business of I-Link. These expenses include communication lines, links, facility costs and hardware maintenance associated with the operation of the I-Link network. Depreciation and amortization expense increased $628,984 in 1996. The increase was primarily due to depreciation of I-Link assets. Provision for inventory valuation of $260,033 relates to an inventory valuation allowance for the Company's inventory located in China and represents the Company's best estimate of the reserve necessary to reflect the inventory at its net realizable value. The decrease in repairs and maintenance expenses was mainly related to diagnostic imaging services. The provision for doubtful accounts decreased $167,528. The decrease was primarily attributable to $66,000 related to diagnostic imaging services and $127,000 for doubtful accounts from foreign operation in 1995, which did not recur in 1996. Acquired in-process research and development expenses of $14,577,942 in 1996 relate to the acquisition of in-process research and development acquired when the Company purchased I-Link. The acquired in-process research and development was expensed as technological feasibility had not been established and the technology had no alternative future use. Research and development expenses of $347,504 in 1996 related to the Company's continued research and development associated with the acquired technology.

            The increase in interest expense of $2,031,206 was primarily attributable to interest expense (non-cash) on convertible promissory notes and warrants issued with other notes and is calculated as the difference between the aggregate conversion price per common share per the promissory notes or warrants as compared to the market price of the common stock on the date the promissory notes or warrants were issued.

            The increase in interest income of $136,605 was related to increased cash balances related to proceeds from the sale of preferred stock by the Company during 1996.

            Litigation settlement expense of $821,000 recognized in 1996 was associated with the Company's settlement of the JW Charles litigation. The expense (non-cash) directly relates to the issuance of 175,000 warrants to purchase common stock at an exercise price less than fair market value of the common stock at the date of issuance. These will be issued in association with the settlement of the JW Charles litigation.

            Diagnostic Imaging. Net operating revenue from diagnostic imaging services decreased $519,324 (20.9%) in 1996 compared to 1995. MRI revenue of Tampa MRI (a subsidiary of the Company) accounted for $184,616 of the decrease. This decrease is mainly related to a 20.8% decrease in the average revenue per procedure offset by a minimal increase in the number of procedures performed in 1996 compared to 1995. Tampa MRI has obtained and will continue its efforts to obtain managed care contracts. The participation in the managed care environment has caused a decrease in the revenue per procedure; however, these decreases have been partially offset by increases in the number of procedures performed. In addition to the increased participation in managed health care contracts, during the fourth quarter of 1996, Tampa MRI has contracted with several companies that lease time from Tampa MRI, which has also decreased the revenue per procedure. Currently, approximately 50% of the time of Tampa MRI is leased by such companies. While the combination of these two factors (the increase in managed care contracts and the increase in the amount of time that is leased to third party companies) has decreased the revenue per procedure, the referral base has significantly broadened. MRI revenue of Medcross Imaging, Ltd. decreased $322,973 in 1996 compared to 1995. This decrease was caused by a decrease in the average revenue per procedure of 28.1%. The decrease in the average revenue per procedure of Medcross Imaging, Ltd. is due to the decrease of the per procedure charges to the hospital clients pursuant to service contracts placed into effect on October 1, 1995. These contracts extended the service period to the hospitals from February 29, 1996 to February 28, 1997. While the charge per procedure was reduced, each hospital had specific monthly minimum quotas. There was no material change in the number of procedures performed in 1996 as compared to 1995. The contracts extended to February 28, 1997 were not renewed and the Company intends to pursue the retail MRI segment of the market. There is no assurance that the Company will be able to do so.

            The revenue of the ultrasound operations decreased 3.8% in 1996 as compared to 1995. This decrease was caused by a decrease in the number of procedures performed, offset by an increase in the average revenue per patient. During the fourth quarter of 1996, the Company has been providing ultrasound services to a local hospital during certain surgical procedures. The amount of time needed to perform surgery is substantially longer than the amount of time taken to perform the other ultrasound procedures; however, the rates at which the Company is reimbursed is greater than the other ultrasound procedures. This has caused the decrease in the number of procedures performed and an increase in the average revenue per procedure. Management believes that participation in surgical procedures will increase, therefore increasing the average revenue per procedure.

            The operating profit from diagnostic imaging services decreased $280,699 in 1995 as compared to 1996. This decrease included a decline in operating profit from MRI services of $296,008, slightly offset by the operating profit from ultrasound services of $15,309. The decrease in operating profit was caused by the decrease in net operating revenue described above, offset by the decrease in total operating expenses for diagnostic imaging services of $238,625 in 1996 as compared to 1995. Operating expenses from Medcross Imaging, Ltd., Tampa MRI and ultrasound services decreased $72,180, $139,401, and $27,044, respectively, in 1996 compared to 1995.

            Foreign Sales and Service of Medical Equipment. The Company sells and services used and refurbished computerized tomography (CT) scanners in the People's Republic of China through its own office in Beijing and a joint venture company, Shenyang Medcross Huamei Medical Equipment Company, Ltd. (SMHME), of which it owns 51%. On May 31, 1995, the Beijing office was closed and the responsibilities for the parts depot and the remaining inventory have been transferred to SMHME. The purchasers in China regarding maintenance of scanners, parts depot, etc have raised various issues. The Company received $125,000 in payments through December 31, 1995. However, the Company has elected to fully reserve for all remaining amounts due to the Beijing office for the four scanners installed. This resulted in an expense of $126,910 in 1995 and an overall allowance for doubtful accounts of $315,753 as of December 31, 1996. In 1996, the Company has written down the CT scanner inventory of the Beijing operations to what management believes is its fair market value. This resulted in a valuation expense of $260,033 in 1996. The Company has held discussions regarding the sale of the Beijing operations. No decision has been made.

            Management and Other. Net operating revenue from management and other activities decreased by $53,196 in 1996 as compared to 1995. A portion of the decrease was related to the management contract with Bay Area Renal Stone Center (BARSC). This contract accounted for $27,475 in management fees in 1995 and no management fees in 1996. In August 1995, the Company's management contract with BARSC was terminated. The annual management fee revenue based upon contracts currently in effect is $305,160. The net operating loss for management and other activities decreased 30.5% in 1996 compared to 1995. This decreased loss is related to the decrease in total operating expenses of 26.5% to $693,286 in 1996 from $943,342 in 1995. This decrease was offset by the reduced revenue described above. Salaries and benefits decreased $157,510 in 1996 compared to 1995 and other operating expenses decreased $104,075 in 1996 as compared to 1995.

            Communications Network and Related Services -- I-Link. The operating revenue of network and related services from I-Link was $170,532 for 1996. The net operating loss from network and related services was $19,501,391 for 1996, primarily due to research and development costs of $14,925,446. Of this amount $14,577,942 was related to acquired in-process research and development. Other I-Link expenses are primarily related to the development and deployment of its communication products. These expenses include software research and development, network maintenance and expenses relating to sales and marketing, finance and accounting, information systems, and administrative personnel.

Liquidity and Capital Resources

            Cash and cash equivalents as of December 31,1996 were $4,500,227 as compared to $79,316 as of December 31, 1995. This increase was primarily due to a private placement of preferred stock in 1996. Cash flow used by operations during 1996 was $4,840,285 compared to cash flow provided by operations in 1995 of $319,362. The working capital position of the Company was $2,400,501 at December 31, 1996. The increased cash flow used by operations was primarily due to expenses associated with the establishment of the I-Link communication network.

            Net cash used by investing activities in 1996 was $2,573,486 as compared to net cash provided of $4,283 in 1995. The increase in cash used by investing activities was primarily attributable to the purchase of property and equipment associated with the establishment of the I-Link communications network and purchase of restricted certificates of deposit required as deposit for leases entered into by I-Link relating to its facilities and communication network. Other investing activity expenditures during 1996 related to the purchase of additional equipment for I-Link.

            Financing activities provided net cash of $11,834,681 in 1996 as compared to cash used by financing activities in 1995 of $603,252. The increase in cash provided was due to the net proceeds of $12,290,000 from the issuance of preferred stock and $356,000 from the exercise of warrants and options. In 1996 the Company had proceeds of $2,502,333 from the issuance of notes payable as compared to $218,000 in 1995. The Company repaid $2,991,356 of notes payable and long-term debt in 1996 as compared to $521,871 in 1995.

SIX-MONTH PERIODS ENDED JUNE 30, 1996 AND 1997

1997 Operations

            Prior to 1997 the Company's primary source of revenue was related to health care services. The primary expenses of the Company prior to 1997 were related to delivery of health care services and the development of a proprietary data communications network. With the Company's acquisition of FTI (effective January 1, 1997), a regional long-distance telecommunications carrier with nationwide delivery of telecommunications services over traditional switched telecommunications networks, the Company launched its marketing efforts and began to obtain customers for these long distance telecommunications services. The Company expanded its existing customer base through these marketing activities and plans further expansion through the strategic acquisition of existing customer bases. The Company believes that the multi-level marketing channel is an excellent vehicle through which to acquire new customers. There are numerous revenue sources derived from the sales through a multi-level marketing channel. These revenues include the sale of long distance service, sales marketing materials and business opportunity. The multi-level marketing channel did not begin selling services and materials until June of 1997. Therefore, significant revenues from this channel were not realized during the second quarter of 1997. In addition, it should be noted that significant long distance usage over the Company's network is not expected until the third quarter of 1997.

            On August 12, 1997 the Company signed an agreement to acquire MiBridge, Inc., a leading provider of telephone and conferencing software and hardware. The closing of this acquisition occurred on September 2, 1997. This acquisition facilitates the Company's ability to further expand its product offerings as well as receive royalty revenue from existing MiBridge customers.

Financial Condition

            Working Capital. The working capital position of the Company was a deficit of $2,573,251 at June 30, 1997 and $1,579,501 at December 31, 1996. Cash
on hand at June 30, 1997 was $1,176,386 as compared to $4,500,227 as of December 31, 1996. The decrease in cash on hand was primarily attributable to cash used by operating activities during the six months ended June 30, 1997. Cash used by operating activities was $5,040,728 in the first six months of 1997 as compared to cash used by operating activities of $866,315 for the same period in 1996.

            Investing Activities. Effective January 1, 1997, the Company entered into an agreement to acquire all of the outstanding shares of FTI in exchange for 400,000 shares of the Company's common stock. FTI is an FCC-licensed long-distance carrier and provider of telecommunication services and as such provides the Company with an existing customer base and related revenues.

            On August 12, 1997, the Company entered into an agreement with MiBridge, Inc., a New Jersey corporation ("MiBridge") and Mr. Dror Nahumi, the principal shareholder of MiBridge, pursuant to which the Company acquired all of the issued and outstanding stock of MiBridge (the "MiBridge Acquisition"). The MiBridge Acquisition subsequently closed on September 2, 1997. MiBridge is the owner of patent-pending audio-conferencing technology and is a leader in creating speech-encoding and compression algorithms designed to produce superior audio quality and lower delay over low-band networks. The Company will pay the stockholders of MiBridge (the "MiBridge Stockholders") consideration consisting of (i) an aggregate $2,000,000 in cash, payable in quarterly installments over two years, and (ii) an aggregate 1,000 shares of a series of the Company's convertible preferred stock to be created (the "Series D Preferred Stock"). The 1,000 shares of Series D Preferred Stock are convertible at the option of the MiBridge Stockholders, at any time during the nine months following the closing of the MiBridge Acquisition, into such number of shares of Common Stock as shall equal the sum of $6,250,000 divided by $9.25 (the "Conversion Price"), which price was the closing bid price of the Company's Common Stock on June 5, 1997 (the date that the first letter agreement relating to the transaction was executed). On the nine-month anniversary of the closing of the MiBridge Acquisition, any unconverted Series D Preferred Stock shall automatically convert to Common Stock. In either case, the Series D Preferred Stock shall be converted at the lower of the Conversion Price or the average closing bid price for the five trading days immediately preceding the date the Company receives notice of conversion or the automatic conversion date, as the case may be.

            The Company has entered into an employment contract with Mr. Nahumi providing terms, conditions and benefits similar to those provided in employment contracts with existing members of the Company's senior management, including standard confidentiality, non-competition and assignment of invention provisions. Mr. Nahumi's annual salary shall be at least $100,000, and Mr. Nahumi will devote his full time to managing the operations of MiBridge under the direction of the Company.

            Investing activities during the first six months of 1997 resulted in a net cash outflow of $48,680, including cash acquired in the amount of $435,312 from the acquisition of FTI. The Company expended $483,992 for acquisition of property and equipment during the first six months of 1997.

            Financing Activities. In the first six months of 1997, the Company reduced its notes payable, long-term debt and capital lease obligations by $256,932. These reductions include payments in the amount of $60,378 on indebtedness acquired in the acquisition of FTI. The inclusion of FTI in 1997 increased notes payable by $693,333, and notes payable to others of $104,575.

            On June 5, 1997, the Company entered into a term loan agreement ("Loan Agreement") and promissory note ("Note") with Winter Harbor, L.L.C. ("Winter Harbor") pursuant to which Winter Harbor agreed to loan to the Company the principal sum of $2,000,000 (the "Loan") for capital expenditures and working capital purposes. As further consideration for Winter Harbor's commitment to make the Loan, the Company granted to Winter Harbor a warrant ("Loan Warrant") to purchase up to five hundred thousand shares of Common Stock at a purchase price of $4.97 per share, subject to adjustment, pursuant to the terms of a Warrant Agreement between the parties. The Loan Warrant expires on March 11, 2002, and contains demand and piggyback registration rights and customary anti-dilution terms. The maturity date of the Note is October 15, 1998.

            On August 18, 1997 the Company amended the existing Note, allowing for additional borrowing of up to $3,000,000. The incremental borrowings under this amendment have a maturity date of February 15, 1998. For every $1,000,000 drawn down on this extension, the Company will issue 100,000 warrants at current market price. All other provisions of this extension are the same as the Note discussed above. As of the date hereof the total principal amount borrowed from Winter Harbor is $5,000,000.

            The Company and Winter Harbor executed a Securities Purchase Agreement, dated as of September 30, 1997 and closed on October 10, 1997, pursuant to which Winter Harbor invested $12,100,000 in a new series of the Company's convertible preferred stock (the "Series M Preferred Stock"). Winter Harbor purchased approximately 2,545 shares of Series M Preferred Stock (convertible into 2,545,000 shares of Common Stock) for an aggregate cash consideration of approximately $7,000,000 (equivalent to $2.75 per share of Common Stock). The agreement with Winter Harbor also provided for purchase of approximately 1,855 additional shares of Series M Preferred Stock (convertible into 1,855,000 shares of Common Stock). Such additional shares of Series M Preferred Stock were paid for by exchanging $5,000,000 outstanding principal balance plus approximately $100,000 accrued interest due under the Note. As additional consideration for its equity financing commitments, Winter Harbor was issued additional warrants by the Company to acquire (a) 2,500,000 shares of Common Stock at an exercise price of $2.75 per share (the "Series A Warrants"),
(b) 2,500,000 shares of Common Stock at an exercise price of $4.00 per share (the "Series B Warrants") and (c) 5,000,000 shares of Common Stock at an exercise price of $4.69 per share (the "Series C Warrants"). The respective exercise prices for the Series A Warrants, the Series B Warrants and the Series C Warrants (collectively, the "Investment Warrants") shall be subject to adjustment. The Series A Warrants will be exercisable at any time for thirty months from the date of issuance, and the Series B Warrants and Series C Warrants will be exercisable at any time for sixty months from the date of issuance. All of the Investment Warrants (i) have demand registration rights and anti-dilution rights and (ii) contain cashless exercise provisions.

            The Series M Preferred Stock is entitled to receive cumulative dividends in the amount of 10% per annum before any other class of preferred or common stock receives any dividends. Thereafter, the Series M Preferred Stock will participate with the Common Stock in the issuance of any dividends on a per share basis. Moreover, the Series M Preferred Stock will have the right to veto the payment of dividends on any other class of stock. The Series M Preferred Stock shall be convertible at any time prior to the fifth anniversary of its issuance, at the sole option of Winter Harbor, into shares of Common Stock on a one thousand-for-one basis; provided, however, that the Series M Preferred Stock shall be automatically converted to Common Stock on the fifth anniversary of its issuance at no cost to Winter Harbor. The conversion price shall be, in the case of discretionary conversion, $2.75 per share of Common Stock, or, in the case of automatic conversion, the lower of $2.75 per share or 50% of the average closing bid price of the Common Stock for the ten trading days immediately preceding the fifth anniversary of issuance. The basis for discretionary conversion, or the conversion price for automatic conversion, shall be adjusted upon the occurrence of certain events, including without limitation, issuance of stock dividends, recapitalization of the Company, or the issuance of stock by the Company at less than the fair market value thereof.

            The Company requires the equity financing ($12,100,000) by Winter Harbor (see above), or financing from other sources of equity, third-party debt or similar financing, in order to successfully operate the business as planned. The ability of the Company to meet the demands for growth and expansion will be dependent upon the success the Company achieves in meeting its forecasted sales objectives and anticipated expenses. The availability of capital remains a significant element to the Company's success. There can be no assurance that such financing will be completed or that the Company will not be required to issue significant debt or equity securities in order to obtain the necessary funding.

            See "Recent Transactions - Transactions With Winter Harbor, L.L.C." for further information regarding the transactions with Winter Harbor, including a discussion of debt issuance costs relating thereto.

Results of Operations

            Comparison of Second Quarter 1997 to Second Quarter 1996

            Telecommunications Service Revenue. Telecommunications service revenue in the second quarter of 1997 was $2,266,492. There was no such revenue in the second quarter of 1996 as this service began with the acquisition of FTI in January 1997.

            Health Care Service Revenue. Health care service revenue was $582,298 in the second quarter of 1997 as compared to $582,490 in the same quarter of 1996. Although the revenue was comparable, the number of procedures decreased in 1997 while the revenue per procedure increased. The decrease in procedures and increase in revenue per procedure was expected as one of the Company's diagnostic imaging facilities now pursues the retail segment of the MRI market rather than providing services to hospitals through contracts as in 1996.

            Marketing Services Revenue. Marketing services revenue, which includes revenues recognized from independent representatives for training, promotional and presentation materials, and ongoing administrative support was $720,490 in the second quarter of 1997 as compared to $0 in the same quarter of 1996. This channel of distribution of telecommunication services was begun late in the second quarter of 1997 and thus had no comparable revenue in 1996.

            Other Revenue. Other revenue decreased $55,338 in the second quarter of 1997 to $0 as compared to $55,338 in the same quarter of 1996. The decrease is primarily due to internet service provider revenues in 1996 that did not recur in 1997.

            Telecommunications Network Expenses. Telecommunications expenses increased $3,950,406 in the second quarter of 1997 to $4,174,708 as compared to $224,302 for the same quarter of 1996. These expenses include the costs related to the continuing development and deployment of the Company's communication network and expenses related to the telecommunication service revenue which began in 1997 with the acquisition of FTI.

            Marketing Services Expenses. Marketing services expense was $640,739 in the second quarter of 1997 as compared to $0 for the same quarter of 1996. The expenses directly relate to the Company's marketing service revenue which began late in the second quarter of 1997. Marketing service expenses include commissions and the costs of providing training, promotional and presentation materials and ongoing administrative support.

            Selling, General and Administrative. Selling, general and administrative expense increased $1,343,208 to $2,378,890 in the second quarter of 1997 as compared to $1,035,682 in the second quarter of 1996. The increase was primarily due to increased administrative expense associated with the launch of the multi-level marketing channel and general increase in overhead and personnel expenses associated with growing the Company's telecommunication business.

            Provision for Doubtful Accounts. Provision for doubtful accounts increased $318,654 to $368,273 in the second quarter of 1997 as compared to $49,619 in the same quarter of 1996. This increase is primarily related to the Company's growth in telecommunication service revenue.

            Depreciation and Amortization. Depreciation and amortization increased $422,625 to $618,443 in the second quarter of 1997 as compared to $195,818 in the second quarter of 1996. The increase is primarily due to increased amortization of intangible assets acquired in the acquisition of FTI in 1997. Depreciation expense also increased due to the acquisition of telecommunication equipment in late 1996 and 1997.

            Research and Development. Research and development was $234,246 in the second quarter of 1997 as compared to $0 in 1996. The increase is associated with the Company's continuing telecommunication network research and development efforts.

            Interest Expense. Interest expense decreased $1,009 to $74,118 in the second quarter of 1997 as compared to $75,127 in the same quarter of 1996. The decrease is primarily due to a decrease in the average balance of loans outstanding during the second quarter of 1997 as compared to the same quarter of 1996.

            Interest and Other Income (Expense). Interest and other income (expense) increased $59,964 to $57,199 in the second quarter of 1997 as compared to $(2,765) in the second quarter of 1996. The increase was primarily due to an increase in interest income in 1997 due to an increase in the average balance of cash on hand as a result of proceeds from the Company's sale of Class C Preferred Stock in the third quarter of 1996.

            Minority Interest in Net Loss of Consolidated Subsidiaries. Minority interest in net loss of consolidated subsidiaries increased $18,033 to $20,039 in the second quarter of 1997 as compared to $2,006 in the same quarter of 1996. The increase is related to increased losses in the Company's subsidiary as it transitioned from contracts with hospitals to the retail segment of the MRI market.

            Comparison of Six Months Ending June 1997 to Six Months Ending June 1996

            Telecommunications Service Revenue. Telecommunications service revenue for the six months ending June 30, 1997 was $4,414,825. There was no such revenue for the same period ending June 30, 1996 as this service began with the acquisition of FTI in January 1997.

            Health Care Service Revenue. Health care service revenue increased $4,885 in the six months ending June 30, 1997 to $1,179,555 as compared to $1,174,670 in the same period ending June 30, 1996. Although the revenue was comparable, the number of procedures decreased in 1997 while the revenue per procedure increased. The decrease in procedures and increase in revenue per procedure was expected as one of the Company's diagnostic imagining facilities now pursues the retail segment of the MRI market rather than providing services to hospitals through contracts as in 1996.

            Marketing Services Revenue. Marketing services revenue was $720,490 in the six months ending June 30, 1997 as compared to $0 in the same period ending June 30, 1996. This channel of distribution of telecommunication services was begun late in the second quarter of 1997 and thus had no comparable revenue in 1996.

            Other Revenue. Other revenue decreased $72,364 in the six months ending June 30, 1997 to $0 as compared to $72,364 in the same period ending June 30, 1996. The decrease is primarily due to internet service provider revenues in 1996 that did not recur in 1997.

            Telecommunications Network Expenses. Telecommunications expenses increased $6,743,255 in the six months ending June 30, 1997 to $7,065,790 as compared to $322,535 for the same period ending June 30, 1996. These expenses include the costs related to the continuing development and deployment of the Company's communication network and expenses related to the telecommunication service revenue which began in 1997 with the acquisition of FTI.

            Marketing Services Expenses. Marketing services expense was $640,739 in the first six months of 1997 as compared to $0 for the same period of 1996. The expenses directly relate to the company's marketing service revenue which began late in the second quarter of 1997. Marketing service expenses include commissions and the costs of providing training, promotional and presentation materials and ongoing administrative support.

            Selling, General and Administrative. Selling, general and administrative expense increased $2,995,749 to $5,026,034 in the six months ending June 30, 1997 as compared to $2,030,285 in the same period ending June 30, 1996. The increase was primarily due to increased administrative expense associated with the launch of the multi-level marketing channel and general increase in overhead and personnel expenses associated with growing the Company's telecommunication business.

            Provision for Doubtful Accounts. Provision for doubtful accounts increased $412,635 to $503,498 in the six months ending June 30, 1997 as compared to $90,863 in the same period ending June 30, 1996. This increase is primarily related to the Company's growth in telecommunication service revenue.

            Depreciation and Amortization. Depreciation and amortization increased $494,747 to $1,019,938 in the six months ending June 30, 1997 as compared to $525,191 in the same period ending June 30, 1996. The increase is primarily due to increased amortization of intangible assets acquired in the acquisition of FTI in 1997. Depreciation expense also increased due to the acquisition of telecommunication equipment in late 1996 and 1997.

            Provision for Asset Valuation. The provision for asset valuation occurred in the first quarter of 1997 (none in 1996) and includes a valuation allowance for inventory of $55,341 and a write off of tenant improvements abandoned when I-Link moved corporate headquarters in January 1997 in the amount of $158,603.

            Acquired In-Process Research and Development. Acquired in-process research and development in the six months ending June 30, 1996 was $4,777,943 which was related to the acquisition of I-Link in February 1996. There were no similar costs in the six months ended June 30, 1997.

            Research and Development. Research and development was $345,334 in the six months ending June 30, 1997 as compared to $0 in the same period ending June 30, 1996. The increase is associated with the Company's continuing telecommunication network research and development efforts.

            Interest Expense. Interest expense decreased $647,291 to $420,475 in the six months ending June 30, 1997 as compared to $1,067,766 in the same period ending June 30, 1996. The decrease is primarily due to a decrease in imputed interest expense (non-cash) of $625,000 to $320,000 in the six months ending June 30, 1997 as compared to $945,000 in the same period of 1996. The imputed interest was related to certain convertible promissory notes issued in 1996.

            Interest and Other Income. Interest and other income increased $129,352 to $142,114 in the six months ending June 30, 1997 as compared to $12,762 in the same period ending June 30, 1996. The increase was primarily due to an increase in interest income in the first six months of 1997 as compared to the same period in 1996 due to an increased average balance of cash on hand primarily as a result of proceeds from the Company's sale of Class C Preferred Stock in the third quarter of 1996.

            Minority Interest in Net Loss of Consolidated Subsidiaries. Minority interest in net loss of consolidated subsidiaries increased $29,065 to $29,128 in the six months ending June 30, 1997 as compared to $63 in the same period ending June 30, 1996. The increase is related to increased losses in the Company's subsidiary as it transitions from contracts with hospitals to the retail segment of the market.

Other Items

            The Company's activities have not been, and in the near term are not expected to be, materially affected by inflation or changing prices in general. However, the Company's revenues will continue to be affected by competitive forces in the market place.

            In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share. This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing EPS and makes them comparable to international EPS standards. This statement is effective for financial statements for both interim and annual periods ending after December 15, 1997. The Company is currently evaluating the impact of the recently issued statement and will adopt the requirements for the year ending December 31, 1997.

            The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on the results of operations or financial position of the Company. Based on that review, the Company believes that none of these pronouncements will have a significant effect on current or future earnings or operations.

            As the Company is developing its own accounting systems for reporting and operations and is addressing year 2000 issues as part of that development, no significant incremental costs are anticipated in order to be year 2000 compliant.

                               BUSINESS OF I-LINK

Overview

            The primary business of the Company as carried on through its wholly-owned subsidiaries I-Link Systems, Inc. (formerly named I-Link Worldwide, Inc.), I-Link Communications, Inc. (formerly named Family Telecommunications Incorporated) and I-Link Worldwide, L.L.C. (collectively referred to as "I-Link"), is the sale and delivery of communications capabilities to residential, business and wholesale customers via both a proprietary data communication network established by I-Link that operates in the same manner as the Internet (the "I-Link Intranet") and existing switched telecommunications networks. I-Link seeks to provide more effective communications solutions and enhanced capabilities to users of traditional telecommunications services through utilization of the I-Link Intranet and other existing data communications networks, as well as through volume purchasing of capacity on traditional switched telecommunications networks. I-Link has developed patent-pending technology and has deployed a national network infrastructure of communications equipment and dedicated lines that will enable it to route traditional telecommunications services over the I-Link Intranet in a manner that is transparent to the user, employing the user's existing telecommunications equipment.

            With its acquisition of Family Telecommunications Incorporated (now renamed I-Link Communications, Inc.), a regional long-distance telecommunications carrier with nationwide delivery of telecommunications services over traditional switched telecommunications networks, the Company in January 1997 launched its marketing efforts and began to obtain customers for its long-distance telecommunications services through I-Link. In June 1997 I-Link launched its multi-level marketing program, I-Link Worldwide, L.L.C., to market its products and services to the residential and small business markets. Through its marketing activities and through strategic acquisitions of existing customer bases, I-Link will aggressively seek to enlarge its overall customer base. The I-Link services will initially be delivered across existing switched telecommunications networks; then, as I-Link's Intranet technology becomes fully deployable and reaches targeted customer-base size in given geographic areas, customer traffic in those areas will be moved from the traditional switched telecommunications networks to the network of dedicated lines I-Link has established and over which its proprietary technology is deployed (the "I-Link Intranet"). The move from the traditional switched telecommunications network to the I-Link Intranet is transparent to the customer and will result in a significant reduction in the cost of delivering the services, both increasing profitability and permitting I-Link to offer increased savings to its customers, as well as differentiating I-Link and its services in a highly commoditized market. I-Link believes this strategy of building customer bases in geographic areas on traditional switched networks and transitioning the traffic to the I-Link Intranet as the size of the customer base increases will result in the most cost effective nationwide deployment of the I-Link Intranet.

            Currently, I-Link's communications products and services (the "I-Link Services") are primarily delivered over the traditional switched telephone network at discounted pricing levels based upon existing contracts with national carriers. Within certain geographic areas in the Intermountain West where the number of I-Link customers is greatest, the I-Link Services are now delivered over the I-Link Intranet. As the customer bases in other geographic areas increase, the I-Link Intranet will be expanded to include those areas, and the delivery of the I-Link Services in those areas will be diverted from the traditional switched telephone network to the I-Link Intranet. The following is a description of how the I-Link Services are delivered using the I-Link Intranet and technology.

            The I-Link Intranet and technology enable the user to employ its existing telephone and fax machine to call or send a fax long-distance to its ultimate destination with a significant savings on long-distance telephone charges. Transmission takes place primarily via flat rate-based data lines which comprise the I-Link Intranet such as those found on the Internet. No special telephone or fax equipment is required for the user. The person who receives the call or fax does not need to be a subscriber to the I-Link Services and does not need any equipment other than a conventional telephone or fax machine to receive the call or fax. The call and fax arrive in the same amount of time, and the fax in the same form, as with a conventional telephone/fax transmission.

            I-Link pursues a multi-tiered infrastructure strategy. In some cases, I-Link has and will continue to establish its own local sites. In others, I-Link will partner with nationally recognized telephone service resellers and Internet Service Providers ("ISPs"), incenting those organizations to provide the needed local site consistent with I-Link's service requirements. I-Link will continue to establish its own local sites incrementally as growing customer base and business needs dictate. Installation of the local sites is a relatively simple process involving pre-configured Communication Engines (consisting of computer and networking hardware and proprietary software) and communications lines.

            I-Link will use I-Link Intranet Operations Centers ("NOCs") to monitor and maintain the I-Link Intranet. Successful management of the I-Link Intranet is critical to providing the highest level of support.

            The Communication Engine(TM) represents I-Link's patent pending technology. This technology provides the method which enables a conventional telephone or fax machine to communicate with another conventional telephone or fax machine via I-Link's proprietary Intranet (a data communication network similar to the Internet), that uses the TCP/IP communications protocol.
TCP/IP is the communications protocol that allows a computer to access and communicate over data communication networks such as the I-Link Intranet as well as the Internet. Communication Engines are located at I-Link local sites which cover strategic local dialing areas and provide the service infrastructure. Thus, cost for the transmission is the user's cost of a local call plus access to the I-Link Intranet, similar to current computer access to the Internet.


            By way of illustration, a subscriber in Los Angeles wishing to call or send a fax from Los Angeles to Dallas simply dials the desired number in Dallas. The call or fax is immediately and transparently routed to a local Communication Engine located at I-Link's Los Angeles site. The Los Angeles Communication Engine receives the call or fax, then routes it for delivery by area code and local exchange prefix to the appropriate Communication Engine in Dallas via the I-Link Intranet. A local phone call to the recipient telephone or fax machine is placed by the Dallas Communication Engine, and the call or fax is delivered. A report of the transaction, including notification of receipt and/or any error handling, is sent to the Los Angeles subscriber.

            The Methodology. The I-Link Services are founded on patent pending technology that allows conventional telephones and fax machines to communicate via TCP/IP driven networks. This means that devices such as telephones or fax machines can be used as they currently are used, but users will no longer need to access communications lines that charge distance-based rates. A subscriber can call or transmit faxes via the I-Link Intranet outside local dialing areas for the cost of a local call. This technology is housed in an I-Link Communication Engine at an I-Link local site. In addition to connecting devices, the engine provides self-diagnostic software designed to prevent service failure. And, it stores data and statistics on account information and system usage, allowing I-Link to immediately monitor capacity and enhance functionality.

            The I-Link Network receives traffic from the public switched telephone network ("PSTN") as a TDM stream (time division multiplexing) and converts it to IP (internet/intranet protocol) data packets. The data is converted from the PCM (pulse code modulation) format standard to traditional telephony to an I-Link proprietary coding. The I-Link proprietary coding can distinguish among and handles voice, fax and modem communications differently. Voice is compressed using a voice coder or codec, fax and modem traffic are demodulated/modulated. The data can then be stored (such as recording a message), altered (as in changing a fax call from 14400 BPS to 9600 BPS) or redistributed to multiple recipients (as in the case of conferencing).

Market Opportunities

            Virtually every home and business in the United States today uses long-distance telephone services. Even though competition between the various providers of long-distance telephone services is intense, I-Link believes the significant cost savings that can be achieved through the deployment and implementation of the I-Link Network and technology, together with additional enhanced services that can be offered to the customer by virtue of the I-Link Intranet and technology, will make I-Link highly competitive in this marketplace. I-Link targets residential and small-business customers for its "I-Link" branded services through I-Link Worldwide, L.L.C., a nationwide, multi-level marketing and sales program. Marketing and sales of the "I-Link" branded products to larger business users will be carried out by traditional sales agents. I-Link wholesales its services on a non-branded basis to various distributors, aggregators, resellers and member organizations that then resell the products to both residential and business end-users. I-Link will also lease excess capacity on its network to long-distance carriers.

            Opportunity to Provide Substantial Savings to Users. Utilization of the I-Link Services will afford the opportunity to substantially reduce the long-distance telephone and data transmission charges presently borne by the current user of long-distance telephone and fax services. Charges for the use of land-line networks traditionally used in long-distance telecommunications are generally based on time and distance, often resulting in substantial long-distance charges. In contrast, the charges associated with the new data communications networks (such as I-Link's Intranet and the Internet) are generally fixed.

            Integration of Distinct Networks. There are currently a number of distinct information-transmission networks. Telephone, cable, wireless, and private and public networks are primary examples. Technologies supporting these networks will continue to integrate and evolve, allowing for previously unavailable opportunities for information distribution and access. The current business infrastructure presents impediments to the easy use of those networks. For example, in the fax industry there is a proliferation of fax or fax-like communication technologies, including fax machines, fax servers, fax software and e-mail. But these technologies are not well integrated; a party wishing to send information to others may have to format and send the data several different ways depending on the messaging equipment and systems available to the recipients.

            Opportunity to Deliver Enhanced Capabilities. The TCP/IP networking protocol and new transmission media such as are often associated with a data communications network such as I-Link's Intranet or the Internet ("Data Communications Network") offer the possibility of substantially reduced cost and improved data communication. However, as highlighted above, telephones and fax machines are not TCP/IP-enabled. In the past, in order to take full advantage of the TCP/IP protocol and the Data Communications Network, users first must own or have access to a computer, and then obtain access to the Data Communications Network. Therefore, telephones and fax machines have used traditional land-line telecommunications networks to transmit their voice and data. Charges for the use of those traditional networks are generally based on time and distance, often resulting in high long-distance charges. In contrast, the charges associated with the new Data Communications Networks are generally fixed.

            Market Response. Many of the responses seen in the marketplace to the opportunities discussed above are problematic in that they are often computer-oriented. Solutions typically require that a user (i) own a personal computer; (ii) have access to a Data Communications Network; and (iii) have software compatible with software other users own. This significantly limits the market for the solution. Moreover, the responses often follow a product approach rather than a service approach. The product approach, usually modeled after the same approach followed by computer software vendors, imposes further requirements on the user. The approach requires version management, with users required to ensure that their software is current; it requires training, and re-training as procedures change; and gives a customer an interface-driven product that often has more capacity than a user needs. I-Link's strategic response to the market is to provide, above all, a true service-based approach, providing customers access to a Data Communications Network via their existing telephones and fax machines and offering an array of enhanced services.

The Residential Market

            I-Link, through I-Link Worldwide, L.L.C., has targeted all residential users, initially throughout North America, through the establishment and implementation of a multi-level marketing and sales program, providing individuals the opportunity to earn commissions on the sale of the I-Link Services to their neighbors and acquaintances. A large amount of interest in I-Link has been generated throughout the multi-level, network marketing industry, and I-Link believes a significant market opportunity exists through the exploitation of this marketing and sales channel to reach a large number of potential residential customers. I-Link formally launched its multi-level sales operation and began marketing in this channel in June 1997.

The Business Market

            Management of I-Link categorizes its domestic and international target user markets as follows: (i) small and medium sized businesses (less than 500 employees); (ii) large businesses (500 or more employees); and (iii) vertical markets. I-Link's primary target market consists of small and medium sized businesses. Small and medium-sized businesses often have a difficult time obtaining and using technology. Typically, they lack the resources and/or expertise needed to obtain strategic advantage from state-of-the-art technology. Although I-Link defines small and medium-sized businesses as businesses with less than 500 employees, it is also important to note that departments or offices within larger businesses may also be placed in this category. Larger businesses can dedicate resources and/or funds to technology customization or even technology development. Smaller businesses often must accept off-the-shelf solutions designed for general use. I-Link believes that its services are of significant strategic advantage to small businesses. Without having to adopt new technology or procedures, small and medium-sized businesses can immediately save money crucial to their bottom line. Large businesses and high-end national accounts (Fortune 2000) have significant long-distance telephone and fax traffic. Management believes those businesses could realize substantial savings from I-Link's services.

Distribution Plan

            I-Link will target the following distribution methods:
(i) multi-level marketing and sales program; (ii) direct sales using independent sales agents; (iii) selling through independent telephone company, or "Telco", resellers; (iv) acquisition of smaller carriers with established customer bases;
(v) selling through Internet service providers ("ISPs"); (vi) selling through cable/broadcasting companies; (vii) selling through direct sales organizations;
(viii) direct sales to top national accounts and vertical market resellers ("VMRs"); (ix) established channels of distribution in the retail computer/technology markets; (x) leveraging OEM channels; and
(xi) telemarketing/telesales.

            Multi-Level Marketing and Sales Program. I-Link, through I-Link Worldwide, L.L.C., has targeted all residential and small-business users, initially throughout North America, through the establishment and implementation of a multi-level marketing and sales program, providing individuals the opportunity to earn commissions on the sale of the products to their neighbors and acquaintances. A large amount of interest in I-Link has been generated throughout the multi-level, network marketing industry, and I-Link believes a significant market opportunity exists through the exploitation of this marketing and sales channel to reach a large number of potential residential customers. I-Link formally launched its multi-level sales operation and commenced marketing in this channel in June 1997.

            Direct Sales. I-Link intends to use independent sales agents for direct sales of I-Link's products on a commission basis.

            Reselling. It is I-Link's intention to offer telephone service resellers, cable and broadcast companies, ISPs and direct sales organizations significant partnering opportunities. In January 1997 I-Link entered into a reseller agreement with WealthNet Corporation ("WealthNet") (a co-op member organization) under the terms of which I-Link sells its products and services to WealthNet, and WealthNet markets and resells these products and services to its members and potential WealthNet members. Other reseller agreements are currently in negotiation. By adding I-Link services to their current list of services, these potential partners enhance their competitive position in highly competitive and increasingly fragmented markets.

            Acquisition of Smaller Carriers. In January 1997, the Company acquired Family Telecommunications Incorporated (now renamed I-Link Communications, Inc.), a regional long-distance carrier with an established customer base in excess of 17,000. This acquisition brought to I-Link an existing customer base, useful facilities and established industry relationships, and afforded FTI the means to differentiate and enhance the products and services it could offer to existing and potential customers in a highly competitive marketplace. I-Link believes that there exist numerous other local and regional carriers with established customer bases and facilities that could be acquired in the same manner. I-Link intends to continue to seek out these opportunities provided it is able to negotiate terms that are in the Company's best interest.

            Retail Channels. Suppliers of telecommunications equipment, such as office equipment stores, computer dealers, and office supply superstores represent a direct interface to many targeted I-Link customers. For example, over 20% of fax machines are purchased from office equipment dealers or supply superstores. This represents a significant, well-established channel for I-Link. I-Link can also create a fax driver that allows a customer to both subscribe to I-Link's service and interface with existing fax software. This gives I-Link a "fax service in a box" capability and a shelf presence.

            OEM Channels. Market building with OEMs (original equipment manufacturers) also represents significant opportunity to I-Link. Sales incentives will motivate OEMs to provide a highly targeted marketing channel for I-Link campaigns.

            Telemarketing. I-Link will use the telemarketing and telesales channel employed by many service providers. As in the example of current business communications providers, I-Link will directly contact customers in strategic markets, stressing the significant cost benefits associated with I-Link services while fielding sales inquiries derived from advertising.

Technology Issues

            I-Link has established Communication Engines at strategic locations in the United States to allow subscribers to access I-Link's network locally, and intends to continue to establish Communication Engines in other strategic locations both in North America and worldwide as the customer base warrants. The I-Link Intranet is a high-speed interconnected network of Communication Engines. I-Link has created this network by leasing high-speed data lines and/or partnering with existing communications and Internet service entities that currently provide access to such lines.

            Capacity. Capacity, or lack thereof, is a frequently discussed topic with regard to data transmission via Data Communications Networks such as the Internet. "Slow service" resulting from inadequate capacity is one of the common complaints among Internet users. Capacity is a function of "bandwidth" on the network or the ability of the infrastructure to carry potentially large amounts of data to and from large numbers of users.

            The I-Link Intranet is leased from large IXCs with rigorous performance standards and managed by I-Link. In some cases, parts of the network may be contractually provided by other entities in the future. Management believes I-Link has the ability to monitor and manage all of its network capacity. I-Link Communication Engines monitor and store statistical capacity-related data. Transmission locations, transmission size, and transmission times are easily stored and accessed by the I-Link Intranet. An NOC monitors data and can immediately detect when utilization levels are high. I-Link can then add capacity as needed. Because I-Link data is associated with specific capabilities (e.g., faxes) and is transmitted between (and encoded and decoded by) I-Link Communication Engines, the type and purpose of the data is well understood and "overhead" bandwidth needs are better addressed. Data segmentation gives the Communication Engines additional ability to maximize capacity. As a result I-Link uses bandwidth up to four times as efficiently as traditional telephony and fax systems do over the same medium.

            Security. Security is a major concern associated with data transmission across Data Communications Networks. I-Link controls the routing of data from one Communication Engine to another. Management believes that I-Link's system provides a measure of security that actually makes phone and fax transmission more secure than using traditional facsimile methods.

Competition

            The market for business communications services is extremely competitive. I-Link believes that its ability to compete in I-Link's business successfully will depend upon a number of factors, including the pricing policies of competitors and suppliers; the capacity, reliability, availability and security of the I-Link Intranet infrastructure; market presence and channel development; the timing of introductions of new products and services into the industry; ease of access to and navigation of the Internet or other such Data Communication Networks; I-Link's ability in the future to support existing and emerging industry standards; I-Link's ability to balance network demand with the fixed expenses associated with network capacity; and industry and general economic trends.

            While I-Link believes there is currently no competitor in the North American market providing the same capabilities in the same manner as I-Link will offer using the I-Link Intranet, there are many companies that offer business communications services, and therefore compete with I-Link at some level. These range from large telecommunications companies and carriers such as AT&T, MCI, Sprint and LDDS/WorldCom, to smaller, regional resellers of telephone line access. These companies, as well as others, including manufacturers of hardware and software used in the business communications industry, could in the future develop products and services that compete with those of I-Link on a more direct basis. These entities are far better capitalized than I-Link and control significant market share in their respective industry segments. In addition, there may be other businesses that are attempting to introduce products similar to I-Link's for the transmission of business information over the Internet. There is no assurance that I-Link will be able to successfully compete with these market participants.

Government Regulation

            General. Traditionally, the Federal Communications Commission (the "FCC") has sought to encourage the development of enhanced services as well as Internet-based services by keeping such activities free of unnecessary regulation and government influence. Specifically in the area of telecommunications policy and the use of the Internet, the FCC has refused to regulate most online information services under the rules that apply to telephone companies. This approach is consistent with the passage of the Telecommunications Act of 1996 ("1996 Act") which expresses a Congressional intent "to preserve the vibrant and competitive free market that presently exists for the Internet and other interactive computer services, unfettered by Federal or State regulation."

            Federal. The FCC does not regulate value-added networks ("VANs"), software or computer equipment that offer customers the ability to transport data or voice messages over telecommunications facilities. By definition, VAN operators purchase transmission facilities from "facilities-based" carriers and resell them packaged with packet transmission and protocol conversion services. Under current rules, such operators are excluded from regulation that applies to "telecommunications carriers" under Title II of the Communications Act.

            In the wake of the 1996 Act, however, the FCC is revisiting many of its past decisions and could impose common carrier regulation on the transport and resold telecommunications facilities used to provide telecommunications services as a part of an enhanced or information service package. The FCC also may conclude that I-Link's protocol conversions, computer processing and interaction with customer-supplied information are insufficient to afford the Company the benefits of the "enhanced service" classification, and thereby may seek to regulate the Company as a common carrier/telecommunications service provider. While there are no present indications that the FCC plans to make either of these determinations, such decisions are within the agency's statutory discretion and could affect the manner in which the Company conducts its business.

            To the extent I-Link customers move their services off the facilities of existing long distance carriers, and increase their reliance on the Internet for transmission, I-Link will continue to enjoy minimal federal regulation under current rules. Historically, the FCC has not regulated companies that provide the software and hardware for Internet telephony, or other Internet data functions, as common carriers or telecommunications service providers. Moreover, the FCC recently concluded that information and enhanced service providers are not required to contribute to federal universal service funding mechanisms.

            Notwithstanding the current state of the rules, the FCC's theoretical jurisdiction over the Internet is broad because the Internet relies on wire and radio communications facilities and services over which the FCC has long-standing authority. The FCC's existing framework for "enhanced services" confirms that the FCC has authority to regulate these services, but provides that carrier-type regulation would not serve the public interest. Only recently has this general approach been questioned within the industry.

            In March 1996, for instance, America's Carriers Telecommunications Association ("ACTA"), a trade association primarily comprised of small and medium-size interexchange carriers, filed a petition with the FCC asking that the FCC regulate Internet telephony. ACTA argued that providers of software that enable real-time voice communications over the Internet should be treated as common carriers and subject to the regulatory requirements of Title II of the Communications Act. The FCC sought comment on the request and has not yet issued its decision.

            Any FCC determination that Internet-based service providers should be subject to some level of Title II regulation could affect the manner in which I-Link operates, to the extent it uses the Internet to provide facsimile or voice capabilities, as well as the costs of complying with federal common carrier requirements. With the passage of the 1996 Act, the precise dividing line or overlap between "telecommunications" and "information" services as applied to Internet-based service providers is uncertain. Consequently, I-Link's activities may be subject to evolving rules as the FCC addresses novel questions presented by the increased use of the Internet to offer services that appear functionally similar to traditionally-regulated telecommunications services. At this time, it is impossible to determine what effect, if any, such regulations may have on the future operation of the Company.

            State. While states generally have declined to regulate enhanced services, their ability to regulate the provision of intrastate enhanced services remains uncertain. The FCC originally intended to preempt state regulation of enhanced service providers, but intervening case law has cast doubt on the earlier decision. Moreover, some states have continued to regulate particular aspects of enhanced services in limited circumstances, e.g., to the extent they are provided by incumbent local exchange carriers.

            Whether the states within which I-Link makes its Intranet services capabilities available will seek to regulate I-Link's activities as a telecommunications carrier will depend largely on whether the states determine that there is a need for or other public benefits of such regulation. The staff of the Nebraska Public Service Commission, for example, recently informally concluded that an Internet telephony gateway service operated by a Nebraska Internet Service Provider was required to obtain state authority to operate as a telecommunications carrier. The FCC has authority to preempt state regulation that impedes competition; it has not, however, had occasion to consider this or similar decisions. Under certain circumstances, the FCC may have occasion to preempt state regulation. This issue has not yet been squarely placed before the FCC for resolution.

Delivery of Services Over Existing Switched Telecommunications Networks

            Approximately half of I-Link's communications services are currently delivered over existing switched telecommunications networks through I-Link Communications, Inc. (formerly named Family Telecommunications Incorporated, and for clarity and ease of reference referred to herein as "FTI"). FTI is a long-distance telecommunications carrier that provides long-distance service to most states of the United States. In January 1997 FTI was acquired by the Company in a share exchange transaction. Through this acquisition FTI provided the Company with an existing customer base in excess of 17,000 and, through FTI's contractual agreements with MCI Telecommunications Corporation ("MCI") and telephone facilities and equipment owned and operated by FTI, access to the switched telephone network at favorable rates. Access to the switched telephone network is a necessary component of the I-Link Intranet in order for phone and fax transmissions to be routed to destinations in lesser populated geographic areas that are not serviced by one of I-Link's Communication Engines, which the Company estimates encompasses approximately 15% to 20% of users nationwide. In addition, the access to the switched telephone network at favorable pricing that FTI affords to I-Link permits I-Link to rapidly develop and expand its customer bases in given geographic areas across the switched telephone network until such time as management determines the size of the customer base and the capacity and timing of the deployment of the I-Link Intranet in the area can support the transfer of the customers from the switched telephone network to the I-Link Intranet.

            FTI was incorporated under the laws of the state of Utah in 1996, and maintains its principal place of business in Phoenix, Arizona. FTI also maintains facilities in Salt Lake City, Utah. Through its Carrier Agreement with MCI,

FTI provides 1-plus long-distance service, 800/888 service, worldwide calling card service, worldwide prepaid phone card service, long-distance cellular phone service, data line service and T-span service. By accessing the MCI network, services are available to telephone users in the 48 continental states. FTI is now in the process of obtaining state approval to offer its services in Alaska and Hawaii. Customers using Bell South, Bell Atlantic, Ameritech, GTE Corp., NYNEX Corp., Pacific Telesis Group, US West, Southwestern Bell, Sprint United LTD, SNET, ALLTEL Corp., Rochester Telephone Corp., Cincinnati Bell Telephone, and Citizens as their local telephone company are being offered the FTI long-distance programs. This represents approximately 97% of all telephone lines in the United States; however, there can be no assurance FTI will be successful in attracting new customers or increasing its market share.

            FTI currently maintains switch facilities in twelve states. This equipment allows FTI to offer additional services in the geographic areas in its home state and surrounding states, and to offer specialized services, including a variety of customized 800/888 services, voice mail, voice inter-active services, debit cards, travel cards and other customized services to its entire customer base.

            Approximately 89% of FTI's revenues for 1996 consisted of sales to one marketing group. The agreement between FTI and the marketing group was modified effective January 1, 1997 and terminates on December 31, 1997 with additional one-year terms unless either party gives the other party written notice of its intent not to renew. The terms of the agreement call for variable pricing based on volume, while the marketing group retains risks associated with collection from the consumer. Though the agreement with the marketing group is a significant portion of FTI's 1996 revenues, this agreement is expected to be of decreasing significance to the consolidated operations of the Company in the future.

Telephony Industry Description & History

            The telecommunications industry today is an interconnected network consisting of four corporations (AT&T, MCI, Sprint and LDDS/WorldCom) that together control a significant majority of the interexchange market, and hundreds of smaller companies. In recent years, the industry has changed dramatically due to divestiture, deregulation, and technological innovation.

            For most of this century, the industry was divided between the Bell System, companies owned by or affiliated with AT&T, and the 1,600 or so local telephone independents, companies not affiliated with AT&T, but often components of large non-Bell holding companies. Although the independents served more geographic areas, the Bell System accounted for more than 80% of the telephones and provided most of the intermediate long-distance toll lines. In the 1970's, the picture began to change when several smaller companies began to offer long-distance services to customers in direct competition with AT&T, usually at lower prices. Due to this competition, the projected growth of the markets, and rapid technological changes, among other factors, the Department of Justice in 1974 filed an antitrust suit against AT&T alleging monopolistic practices. The settlement of the suit that occurred in January 1982 mandated that AT&T spin-off the local telephone companies into seven regional independent operating companies (the "Baby Bells") that would remain monopolies in their respective territories, but would be prohibited from selling long-distance services that crossed geographic boundaries, and permitted AT&T to keep its manufacturing, research and development, and interexchange assets. Beginning in 1984, the Baby Bells were required under the settlement to provide access to all long-distance carriers "equal in type, quality and price" to that provided to AT&T.

            The AT&T spin-off and the equal access regulation has enabled the long-distance telephone industry to experience significant growth. The telephone system that has been developed is referred to as a "switched network." In a switched network the phone call first goes from the terminal (the telephone, computer or printer) over local lines to a local switch (the local exchange). The telephone number dialed tells the switch whether the destination is inside or outside the exchange. If the call is directed to a phone within the exchange, the switch will send an electronic signal to the number being called. Once the phone is picked up, the connection is made. If the called number is outside the exchange, the switch will send the call signal over a trunk line to the switch in the correct exchange and that switch will signal the phone at the destination in order to make the connection. The central office is owned by the local phone company and contains switching equipment that is hardwired to every telephone in its area. In addition, it has trunk cables that connect the central office to other central offices. In a seven-digit telephone exchange number, the first three digits of every phone number designates the local area served by the central office. Several central offices, and, therefore, several exchange numbers, are grouped together to form calling areas serviced by the local phone company.

            Often the telephone call is a destination number that crosses a boundary between groups of central offices, known as the Local Access and Transport Area (LATA). There are well over a hundred LATAs in the U.S. The area code dialed signals the local switch that an interexchange or inter-LATA or toll or long-distance call is to be terminated. The local switch then sends the call to a toll switch, which directs the call over toll, long-distance, or interexchange network lines to the toll switch at the destination city. That switch, in turn, directs the call to the proper local exchange switch which signals the phone at the number dialed. At present, most transmission on the local level is by means of copper wires, coaxial cable or fiber optics, but long-distance communication also takes place by means of wire cable, terrestrial or satellite radio, or by a combination of transmission media. The trend is to replace these other media with fiber optics for more flexible services.

            The most common method of making long-distance calls is to first dial a "1" plus the number to be called. The number includes an area code destination comprised of three digits, followed by the three digit telephone exchange and then the four digit location. The call goes first to the local phone company central office and then it is handed off to the long-distance carrier chosen by the customer. At the terminating end of the call, it is passed back to the local phone company in the terminating area code for completion. Both local telephone companies collect access charges from the long-distance carrier for these services. Whenever an interstate call is preceded by a "1" and an area code, the local phone company hands the call off to a long-distance carrier, who will complete the call. The local telephone company knows that a long-distance call must be handed off when the number dialed has ten digits.

            Although the telecommunications industry was originally developed to send electronic analog signals representing the speech pattern of the person talking, the industry is evolving from the analog pattern to a digital network. Digital lines provide higher quality service and, because of the computer technology, make it possible for switches and lines to handle many times more calls at one time than they could previously. The only significant part of the telephone system that is still analog today is from the phone to the central telephone office.

            While a monumental step, the AT&T breakup and the creation of the independent Regional Bell Operating Companies ("RBOCs") originally did nothing more than reshape the existing ownership. Initially, the breakup left AT&T with a near monopoly on long-distance service. It was the requirement of "equal access" that led to the birth of a competitive long-distance market in the U.S. As part of the settlement, the Department of Justice required that the Bell Operating Companies (BOCs) offer their customers access to all long-distance or interexchange carriers ("IXCs"), not just AT&T. Under "equal access," the phone subscribers were given the opportunity to preselect the "long line" carrier of their choice and, thereafter, to obtain from their BOC automatic access to that preselected IXC.

            With deregulation and its concomitant "equal access" requirement, the number of independent long-distance carriers in the United States has grown from the handful existing ten years ago to over 600 IXCs today, which control close to one-half the market share in terms of long-distance or interexchange minutes. The bulk of the market capture was accomplished by MCI, Sprint and LDDS/WorldCom through extensive and mass advertising campaigns and the ability to offer service throughout the entire U.S. These three carriers have priced their product at approximately the same price or just below that of AT&T. The smaller carriers have captured only a small portion of this new market. Management believes this is largely due to two factors. The first is the inability to offer service throughout the U.S. Instead, most small carriers can only offer service to a small geographic location and thus have a limited number of customers from which to draw. The second reason is the lack of resources to commit to large advertising campaigns. The smaller carriers have captured market share basically by offering prices that are substantially below those of the largest four carriers.

            The FCC has extensive authority to regulate long-distance carriers and has the power to review requests for interstate rate changes and other aspects of a carrier's operations. It has generally not exercised this power to review changes in the domestic charges of the smaller carriers that compete with the big four. The FCC has generally allowed competition to be the determinant of the prices these small competitors charge. Moreover, except in certain circumstances, the FCC increasingly has sought to reduce the level of regulation on all interstate service providers, including AT&T.

            In recent years, the European Commission has opened Europe's nationalized telecommunications industry to free market competition. Much like the AT&T breakup, the operation of basic local telephone services has been left to each country's current national carrier, with "deregulation" focused on the more lucrative long-distance and value-added (e.g. data transmission) markets.

Competition in the Switched Network Market

            FTI's competition in the switched network market is all other long-distance providers. Due to the number of regional and local carriers, the number of competitors varies by geographic region. However, the principal competition is the big four carriers, AT&T, MCI, Sprint, LDDS/WorldCom and local regional Bell companies. With these carriers controlling the vast majority of the market share throughout the U.S., the majority of the potential customers to which FTI's products and services are marketed to are customers of one of these carriers. The competitive advantages these four largest carriers have are primarily pervasive nationwide networks, name recognition, operating histories, and substantial advertising resources.

Federal Regulation

            FTI competes in an industry that, to a large degree, continues to be regulated by federal and state governmental agencies. At approximately the same time as the required divestiture of the BOCs from AT&T in 1984, the FCC announced rules that were created to foster a self-regulating interstate telecommunications industry, relying upon competitive forces to keep rates and services in check.

            The FCC has regulatory jurisdiction over interstate and international telecommunications common carriers, including FTI. Since 1981, the FCC has sought to deregulate substantially the interstate activities of non-dominant interexchange carriers such as FTI. For instance, in addition to subjecting non-dominant carriers to streamlined regulation, on numerous occasions the FCC has attempted to exempt non-dominant carriers from federal tariffing requirements altogether. Most recently, the FCC sought to forebear from imposing tariffing requirements on the domestic telecommunications offerings of non-dominant carriers pursuant to Section 10 of the 1996 Act. The FCC's order taking this action, however, was stayed by the United States Court of Appeals for the District of Columbia Circuit on February 13, 1997. FCC rules, therefore, continue to require interstate service providers to tariff their service offerings at the FCC.

            In addition to various annual filing requirements, interstate common carriers also are required by federal law to ensure that their rates are reasonable and do not discriminate unreasonably among and between similarly-situated customers. Moreover, facilities-based interstate carriers are subjected to additional reporting requirements not imposed on interstate service resellers.

Interstate Access Transport Proceeding

            In an effort to encourage competition in the provision of interstate access services, the FCC granted increased pricing flexibility to its local exchange carriers for "access transport" services. Access transport refers to the connection provided by local exchange carriers between long distance carriers' long distance facilities and the customer's telephone. These rate structures previously were designed such that local telephone companies assessed an equal charge per unit of access to all long distance carriers, regardless of the volume of local access that these long distance carriers independently generated. Under the new FCC pricing plan, adopted in the fall of 1993, local telephone companies were allowed to offer more cost effective access to those long distance carriers with very high access volumes in a particular local market. Accordingly, long distance carriers with lesser access requirements, such as FTI, could experience increases in their overall average access cost relative to larger competitors.

            The FCC pricing plan implemented in the fall of 1993 was set to expire in November 1995. In principle, the plan has been extended pending implementation of the 1996 Act. Consideration of these issues has been delayed as the FCC has sought to meet tight statutory deadlines imposed by the 1996 Act on other matters. The FCC, however, is in the process of reconsidering the federal access charge regime in a pending rulemaking proceeding. The Company is unable to predict the course and effect of the FCC's actions on this issue at this time.

Recent Legislation

            In February 1996, the Telecommunications Act of 1996 (the "1996 Act") was signed into law. The purpose of the 1996 Act is to promote competition in all aspects of telecommunications. The 1996 Act requires telecommunications carriers to interconnect with other carriers and to provide for resale, number portability, dialing parity, access to rights-of-way and compensation for reciprocal traffic. Additionally, incumbent local exchange companies ("ILECs") are required to provide nondiscriminatory unbundled access, resale at wholesale rates and notice of changes that would affect interoperability of facilities and networks.

            In August 1996, the FCC adopted a national regulatory framework for implementing the local competition provisions of the 1996 Act, including adoption of rules delineating interconnection obligations of ILECs, unbundling requirements for ILEC network elements, requirements for access to local rights of way, dialing parity and telephone numbering and requirements for resale of and nondiscriminatory access to ILEC services. In many instances, the FCC left the task of implementing the FCC's regulatory standards to the individual states. Numerous states and ILECs have appealed the FCC's decisions and a judicial determination of the legality of the FCC's interconnections rules is pending at the United States Court of Appeals of the Eighth Circuit and there is currently a stay in place on many of the FCC's interconnection rules promulgated under the 1996 Act. A reversal of the legality of the FCC's decisions could affect the development of local competition in the markets in which FTI operates, as well as the pricing of services of interest to FTI. It also could affect FTI's future plans to expand into new markets to the extent efficient interconnection to local facilities is required for competitive market entry.

            Pursuant to Section 254 of the 1996 Act, the FCC also recently initiated a rulemaking to establish a new federal universal service mechanism, and state authorities are revisiting the method by which universal service is funded. The proceeding will determine the extent to which interstate carriers will be required to contribute to federal universal service funds, as well as their ability to draw universal service support. Resolution of the issues raised in this proceeding will affect the cost of providing interstate service and the way FTI conducts its business.

            The 1996 Act also provides that RBOCs may provide long distance service upon enactment that is out-of-region or incidental to: (1) audio/video programming; (2) Internet for schools; (3) mobile services; (4) information or alarm services; and (5) telecommunications signaling. In order for a BOC to provide in-region long distance service, the 1996 Act requires the BOC to comply with a comprehensive competitive checklist and expands the role of the U.S. Department of Justice in the FCC's determination of whether the entry of a BOC into the competitive long distance market is in the public interest. Additionally, there must be a real facilities-based competitor for residential and business local telephone service (or the failure of the potential providers to request access) prior to a BOC providing in-region long distance service. BOCs must provide long distance services through a separate subsidiary of at least three years. Until the BOCs are allowed into long distance or three years have passed, long distance carriers with more than five (5) percent of the nation's access lines may not jointly market BOC resold local telephone service, and states may not require the BOCs to provide intraLATA dialing parity.

            Telecommunications companies also may provide video programming and cable operators may provide telephone service in the same service area. The 1996 Act prohibits telecommunications carriers and cable operators from acquiring more than ten percent of each other, except in rural and other specified areas.

            The impact of the 1996 Act on FTI is unknown because a number of important implementation issues (such as the nature and extent of continued subsidiaries for local rates) still need to be decided by state or federal regulators. However, the 1996 Act offers opportunities as well as risks. The new competitive environment should lead to a reduction in local access fees, the largest single cost in providing long distance service today. For instance, as discussed above, the FCC has initiated a rulemaking to reform its system of interstate access charges to make the pricing of interstate access more compatible with the pricing principles of the 1996 Act and with federal and state actions to open local networks to competition. The FCC proceeding will affect the current pricing relationships between interstate carriers, such as FTI, and ILECs. Specifically, it will determine what is paid to the ILECs for access to their facilities and how it will be paid. While it is generally expected that access charges will decrease under the new rules, it is impossible to predict how the proposals may affect existing pricing relationships.

            Moreover, the removal of the long distance restrictions on the BOCs is not anticipated to have an immediate significant impact on FTI because of the substantial preconditions that must be met before the BOCs can provide most in-region long distance services. Nevertheless, the entry of these local telephone companies into long distance telecommunications services could result in new competition and there is a possibility that the local telephone companies will be able to use local access to gain a competitive advantage over other long distance providers such as FTI.

State Regulation

            In those states prohibiting intrastate resale, FTI may not engage in intrastate operations and in those states where intrastate resale is permitted (at least on an interLATA basis), FTI may be required to obtain state regulatory certification prior to commencing operations. As of December 31, 1996, FTI had received authorization to provide telecommunications services to its customers in approximately 34 states and is applying for authorization to provide telecommunications services to customers in other states. In addition, FTI is required to maintain on file at the state regulatory commissions in those states a tariff or schedule of its intrastate rates and charges. As FTI expands the geographic scope of its direct dial long distance business, it may be required to obtain additional state regulatory approvals to provide intrastate long distance services.

            Various state legislatures and public utility commissions are considering a variety of regulatory policy questions which could adversely affect FTI. At this time, however, it is impossible to determine what effect, if any, such regulations, including the cost of compliance with such regulations, may have on the operations of the Company.

                   BUSINESS OF THE MEDICAL IMAGING DIVISION

Radiological Diagnostic Services

            The majority of the Company's revenue in 1996 and 1995 was derived from owning and operating outpatient diagnostic imaging facilities in Florida. This revenue was primarily generated from two subsidiaries operating magnetic resonance imaging ("MRI") facilities. The Company is considering the sale of such business in light of the Company's focus on the business of I-Link; however, no final decision has been made with respect to any such sale and there can be no assurance that such business will be sold.

            On November 30, 1990, the Company closed on its limited partnership offering of Medcross Imaging, Ltd. ("Partnership"). The Partnership was formed for the purpose of purchasing a Philips T-5 MRI mounted in a mobile van to provide services to health care facilities on the southwest coast of Florida. The Partnership commenced operations in February 1991. During May and June 1992, in a series of individual transactions, the Company acquired an additional 26.75% ownership interest in the Partnership. Prior to the acquisitions, the Company had a 41.5% ownership interest. The Company increased its ownership of the Partnership to 80.75% on October 1, 1993 and 81.75% on October 1, 1994. The Partnership significantly upgraded the MRI to state-of-the-art performance in August 1993 at a cost of over $250,000. The upgraded machine can now produce better images in less time, thereby increasing the profit potential of the mobile unit.

            In June 1993, the Company purchased Waters Edge Scanning Associates, Ltd., renamed "Tampa MRI" after the acquisition. Serving the Tampa, Florida market, the acquisition of this facility was consistent with the Company's "cluster approach" of operating multiple MRIs in a single market or adjacent markets. After the acquisition was complete, this MRI was upgraded for higher efficiency and better images and the facility was remodeled.

            In October 1994, the Company closed on the acquisition of a 75% ownership interest in Urological Ultrasound Services of Tampa Bay ("UUSTB") from Urology Ultrasound, Inc. Prior to the acquisition, the Company owned the other 25% ownership interest in UUSTB. The total consideration given for the 75% partnership interest was $168,162. The purchase price was determined by arms length negotiation and was paid in cash at the closing. The acquisition was accounted for under the purchase method of accounting. UUSTB was organized on September 9, 1987 and is in the business of providing mobile ultrasound services to urologic patients in west central Florida. When the Company acquired the 75% partnership interest in UUSTB from Urology Ultrasound, Inc., the partnership cased to exist, and the Company immediately transferred all assets and liabilities of the partnership, except cash of $115,603, to Urological

Ultrasound Services of Tampa Bay, Inc., a wholly owned subsidiary of the Company, formed for the purpose of this acquisition. Prior to the acquisition, the Company recorded its share of income and loss on its 25% ownership interest in UUSTB using the equity method. On May 1, 1995, the Company transferred all of the assets and certain liabilities of Urological Ultrasound Services of Tampa Bay, Inc. to Tampa MRI.

Regulatory and Legislative Developments

            The Company's medical diagnostic businesses are subject to federal law and various federal and state regulations. While the Company believes that its operations comply with applicable regulations, the Company has not sought or received interpretive rulings to that effect. Additionally, there can be no assurance that subsequent laws, subsequent changes in present laws or interpretation of laws will not adversely affect the Company's operations.

            During the past several years, there has been increasing pressure from federal and state regulatory and legislative bodies to prevent physicians from referring patients to diagnostic imaging facilities in which they have an ownership interest. Many prominent physicians, legislators, medical ethicists, and others feel that ownership of imaging facilities can impair a physician's judgment about the need for a diagnostic test. Studies have shown that physicians who have an ownership interest in imaging facilities tend to refer more patients for diagnostic testing than physicians who have no ownership interest.

            On the federal level, a physician self-referral bill was signed by President Clinton in 1993. The bill bans physicians from referring Medicare patients to imaging and almost any other type of diagnostic or therapeutic outpatient medical facility in which they have an ownership or financial interest, effective January 1, 1995. Many states, including Florida, Illinois, Minnesota, New York, and New Jersey, have passed laws regarding physician self-referral. Some simply require disclosure of ownership, while others restrict physicians from referring to facilities in which they have an ownership interest.

            The Florida legislature enacted the Patient Self-Referral Act of 1992, effective April 8, 1992. This Act prohibits physician self-referral to health care entities in which such physicians have a financial interest, effective October 1, 1994. Management believes these legislative and regulatory actions should have no material adverse effect upon the Company's existing operations. However, the Self-Referral Act also imposed a fee cap, effective July 1, 1992, limiting the technical and professional fees of all providers of "clinical laboratory services, physical therapy services, comprehensive rehabilitative services, diagnostic imaging services, and radiation therapy services" to no more than 115% of the Medicare limiting charge for non-participating physicians. The statute specifically excludes hospitals and physician group practices from the fee cap provision and does not apply to patients eligible for Medicaid or Medicare reimbursement.

            Several lawsuits have been filed by various providers against the State of Florida in both federal and state court alleging, among other things, that the fee cap provision violates the Equal Protection Clause of the U.S. Constitution and seeking to enjoin the state from enforcing the fee cap provision. In July 1992, the United States District Court for the Northern District of Florida granted a permanent injunction in a case entitled Panama City Medical Center, Ltd., et al. vs. Robert B. Williams, et al. The State of Florida appealed the decision granting the injunction and, on February 15, 1994, the U.S. Court of Appeals for the Eleventh Circuit reversed the decision of the lower court, finding that the fee cap provision did not violate the Equal Protection Clause and ruling that the entry of the injunction was in error. A motion for rehearing filed in the action has been denied and a petition has been filed seeking appeal to the U.S. Supreme Court. On June 30, 1992, the Florida Circuit Court, Second Judicial Circuit, enjoined the State of Florida from enforcing the fee cap provision. The Company intervened as a party plaintiff in the state court action. An injunction has been obtained preventing the State of Florida from enforcing the fee cap. The State of Florida appealed the issuance of that injunction. However, the Florida Supreme Court has dismissed the appeal and the Circuit Court action has been dismissed.

            The ultrasound services provided by the Company are related specifically to urology. Approximately 80% of the Company's patients are covered by Medicare. Therefore, changes in Medicare reimbursement rules and regulations may have a significant impact on the profitability of the Company's ultrasound operations. Reimbursement rates for procedures are set annually. The 1996 reimbursement rates for the procedures primarily performed by the Company were increased from between 1.7% to 2.1% over 1995's reimbursement rates.

            On March 20, 1995, the Florida Medicare Part B carrier issued a Final Local Medical Review Policy regarding procedures that can be billed by independent physiological laboratories ("IPL"), the classification of the Company's ultrasound operations. These changes do not allow the IPLs to receive reimbursement from Medicare for the procedures performed by the Company after April 30, 1995. On May 1, 1995, the Company transferred its ultrasound operations to Tampa MRI.

Health Care Industry Competition

            It is common for hospitals, physicians, physician groups, and others in the health care field to form ventures to own and operate medical equipment. The Company is in competition with such groups. There are many companies offering general business consulting services. The companies that may compete with the Company in the future and that currently offer consulting services may be larger and have far greater financial resources than the Company. Also, if the cost of a particular medical device is reduced and the utilization by physicians increases, more hospitals will be able to afford to acquire their own equipment rather than receive service on a shared basis.

Magnetic Resonance Imaging

            MRI is a multi-billion dollar industry that has rapidly gained acceptance by physicians throughout the nation. MRI is the imaging modality of choice for soft tissue in the head, neck and spine. Over 3,000 MRI units have been installed in hospitals, outpatient diagnostic imaging centers, physicians' offices, and in mobile vehicles. At an estimated average of $900 per procedure, the MRI market in the United States generates over $6 billion annually. New uses for MRI are continually being developed. MRI is being used to a greater degree than ever before to scan shoulders, knees, ankles, elbows, breasts, and even the cardiac system.

            The revenue from MRI services accounted for 70% of total revenue of the Company in 1996 and 1995. Contracts with two hospitals that accounted for 41% and 40% of the revenue from MRI services in 1996 and 1995, respectively, were due to expire on February 28, 1996. On December 5, 1995, the Company renewed the contracts with the two hospitals effective October 1, 1995. The agreements are substantially similar to the prior arrangements except with respect to a change in the minimum arrangement and a reduction in per patient charges. These contracts expired on February 28, 1997 and the Company intends to pursue the retail MRI segment of the market although there can be no assurance the Company will be able to do so.

            Many of the MRI systems placed into operation in the market area of the Company's existing MRI centers were purchased and operated by physicians. For some physicians, it was the only way to gain access to this expensive technology. For others, it was an opportunity to invest in a technology that they use to help diagnose their patients' medical problems. The Company competes for patient referrals from physicians with the other MRI centers located in its immediate market area. Because physicians can no longer refer to entities in which they have an ownership interest, the physicians have no financial predisposition to refer to a given center. The Company's ability to obtain referrals will be based upon the quality of its service and its ability to obtain contracts to treat managed care patients. Three new MRI centers have recently begun operations in the market area of Medcross Imaging, Ltd., which will have a significant effect on the Company's ability to pursue the retail MRI segment of the market. Tampa MRI has obtained over 40 managed care contracts during 1996. While this has reduced the average per-patient charges, it has increased the number of patients treated.

Ultrasound

            On May 1, 1995, the Company transferred all of its ultrasound operations to Tampa MRI. The ultrasound services are provided at each physician's office under the physician's direction. The Company is not looking to expand its operations outside of the current market area. There are two main competitors in the Company's market area. Management believes that it will maintain its referrals with the physicians offices and may even gain additional physician referrals through its marketing efforts.

Therapeutic Services

            In the late 1980s, the Company was one of the industry leaders, providing mobile kidney lithotripsy service throughout the southeastern United States. Kidney lithotripsy is a non-invasive technique using shock waves to disintegrate kidney stones. Other forms of kidney stone treatment include surgical removal, drug treatment, endoscopic treatment, laser lithotripsy and percutaneous treatment. The advantage of lithotripsy over surgery is that it can be performed on an outpatient basis in about one hour at less than the cost of the typical surgical procedure. In addition, lithotripsy has fewer complications or side effects, less pain, and a substantially shorter recovery period.

            The Company put the world's first mobile kidney lithotripter into operation in 1986. During the next two years, the Company developed four additional mobile kidney lithotripsy networks. In 1986, the Company coordinated the development of one of the leading outpatient lithotripsy centers in the nation which the Company managed under a management agreement. In 1992, 65% of the ownership in the facility was sold to CORAM, a publicly held corporation. In 1994, the Company's responsibilities under the management agreement were reduced to providing financial services. The annual revenue from this management contract was also reduced from an average of approximately $180,000 to $47,100 per year. In 1995, the remaining 35% of the ownership in the facility was sold to CORAM. In August 1995, the management agreement was terminated. The Company has management agreements with three other owners of mobile kidney lithotripters that operate in seven different states. The Company provides turn-key operations, management, and financial services under its agreements with the owning entities. The Company also provides the trained technicians who operate the lithotripters and, when requested, the drivers who transport the equipment between the using facilities. The Company does not expect any expansion or new development efforts in the lithotripsy area.

            The Company had a 70% ownership interest in International Prostate Partners, formed in 1992. International Prostate Center - Cayman, Ltd., a wholly owned Cayman Island subsidiary of International Prostate Partners, provided transurethral microwave therapy ("TUMT") services in Georgetown, Grand Cayman, for patients with benign prostate hyperplasia ("BPH"). The Company contracted to provide a full range of management services, beginning in 1993, to International Prostate Partners and International Prostate Center - Cayman, Ltd. Operations began in January 1994. The patient case load was insufficient to support operating expenditures. Therefore, the operations were closed down and the equipment put in storage pending FDA approval. In August 1, 1995, the Company sold its interest in the partnership and its Management Agreement was terminated. In May 1996, the manufacturer received FDA approval. The Company has proposed this technology to its existing lithotripsy clients; however, any decisions to be made are pending Medicare reimbursement approval. No assurance can be given by the Company as to when, or if Medicare reimbursement approval will be received.

Foreign Sales and Service of Diagnostic Imaging Equipment

            In January 1993, the Company formed Medcross Asia, Ltd., a wholly owned subsidiary headquartered in Hong Kong. This subsidiary was formed to identify opportunities for the Company to enter the medical field in the Far East.

            On January 7, 1994, the Company entered into a joint venture agreement with China National Medical Equipment and Supplies Import & Export Shenyang Corporation ("CNMC"). The joint venture company, Shenyang Medcross Huamei Medical Equipment Company, Ltd. ("SMHME") is located in the People's Republic of China. SMHME is 51% owned by the Company and 49% owned by CNMC. SMHME imports used and refurbished CT scanners for resale to hospitals in the province of Shenyang. SMHME also provides warranty service, including parts and labor, for the machines it sells and intends to provide warranty service for other machines already existing in the province. The Company's responsibilities include locating, purchasing, refurbishing, and shipping used medical equipment to SMHME. CNMC was required to contribute $380,000 in cash to SMHME of which $260,417 has been contributed. The Company contributed CT scanner equipment and parts with an agreed upon value of $390,000 and a cost basis of $251,972 to SMHME. The Company opened an office in Beijing to sell and service used CT scanning equipment in the People's Republic of China outside the province of Shenyang. In May 1995, the Company closed its Beijing office and is actively pursuing the sale of such operations.

                           DESCRIPTION OF PROPERTY

            In September 1996, I-Link entered into a lease for 14,000 square feet of space for its offices and other facilities in Draper, Utah pursuant to a commercial lease dated September 11, 1996. The term of the lease is seven years commencing November 5, 1996, subject to the right to extend for an additional five years. The initial base rent is approximately $11,650 per month. I-Link has delivered $215,000 in certificates of deposit to the landlord as a security deposit under the lease. I-Link also leases several other spaces to house its Communication Engines throughout the United States. Such spaces vary in size and are rented on a month-to-month basis.

            The Company currently occupies approximately 3,400 square feet for its offices located in St. Petersburg, Florida on a month-to-month basis. The Company leases approximately 2,400 square feet for its outpatient MRI center located in Tampa, Florida. The lease for the medical facility expires May 31, 1998. The Company has the option to extend the medical facility lease an additional two years.

            FTI currently leases and occupies approximately 3,600 square feet of office space in Phoenix, Arizona, pursuant to a commercial lease dated March 18, 1996. The lease term is four years and two months commencing March 18, 1996 beginning with a base rent of $3,598 per month and escalating to $4,498 per month at the end of the lease. FTI also currently leases and occupies approximately 5,100 square feet of office space in Salt Lake City, Utah, pursuant to a commercial lease dated July 1, 1996. The lease term is five years commencing July 1, 1996 beginning with a base rent of $5,313 per month and escalating to $5,843 per month at the end of the lease.

            MiBridge rents 1,800 square feet of office space in Eatontown, New Jersey under a one-year lease effective May 1, 1997 at a cost of $2,000 per month. After the initial term of the lease, MiBridge may continue occupancy of its space on a month-to-month basis. MiBridge may cancel such lease without penalty upon 30 days notice to the lessor.

                               LEGAL PROCEEDINGS

            A Complaint was filed on April 12, 1996, by JW Charles Financial Services, Inc. ("JW Charles") against the Company in Palm Beach County Florida Circuit Court, JW Charles Financial Services, Inc. v. Medcross, Inc., Case No:
CL96-3218. JW Charles previously was issued a Common Stock Purchase Warrant ("Settlement Warrant") on or about November 3, 1994 by the Company. The Settlement Warrant granted JW Charles the right to purchase from the Company 250,000 shares (331,126 as adjusted) of the Company's Common Stock (the "Settlement Shares") subject to adjustment. On or about February 12, 1996, JW Charles made written demand to the Company to invoke its rights to have the Settlement Shares registered pursuant to the terms of the Settlement Warrant. The Complaint alleged that the Company breached the terms of the Settlement Warrant by failing to prepare and file with the Securities and Exchange Commission, a registration statement covering such shares. JW Charles alleged a breach of contract and requested specific performance, i.e., registering the shares with the Securities and Exchange Commission, against the Company. JW Charles also demanded damages in the amount of $2,728,478 plus interest, reasonable attorneys fees, and forum costs.

            On April 29, 1997, the Company executed a settlement agreement relating to the settlement of the JW Charles lawsuit. The lawsuit was dismissed upon payment of $600,000 to JW Charles in consideration for the purchase of the Settlement Warrant. The Settlement Warrant was purchased by an investor group (the Hardy Group) led by the Company's general counsel and its treasurer and chief financial officer. The Company's funds were not used in the JW Charles Settlement. In connection with the purchase of the Settlement Warrant, the Company granted certain additional consideration to the Hardy Group, including new warrants to purchase 175,000 shares of common stock at an exercise price equal to or in excess of the conversion price of the Class C Preferred Stock (i.e., $2.50 per share). Such warrants have registration rights and anti-dilution provisions and are included in the Registration Statement of which this Prospectus forms a part.

                                 1996 OFFERINGS

10% Notes Offering

            Simultaneous with the closing of the I-Link Acquisition in February 1996, the Company completed a private placement of $1,000,000 in aggregate principal amount of convertible promissory notes (the "10% Notes"). The 10% Notes were payable upon the earlier of August 31, 1996 (subject to extension) or the Company's receipt of proceeds of at least $4,000,000 from subsequent debt or equity offerings. The 10% Notes bore interest payable semi-annually at the rate of 10%. Up to $1,250 of each $50,000 in principal amount of the 10% Note was convertible at any time at the option of the holder, into an aggregate of 350,000 shares of Common Stock at the rate of approximately $.0714 per share, subject to certain anti-dilution adjustments; and such principal amount was converted in August 1996.

            The proceeds of the 10% Notes Offering were used to pay outstanding accounts payable and other debts of I-Link. Commonwealth served as placement agent for the 10% Notes and received a placement agent fee equal to 10% of the purchase price of the 10% Notes Offering sold ($100,000) and a $20,000 expense reimbursement to cover legal fees.

Class C Offering

            On September 6, 1996, the Company closed a private placement of 240,000 shares of Class C Preferred Stock, $10 par value per share, at $60 per share. Each share of Class C Preferred Stock entitles the holder to receive a quarterly dividend of $1.20 (8% per annum) payable in cash or, at the option of the Company, in shares of Common Stock of the Company. Unless previously redeemed, the Class C Preferred Stock is convertible into shares of the Company's Common Stock (the "Conversion Shares"), at the option of the holder, commencing November 21, 1996, into such number of shares of the Company's Common Stock as shall equal $60 divided by the lower of (i) $2.50 or (ii) the closing bid price for any five consecutive trading days during the period commencing on September 6, 1996 and ending eighteen months thereafter (the "Conversion Price"). Unless previously redeemed, the shares of the Class C Preferred Stock are automatically converted into the Conversion Shares on September 6, 2002 at a Conversion Price equal to the lower of the then current Conversion Price or 50% of the average closing bid price of the Company's Common Stock for the 10 trading days immediately preceding September 6, 2002.

            In addition, the Company issued $717,000 of principal amount of Convertible Promissory Notes payable on April 1, 1997 (the "Maturity Date") and bearing interest at 8% per annum (previously defined as the "Convertible Notes"). The Convertible Notes provide for the accrual of interest at the simple annual rate of 8%, payable quarterly (18% following the Event of Default which remains uncured). The unpaid principal balance of the Convertible Notes may be prepaid by the Company without penalty upon 30 days' notice to the holder; provided, however, that certain conditions be met. The unpaid principal amount of a Convertible Note will be automatically converted into shares of Class C Preferred Stock at any time prior to the close of business on the Maturity Date at the rate of $60 per share of Class C Preferred Stock upon certain conditions being met. See "Description of Securities--Convertible Promissory Notes."

            The Company received net proceeds of approximately $12.3 million from the Class C Offering, after commissions and other expenses related to the offering.

            As a result of the closing of the private placement, 1.6 million shares of the Company's restricted Common Stock held in escrow for the benefit of the former shareholders of I-Link have been released from escrow, in accordance with the terms of the Stock Purchase Agreement between I-Link and the Company. Upon such release, the Company recorded acquired in-process research and development expense of $14.6 million in fiscal 1996, and an increase to paid-in capital of $12.6 million in fiscal 1996. The final one million shares held in escrow were released in August 1997 as a result of satisfaction of certain revenue targets, resulting in an increase in intangible assets and paid-in capital of $8,875,000.

            Commonwealth Associates (previously defined and hereinafter referred to as "Commonwealth"), acted as the placement agent for the Class C Offering. Commonwealth received a commission equal to seven percent (7%) of the aggregate purchase price of the shares of Class C Preferred Stock and Convertible Notes sold, a non-accountable expense allowance equal to three percent (3%) of the gross proceeds from the sale of the Class C Preferred Stock and Convertible Notes and certain other specified offering-related costs.

            In addition, the Company granted Commonwealth a right of first refusal to underwrite or place any future public or private sale of debt or equity securities or any such sale by certain principal shareholders of the Company, its subsidiaries and successors, for a period of five years after the closing of the Class C Offering.

            The Company issued to Commonwealth Warrants to purchase up to 250,000 shares of the Company's Common Stock and Consultant's Warrants to purchase up to 500,000 shares of Common Stock (together previously defined as the "Commonwealth Warrants"). The Commonwealth Warrants will be exercisable for five (5) years commencing March 1997 at an exercise price of $2.50 per share, subject to adjustment. See "Description of Securities--Commonwealth Warrants."

            The Company also entered into a Consulting Agreement with Commonwealth, pursuant to which: (i) the Company shall employ Commonwealth as its investment banker and financial consultant for a period of twelve (12) months; (ii) the Company paid Commonwealth a fee of $200,000, plus 2% of the gross proceeds of the Class C Offering in excess of $10,000,000, for such twelve
(12) month period; and (iii) the Company agreed to pay Commonwealth a fee of five percent (5%) of the first $5,000,000 and two and one-half percent (2-1/2%) of the amount over $5,000,000 of the consideration paid or received by the Company (or by any affiliated entity of the Company) in any transaction (including mergers, acquisitions, joint ventures and other business transactions) consummated by the Company or any subsidiary or affiliate of the Company introduced to the Company by Commonwealth.

            Commonwealth designated Joseph Cohen for election to the Board of Directors of the Company, and designated Michael Falk as a non-voting advisor to the Board of Directors. In addition, Commonwealth was granted the right to approve the Company's selection of a second outside director to be nominated for election at the next annual or special meeting of stockholders. To date no individual has been named by Commonwealth to be its second designated member of the Board of Directors. See "Management."

            Commonwealth also arranged bridge financings for the Company in the amount of $375,000 and was paid $37,500 in commissions from the proceeds of the Class C Offering.

            See "Certain Relationships and Related Transactions," "Description of Securities" and "Selling Securityholders" for a description of the acquisition of certain securities by Commonwealth and associates and affiliates of Commonwealth.

                                  MANAGEMENT

            The directors and executive officers of the Company are:


              Name                     Age                                       Title
---------------------------------      ---       --------------------------------------------------------------------------
John W. Edwards..................       42       Chairman of the Board, President and Chief Executive Officer of the
                                                 Company and Chief Executive Officer of I-Link

Karl S. Ryser, Jr................       42       Treasurer and Chief Financial Officer of the Company and Chief Financial
                                                 Officer of I-Link

William H. Flury.................       43       Vice President, Sales and Marketing of I-Link

David E. Hardy...................       44       Secretary of the Company

Henry Y.L. Toh...................       40       Director and Assistant Secretary of the Company

Clay Wilkes......................       37       Director of the Company

R. Huston Babcock, M.D...........       68       Director of the Company

Joseph A. Cohen..................       50       Director of the Company

Robert W. Edwards................       47       Vice President of Network Operations of I-Link

            The Company's Articles of Incorporation provide that the number of directors of the Company shall not be less than five or more than nine. Currently, the Board of Directors has five members. The Company's Articles of Incorporation provide that the Board of Directors is divided into three classes and that each director shall serve a term of three years. Messrs. Joel S. Kanter (who resigned in July 1996 for personal reasons) and Henry Y.L. Toh, Class II Directors, stood for re-election at the annual meeting of shareholders in 1995. The terms of office of Mr. Toh and Joseph A. Cohen, who was appointed a Class II Director in September 1996 as the designee of Commonwealth, will expire at the 1999 annual meeting of shareholders. Dr. R. Huston Babcock and John W. Edwards, Class III Directors, were re-elected at the October 1997 annual meeting of shareholders. The term of office of Clay Wilkes, a Class I Director, expires at the next annual meeting of shareholders. Commonwealth has also designated Michael Falk, President of Commonwealth, to be a non-voting advisor to the Board. In addition, Commonwealth has the right to approve the Company's selection of a second outside director in accordance with the terms of the Sales Agency Agreement between the Company and Commonwealth entered into in July 1996 in connection with the Company's private placement of Class C Preferred Stock. A second outside director has not been selected as of the date hereof. See "1996 Offerings."

            Biographical information with respect to the present executive officers, directors, and key employees of the Company are set forth below. There are no family relationships between any present executive officers and directors except that John W. Edwards and Robert W. Edwards are brothers.

            John W. Edwards, Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Edwards was selected to fill a vacancy on the Board of Directors as a Class III director in June 1996. He was elected Chairman of the Board in August 1997. Mr. Edwards serves as the Chief Executive Officer of I-Link and, as of September 30, 1996, serves as the President and Chief Executive Officer of the Company. Mr. Edwards served as Acting Chief Financial Officer of the Company from September 1996 to January 1997. Mr. Edwards served as President and a director of Coresoft, Inc., a software company developing object-oriented computer solutions for small businesses from September 1995 to April 1996. During the period August 1988 through July 1995, Mr. Edwards served in a number of executive positions with Novell, Inc., a software company providing networking software, including Executive Vice President of Strategic Marketing, Executive Vice President of the Appware and Desktop Systems Groups and Vice President of Marketing of the NetWare Systems Group. Mr. Edwards was involved in the development of the NetWare 386 product line. Until May 1996, he was a visiting faculty member at the Marriott School of Management at Brigham Young University. Mr. Edwards received a B.S. degree in Computer Science from Brigham Young University and has taken graduate courses in Computer Science at Brigham Young University. Mr. Edwards was re-elected to the Board of Directors as a Class III Director at the 1997 Annual Meeting.

            Karl S. Ryser, Jr., Treasurer and Chief Financial Officer of the Company and of I-Link. Mr. Ryser was elected Treasurer of the Company and Treasurer and Chief Financial Officer of I-Link in September 1996, and Chief Financial Officer of the Company in January 1997. Mr. Ryser was self-employed as a corporate financial consultant from May 1995 until September 1996, when he joined I-Link as its Treasurer. From July 1993 through April 1995, Mr. Ryser served as Vice President of Finance and Treasurer of Megahertz Corporation, a publicly-held manufacturer of data communication products, in which position he served until Megahertz was acquired by U.S. Robotics Corporation. After earning his MBA, Mr. Ryser's work experience was concentrated in the investment banking field, working first with the Capital Markets Division of First Security Corporation and later with Dain Bosworth, Inc. Mr. Ryser holds a B.S. degree in Finance from the University of Utah in 1979, and an MBA from the University of San Diego in 1982.

            William H. Flury, Vice President, Sales and Marketing of I-Link since May 1996. Mr. Flury has over 17 years of sales and marketing management experience. From November 1994 to March 1996, Mr. Flury held the Vice President of Worldwide Sales position at Zebra Technologies, VTI. From June 1988 to September 1989, Mr. Flury was employed by Novell, Inc., where he was the Senior Director of National Accounts and Industry Markets. From November 1989 to July 1992, he worked for Adobe Systems as Director of Market Development. From August 1992 to October 1994, he was employed by NetLabs as Vice President of Worldwide Sales and Customer Support. From October 1994 to March 1996, he was employed by Vertical Technologies. Mr. Flury has established domestic and international programs in direct sales, multi-tiered channel sales, and OEM sales. Mr. Flury holds Business and Sociology degrees from the University of Utah, and is a graduate of the Stanford Executive Program.

            David E. Hardy, Secretary of the Company. Mr. Hardy was appointed Secretary of the Company in December 1996. He is a founding partner of the law firm of Hardy & Allen, in Salt Lake City. From February 1993 to April 1995, Mr. Hardy served as Senior Vice President and General Counsel of Megahertz Corporation, a publicly-held manufacturer of data communication products. Prior to his association with Megahertz Corporation, Mr. Hardy was a senior partner of the law firm of Allen, Hardy, Rasmussen & Christensen which was founded in 1982. Mr. Hardy holds a Bachelor of Arts degree from the University of Utah and a Juris Doctor degree from the University of Utah School of Law.

            Henry Y.L. Toh, Director of the Company. Mr. Toh was elected by the Board of Directors as a Class II Director and as Vice Chairman of the Board of Directors in March 1992. Mr. Toh was elected President of the Company in May 1993, Acting Chief Financial Officer in September 1995 and Chairman of the Board in May 1996, and served as such through September 1996. He was appointed Assistant Secretary of the Company in May 1997. Mr. Toh is a Director of Four M. Mr. Toh served as a senior tax manager in international taxation and mergers and acquisitions with KPMG Peat Marwick from March 1980 to February 17, 1992. He is a graduate of Rice University.

             Clay Wilkes, Director of the Company. Mr. Wilkes served as Chairman of the Board of the Company from September 1996 to August 1997. Mr. Wilkes was elected by the Board of Directors of the Company as a Class I Director in April 1996. Mr. Wilkes served as President and Chief Executive Officer of I-Link from inception to April 1996, Chief Technology Officer of I-Link until January 1997 and is a director of I-Link. Mr. Wilkes has served as President of GNet Enterprises, Inc., the general partner of I-Link, Ltd., since its inception. From February 1993 through June 1994, Mr. Wilkes has served as a consultant to IBM in Austin, Texas on the PowerPC project. From August 1990 through September 1992, he was responsible for UNIX product development at Novell, Inc. in Provo, Utah, where he managed the networking server and client development groups. Mr. Wilkes has spent many years in the management and development of computer communications software. Mr. Wilkes attended the University of Oregon and Brigham Young University and course work in Computer Science at Utah State University.

            R. Huston Babcock, M.D., Neurosurgeon and Director of the Company since April 1983. Dr. Babcock served as Chairman of the Board of Directors of the Company from its inception in April 1983 until March 1992. He was

President of the Company from inception until November 1987. He was Medical Director of the Company from November 1987 to February 1993. Dr. Babcock is a neurosurgeon and has been engaged in the full-time private practice of medicine on the West Coast of Florida since 1960. Dr. Babcock was re-elected to the Board of Directors as a Class III director at the 1997 Annual Meeting.

            Joseph A. Cohen, President of an investment firm and Director of the Company. Mr. Cohen was appointed a Class II Director of the Company in September 1996 as the designee of Commonwealth. He has been the Chairman, Chief Executive Officer and Director of New Frontier Entertainment, Inc. ("New Frontier") since its formation in May 1995 and held the same positions since January 1993 in New Frontier's predecessor company, The Frondelle Company, Inc. He is also President of Leslie Group, Inc., a diversified company with holdings primarily in the music, film, home video and other entertainment-oriented businesses. The Leslie Group is a limited partner of Commonwealth Associates Management Corp., a limited partnership which is the parent of Commonwealth. He is also a Founder and President of Leslie/Linton Entertainment Inc., a merchant banking company that provides investment funds and assists in raising capital and debt for companies. Mr. Cohen also serves as President of Pickwick Communications, Inc., an independent music publishing company. From 1977 to 1986, Mr. Cohen served as Executive Vice President of the National Association of Recording Merchandisers, Inc. and Founder and Executive Vice President of Video Software Dealers Association, Inc., trade associations representing all segments of the recorded music and home video industries, respectively.

            Robert W. Edwards, Jr., Vice President of Network Operations of I-Link. Mr. Edwards was appointed Vice President of Network Operations of I-Link in January 1997. From its inception in March 1996 to January 1997 Mr. Edwards served as President and a Director of FTI, a long-distance telecommunications carrier. Prior to incorporating FTI, Mr. Edwards worked from September 1995 to March 1996 on preliminary regulatory, tariff, equipment lease, employment and other organizational matters for FTI. Mr. Edwards was President of FTI Publishing, Inc., a publisher of travel-related advertising brochures (not associated or affiliated with FTI) from 1993 to 1995. From 1984 through 1993, Mr. Edwards was a partner in ONE-2-ONE Communications, Inc., a telecommunications reseller for the southwest region of the United States. He received his B.S. Degree in Computer Science from the University of Utah in 1976.

            Each officer of the Company is chosen by the Board of Directors and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall resign or be removed as provided by the By-Laws.

            There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Committees of the Board of Directors

            Audit Committee. The Company's audit committee (the "Audit Committee") is responsible for making recommendations to the Board of Directors concerning the selection and engagement of the Company's independent certified public accountants and for reviewing the scope of the annual audit, audit fees, and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies and internal accounting controls, and procedures for preparation of financial statements. Henry Y.L. Toh, Chairman of the Audit Committee, Clay Wilkes and Joseph A. Cohen are members of the Audit Committee. The Audit Committee held one meeting during the last fiscal year.

            Compensation Committee. The Company's compensation committee (the "Compensation Committee") approves the compensation for executive employees of the Company. Dr. R. Huston Babcock, Chairman of the Compensation Committee, John
W. Edwards, and Joseph A. Cohen are members of the Compensation Committee. The Compensation Committee held one meeting during the last fiscal year.

            Finance Committee. The Company's finance committee (the "Finance Committee") is responsible for reviewing and evaluating financing, strategic business development and acquisition opportunities. Joseph A. Cohen, Chairman of the Finance Committee, Clay Wilkes and John W. Edwards are members of the Finance Committee. The Finance Committee held one meeting during the last fiscal year.

            The Company has no nominating committee or any committee serving a similar function.

                            EXECUTIVE COMPENSATION

            The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three years by each person serving as the Company's Chief Executive Officer during the last year and the Company's three most highly compensated executive officers serving as such at the end of the year ended December 31, 1996, whose compensation was in excess of $100,000.


                                                                                      Long-Term Compensation
                                                                              ------------------------------------
                                                Annual Compensation                   Awards              Payouts
                              ----------------------------------------------  -----------------------   ----------
                                                                                           Securities
                                                                  Other       Restricted   Underlying                  All Other
        Name and                                                  Annual         Stock      Options/       LTIP      Compensation
   Principal Position         Year    Salary($)   Bonus($)   Compensation($)   Awards($)    SARs(#)     Payouts($)        ($)
------------------------      ----    ---------   --------   ---------------  ----------    ---------   ----------   ---------------

Henry Y.L. Toh/1/             1996      55,802        0            837/2/          0/3/     173,501         0             N/A
President and CEO             1995      58,051        0            225/2/          0         11,167         0             N/A
                              1994      54,362        0            815/2/          0         1,167          0             N/A

John W. Edwards/4/            1996     101,663/4/     0             0              0       1,250,000/5/     0             N/A
President and CEO             1995        --         --             --            --           --           --             --
                              1994        --         --             --            --           --           --             --

Karl S. Ryser, Jr./6/         1996     41,665/6/      0             0              0        250,000         0             N/A
Treasurer and CFO             1995        --         --             --            --           --           --             --
                              1994        --         --             --            --           --           --             --
William H. Flury/7/
Vice President, Sales         1996     91,667/7/      0             0              0        250,000/8/      0             N/A
and Marketing of I-Link       1995        --         --             --            --           --           --             --
                              1994        --         --             --            --           --           --             --

------------------
1 Mr. Toh began his employment with the Company in April 1992 and was appointed President and CEO in May 1993 and served as such through September 30, 1996.

2    Represents Company contributions to 401(k) plan on behalf of Mr. Toh.

3 None of Mr. Toh, Mr. Edwards, Mr. Ryser or Mr. Flury had restricted stock holdings at the end of the last year.

4 Mr. Edwards began his employment with I-Link in April 1996 and was appointed President and CEO as of September 30, 1996; his annual salary was $175,000 from April to August 21, 1996 and was $96,000 for the balance of the fiscal year. See "--Employment Agreements."

5 Excludes warrants to purchase 25,000 shares of Common Stock at an exercise price of $4.875 per share issued in connection with a bridge loan. See "Certain Relationships and Related Transactions."

6 Mr. Ryser began his employment with I-Link in September 1996; his annual salary during the 1996 fiscal year was $125,000. See "--Employment Agreements."

7 Mr. Flury began his employment with I-Link in May 1996; his annual salary during 1996 was $137,500 per year. See "--Employment Agreements."

8 Excludes warrants to purchase 5,000 shares of Common Stock at an exercise price of $2.50 per share issued in connection with a bridge loan. See "Certain Relationships and Related Transactions."

Option/SAR Grants in Last Fiscal Year (1996)

     The following table sets forth certain information with respect to the options granted during the year ended December 31, 1996, for the persons named in the Summary Compensation Table (the "Named Executive Officers"):

                                                                  Percent of Total           Exercise
                           Number of Securities Underlying    Options/SARs Granted to        or Base
      Name                    Options/SARs Granted (#)       Employees in Fiscal Year      Price ($/Sh)            Expiration Date
-----------------------    -------------------------------   ------------------------    ----------------        ------------------
Henry Y.L. Toh                        150,000                           3.5%                  $1.125                  2/3/2006
                                       10,000                            *%                    1.000                  1/1/2006

John W. Edwards/1/                    1,000,000                        23.1%                   7.000                  4/8/2006
                                       250,000                          5.8%                   4.875                  8/21/2006

Karl S. Ryser, Jr.                     250,000                          5.8%                   4.410                 10/15/2006

William H. Flury/2/                    250,000                          5.8%                   4.410                 10/15/2006
----------------------------

*    Less than 1%.
1 Does not include warrants to purchase 25,000 shares of Common Stock at an exercise price of $4.875 issued in connection with a bridge loan. See "Certain Relationships and Related Transactions."
2 Does not include warrants to purchase 5,000 shares of Common Stock at an exercise price of $2.50 in connection with a bridge loan. See "Certain Relationships and Related Transactions."

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth certain information with respect to options exercised during 1996 by the Named Executive Officers and with respect to unexercised options held by such persons at the end of 1996.

                            Shares                                 Number of Securities                Value of Unexercised in the
                         Acquired On          Value               Underlying Unexercised                  Money Options/SARs at
     Name                Exercise (#)     Realized ($)          Options/SARs at FY-End (#)                     FY-End ($)/1/
----------------       ---------------   --------------    -------------------------------------   --------------------------------
                                                            Exercisable           Unexercisable     Exercisable     Unexercisable
                                                           -------------        ----------------   -------------   ----------------
Henry Y.L. Toh                0                 0            173,501                    0            581,919              0

John W. Edwards               0                 0            416,666                 833,334           N/A               N/A

Karl S. Ryser, Jr.            0                 0            25,000                  225,000           N/A               N/A

William H. Flury              0                 0               0                    250,000           N/A               N/A

---------------------

1 The calculations of the value of unexercised options are based on the difference between the closing bid price on Nasdaq of the Common Stock on December 31, 1996, and the exercise price of each option, multiplied by the number of shares covered by the option.

Director Compensation

     During 1996, Directors of the Company then serving received options to purchase 10,000 shares of Common Stock on the first business day of January at an exercise price equal to the fair market value of the Common Stock on the date of grant. Mr. Cohen received options to purchase 64,000 shares of Common Stock upon his appointment to the Board. Effective February 6, 1997 and the first business day of January of each year thereafter, each Director then serving will receive options, to purchase 10,000 shares of Common Stock and, for each committee on which the Director serves, options to purchase 5,000 shares of Common Stock. The exercise price of such options shall be equal to the fair market value of the Common Stock on the date of grant. The Directors are also eligible to receive options under the Company's stock option plans at the discretion of the Board of Directors.

Employment Agreements

            In February 1996, the Company entered into two-year employment agreements with Henry Y.L. Toh, then President and Chief Executive Officer; Dorothy Michon, Vice President, Operations; and Stephanie Giallourakis, Controller and then Secretary. The Employment Agreements are each for an initial period ending on December 31, 1997 and are automatically renewable for successive one-year periods unless written notice to the contrary is given by the Company not less than 120 days prior to expiration of the term. Pursuant to the terms of the employment agreements, each such officer is required to devote such of his or her time to the business and affairs of the Company as is required to fulfill the duties and responsibilities of his or her office. Mr. Toh is entitled under his employment agreement to receive compensation at the rate of $54,000 per year. Ms. Michon is entitled to compensation at the rate of $63,000, and Ms. Giallourakis is entitled to compensation at the rate of $53,000 per year. Each such officer is entitled to an annual bonus at the discretion of the Board of Directors and may participate in fringe benefits, deferred compensation, stock benefits and option plans of the Company. In the event of termination of his employment by the Company other than for "cause" (as defined in the agreement) or by Mr. Toh upon "good reason" (as defined in the agreement), the Company is required to pay Mr. Toh, as liquidated damages or severance pay, monthly termination payments equal to the base salary in effect for a period of six months after such termination and, with respect to Ms. Michon and Ms. Giallourakis, each such officer is entitled to monthly termination payments equal to the base salary for periods of three months after any such termination. Each of the employment agreements contains confidentiality and non-solicitation provisions.

            I-Link entered into three-year employment agreements on February 21, 1996 with each of Clay Wilkes and Alex Radulovic, Senior Engineer of I-Link. Under his employment agreement, Mr. Wilkes is employed at a salary of $95,000 per annum, subject to adjustment upon satisfaction of performance criteria. Under his employment agreement, Mr. Radulovic is employed at a salary of $90,000 per annum, subject to adjustment upon satisfaction of performance criteria. In the event of termination by the Company not involving Just Cause (as defined in the agreement), or upon a material breach by the Company which is unremedied for 30 days after written notice, each of Mr. Wilkes and Mr. Radulovic is entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for the remaining term of the Agreement and, in addition, all options shall vest. Each of the agreements contain non-competition and confidentiality provisions. On July 1, 1996, the Company approved the grant of options to purchase 1,500,000 and 500,000 shares of Common Stock at $7.00 per share for five years, to Messrs. Wilkes and Radulovic, respectively. To the extent vested, the options may be exercised commencing June 30, 1997. The options vest on June 30, 2001; provided however, that vesting will accelerate in 25% increments at such time as the average closing bid price of a share of Common Stock equals or exceeds $10, $15, $20 and $25, respectively.

            On April 8, 1996, I-Link entered into a three-year employment agreement with John W. Edwards, President, Chief Executive Officer and Director of the Company. Pursuant to the terms of the employment agreement, Mr. Edwards is employed as the Chief Executive Officer and a Director of I-Link, and is required to devote substantially all of his working time to the business and affairs of I-Link. Mr. Edwards is entitled under his employment agreement to receive compensation at the rate of $175,000 per year and is entitled to a profitability bonus in the discretion of the I-Link Board of Directors and to participate in fringe benefits of the Company as are generally provided to executive officers. In addition, Mr. Edwards is entitled to receive an option to purchase one million shares of Common Stock of the Company at an exercise price of $7.00 per share. Of such options, 83,333 vested immediately and 83,333 vest and become exercisable on the first calendar day of each quarter after April 8, 1996. In the event of termination by I-Link or in the event of a violation of a material provision of the agreement by I-Link which is unremedied for thirty
(30) days and after written notice or in the event of a "change in control" (as defined in the agreement), Mr. Edwards is entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for the remaining term of the agreement. The agreement contains non-competition and confidentiality provisions. Mr. Edwards agreed to amend his contract, effective August 21, 1996, to reduce his annual salary from $175,000 to $96,000; and in consideration of the salary reduction, the Company has agreed to grant him options to purchase 250,000 shares of Common Stock at an exercise price of $4.875 per share.

            In October 1996, I-Link entered into three-year employment agreements with Karl S. Ryser, Jr., Treasurer and Chief Financial Officer of the Company, and with William H. Flury, I-Link's Vice President, Sales and Marketing. Pursuant to the terms of the employment agreements, each such officer is required to devote all of his time to the business and affairs of the Company except for vacations, illness or incapacity. Mr. Ryser is entitled under his employment agreement to receive compensation at the rate of $125,000 per year and a bonus in the sole discretion of the Chief Executive Officer and Mr. Flury is entitled to compensation at the rate of $137,500 per year and a bonus commensurate with his performance and that of I-Link. Each such employee may participate in fringe benefits, deferred compensation, stock benefits and option plans of the Company. In addition, each of Mr. Ryser and Mr. Flury is entitled to options to purchase 250,000 shares of Common Stock exercisable at an exercise price equal to the closing bid price on the date of the employment agreement. Options issuable to Mr. Ryser to purchase 25,000 shares vest immediately and the remaining options will vest in quarterly increments of 20,455 commencing January 1, 1997. Options issuable to Mr. Flury to purchase 41,666 shares vest six months from the date of the employment agreement and the remaining options will vest in quarterly increments of 20,833. In the event of a change of control or upon termination of the employment agreement by the Company without cause all options shall thereupon be fully vested and immediately exercisable. In the event of termination by the Company other than for "cause" (as defined in the agreement), the Company is required to pay Mr. Ryser or Mr. Flury, as the case may be, a lump sum severance payment equal to one year's then current salary. Each of the employment agreements contains confidentiality and non-competition provisions.


            In September 1997 the Company entered into a two-year employment agreement with Dror Nahumi as Vice President of Emerging Technologies of the Company and to manage the operations of MiBridge, Inc. Pursuant to the terms of the employment agreement, Mr. Nahumi is required to devote all of his time to the business and affairs of MiBridge, Inc. and is entitled to receive compensation at the rate of $100,000 per year, and a bonus to the extent bonuses are declared by the Company's Board of Directors. Mr. Nahumi may participate in fringe benefits, deferred compensation, stock benefits and option plans of the Company. Mr. Nahumi's employment agreement contains non-competition and confidentiality provisions, and provides for the assignment by Mr. Nahumi to the Company of all of his rights, title, interest and intellectual property in and to his employment inventions (as such terms are defined in the employment agreement).

Consulting Agreements

            The Company is a party to a consulting agreement for the period beginning January 1, 1996 and ending December 31, 1998 with Windy City, Inc. Joel Kanter, a director of the Company until July 30, 1996, is the President and a director of Windy City, Inc. Pursuant to such agreement, Windy City, Inc. was engaged to provide such consulting services as the Company may request in exchange for compensation at the rate of $6,250 per calendar quarter.

            The Company entered into a consulting agreement for the three-month period ended October 23, 1995 with Bijan Taghavi, formerly an officer and director of the Company. Pursuant to such agreement, Mr. Taghavi was engaged to provide such consulting services as requested by the Company in exchange for compensation at the rate of $5,208 per month. Mr. Taghavi's consulting agreement contains certain mutual release, non-competition and confidentiality provisions.

            The Company entered into a consulting agreement with Timothy R. Barnes, formerly an officer of the Company (the "Barnes Agreement"), which agreement expired February 6, 1996. The Barnes Agreement provided for the issuance to Mr. Barnes of warrants to purchase 36,858 shares of Common Stock exercisable at a purchase price equal to the fair market value of the Common Stock at the date of grant. The shares of Common Stock were included in a registration statement on Form S-8. The Barnes Agreement also contained standard non-competition and confidentiality provisions.

            The Company entered into a Consulting Agreement with David E. Hardy effective February 6, 1997 and for a term of 36 months thereafter. Pursuant to the Agreement, Mr. Hardy shall provide legal services to the Company in exchange for compensation at the rate of $10,417 per month for the term of the Agreement. In addition, in the event the Company increases the salary of its senior-level vice presidents, the consulting fee shall be equally increased and in the event the Company shall pay any company performance-based bonuses to its senior level vice presidents, the Company shall pay an equal amount to Mr. Hardy. In addition, Mr. Hardy was granted options to purchase 250,000 shares of the Company's Common Stock at an exercise price equal to the closing price of the Company's publicly traded shares as of the effective date of the Agreement ($5.375 per share). The options vest as to 47,500 shares upon the execution of the Agreement and options relating to 20,250 shares shall vest at the commencement of each calendar quarter for ten quarters, with the first quarterly vesting to occur on April 1, 1997 and the final quarterly vesting to occur July 1, 1999. In the event of the termination of the Agreement prior to the expiration of the full term for any reason other than as a result of a material, unremedied breach by Mr. Hardy which remains uncured following 30 days written notice, Mr. Hardy is entitled to a lump sum payment equal to the lesser of the monthly consulting fee payable through the end of the term of the Agreement or the monthly consulting fee payable over 12 months and all unvested options shall accelerate and immediately become fully vested and exercisable.

Director Stock Option Plan

            The Company's Director Stock Option Plan (the "DSOP") authorizes the grant of stock options to directors of the Company. Options granted under the DSOP are non-qualified stock options exercisable at a price equal to the fair market value per share of Common Stock on the date of any such grant. Options granted under the DSOP are exercisable not less than six (6) months nor more than ten (10) years after the date of grant.

            As of December 31, 1996, options for the purchase of 8,169 shares of Common Stock at prices ranging from $.875 to $3.875 per share were outstanding. As of December 31, 1996, options to purchase 15,228 shares of Common Stock have been exercised. In connection with adoption of the 1995 Director Plans (as hereinafter defined) the Board of Directors authorized the termination of future grants of options under the DSOP; however, outstanding options granted under the DSOP will continue to be governed by the terms thereof until exercise or expiration of such options.

Stock Purchase Plan

            In accordance with the Employee Qualified Stock Purchase Plan (the "Purchase Plan"), employees may contribute up to ten percent of their base wages toward the purchase of Common Stock. The exercise price of options granted under the Purchase Plan is the lesser of 85% of the market value on the first business day of the payment period (September 1) or the last business day of the payment period (August 31). As of December 31, 1996, the Company had 35,146 shares of Common Stock reserved for issuance on exercise of the purchase rights granted under the Purchase Plan.

1995 Director Stock Option Plan

            In October 1995, the stockholders of the Company approved adoption of the Company's 1995 Director Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and stock appreciation rights (the "1995 Director Plan").

            The 1995 Director Plan provides for automatic and discretionary grants of stock options which qualify as incentive stock options (the "Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify (the "Non-Qualified Options") to be issued to directors. In addition, stock appreciation rights (the "SARs") may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

            The 1995 Director Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs to purchase up to 250,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Director Plan, the shares of Common Stock as to which such option or right was not exercised will become available under the 1995 Director Plan for the grant of additional options or rights to any eligible employees. The shares of Common Stock subject to the 1995 Director Plan may be made available from either authorized but unissued shares, treasury shares, or both.

            The 1995 Director Plan also provides for the grant of Non-Qualified Options on a non-discretionary basis pursuant to the following formula: each member of the Board of Directors then serving shall receive a Non-Qualified Option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value per share of the Common Stock on that date. Pursuant to such formula, directors received options to purchase 10,000 shares of Common Stock as of October 17, 1995, options to purchase 10,000 shares of Common Stock on January 2, 1996, and will receive options to purchase 10,000 shares of Common Stock on the first business day of each January. Each option is immediately exercisable for a period of ten years from the date of grant. The Company has 250,000 shares of Common Stock reserved for issuance under the 1995 Director Plan. As of December 31, 1996, options exercisable to purchase 190,000 shares of Common Stock at prices ranging from $1.00 to $1.25 per share are outstanding under the 1995 Director Plan. As of December 31, 1996, options to purchase 40,000 shares have been exercised under the 1995 Director Plan.

1995 Employee Stock Option Plan

           In October 1995, the stockholders of the Company approved adoption of the Company's 1995 Employee Stock Option and Appreciation Rights Plan (the "1995 Employee Plan"), which plan provides for the issuance of Incentive Options, Non-Qualified Options and SARs.

            Directors of the Company are not eligible to participate in the 1995 Employee Plan. The 1995 Employee Plan provides for the grant of stock options which qualify as Incentive Stock Options under Section 422 of the Code, to be issued to officers who are employees and other employees, as well as Non-Qualified Options to be issued to officers, employees and consultants. In addition, SARs may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

            The 1995 Employee Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs of up to 400,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Employee Plan, the shares of Common Stock as to which such option or right was not exercised will become available under the 1995 Employee Plan for the grant of additional options or rights to any eligible employee. The shares of Common Stock subject to the 1995 Employee Plan may be made available from either authorized but unissued shares, treasury shares, or both. The Company has 400,000 shares of Common Stock reserved for issuance under the 1995 Employee Plan. As of December 31, 1996, options to purchase 400,000 shares of Common Stock with exercise prices of $1.125 to $6.75 per share have been granted under the 1995 Employee Plan. As of December 31, 1996, no options have been exercised under the 1995 Employee Plan.

1997 Recruitment Stock Option Plan

            In October 1997, the stockholders of the Company approved adoption of the Company's 1997 Recruitment Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and stock appreciation rights (the "1997 Plan").

            The 1997 Plan provides for automatic and discretionary grants of stock options which qualify as incentive stock options (the "Incentive Options") under Section 422 of the Code, as well as options which do not so qualify (the "Non-Qualified Options") to be issued to directors. In addition, stock appreciation rights (the "SARs") may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

            The 1997 Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs to purchase up to 4,400,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1997 Plan, the shares of Common Stock as to which such option or right was not exercised will become available under the 1997 Plan for the grant of additional options or rights to any eligible employees. The shares of Common Stock subject to the 1997 Plan may be made available from either authorized but unissued shares, treasury shares, or both. As of December 31, 1996, there were no options outstanding under the 1997 Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            During the first quarter of fiscal year 1995, the Company received advances totaling $218,000 from Mortgage Network International ("MNI"). Henry Y.L. Toh, a Director of the Company, has management control over MNI. Such advances were previously payable upon demand. Subsequent to the extension of such advances, the Board of Directors approved delivery of a promissory note representing the aggregate amount of such advances, which promissory note matured by its terms on October 1, 1995 and bears interest at one percent over the prime rate of interest established by Southwest Bank of Texas, N.A. Subsequently, the Company and MNI modified the note such that: (i) interest thereon is payable monthly at the rate of 10.5%; and (ii) the remaining principal amount of $218,000 (including a principal payment previously due on December 31, 1996) with interest thereon at the rate of 10.5% will be paid in 21 equal monthly payments of approximately $4,600.

            I-Link was a party to a 12-month consulting agreement with Benchmark dated August 10, 1995 pursuant to which I-Link was obligated to pay $6,000 per month to Benchmark for consulting services rendered. Those payments accrued and were deferred pending the Company's attaining stockholder's equity of at least $2.5 million. The sums due were paid and the agreement has not been renewed.

            I-Link entered into a consulting agreement with T6-G Limited Partnership ("T6-G") for two years commencing upon the successful completion of at least $4 million in funding. The agreement required the payment of a total of $70,000 payable monthly over 24 months. I-Link discharged the entirety of the sums due in September 1996 and T6-G designated such sums to be allocated to its purchase of Class C Preferred Stock. See "Selling Securityholders."

            I-Link was indebted to T6-G in the amount of $300,000, which sums were repaid in full from the proceeds of the Class C Offering. T6-G owns a 9.5% interest in I-Link, Ltd. See "1996 Offerings" and "Selling Securityholders."

            The Company also entered into two consulting agreements with Jason
H. Pollak, the initial term of one of which expired on January 31, 1996 and the second of such agreements commenced thereafter. The term of the second agreement was for a period of three years, subject to earlier termination by the Company. Pursuant to the terms of the first of such agreements (collectively, the "Pollak Agreements"), Mr. Pollak received 50,000 shares of Common Stock. The second of the Pollak Agreements provided Mr. Pollak with an option to purchase up to 50,000 shares of Common Stock each year at prices of $1.50, $2.50 and $3.50, respectively. The second of the Pollak Agreements was terminated by the Company on March 5, 1996 (upon thirty days' advance notice which renders such termination effective April 4, 1996). The shares of Common Stock subject to the Pollak Agreement have been included in a registration statement on Form S-8.

            In January 1996, certain associates and affiliates of Commonwealth purchased an aggregate of 878,891 shares of Common Stock upon conversion of Class A Preferred Stock held by Walnut Capital Corp. ("WCC"), Windy City, Inc. ("WCI") and Canadian Imperial Bank of Commerce Trust Company (Bahamas) Limited at a cost per share of approximately $0.49. Joel Kanter, a director of the Company at the time of the transaction, is affiliated with WCC and WCI. See "Description of Securities--Kanter Shares."

            On February 21, 1996, Four M International, Ltd. ("Four M"), a principal shareholder of the Company, granted certain options to purchase shares of the Company owned by Four M exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 3,915,570 shares of Common Stock. Henry Y.L. Toh, a director of the Company, is one of the two directors of Four M. The exercise price of $1.79 per share represents the lesser of 200% of the average of the closing bid and ask price per share of Common Stock for the ten (10) business days preceding July 1, 1996 or $1.79 per share. Commonwealth and affiliates or associates thereof received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares of Common Stock prior to December 31, 1997. Benchmark received the right to purchase 545,285 shares of Common Stock prior to December 31, 1996 and 537,500 shares prior to December 1997. Certain members of management of I-Link (at that time), namely, Clay Wilkes, Floyd Wilkes and Alex Radulovic, have the right to purchase an aggregate of 825,000 shares of at that time Common Stock prior to December 31, 1996 and 825,000 shares prior to December 31, 1997. Scott Cook received the right to purchase 100,000 shares prior to December 31, 1996. On February 21, 1996, I-Link agreed to pay an aggregate of $1,275 to Four M by Mr. Cook on or before July 1, 1996. On April 24, 1996, the Four M Options issued to Mr. Cook were cancelled and options were issued as of that date by Four M to Mr. Cook (50,000 shares), S.C. Culbreth (25,000 shares) and John Beardmore (25,000 shares).

            In August 1996, the Four M Options were amended to provide that in the event that $200,000 in principal amount (i.e., exercise proceeds) of the Four M Options have been exercised prior to December 31, 1996, the exercise period of the remaining Four M Options exercisable during 1996 (the "1996 Four M Options") will be extended to September 6, 1997 and the exercise price would be increased by four percent (4%) of the then current exercise price for each 30 day period or portion thereof commencing January 1, 1997 in which the remainder of the 1996 Four M Options are not exercised. In December 1996, Four M Options to purchase the following shares were exercised by the following persons: 25,000 shares by Scott Cook, 12,500 shares by John Beardmore, 12,500 shares by S.C. Culbreth, 30,726 shares by Benchmark, 46,509 shares by Commonwealth and 15,503 shares by William Baquet. Inasmuch as the aggregate amount exercised exceeded $200,000 in principal amount, the exercise period of the remaining 1996 Four M Options was extended. See "Description of Securities--Four M Options."

            On February 21, 1996, R. Huston Babcock, M.D., a director of the Company, granted certain options to Benchmark exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 183,542 shares of Common Stock issuable upon conversion of outstanding Class B Convertible Preferred Stock. The exercise price is equal to the lesser of 200% of the average of the closing bid and ask price per share of Common Stock for the ten (10) business days preceding July 1, 1996 or $1.79 per share. Benchmark received the right to purchase 91,771 shares of Common Stock prior to December 31, 1996, which options have expired, and the right to purchase 91,771 shares prior to December 1997. See "Description of Securities--Babcock Shares."

            In August 1996, William H. Flury, Vice President, Sales & Marketing of I-Link, loaned I-Link the sum of $100,000, with $105,000 (including a loan origination fee of $5,000) due and payable the earlier of September 6, 1996 or upon the closing of a debt or equity offering by the Company. In connection with such loan, the Company agreed to issue Mr. Flury a warrant to purchase 5,000 shares of Common Stock for two years at $2.50 per share. The Company recorded additional interest expense of $11,875 in connection with the transaction. The funds from the loan were used for general working capital purposes of I-Link. The loan was repaid in September 1996 and the sums directed by Mr. Flury to purchase 1,666 shares of Class C Preferred Stock.

            In August 1996, John W. Edwards, President and Chief Executive Officer of I-Link, loaned I-Link the sum of $131,250 (including a $6,250 original issue discount) due and payable the earlier of September 6, 1996, or upon the receipt of proceeds from a debt or equity financing of the Company. In connection with such loan, the Company agreed to issue Mr. Edwards a warrant to purchase 25,000 shares of Common Stock for two years at $4.87 per share. Funds from the loan were used to pay a $100,000 payment due to AT&T and for general working capital purposes. The loan was repaid in September 1996.

            In September 1996, the Company advanced the sum of $685,000 to FTI to be used by FTI to acquire from Harris Corporation certain items of telecommunications switches known as "Harris switches." FTI is an authorized Harris reseller and was able to obtain favorable pricing for these switches. These Harris switches are included in the equipment covered by the IBM operating lease, and IBM will pay FTI for the switches as a vendor, and lease them to I-Link. As of December 31, 1996, the remaining portion of the advance was $120,000. The majority owner of FTI is Robert W. Edwards, Jr., brother of John W. Edwards, the Company's President and Chief Executive Officer. Effective January 1, 1997, the Company acquired all of the outstanding stock of FTI. See "The Company."

            On April 29, 1997 the Company entered into a Settlement Agreement ("Settlement Agreement") with JW Charles, pursuant to which the Company and JW Charles settled certain litigation between them. Pursuant to the Settlement Agreement, the Company agreed (a) to pay or cause JW Charles to be paid the sum of six hundred thousand dollars ($600,000); and (b) to terminate a financial consulting agreement between the parties (the "1994 Consulting Agreement"); concurrently JW Charles agreed (c) to transfer to the Company or its designees and/or assignees all of its right, title and interest to a warrant (the "Settlement Warrant") representing the right to purchase shares of Common Stock, which warrant had been issued pursuant to the 1994 Consulting Agreement, (d) to deliver to the Company the Settlement Warrant with an executed assignment of the Settlement Warrant with the name of the assignee left in blank to be filled in by the Company, and (e) to terminate the 1994 Consulting Agreement. Both parties executed general releases in full settlement of all claims and disputes between them. The Settlement Warrant, as adjusted through the date of its surrender to the Company, represents the right to purchase 331,126 shares of Common Stock at $1.51 per share until November 3, 1999. In connection with the execution of the Settlement Agreement the Settlement Warrant was purchased by a group of investors (the "Hardy Group") which includes David E. Hardy and Karl S. Ryser, Jr., both of whom are officers of the Company, in consideration for payment by the Hardy Group of six hundred thousand dollars ($600,000) to JW Charles in satisfaction of the amounts owed to JW Charles under the Settlement Agreement. As additional compensation for the Hardy Group's commitment to purchase the Settlement Warrant, the Company also (i) will amend the Settlement Warrant to provide for adjustment of its exercise price in the event that the conversion rate of the Class C Preferred Stock is adjusted; (ii) will issue to the Hardy Group new warrants to purchase an aggregate of 175,000 shares of Common Stock at an exercise price of $2.50 per share (adjustable in relation to any adjustments in the Class C Preferred Stock conversion rate) for a term of five years, pursuant to which the members of the Hardy Group shall have piggy-back registration rights; and (iii) will amend options previously issued to each of Messrs. Hardy and Ryser to provide that, as to the unvested portion of such options, 100,000 options would vest immediately and the balance would vest in four equal installments over twelve months. See "Legal Proceedings."

            Clay Wilkes, the sole shareholder of GNet Enterprises, Inc. ("GNet"), the general partner of I-Link, Ltd., pledged all of the issued and outstanding shares of GNet to secure the Company's guarantee of $100,000 of the principal amount of a loan on October 19, 1995 from Scott Cook to I-Link. The loan was repaid in September 1996 from the proceeds of the Class C
Offering.



            See "Executive Compensation--Employment Agreements" and "Executive Compensation--Consulting Agreements" for descriptions of the terms of employment and consulting agreements between the Company or I-Link and certain officers, directors and other related parties.

            See "1996 Offerings" for a description of offerings of securities of the Company conducted in 1996 and of certain payments to and agreements with Commonwealth.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

            Other than the Series M Preferred Stock issued on October 10, 1997, the Common Stock constitutes the only voting securities of the Company. Each share of Class B Preferred Stock is convertible, at the option of the holder thereof, into approximately 24.47 shares of Common Stock, subject to adjustment upon the occurrence of certain events. Each share of Class C Preferred Stock is convertible, at the option of the holder thereof, into such number of shares of the Company's Common Stock as shall equal $60 divided by the lower of (i) $2.50 or (ii) the closing bid price for any five consecutive trading days during the period commencing on September 6, 1996 and ending on March 5, 1998. The table below sets forth information, to the best of the Company's knowledge, with respect to the total number of shares of the Company's Common Stock, Class B Preferred Stock and Class C Preferred Stock beneficially owned by each director, the Named Executive Officers, each beneficial owner of more than five percent of the Common Stock, and all directors and executive officers as a group, as of September 30, 1997. On that date, there were 12,180,165 shares of the Company's Common Stock issued and outstanding, no shares of the Company's 12% Preferred Stock or Class A Preferred Stock issued or outstanding, 7,500 shares of the Company's Class B Preferred Stock issued and outstanding, and 218,018 shares of the Company's Class C Preferred Stock issued and outstanding.

                                                                                                   % of Outstanding
Name and Address                                                    Number of Shares            Shares of Common Stock
of Beneficial Owner /(1)/                   Title of Class         Beneficially Owned           Beneficially Owned/(2)/
-------------------------------------    --------------------    -----------------------      --------------------------
Four M International, Ltd./(3)/               Common Stock               2,329,155/(4)/                           19.1%
1980 Post Oak Boulevard
Houston, TX  77056

I-Link, Ltd./(5)/                             Common Stock                 284,854                                 2.3%
c/o Clay Wilkes
2100 E. Bengal Blvd. #M104
Salt Lake City, UT  84121

Clay Wilkes/(6)/                              Common Stock               3,005,008/(7)/                           23.9%
2100 E. Bengal Blvd. #M104
Salt Lake City, UT  84121

R. Huston Babcock, M.D.                       Common Stock                 682,173/(11)/                           5.5%
741 12th Street North                       Class B Preferred                7,500
St. Petersburg, FL  33705                         Stock

Henry Y.L. Toh/(3)/                           Common Stock                 188,501/(12)/                           1.5%
3227 Bennet Street North
St. Petersburg, FL  33713

John W. Edwards                               Common Stock                 861,664/(13)/                           6.6%
13751 S. Wadsworth Park Drive
Draper, UT    84020

T6-G Limited Partnership                      Common Stock                 771,192/(9)/                            6.2%
185 South State Street                      Class C Preferred                7,133
Salt Lake City, UT  84111                         Stock

William A. Baquet                             Common Stock                 640,284/(14)/                           5.3%
33 Libby Avenue
Hicksville, NY  11801

Commonwealth Associates                       Common Stock               1,864,240/(15)/                          14.3%
733 Third Avenue                            Class C Preferred                3,750
Suite 700                                         Stock
New York, NY  10017

Alex Radulovic                                Common Stock                 894,824/(17)/                           7.3%
13751 S. Wadsworth Park Drive
Draper, UT  84020

                                                                                                  % of Outstanding
Name and Address                                                    Number of Shares           Shares of Common Stock
of Beneficial Owner /(1)/                    Title of Class        Beneficially Owned          Beneficially Owned/(2)/
-------------------------------------    --------------------    -----------------------     ---------------------------
Joseph A. Cohen                               Common Stock             141,000/(18)/                               1.1%
1370 Avenue of the Americas              Class C Preferred Stock         3,000
New York, NY  10019

Karl S. Ryser, Jr.                            Common Stock             249,944/(19)/                               2.0%
13751 S. Wadsworth Park Drive
Draper, UT  84020

William H. Flury                              Common Stock             126,483/(20)/                               1.0%
13751 S. Wadsworth Park Drive               Class C Preferred            2,666
Draper, UT  84020                                 Stock

David E. Hardy                                Common Stock             424,033/(21)/                               3.4%
60 East South Temple
Salt Lake City, UT  84111

Robert Edwards                                Common Stock             280,000/(8)/                                2.2%
13751 S. Wadsworth Park Drive
Draper, UT 84020

Winter Harbor, L.L.C.                         Common Stock           4,400,000/(16)/                              26.5%
c/o First Media, L.P.                       Seris M Preffered            4,400
11400 Skipwith Lane                               Stock
Potomac, MD 20854

Dror Nahumi                                   Common Stock             641,892/(22)/                               5.3%
1 Main Street, Suite 310                    Series D Preferred             950
Eatontown, NJ 07724                              Stock

All Executive Officers and                    Common Stock           5,958,805/(23)/                              39.6%
Directors as a Group (9 Persons)            Class C Preferred            5,666
                                                  Stock
------------------------------

(1) Unless noted, all of such shares are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of Common Stock owned by each of them.

(2) As to each person or entity named as beneficial owners, such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.

(3) Mr. Toh, a director of the Company and one of two directors of Four M, has disclaimed beneficial ownership of the shares of the Common Stock owned by Four M.

(4) Represents the number of shares of Common Stock owned by the noted shareholder. As set forth hereinbelow, Four M has granted certain options exercisable through December 31, 1997 to purchase 1,957,675 of its shares of Common Stock. Commonwealth and affiliates or associates thereof have the right to purchase 270,696 shares of Common Stock; Benchmark Equity Group, Inc. ("Benchmark") has the right to purchase 356,392 shares, and certain employees and members of management of I-Link and/or the Company have the right to purchase 824,891 shares prior to December 31, 1997.

(5) GNet Enterprises, Inc. ("GNet") is the General Partner of I-Link, Ltd. and Clay Wilkes, a director of the Company, is the sole shareholder of GNet.


(6) I-Link, Ltd., a limited partnership, owns an aggregate 284,854 shares of Common Stock. The Company has been informed that Mr. Wilkes, a director of the Company, may be deemed to indirectly beneficially own the 284,854 shares owned by I-Link, Ltd.

(7) Includes 284,854 shares of Common Stock issued in connection with the acquisition of I-Link, Ltd. Also includes 389,891 shares of Common Stock purchasable upon exercise of an option exercisable commencing on July 1, 1996 granted by Four M, 289,000 shares of Common Stock previously purchased by exercise of Four M Options and options to purchase 20,000 shares of Common Stock issuable by the Company. Also includes 375,000 shares of Common Stock which represents the exercisable portion of an option granted by the Company on July 1, 1996 to purchase 1,500,000 shares of Common Stock at an exercise price of $7.00 per share, vesting in 25% increments in the event that the average closing bid price of a share of the Company's Common Stock for five consecutive trading days exceeds $10, $15, $20 and $25, respectively. Such option vests in its entirety on June 30, 2001 and lapses on June 30, 2002. Of the shares owned, 60,000 have been pledged to secure the repayment of loans in the principal amount of $150,000 made in March and April 1997 and other contractual commitments. The loans bear interest at the rate of 8% per annum and are due and payable on or before September 30, 1997, at the discretion of the payee in cash or the shares of Common Stock.

(8) Represents that portions of shares to be issued to the named stockholder as consideration for the FTI Acquisition.

(9) Includes 548,891 shares of Common Stock issued in connection with the acquisition of I-Link, Ltd. Also includes 171,192 shares of Common Stock which are issuable upon conversion of 7,133 shares of Class C Preferred Stock.

(10) Includes 92,692 shares of Common Stock issued and 91,771 shares of Common Stock issuable upon conversion of 3,750 shares of Class B Preferred Stock subject of an option exercisable commencing July 1, 1996 granted by R. Huston Babcock to the noted shareholder and an additional 356,392 shares of Common Stock which may be purchased pursuant to Four M Options. Also includes 18,048 shares of Common Stock issuable upon conversion of 752 shares of Class C Preferred Stock, which are beneficially owned by Trident I, LLC, of which the noted shareholder is the manager with the power to exercise investment, dispositive and voting control.

(11) Includes: (a) 183,542 shares of Common Stock into which the 7,500 shares of Class B Preferred Stock owned by the noted stockholder are convertible; and
     (b) 18,501 shares of Common Stock issuable pursuant to options exercisable within 60 days of the date hereof. 91,771 of the shares of Common Stock issuable upon conversion of such shares of the Class B Preferred Stock are subject to an option granted by the noted stockholder to Benchmark.

(12) Represents shares issuable pursuant to options exercisable within 60 days of the date hereof.

(13) Includes 499,998 shares of Common Stock subject to the vested portion of Mr. Edwards' option to purchase 1,000,000 shares of Common Stock and 41,666 shares subject to the vested portion of an option to purchase 250,000 shares of Common Stock. Also includes 295,000 shares of Common Stock subject to options held by Mr. Edwards, and 25,000 shares of Common Stock subject to a warrant held by Mr. Edwards. See "Executive Compensation-- Employment Agreements" and "Certain Relationships and Related Transactions."

(14) Includes 15,503 shares of Common Stock issued and 380,890 shares issuable pursuant to options exercisable commencing July 1, 1996 granted by Four M and 243,891 Kanter Shares.

(15) Includes 223,544 shares issued and an additional 270,696 shares of Common Stock issuable pursuant to Four M Options and 530,000 shares of Common Stock owned by certain affiliates and control persons of the named shareholder. Also includes 750,000 shares of Common Stock subject to warrants held by the named stockholder and 90,000 shares of Common Stock issuable upon conversion of 3,750 shares of Class C Preferred Stock which are held by certain affiliates of the named stockholder. Does not include shares of Common Stock which may be held by Commonwealth from time to time in its trading account in connection with ordinary market-making activities.

(16) Represents shares of Common Stock issuable upon conversion of Series M Preffered Stock.

(17) Includes 134,912 shares of Common Stock issued in connection with the acquisition of I-Link, Ltd. Also includes 500,000 shares of Common Stock issuable pursuant to options exercisable commencing July 1, 1996 granted by Four M and 125,000 shares of Common Stock which represent the exercisable portion of an option granted by the Company on July 1, 1996 to purchase 500,000 shares of Common Stock at an exercise price of $7.00 per share, vesting in 25% increments in the event that the average closing bid price of a share of the Company's Common Stock for five consecutive trading days exceeds $10, $15, $20 and $25, respectively. Such option vests in its entirety on June 30, 2001 and lapses June 30, 2002.

(18) The Company has agreed to issue options to purchase 64,000 shares of Common Stock to Mr. Cohen, to be exercisable at the fair market value thereof on September 30, 1996. Of such options, 24,000 shall vest and become exercisable immediately upon grant, 20,000 shall vest and become exercisable on the first anniversary of the grant, and 20,000 shall vest and become exercisable on the second anniversary of the grant. Represents 44,000 shares issuable upon exercise of the vested portion of such options. Includes an additional 25,000 shares issuable upon exercise of options issuable to Mr. Cohen and 72,000 Conversion Shares, subject to adjustment, issuable to the Leslie Group upon conversion of Class C Preferred Stock. Mr. Cohen is President of the Leslie Group, Inc., which is a limited partner of the parent of Commonwealth, and which holds 3,000 shares of Class C Preferred Stock.

(19) Includes 27,594 shares issuable under the Settlement Warrant, 14,583 shares issuable pursuant to the Hardy Group Warrant, 186,933 shares issuable pursuant to the exercisable portion of options granted per Mr. Ryser's employment agreement, and 20,834 shares issuable pursuant to other options granted by the Company.

(20) Includes 62,499 shares of Common Stock issuable pursuant to options exercisable within 60 days of the date hereof and 63,984 shares of Common Stock issuable upon conversion of 2,666 shares of Class C Preferred Stock, including 500 shares of Class C Preferred Stock held in the name of Mr. Flury's wife.

(21) Includes 4,000 shares issued, 137,969 shares issuable under the Settlement Warrant, 42,177 shares issuable pursuant to the Hardy Group Warrant, 219,053 shares issuable pursuant to the exercisable portion of options granted per Mr. Hardy's consulting agreement, and 20,834 shares issuable pursuant to other options granted by the Company.

(22) Represents shares of Common Stock issuable upon conversion of Series D Preferred Stock.

(23) Includes 2,545,141 shares of Common Stock which may be obtained pursuant to options exercisable within 60 days of the date hereof, 183,542 shares of Common Stock into which the 7,500 shares of Class B Preferred Stock are convertible and 135,984 shares of Common Stock into which 5,666 shares of Class C Preferred Stock are convertible. Also includes 389,891 shares of Common Stock subject of an option exercisable commencing on July 1, 1996 granted by Four M and 284,854 shares owned of record by I-Link, Ltd. (see footnote 6), and excludes certain unvested options granted by the Company.


                             SELLING SECURITYHOLDERS

            The following table assumes that each Selling Stockholder is offering for sale securities previously issued or issuable by the Company and/or shares of Common Stock issuable in the event of conversion or exercise of outstanding securities. The Company has agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of their respective counsel). None of the Selling Securityholders has ever held any position with the Company or had any other material relationship with the Company except that Clay Wilkes, the owner of GNET, the general partner of I-Link, Ltd., is a director of the Company. Mr. Babcock is also a director of the Corporation and Messrs. Ryser, Flury and Hardy are officers of the Company and/or I-Link. See "The Company," "1996 Offerings," and "Certain Relationships and Related Transactions."

     The following table sets forth the beneficial ownership of the Securities by each person who is a Selling Stockholder. The Company will not receive any proceeds from the sale of such securities by the Selling Stockholders.

                                                                                                             Percent of
                                                           Securities Being Offered                      Common Stock Owned

Name and                                                                    Common                   Prior to            After
Address of Beneficial Owner                              Other              Stock                   Offering(1)        Offering(2)
-------------------------------------------------   ---------------  ---------------------    --------------------- ---------------
Richard Adams
c/o Commonwealth Associates                                  --                45,000(36)             *                  0%
733 Third Avenue
New York, NY  10017

ADF Inc.                                                    --                 10,992 (9)             *                  0%
P.O. Box 908
Helen, GA  30545

Paul R. Alter                                               --                 18,000 (9)             *                  0%
1111 Park Avenue
New York, NY  10128

Anasazi Partners Limited Partners                           --                 36,000 (9)             *                  0%
108 Charles Street
Boston, MA  02114

Basil Asciutto                                              --                 42,000 (7)(34)         *                  0%
82 Haywood Street
Staten Island, NY  10307

R. Huston Babcock, M.D.                                     --                183,542 (44)            5.8%                2.8%
741 12th Street North
St. Petersburg, FL  33705

Edward Dallin Bagley                                        --                 36,000 (9)             *                  0%
8 Shadow Wood Lane
Sandy, UT  84092

William Baquet                                              --                640,284 (32)            5.5%               0%
33 Libby Avenue
Hicksville, NY  11801

Steve M. Barnett                                            --                 36,000 (9)             *                  0%
666 Dundee Road, Suite 1704
Northbrook, IL  60062

Bartlesville Wesleyan College                               --                 13,584 (9)             *                  0%
2201 Silver Lake Road
Bartlesville, OK  74006

Richard L. Bazelon and Eileen A. Bazelon, JT TEN            --                 36,000 (9)             *                  0%
3009 Foxx Lane
Philadelphia, PA  19144

John Beardmore                                               --                50,000 (14)             *                 0%
P.O. Box 457
Alexandria, VA  22313

John Becker                                                  --                18,000 (9)              *                 0%
2709 Monte Creston Drive
Belmont, CA  94002

                                                                                                       Percent of
                                                            Securities Being Offered               Common Stock Owned

Name and                                                                   Common                 Prior to          After
Address of Beneficial Owner                               Other            Stock                 Offering(1)       Offering(2)
-------------------------------------------------   ---------------  ---------------------    ------------------ ---------------
Benchmark Equity Group, Inc.                                --               558,903 (19)             4.5%               0%
700 Gemini
Houston, TX  77058

Oded Berkowitz                                              --                15,000 (33)             *                  0%
200 East 58th Street, #5H
New York, NY  10021

Sandra Bernstein                                            --                24,000 (9)              *                  0%
10 Carriage Drive
Old Westbury, NY  11568

Harold S. Blue                                               --               36,000 (9)              *                  0%
2501 David Road, #230
Ft. Lauderdale, FL  33317

Bondstreet Partners Limited                                 --                72,000 (9)              *                  0%
64 West 12th Street
New York, NY  10011

Ronald B. Booth                                             --                18,000 (9)              *                  0%
Marew L. Booth
6900 Westcliff Drive, Suite 505
Las Vegas, NV  89128

The British Life Office Limited                             --               180,000 (9)            1.5%                 0%
Reliance House
Tunbridge Wells
Kent TN4 8B1 England

Robert A. Bryson                                            --                18,000 (9)              *                  0%
2982 Castro Lane
Holladay, UT  84117

Robert L. Burr and Catherine W. Burr                        --                18,000 (9)              *                  0%
5168 Renaissance Avenue
San Diego, CA  92122

Richard Campanella                                          --                10,000 (33)             *                  0%
5 Lower Overlook Road
Gillette, NJ  07933

J.A. Cardwell                                               --                18,000 (9)              *                  0%
5467 Upper Valley Road
El Paso, TX  79932

James A. Cardwell Jr.                                       --                18,000 (9)              *                  0%
1105 Los Jardines
El Paso, TX  79912

Drew Carmi                                                  --                28,000 (37)             *                  0%
8216 Skyline Drive
Los Angeles, CA  90046

Zachary Carmi                                               --                31,500 (38)             *                  0%
1365 York Avenue
New York, NY  10021

                                                                                                             Percent of
                                                                   Securities Being Offered              Common Stock Owned

Name and                                                                     Common                  Prior to           After
Address of Beneficial Owner                               Other              Stock                  Offering(1)       Offering(2)
-------------------------------------------------   ---------------  ---------------------    --------------------- ---------------
John A. Catsimatidis                                        --                 36,000 (9)             *                    0%
817 Fifth Avenue, 14th Floor
New York, NY  10021

Joe Cayre                                                   --                100,000 (36)            *                    0%
16 East 40th Street
New York, NY  10016

Michael Cayre                                               --                 15,000 (36)            *                    0%
16 East 40th Street
New York, NY  10016

Christiana Bank Luxembourg S.A.                             --                 36,000 (9)             *                    0%
16 Avenue Pasteur
1-2015 Luxembourg

David L. Cohen                                              --                 36,000 (9)             *                    0%
923 Harvard Ct.
Woodmere, NY  11598

Jonathan R. Cohen                                           --                  9,000 (9)             *                    0%
50 East 42nd Street, Suite 200
New York, NY  10017

Robert H. Cole                                              --                  9,000 (9)             *                    0%
5102 Los Alamitos Ct.
Midland, TX  79705

Commonwealth Associates                                 750,000 (29)        1,864,240 (30)           14.9%                 0%
733 Third Avenue
New York, NY  10017

Conzett Europa Invest Ltd.                                  --                396,000 (9)             3.3%                 0%
c/o Bank Julius Baer
330 Madison Avenue
New York, NY  10017

Scott Cook                                                  --                230,078 (21)            1.9%                 0%
1700 Pacific Avenue, Suite 500
Dallas, TX  75201

Richard Corbin                                              --                  9,000 (9)             *                    0%
2000 Broadway, #21A
New York, NY  10023

Gerald B. Cramer                                            --                 36,000 (9)             *                    0%
707 Westchester Avenue
White Plains, NY  10604

Cramer Taos Partners                                        --                 36,000 (9)             *                    0%
707 Westchester Avenue
White Plains, NY  10604

                                                                                                             Percent of
                                                            Securities Being Offered                     Common Stock Owned

Name and                                                                   Common                   Prior to            After
Address of Beneficial Owner                               Other            Stock                   Offering(1)       Offering(2)
-------------------------------------------------   ---------------  ---------------------    ------------------   ---------------
James Crandall and Claudia Crandell JTTEN                   --                 18,000 (9)             *                  0%
6045 Serene Drive
Las Vegas, NV  89130

S.C. Culbreth                                               --                 50,000 (14)            *                  0%
10 Tidewater Drive
Ormond Beach, FL  32174

Michael P. Curtis                                           --                 18,000 (9)             *                  0%
14 Stonehedge Drive
Wilmington, MA  01887

Richard G. Dahlen                                           --                 54,000 (9)             *                  0%
and Pricilla A. Dahlen
16467 Horseshoe Ridge Rd.
Chesterfield, MO  63005

Richard G. David                                            --                 39,000 (9)             *                  0%
David & Hagner
1120 19th Street, N.W.
Washington, DC  20036

David J. Dercher                                            --                  9,000 (9)             *                  0%
6801 Ludlow Street
Upper Darby, PA  19082

Sidney Deutsch                                              --                 36,000 (9)             *                  0%
17214 Ryton Lane
Boca Raton, FL  33496

DLJSC IRA                                                   --                 12,000 (9)             *                  0%
F/B/O William H. Flury
Pershing Division of DLJSC
Post Office Box 2060
Jersey City, NJ  07303-9917

DLJSC IRA                                                   --                 12,000 (9)             *                  0%
F/B/O Sandy Flury
Pershing Division of DLJSC
Post Office Box 2060
Jersey City, NJ  07303-9917

Robert C. Donaldson and                                     --                 18,000 (9)             *                  0%
Kathleen T. Donaldson
7780 Boot Hill Drive
Park City, UT  84098

Zane R. and Debbie J. Doyle                                 --                 18,000 (9)             *                  0%
2966 Acorn Lane
Sandy, UT  84093

Jens Duborg                                                 --                 18,000 (9)             *                  0%
19 Sterling Road
N. Billenco, MA  01862


                                                                                                             Percent of
                                                            Securities Being Offered                     Common Stock Owned

Name and                                                                     Common                   Prior to          After
Address of Beneficial Owner                               Other              Stock                   Offering(1)     Offering(2)
----------------------------------------              --------------   -------------------        ----------------  ---------------
E&M RP Trust                                            80,000 (26)          152,000 (27)             1.3%               0%
655 Brea Canyon Road
Walnut, CA  91789

Jack Ehrenhaus - IRA Rollover                               --               14,400 (9)               *                  0%
c/o Smith Barney Shearson, Inc.
2 World Trade Center
New York, NY  10048

Maxwell Lang Elliott                                        --                 36,000 (9)             *                  0%
27271 Ridge Lake Court
Bonita Springs, FL  34134

Entermedia Growth Partners LP                               --                120,000 (9)             1.0%               0%
1900 Wazee Street, Suite 106
Denver, CO  80202

Faisal Finance (Switzerland) S.A.                           --                100,800 (9)             *                  0%
84 Au Louis-Casai
Post Office Box 42
CH-1216 Cointrin, Geneva, Switzerland

Kenneth R. Falchuk                                          --                 36,000 (9)             *                  0%
126 Cottage Street
Brookline, MA  02146

Michael S. Falk                                             --                187,525 (24)            1.6%               0%
One Beekman Place, Apt. 15A
New York, NY  10022

Falk Family Foundation                                      --                130,000 (33)            1.1%               0%
c/o Michael S. Falk
One Beekman Place, Apt. 15A
New York, NY  10022

Fiducie Desjardins, A/C 900595-0-59                         --                 36,000 (9)             *                  0%
c/o Commonwealth Assoc.
733 Third Avenue
New York, NY  10017

Fiducie Desjardins, A/C 744766-7-59                         --                 36,000 (9)             *                  0%
c/o Commonwealth Assoc.
733 Third Avenue
New York, NY  10017

Manny Fink IRA                                               --                36,000 (9)             *                  0%
c/o Oppenheimer
1 World Financial Center
New York, NY  10281

S. Marcus Finkle                                             --                54,000 (9)             *                  0%
117 AABC
Aspen, CO  81061

William H. Flury                                             --                63,984 (35)            1.1%               *
2824 Lucky John Road
Park City, UT  84060


                                                                                                             Percent of
                                                              Securities Being Offered                   Common Stock Owned

Name and                                                                     Common                   Prior to          After
Address of Beneficial Owner                               Other              Stock                   Offering(1)     Offering(2)
----------------------------------------              --------------   -------------------        ----------------  ---------------
Flynn Investment Corporation                                --                 90,000 (9)             *                  0%
6900 Westcliff Drive, Suite 505
Las Vegas, NV  89128

Founders Equity Group                                        --              250,000 (43)             2.1%               0%
2602 McKinney, Suite 220
Dallas, TX  75204

Four M International, Ltd.                                  --             2,329,155 (11)            19.1%               0%
1980 Post Oak Boulevard
Houston, TX  77056

Dr. Philip Freedman                                         --                 18,000 (9)             *                  0%
1365 York Avenue, Apt. 28A
New York, NY  10021

David Funk                                                   --               10,000 (36)              *                 0%
4606 Othesda Court
Rockland, CA  95677

Maurice J. Gallagher                                        --                 58,488 (9)             *                  0%
c/o Gallagher Investment Corp.
6900 Westcliff Drive, Suite 505
Las Vegas, NV  89128

Gallagher Investment Corp.                                  --                 84,000 (9)             *                  0%
6900 Westcliff Drive, Suite 505
Las Vegas, NV  89128

Rich Galtierri                                              --                15,000 (33)             *                  0%
400 Carriage Lane
Wyckoff, NJ  07481

Edith G. Gampel TTEE                                        --                 36,000 (9)             *                  0%
Edith G. Gampel Irrevocable Tr. Dtd. 9/1/92
19495 Biscayne Blvd., Suite 906
Aventura, FL  33180

Evan Gartenberg                                             --                 11,500 (8)             *                  0%
143-03 Cronston Avenue
Neponsh, NY  11694

Lawrence Genin                                              --                 18,000 (9)             *                  0%
61 English Turn
New Orleans, LA  70131

Michael J. George                                           --                 18,000 (9)             *                  0%
19 Hale Street
Haverhill, MA  01830

Ned Gilleland Sr.                                           --                 36,000 (9)             *                  0%
232 S. Sea Pines Dr.
Hilton Head, SC  29928

Charles Giordano                                             --             10,000 (36)                *                 0%
335 Lightner Avenue
Staten Island, NY  10314


                                                                                                             Percent of
                                                              Securities Being Offered                   Common Stock Owned

Name and                                                                     Common                   Prior to          After
Address of Beneficial Owner                               Other              Stock                   Offering(1)     Offering(2)
----------------------------------------              --------------   -------------------        ----------------  ---------------
John J. Giuffrida IRA                                       --                 18,000 (9)             *                  0%
Bear Stearns Securities Co., Custodian
245 Park Avenue
New York, NY  10167

Paul D. Goldenheim                                          --                  9,000 (9)             *                  0%
4 Bald Hill Pl.
Wilton, CT  06897

Zachary Gomes                                               --                 36,000 (9)             *                  0%
155 Perry Street
New York, NY  10014

H. Eugene Graves                                            --                 72,000 (9)             *                  0%
313 West Moreno Street
Pensacola, FL  32502

Fredrik Grunewald                                           --                 36,000 (9)             *                  0%
Herrviksvagen 21
13940 Varindo, Sweden

David Hardy                                                --                210,886 (39)             2.6%               *
13751 S. Wadsworth Park Drive #200
Draper, UT  84020

Hare & Co.                                                 --                  36,000 (9)             *                  0%
1 Wall Street
New York, NY  10286

Mel Harris                                                  --                 36,000 (9)             *                  0%
10800 Biscayne Blvd., Penthouse
Miami, FL  33161

Andrew B. Hart                                              --                  9,000 (9)             *                  0%
12570 Skyline Boulevard
Oakland, CA  94619

Phyllis Henderson                                            --               20,000 (36)             *                  0%
17 Salem Road
Hicksville, NY  11801

Hercules Systems Inc.                                       --                 18,000 (9)             *                  0%
2900 Hearne
Shreveport, LA  71103

George Hodor                                                --                 36,000 (9)             *                  0%
15 Pleasantville Road
Ossining, NY  10562

I-Link Ltd.                                                 --               284,854 (15)             2.4%               0%
c/o GNet Enterprises, Inc.
c/o Clay Wilkes
2100 E. Bengal Boulevard, #M104
Salt Lake City, UT  84121


                                                                                                             Percent of
                                                              Securities Being Offered                   Common Stock Owned

Name and                                                                     Common                   Prior to          After
Address of Beneficial Owner                               Other              Stock                   Offering(1)     Offering(2)
----------------------------------------              --------------   -------------------        ----------------  ---------------
Joseph P. Ingarra                                           --                 36,988 (6)             *                  0%
120 Kensington Road
Garden City, NY  11530

Intergalactic Growth Fund Inc.                              --                 36,000 (9)             *                  0%
Post Office Box N-341
Nassau, Bahamas

J-Mark Computer Corp.                                       --                 36,000 (9)             *                  0%
13111 Brooks Drive, #A
Baldwin Park, CA  91706

William J. Jackson and Ann S. Jackson                       --                 54,000 (9)             *                  0%
2919 West Autumn Run Circle
Sugar Land, TX  77479

A.T. Jagman Trustee                                         --                 36,000 (9)             *                  0%
Anthony T. Jagman
1415 Renson Street
Lansing, MI  48910

Jeffries International                                      --                22,800 (28)             *                  0%
46 New Broad Street
London EC2M 1JD England

Chatri Jhynjhnuwala                                         --                 36,000 (9)             *                  0%
Lourdes Jhynjhnuwala
25 Harbor Drive
Corona Del Mar, CA  92635

Peggy Jordan                                                --                 36,000 (9)             *                  0%
610 Wingspread
Peachtree City, GA  30369

Mansour Khayyam                                             --                 36,000 (9)             *                  0%
27 Harbour Road
Kings Point, NY  11024

Robert B. Kimball III                                       --                 36,000 (9)             *                  0%
107 Wood Street
Groveland, MA  01834

Spencer Kirk                                                 --              253,063 (40)             2.1%               0%
c/o Hardy & Allen
60 East South Temple, Suite 2200
Salt Lake City, UT  84111

Bernard Kirsner TTEE                                        --                 24,000 (9)             *                  0%
Bernard Kirsner Trust-DTD
6196 Vista Linda Lane
Boca Raton, FL  33433

Sheldon Kraft                                               --                20,000 (33)             *                  0%
H2 Downing Street #1
New York, NY  10014


                                                                                                             Percent of
                                                              Securities Being Offered                   Common Stock Owned

Name and                                                                     Common                   Prior to          After
Address of Beneficial Owner                               Other              Stock                   Offering(1)     Offering(2)
----------------------------------------              --------------   -------------------        ----------------  ---------------
Vincent Labarbara                                           --            49,750 (34)(45)             *                  0%
1266 Ocean Boulevard
Sea Bright, NJ  07760

Daniel R. Lee                                               --                 36,000 (9)             *                  0%
500 Skokie Blvd., Suite 200
Northbrook, IL  60062

Leslie Group Inc.                                           --                 72,000 (9)             *                  0%
1370 Avenue of the Americas, 26th Floor
New York, NY  10019

Douglas Levine                                              --                 36,000 (9)             *                  0%
88 University Place
New York, NY  10003

Daniel M. Libby                                             --                  9,000 (9)             *                  0%
333 East 68th Street
New York, NY  10021

Phillip C. Lockwood                                         --                 18,000 (9)             *                  0%
11 Kendall Drive
Northborough, MA  01532

John Luck                                                   --                 18,000 (9)             *                  0%
1 Marsh Bird Lane
Savannah, GA  31411

Maerki Baumann & Co. A.G.                                   --               336,000 (25)             2.8%               0%
8002 Zurich, Switzerland

Joseph Mandarino                                         40,000(4)            209,988 (5)             1.8%               0%
280 Watchogue Road
Staten Island, NY  10314

Fred and Ann Margolin                                       --                 36,000 (9)             *                  0%
10515 Lennox Lane
Dallas, TX  75229

Mario Marsillo Jr.                                          --                21,000 (46)             *                  0%
23 Ebey Lane
Staten Island, NY  10312

Scott A. Mednick                                            --               200,000 (22)             1.7%               0%
7972 Mulholland Drive
Los Angeles, CA  90046

Herbert Meislich                                            --                 36,000 (9)             *                  0%
338 Lacey Drive
New Milford, NJ  07646

Arnold R. Meyer Trustee                                     --                 36,000 (9)             *                  0%
Arnold R. Meyer Estate Trust
19707 Turnberry Way
Aventura, FL  33180


                                                                                                              Percent of
                                                              Securities Being Offered                     Common Stock Owned

Name and                                                                        Common                  Prior to          After
Address of Beneficial Owner                               Other                 Stock                  Offering(1)     Offering(2)
--------------------------------------                  ---------        -------------------         --------------- ---------------

Patrick H. Miller Jr. and                                  --                     54,000 (9)               *                0%
Lee Miller JTWROS
1266 W. Paces Ferry Road, N.W.
Atlanta, GA  30327

Alvin Mirman                                               --                26,733 (34)(47)               *                0%
4183 Shell Road
Sarasota, FL  34242

David Morley                                               --                      9,000 (9)               *                0%
2 Longbeach
Grey Grouville
Jersey CI, UK

Ronald Moschetta                                           --                12,500 (33)(48)               *                0%
122 Genessee Boulevard
Atlantic Beach, NY  11509

Keyvan Novinkakht                                          --                     36,000 (9)               *                0%
433 N. Palm Dr., #403
Beverly Hills, CA  90210

Orbis Pension Trustees Limited                             --                    540,000 (9)             4.4%               0%
1 Connaught Place
London W2 2DY England

Frederick J. Oswald                                        --                      9,000 (9)               *                0%
3312 Big Horn Trail
Plano, TX  75075

Steve Parker                                               --                    10,000 (36)               *                0%
6307 Winston Drive
Bethesda, MD  20817

Gary R. Perrine and                                        --                     18,000 (9)               *                0%
Rebecca C. Perrine JTWROS
2470 Tarpon Road
Naples, FL  34112

Ronald Piasecki                                            --                    180,000 (9)             1.5%               0%
17854 W. Spring Lake Rd.
Spring Lake, MI  49456

Robert L. Priddy                                           --                    130,488 (9)             1.1%               0%
1800 Phoenix Boulevard, Suite 126
Atlanta, GA  30349

Alex Radulovic                                             --                   769,824 (17)             7.6%                *
13751 S. Wadsworth Park Drive
Draper, UT  84020

Eric Rand                                                  --                45,500 (10)(34)               *                0%
345 Rumson Road
Little Silver, NJ  07391



                                                                                                              Percent of
                                                              Securities Being Offered                    Common Stock Owned

Name and                                                                        Common                  Prior to          After
Address of Beneficial Owner                               Other                 Stock                  Offering(1)     Offering(2)
--------------------------------------                  ---------        -------------------         --------------- ---------------

Republic New York Securities                               --                     36,000 (9)               *                0%
American Equities Overseas
1 Hanson Place
Brooklyn, NY  11243

Lawrence J. Rodler                                         --                     18,000 (9)               *                0%
1 Victoria Street
Cumberland House, Fifth Floor
Hamilton Bermuda  HM11

Richard Rosenbloom                                         --                40,250 (34)(49)               *                0%
42 Chicopee Drive
Wayne, NJ  07470

William A. Rosser and Karen S. Westrell                    --                     36,000 (9)               *                0%
Tenants in Common
2946 Robinson Hill Road
Golden, CO  80403

Gerald S. Royal                                            --                     18,000 (9)               *                0%
Mary E. Royal
8111 84th Street, NE
Marysville, WA  98270

Rush Family Revocable Trust                                --                      9,000 (9)               *                0%
TR DTD 4-13-93
335 N. Maple Drive
Beverly Hills, CA  90210

Karl S. Ryser, Jr.                                         --                    42,177 (41)             1.2%                *
13751 South Wadsworth Park Drive #200
Draper, UT  84020

Monroe H. Schenker and                                     --                     18,000 (9)               *                0%
Barbara P. Schenker
22604 Caravelle Circle
Boca Raton, FL  33433-6309

Leonard M. Schiller                                        --                     19,488 (9)               *                0%
17323 Bridleway Trail
Boca Raton, FL  33496

Phillip J. Schiller                                        --                     19,488 (9)               *                0%
17323 Bridleway Trail
Boca Raton, FL  33496

Schneider Fuel Oil Inc. Pension Plan                       --                     36,000 (9)               *                0%
Edward T. Schneider, Trustee
275 E. 7th Street
Mt. Vernon, NY  10550

William R. Schoen                                          --                      9,000 (9)               *                0%
5 Kenilworth Court
Novato, CA  94945



                                                                                                              Percent of
                                                              Securities Being Offered                    Common Stock Owned

Name and                                                                        Common                  Prior to          After
Address of Beneficial Owner                               Other                 Stock                  Offering(1)     Offering(2)
--------------------------------------                  ---------        -------------------         --------------- ---------------

Vikki K. Schorlenner                                       --                      9,000 (9)               *                0%
Post Office Box 57
Beeville, TX  78104

Peter M. Scotto                                            --                     18,000 (9)               *                0%
33 Tharp Lane
Marlboro, NJ  07746

Lawrence Seftel and Sandra Bernstein                       --                     12,000 (9)               *                0%
7620 Dorchester Rd.
Boynton Beach, FL  33437

Murray Segal                                               --                 21,500 (6)(34)               *                0%
300 East 56th Street
New York, NY  10022

Carl Shaifer                                               --                    38,000 (42)               *                0%
8515 Seminole Street
Philadelphia, PA  19118

Edward Shea                                                --                     99,984 (9)               *                0%
c/o E&M RP Trust
655 Brea Canyon Road
Walnut, CA  91789

Alvin Siegel                                               --                     18,000 (9)               *                0%
1530 Palisade Avenue
Fort Lee, NJ  07024

Marc Siegel                                                --               127,000 (34)(50)              1.0%              0%
2 Bridle Way
Fort Lee, NJ  07024

SJG Management Inc.                                        --                      9,000 (9)               *                0%
4934 Sable Pine Circle, #920C
West Palm Beach, FL  33417

George L. Smith                                            --                     18,000 (9)               *                0%
403 Dater Hill Road
Troy, NY  12186

George W. Smith                                            --                     18,000 (9)               *                0%
4049 Darby Lane
Seaford, NY  11783

Thomas C. Smith                                            --                     36,000 (9)               *                0%
1817 Sacramento Terrace
Plano, TX  75075

David L. Stellway                                          --                      9,000 (9)               *                0%
10400 SW Riverside Drive
Portland, OR  97219

Theodore Stern and Elizabeth Stern                         --                     72,000 (9)               *                0%
1943 Wightman Street
Pittsburgh, PA  15217



                                                                                                              Percent of
                                                              Securities Being Offered                    Common Stock Owned

Name and                                                                        Common                  Prior to          After
Address of Beneficial Owner                               Other                 Stock                  Offering(1)     Offering(2)
--------------------------------------                  ---------        -------------------         --------------- ---------------

Joel A. Stone                                              --                     54,000 (9)               *                0%
2839 Woodmere Dr.
Northbrook, IL  60062

Michael Stranahan                                          --                    90,000 (33)               *                0%
21 Hedgerow W.
Swedesboro, NJ  08085

T6-G Limited Partnership                                   --                   771,192 (31)             6.5%               0%
185 South State Street
Salt Lake City, UT  84111

T.G.A., Inc.                                               --                   130,001 (20)             1.1%               0%
c/o David Royal
8421 Wilshire Boulevard
Beverly Hills, CA  90211

Milton A. Teplin                                           --                     18,000 (9)               *                0%
31 Rogers Drive
New Rochelle, NY  10804

Trident I, LLC                                             --                     18,048 (9)               *                0%
c/o Benchmark Equity Group, Inc.
700 Gemini
Houston, TX  77058

Angelo Vivolo                                              --                     18,000 (9)               *                0%
140 East 74th Street
New York, NY  10021

Watts Texas Limited Partnership                             --                   50,000 (13)               *                0%
525 17th Street
Rock Island, IL  61201

Joyce N. Westmoreland                                      --                     36,000 (9)               *                0%
6946 Moniteau Ct.
Baton Rouge, LA  70809

Clay Wilkes                                                --                 2,610,008 (16)            24.9%             2.2%
2100 E. Bengal Boulevard, #M104
Salt Lake City, UT  84121

Floyd C. Wilkes                                            --                   334,850 (18)             2.9%               0%
13751 S. Wadsworth Park Drive #200
Draper, UT  84020

Edward L. Wilson Jr.                                       --                     18,000 (9)               *                0%
1900 McFarland
Baytown, TX  77520

Charles L. Wisseman                                        --                      9,000 (9)               *                0%
805 La Salle Drive
Champaign, IL  61820



                                                                                                              Percent of
                                                              Securities Being Offered                    Common Stock Owned

Name and                                                                        Common                  Prior to          After
Address of Beneficial Owner                               Other                 Stock                  Offering(1)     Offering(2)
--------------------------------------                  ---------        -------------------         --------------- ---------------

J. Michael Wolfe                                           --                     36,000 (9)               *                0%
403 Greenwood Avenue
Clarksville, TN  37040

Joseph Wong                                                --                    53,096 (23)               *                0%
c/o Grand Fur Trading Company, Ltd.
10 A Humphreys Avenue
1/F Kowloon, Hong Kong

Joseph Wynne                                               --                10,000 (33)(34)               *                0%
10 Crest Road East
North Merrick, NY  11566

Alfred Yau                                                 --                     18,000 (9)               *                0%
13111 Brooks Drive #A
Baldwin Park, CA  91706

David L. Yeager                                            --                     72,000 (9)               *                0%
2881 S. 98th Street
West Allis, WI  53227

The Yorkin Trust                                           --                     36,000 (9)               *                0%
345 N. Maples Drive, #206
Beverly Hills, CA  90210

David H. Zises                                             --                     36,000 (9)               *                0%
20 Patten Circle
Newton Centre, MA  02159

Kenneth J. Zises                                           --                     36,000 (9)               *                0%
c/o Zises Associates
20 William Street
Wellesley, MA  02181


--------------------------------
*    Less than one percent.
(1) As to each person or entity named as beneficial owners, such person or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.

(2) Unless otherwise indicated, assumes the conversion and/or sale of the entirety of the securities being offered by the noted shareholder.
(3) Represents the shares of Common Stock issuable upon exercise of the Settlement Warrant, as adjusted.
(4)  Represents the Mandarino Warrant to purchase Common Stock.
(5) Includes 52,500 shares of Common Stock issued pursuant to the conversion of a portion of the principal of a 10% Note, 73,488 shares of Common Stock (previously defined as the "Conversion Shares") issuable upon conversion of Class C Preferred Stock, 40,000 shares of Common Stock issuable upon exercise of the Mandarino Warrant, and 44,000 shares of Common Stock previously purchased by exercise of Four M Options. The conversion price of the Class C Preferred Stock assumes that the closing bid price of the Common Stock is not lower than $2.50 during any five consecutive trading days during the period commencing August 21, 1996 and ending 18 months thereafter. To the extent that the closing bid price of the Common Stock is lower than $2.50 for such period, the holder of the Class C Preferred Stock would be entitled to a lower conversion rate and the number of Conversion Shares issuable would be proportionately higher.
(6) Includes 20,000 Kanter Shares and 1,500 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant.
(7) Includes 40,000 Kanter Shares and 2,000 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant.

(8) Includes 10,000 Kanter Shares and 1,500 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant.

(9) Represents Conversion Shares issued and/or issuable upon conversion of Class C Preferred Stock (see also FN5).

(10) Includes 30,000 Kanter Shares and 15,500 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant.

(11) Includes 1,957,675 shares subject of the Four M Options.

(12) Represents shares of Common Stock issued pursuant to the conversion of a portion of the principal of a 10% Note.

(13) Includes 25,000 shares of Common Stock issued in connection with the I-Link Acquisition and 25,000 shares of Common Stock issuable upon exercise of the Cook Option.

(14) Includes 12,500 shares of Common Stock issued and an additional 12,500 shares of Common Stock which may be purchased upon exercise of Four M Options and 25,000 shares of Common Stock issuable upon exercise of the Cook Option.

(15) Represents shares of Common Stock issued in connection with the I-Link Acquisition. The registration statement of which this prospectus is a part includes the distribution of the I-Link, Ltd. shares to the following persons and their respective offers and sales of such securities: Rod Dial (212,046 shares), Kim Watkins (6,935 shares), John Peterson (6,935 shares), Brian Kerns (4,624 shares), Mike Radulovic (13,289 shares), Mark Wellander (13,289 shares), Floyd A. Wilkes (6,934 shares), Steve Mitchell (6,934 shares), Toni Rae Peterson (6,934 shares) and Brandon Mayfield (6,934 shares). The address of each of such parties is c/o I-Link, Ltd. See "The Company."

(16) Includes 1,646,263 shares of Common Stock issued in connection with the acquisition of I-Link, Ltd. and 284,854 shares held of record by I-Link, Ltd. Also includes 389,891 shares of Common Stock which may be purchased upon exercise of Four M Options and 289,000 shares of Common Stock previously purchased by exercise of Four M Options. Of the shares owned, 60,000 have been pledged to secure the repayment of loans in the principal amount of $150,000 made in March and April 1997 and other contractual commitments. The loans bear interest at the rate of 8% per annum and are due and payable on or before September 30, 1997, at the discretion of the payee in cash or the shares of Common Stock.

(17) Includes 269,824 shares of Common Stock issued in connection with the acquisition of I-Link, Ltd., and 500,000 shares of Common Stock which may be purchased upon exercise of Four M Options.

(18) Includes 301,339 shares of Common Stock which may be purchased upon exercise of Four M Options and 33,511 shares of Common Stock issued in connection with the acquisition of I-Link, Ltd.

(19) Includes 92,692 shares of Common Stock issued in connection with the I-Link Acquisition and 91,771 shares of Common Stock issuable upon conversion of Class B Preferred Stock subject of an option exercisable commencing July 1, 1996 granted by R. Huston Babcock to the noted shareholder and an additional 356,382 shares of Common Stock which may be purchased upon exercise of Four M Options. Also includes 18,048 shares of Common Stock issued upon conversion of 752 shares of Class C Preferred Stock beneficially owned by Trident I, LLC, of which the noted shareholder is the manager with the power to exercise investment, dispositive and voting control.

(20) Represents shares of Common Stock issued in connection with the I-Link Acquisition.

(21) Includes 75,086 shares of Common Stock issued in connection with the I-Link Acquisition, 79,992 Conversion Shares issused upon conversion of Class C Preferred Stock (see also FN5), 25,000 shares of Common Stock issuable upon exercise of the Cook Option, and 25,000 shares of Common Stock issued and an additional 25,000 shares of Common Stock issuable upon exercise of Four M Options.

(22) Includes 100,000 shares of Common Stock issued in connection with the I-Link Acquisition and 100,000 shares previously purchased by exercise of Four M Options.

(23) Includes 18,096 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5) and 35,000 shares of Common Stock issued upon conversion of a promissory note in February 1996.

(24) Includes 18,000 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5), 64,525 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant and 105,000 Kanter Shares held by the named shareholder. The Company has been advised that the named shareholder is an affiliate or associated person of Commonwealth. Does not include shares of Common Stock held by Commonwealth or other affiliates or associates of Commonwealth or shares of Common Stock which may be held by Commonwealth from time to time in its trading account in connection with ordinary market-making activities.

(25) Includes 72,000 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5) and 264,000 shares of Common Stock issuable upon conversion of Class C Preferred Stock issuable in accordance with and upon conversion of the Convertible Notes in the event of the amendment of the Company's Articles of Incorporation to increase its authorized capital stock and designation of Class C Preferred Stock. See "Description of Securities-Convertible Promissory Notes."

(26) Represents the E&M Warrant to purchase Common Stock.

(27) Includes 72,000 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5) and 80,000 shares of Common Stock issuable upon exercise of the E&M Warrant.

(28) Represents shares of Common Stock issuable upon conversion of Class C Preferred Stock issuable in accordance with and upon conversion of the Convertible Notes in the event of the amendment of the Company's Articles of Incorporation to increase its authorized capital stock and designation of Class C Preferred Stock. See "Description of Securities-Convertible Promissory Notes."

(29) Represents the Commonwealth Warrant to purchase Common Stock.

(30) Includes 223,544 shares issued and an additional 270,696 shares of Common Stock which may be purchased upon exercise of Four M Options and 530,000 shares of Common Stock owned by certain affiliates and control persons of the named shareholder. Also includes 750,000 shares of Common Stock issuable upon exercise of the Commonwealth Warrant and 90,000 shares of Common Stock issuable upon conversion of 3,750 shares of Class C Preferred Stock, which are held by certain affiliates of the named stockholder. The registration statement of which this prospectus is a part includes the contemplated distribution of certain of the

     Commonwealth Warrants, and/or the shares of Common Stock issuable upon exercise of such Commonwealth Warrants, to the following persons and their respective offers, and sales of such securities: Michael Falk (64,525 shares), Al Mirman (26,733 shares), Keith Rosenbloom (25,250 shares) Robert O'Sullivan (19,020 shares), Eric Rand (15,500 shares), Robert Beuret (15,300 shares), Cornelia Eldridge (15,000 shares), Michael Lyall (12,500 shares), Vincent Labarbara (9,750 shares), Inder Tallur (7,500 shares), Andres Bello (6,000 shares), Cathy Ross (4,000 shares), Eric Rubenstein (3,633 shares), Mario Marsillo (3,000 shares), Juan Lopera (2,877 shares), Robert Sheets (2,667 shares), Beth Lipman (2,538 shares), Ronald Moschetta (2,500 shares), Edward Vanacore (2,500 shares), Vincent Calicchia (2,500 shares), Marc Siegel (27,000 shares), Basil Ascuitto (2,000 shares), Jennifer Solow (2,000 shares), Murray Segal (1,500 shares), Evan Gartenberg (1,500 shares), Zack Carmi (1,500 shares), Moustafa Zayed (1,500 shares), Lisa Jagerman (1,000 shares), Brad Van Siclen (1,000 shares), Richard Perreira (1,000 shares), Said Aboumar (500 shares), Wilford Adkins (500 shares), Jerome Messana (500 shares), John Tyus (500 shares), Tarek Ahamd (500 shares), Michael Volpe (500 shares), Stephen Labarbara (500 shares), and Russell Bailenson (500 shares). The address of each of such parties is c/o Commonwealth Associates.Does not include shares of Common Stock which may be held by Commonwealth from time to time in its trading account in connection with ordinary market-making activities.

(31) Includes 171,192 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5), 548,891 shares of Common Stock issued in connection with the acquisition of I-Link, Ltd., and 51,109 shares previously purchased by exercise of Four M Options.

(32) Includes 243,891 Kanter Shares and 15,503 Four M Shares held by the named shareholder, and an additional 380,890 shares of Common Stock which may be purchased upon exercise of Four M Options.

(33) Represents Kanter Shares held by the named shareholder.

(34) The Company has been advised that the named shareholder is an affiliate or associated person of Commonwealth. Does not include shares of Common Stock held by Commonwealth or other affiliates or associates of Commonwealth or shares of Common Stock which may be held by Commonwealth from time to time in its trading account in connection with ordinary market-making activities.

(35) Includes 39,984 shares of Common Stock issuable upon conversion of Class C Preferred Stock (see also FN5). Also includes 12,000 Conversion Shares issued in the name of the IRA accounts for the benefit of each of the named shareholder and his wife.

(36) Represents shares of Common Stock which may be purchased upon exercise of Four M Options.

(37) Includes 10,000 shares of Common Stock which may be purchased upon exercise of Four M Options and 18,000 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5).

(38) Includes 20,000 shares of Common Stock which may be purchased upon exercise of Four M Options, 1,500 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant and 10,000 Kanter Shares.

(39) Includes 137,969 shares of Common Stock which may be purchased upon exercise of Settlement Warrants and 72,917 shares of Common Stock which may be purchased upon exercise of Hardy Group Warrants.

(40) Includes 165,562 shares of Common Stock which may be purchased upon exercise of Settlement Warrants and 87,500 shares of Common Stock which may be purchased upon exercise of Hardy Group Warrants.

(41) Includes 27,594 shares of Common Stock which may be purchased upon exercise of Settlement Warrants and 14,583 shares of Common Stock which may be purchased upon exercise of Hardy Group Warrants.

(42) Includes 20,000 shares of Common Stock which may be purchased upon exercise of Four M Options and 18,000 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5).

(43) Represents Four M shares held by the named shareholder.

(44) Includes 183,542 shares of Common Stock into which the 7,500 shares of Class B Preferred Stock owned by the noted stockholder are convertible; 91,771 of the shares of Common Stock issuable upon conversion of such shares of the Class B Preferred Stock are subject to an option granted by the noted stockholder to Benchmark.

(45) Includes 40,000 Kanter Shares and 9,750 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant.

(46) Includes 18,000 Conversion Shares issuable upon conversion of Class C Preferred Stock (see also FN5) and 3,000 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant.

(47) Represents shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant.

(48) Includes 10,000 Kanter Shares and 2,500 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant.

(49) Includes 15,000 Kanter Shares and 25,250 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant.

(50) Includes 100,000 Kanter Shares and 27,000 shares of Common Stock issuable upon exercise of the named shareholder's interest in the Commonwealth Warrant.

(51) Represents shares transferred to the named shareholder pursuant to his beneficial interest in shares of Common Stock originally issued by the Company to I-Link, Ltd. in connection with the I-Link Acquisition.

                          MARKET FOR THE COMMON STOCK
                        AND RELATED SHAREHOLDER MATTERS

     The Company's Common Stock is traded on the Nasdaq SmallCap MarketSM ("Nasdaq") tier of the Nasdaq Stock MarketSM under the symbol "ILNK." Prior to March 8, 1996, the Common Stock was traded on Nasdaq under the symbol "MDCR.". Although the Common Stock is currently listed for quotation on Nasdaq, there can be no assurance given that the Company will be able to continue to satisfy the requirements for maintaining quotation of such securities on Nasdaq or that such quotation will otherwise continue. The Company has no current plans to apply for listing of any of the shares of Class B Preferred Stock, Class C Preferred Stock, the Commonwealth Warrants or any of its other securities for quotation on Nasdaq. See "Risk Factors--Continued Nasdaq Listing."

            The range of high and low bid information for the Common Stock for each full quarterly period during 1997 and within the two prior fiscal years is as follows:


                  Quarter Ended                  High Bid           Low Bid
             -----------------------             --------           -------
             March 31, 1995                         $2.13             $1.13
             June 30, 1995                           1.13              0.63
             September 30, 1995                      1.13              0.88
             December 31, 1995                       1.25              1.00


             March 31, 1996                         $7.63             $1.00
             June 30, 1996                           9.75              6.13
             September 30, 1996                      7.50              4.06
             December 31, 1996                       6.00              4.00

             March 31, 1997                         $7.50             $3.63
             June 30, 1997                          15.50              4.00
             September 30,1997                      10.56              4.00

            These quotations reflect interdealer prices, without retail markup, markdown, or commission and may not represent actual transactions.

            As of September 30, 1997, there were approximately 300 stockholders of Common Stock of record and approximately 3,500 beneficial owners. In addition, as of September 19, 1997, there were approximately 120 individual participants in security position listings furnished by Cede & Co., New York, New York, registered clearing agency and depository. On September 30, 1997, the closing bid price for a share of Common Stock was $8.75.


                              RECENT TRANSACTIONS

Transactions With Winter Harbor, L.L.C.; Series M Preferred Stock

            On June 5, 1997, the Company entered into a term loan agreement ("Loan Agreement") and promissory note ("Note") with Winter Harbor, L.L.C. ("Winter Harbor") pursuant to which Winter Harbor agreed to loan to the Company the principal sum of $2,000,000 (the "Loan") for capital expenditures and working capital purposes. As further consideration for Winter Harbor's commitment to make the Loan, the Company granted to Winter Harbor a warrant ("Loan Warrant") to purchase up to 500,000 shares of Common Stock at a purchase price of $4.97 per share, subject to adjustment, pursuant to the terms of a Warrant Agreement between the parties. The Loan Warrant expires on March 11, 2002, and contains demand and piggyback registration rights and customary anti-dilution terms. The maturity date of the Note is October 15, 1998; however, the Loan Agreement anticipates an equity investment in the Company by Winter Harbor (the "Investment"). Upon closing of the Investment, all principal and accrued interest then due under the Note may, at the option of Winter Harbor, be credited toward payment of Winter Harbor's purchase price for the Investment and the Note shall be cancelled. The loan from Winter Harbor has an interest rate of prime plus 2%. In addition to the stated interest rate, the Company will recognize debt issuance cost (non-cash) over the life of the loan (maturity date is October 15, 1998) of approximately $3,800,000 which reflects the approximate fair value of the warrants issued in connection with the debt. The Company expended significant time and effort pursuing various financing alternatives and determined that the Winter Harbor proposal was the best alternative available to the Company.

            In August 1997, the Company and Winter Harbor amended their agreement to provide that the Company would be allowed to borrow up to an additional $3,000,000 (thus revising the maximum amount of the Loan to $5,000,000). In the event the Company borrows against such additional credit, it has agreed to issue to Winter Harbor warrants to purchase 100,000 shares of Common Stock for each $1,000,000 in additional borrowing. The exercise price for such additional warrants shall equal the closing bid price of the Common Stock on the date each such $1,000,000 increment is borrowed by the Company. On August 18, 1997, the Company borrowed an additional $3,000,000 pursuant to such arrangement, bringing the total principal amount due under the Note to $5,000,000, and issued an additional 300,000 warrants to Winter Harbor in connection therewith.

            Winter Harbor is owned by First Media, L.P., a private media and communications company which is a private investment principally of Richard E. Marriott and his family. The Company's general counsel, David E. Hardy, is a brother of Ralph W. Hardy, Jr. who is general counsel and a minority equity holder in Winter Harbor. David E. Hardy has no ownership or association with Winter Harbor. As a result of this relationship, as well as personal relationships of David E. Hardy with the principals of Winter Harbor, discussions were initiated which led to Winter Harbor's investment in the Company.

            The Company and Winter Harbor executed a Securities Purchase Agreement, dated as of September 30, 1997, and closed on October 10, 1997, pursuant to which Winter Harbor invested $12,100,000 in a new series of the Company's convertible preferred stock (the "Series M Preferred Stock"). Winter Harbor purchased approximately 2,545 shares of Series M Preferred Stock (convertible into 2,545,000 shares of Common Stock) for an aggregate cash consideration of approximately $7,000,000 (equivalent to $2.75 per share of Common Stock). The agreement with Winter Harbor also provided for purchase of approximately 1,855 additional shares of Series M Preferred Stock (convertible into 1,855,000 shares of Common Stock). Such additional shares of Series M Preferred Stock were paid for by exchanging the $5,000,000 outstanding principal balance plus approximately $100,000 accrued interest due under the Note. As additional consideration for its equity financing commitments, Winter Harbor was issued additional warrants by the Company to acquire (a) 2,500,000 shares of Common Stock at an exercise price of $2.75 per share (the "Series A Warrants"),
(b) 2,500,000 shares of Common Stock at an exercise price of $4.00 per share (the "Series B Warrants") and (c) 5,000,000 shares of Common Stock at an exercise price of $4.69 (the "Series C Warrants"). The respective exercise prices for the Series A Warrants, the Series B Warrants and the Series C Warrants (collectively, the "Investment Warrants") shall be subject to adjustment. The Series A Warrants will be exercisable at any time for thirty months from the date of issuance, and the Series B Warrants and Series C Warrants will be exercisable at any time for sixty months from the date of issuance. All of the Investment Warrants (i) have demand registration rights and anti-dilution rights and (ii) contain cashless exercise provisions.


            The Series M Preferred Stock is entitled to receive cumulative dividends in the amount of 10% per annum before any other class of preferred or common stock receives any dividends. Thereafter, the Series M Preferred Stock will participate with the Common Stock in the issuance of any dividends on a per share basis. Moreover, the Series M Preferred Stock will have the right to veto the payment of dividends on any other class of stock. The Series M Preferred Stock shall be convertible at any time prior to the fifth anniversary of its issuance, at the sole option of Winter Harbor, into shares of Common Stock on a one thousand-for-one basis; provided, however, that the Series M Preferred Stock shall be automatically converted to Common Stock on the fifth anniversary of its issuance at no cost to Winter Harbor. The conversion price shall be, in the case of discretionary conversion, $2.75 per share of Common Stock, or, in the case of automatic conversion, the lower of $2.75 per share or 50% of the average closing bid price of the Common Stock for the ten trading days immediately preceding the fifth anniversary of issuance. The basis for discretionary conversion, or the conversion price for automatic conversion, shall be adjusted upon the occurrence of certain events, including without limitation, issuance of stock dividends, recapitalization of the Company, or the issuance of stock by the Company at less than the fair market value thereof. Conversion of the Series M Preferred Stock will be subject to approval by the Company's shareholders of an increase in the number of shares of authorized capital stock at the Company's next annual shareholders meeting. The Series M Preferred Stock will vote with the Common Stock on an as-converted basis on all matters which are submitted to a vote of the stockholders, except as may otherwise be provided by law or by the Company's Articles of Incorporation or By-laws; provided, however, that the Series M Preferred Stock will have the right to appoint two members of the Company's board of directors.

            Upon completion of the Winter Harbor Investment, the Company will recognize a (non-cash) preferred stock dividend (assuming a common stock market value of $9.00 per share) in the approximate amount of $100,000,000 at the date of the investment. The actual dividend will be determined based upon the actual common stock market price on the date the equity investment is finalized. This amount is calculated as the difference between the exercise or conversion price per common share per the agreement as compared to the market price of the Common Stock on the date of the closing, plus the value of the warrants issuable in connection with the Investment.

MiBridge Acquisition; Series D Preferred Stock

            On August 12, 1997 the Company entered into an agreement with MiBridge, Inc., a New Jersey corporation ("MiBridge") and Mr. Dror Nahumi, the principal shareholder of MiBridge, pursuant to which the Company acquired all of the issued and outstanding stock of MiBridge (the "MiBridge Acquisition"). The MiBridge Acquisition subsequently closed on September 2, 1997. MiBridge is the owner of patent-pending audio-conferencing technology and is a leader in creating speech-encoding and compression algorithms designed to produce superior audio quality and lower delay over low-band networks. The Company will pay the stockholders of MiBridge (the "MiBridge Stockholders") consideration consisting of (i) an aggregate $2,000,000 in cash, payable in quarterly installments over two years, and (ii) an aggregate 1,000 shares of a series of the Company's convertible preferred stock to be created (the "Series D Preferred Stock"). The 1,000 shares of Series D Preferred Stock are convertible at the option of the MiBridge Stockholders, at any time during the nine months following the closing of the MiBridge Acquisition, into such number of shares of Common Stock as shall equal the sum of $6,250,000 divided by $9.25 (the "Series D Conversion Price"), which price was the closing bid price of the Company's Common Stock on June 5, 1997 (the date that the first letter agreement relating to the transaction was executed). On the nine-month anniversary of the closing of the MiBridge Acquisition, any unconverted Series D Preferred Stock shall automatically convert to Common Stock. In either case, the Series D Preferred Stock shall be converted at the lower of the Series D Conversion Price or the average closing bid price for the five trading days immediately preceding the date the Company receives notice of conversion or the automatic conversion date, as the case may be.

            The Company has entered into an employment contract with Mr. Nahumi providing terms, conditions and benefits similar to those provided in employment contracts with existing members of the Company's senior management, including standard confidentiality, non-competition and assignment of invention provisions. Mr. Nahumi's annual salary shall be at least $100,000, and Mr. Nahumi will devote his full time to managing the operations of MiBridge under the direction of the Company.

                           DESCRIPTION OF SECURITIES

Common Stock

            The Company is currently authorized to issue 75,000,000 shares of Common Stock, having a par value of $.007 per share. As of September 30, 1997, there are 12,180,165 shares of Common Stock issued and outstanding and approximately 300 holders of record of the Common Stock, and approximately 3,500 beneficial owners. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to the stockholders of the Company for a vote thereon. The holders of Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. Prior to any payment of dividends to the holders of Common Stock, all accrued and unpaid dividends on any outstanding shares of Preferred Stock must be paid. Other than as set forth herein, the Company anticipates that, for the foreseeable future, it will retain earnings, if any, to finance the operations of its businesses. The payment of dividends in the future will depend upon, among other things, the capital requirements and the operating and financial conditions of the Company.

Preferred Stock

            The Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock, $10.00 par value per share (previously defined as the "Preferred Stock"). The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and, subject to the limitations contained in the Articles of Incorporation and any limitations prescribed by law, to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences. New issuances of shares of Preferred Stock with voting rights can affect the voting rights of the holders of outstanding shares of Preferred Stock and Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. Furthermore, additional issuances of shares of Preferred Stock with conversion rights can have the effect of increasing the number of shares of Common Stock outstanding up to the amount of Common Stock authorized by the Articles of Incorporation and can also, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and/or otherwise adversely affect the rights of holders of outstanding shares of Preferred Stock and Common Stock. To the extent permitted by the Articles of Incorporation, such shares of Preferred Stock may have preferences over the Common Stock (and other series of Preferred Stock) with respect to dividends and liquidation rights. As of September 30 1997, 22,500 shares of Preferred Stock had been designated Class B Preferred Stock (of which 7,500 shares are issued and outstanding), 240,000 shares of Preferred Stock had been designated Class C Preferred Stock (of which 218,018 are issued and outstanding), and 7,500 shares of Preferred Stock had been designated 12% Cumulative Convertible Preferred Stock (no shares of which are issued and outstanding).

Class B Preferred Stock

            There are 22,500 shares of Class B Preferred Stock authorized to be issued, 7,500 of which are issued and outstanding. Each share of Class B Preferred Stock entitles the holder thereof to receive cumulative dividends. The initial dividend rate for the Class B Preferred Stock was 5.5%. Effective April 1, 1992, the rate has been adjusted monthly, to be equal to the published rate paid by Texas Commerce Bank, N.A., Houston, Texas, on 30-day certificates of deposit in effect on the first day of each such month, plus 2%. As of December 1, 1995, the Class B Preferred Stock dividend rate was 5.0%. Dividends are payable in cash quarterly on the first day of July, October, January and April of each year that any shares of Class B Preferred Stock are outstanding. Dividends accrue on each share of Class B Preferred Stock whether or not earned or declared and whether or not there are funds of the Company legally available for payment thereof. Each share of Class B Preferred Stock is convertible at the option of the holder thereof into shares of Common Stock. The number of shares of Common Stock into which shares of Class B Preferred Stock are convertible is derived by multiplying the number of shares of Class B Preferred Stock to be converted by a fraction, the numerator of which is $10.00 and the denominator of which is the conversion price ("Conversion Price"), which is adjustable. The initial Conversion Price was $0.058375. As of June 30, 1997, the Conversion Price was $0.408625; therefore the number of shares of Common Stock issuable if all 7,500 outstanding shares of Class B Preferred Stock were converted as of such date would be 183,542. Except as otherwise provided by law, shares of Class B Preferred Stock have no voting rights.

            The Class B Preferred Stock is subject to redemption by the Company at any time. If called for redemption, the right to convert Class B Preferred Stock to Common Stock shall terminate on the close of business on the day before the date fixed for actual payment of the redemption price. No shares of Class B Preferred Stock designated for redemption pursuant to any notice of redemption shall be entitled to any dividends after the applicable redemption date. On the redemption date, all rights of the holders of such shares as stockholders of the Company by reason of the ownership of such shares shall cease, except the right to receive the redemption price of such shares upon presentation and surrender of the certificate representing such shares. No Class B Preferred Stock designated for redemption shall be deemed to be outstanding after the redemption date. The redemption price is $10.00 per share of Class B Preferred Stock, plus the amount of any accrued and unpaid dividends on such share on the date payment of such redemption price is paid.

            In the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the holders of the Class B Preferred Stock shall be entitled to liquidation rights identical to the holders of the Class A Preferred Stock; however, such liquidation rights are subordinate to the Class A Preferred Stock, but superior to any other series of Preferred Stock and to the Common Stock.

Class C Preferred Stock

            There are 240,000 shares of Class C Preferred Stock designated, of which 218,018 are issued and outstanding. The holders of the Class C Preferred Stock are entitled to cumulative preferential dividends, when, as and if declared by the Board of Directors, on a quarterly basis on November 15, February 15, May 15 and August 15 each year in an amount equal to 8% per annum of the liquidation preference per share of $60.00. Dividends will be paid, to the extent permissible under the Florida Business Corporation Act, to the holders of the Class C Preferred Stock in cash or, at the option of the Company, as determined by the Board of Directors, in shares of Common Stock (the "Dividend Shares") (based upon the last sale price of a share of Common Stock for the five trading days preceding the record date for a particular dividend), provided that such Dividend Shares are covered by an effective registration statement. Except as otherwise provided by law, shares of Class C Preferred Stock have no voting rights.

           Conversion Rights. Unless previously redeemed, the Class C Preferred Stock is convertible into shares of the Company's Common Stock, at any time commencing November 21, 1996, at the option of the holder, into such number of shares of the Company's Common Stock as shall equal $60 divided by the lower of
(i) $2.50, or (ii) the closing bid price for any five consecutive trading days during the period commencing on September 6, 1996 and ending on March 5, 1998 (previously defined as the "Conversion Price"), subject to certain adjustments for (a) the sale or issuance of Common Stock by the Company at a price less than the Conversion Price (except for shares issuable upon exercise or conversion of securities outstanding or issuable by the Company as of the date hereof), (b) in the event the Company's registration statement relating to the Conversion Shares is not declared effective within twelve months after September 6, 1996 the Conversion Price shall be subject to a reduction of ten percent for each 90 day delay in the effective date of such registration statement, or (c) in the event the closing bid price is less than $2.50 for five consecutive trading days during the period from September 6, 1996 to the date eighteen months thereafter ("the Adjustment Period,") the Conversion Price shall be reduced to the lower of the then current Conversion Price or the lowest of the average closing bid price for five consecutive trading days during the Adjustment Period. In no event shall the Conversion Price be adjusted below $1.25 on account of the adjustments described in (a), (b) or (c); however, the Conversion Price is subject to adjustment under certain other circumstances. As of September 30, 1997, 21,982 shares of Class C Preferred Stock have been converted.

            Automatic Conversion. Unless previously redeemed, the Class C Preferred Stock shall be automatically converted into the Conversion Shares on September 6, 2001 at a Conversion Price equal to the lower of the then current Conversion Price or 50% of the average closing bid price of the Company's Common Stock for the ten trading days immediately preceding the fifth anniversary of the Final Closing.

            Redemption. The Class C Preferred Stock is redeemable at any time prior to September 6, 2000, at the option of the Company, as determined by the Board of Directors, on not less than thirty nor more than sixty days written notice to registered holders at a redemption price equal to $60 per share plus accrued and unpaid dividends, provided (i) the Conversion Shares are covered by an effective registration statement; and (ii) during the immediately preceding thirty consecutive trading days ending within fifteen days of the date of the notice of redemption, the closing bid price of the Company's Common Stock is not less than $8.00 per share.

            The Class C Preferred Stock is redeemable at any time after September 6, 2000, at the option of the Company, on not less than thirty nor more than sixty days written notice to registered holders at a redemption price equal to $90 plus accrued and unpaid dividends, provided the Conversion Shares are covered by an effective registration statement or the Conversion Shares are otherwise exempt from registration.

            Registration Rights. Within 12 months of September 6, 1996, the Company shall file a registration statement under the Securities Act covering the Common Stock underlying the Class C Preferred Stock (previously defined as the "Conversion Shares"). If the registration statement is not declared effective within such 12 month period, the Conversion Price shall be subject to an additional reduction of 10% for each 90 day delay in the effective date of the Registration Statement and the dividend rate shall be increased to 12%; provided, however, that in the event the Company files any registration statement prior to the expiration of 12 months from September 6, 1996, the Conversion Shares shall be likewise registered at such time; and further provided that the Conversion Price shall not be reduced below $1.25 per share.

The 10% Notes

            The Company issued $1,000,000 in principal amount of 10% Notes on February 23, 1996. Commonwealth acted as the placement agent of the 10% Notes. Each 10% Note has a minimum face amount of $50,000 and provides for the accrual of interest at the simple annual rate of 10%, payable at maturity. The 10% Notes were due upon the earlier of August 31, 1996 (the "Maturity Date") or the Company's receipt of proceeds of at least $4 million from an equity or debt financing (the "Accelerated Maturity Date"). The Company had the right to extend the Maturity Date of some or all of the 10% Notes until February 28, 1997 upon payment to the holder(s) of the 10% Note(s) of a cash payment equal to two and one-half percent (2.5%) of the then outstanding principal amount of such 10% Note(s). In the event of extension by the Company, the interest rate with respect to the unpaid principal balance would have increased to the simple annual rate of thirteen percent (13%). The unpaid principal balance of the 10% Notes was prepayable by the Company without penalty upon 30 days notice to the holder.

            Up to $1,250 of each $50,000 (i.e., 2.5%) of unpaid principal amount of a 10% Note was convertible at the option of the holder into 17,500 shares of Common Stock (or $.0714 per share) (subject to adjustment) at any time after March 31, 1996 but prior to the Maturity Date or Accelerated Maturity Date. Upon the occurrence of an Event of Default (as defined in the 10% Note), the conversion right in the 10% Note shall be amended such that the remaining unpaid principal balance shall be convertible into shares of Common Stock at 40% of the fair market value (the average of the closing bid and ask prices on the last ten trading days of the prior calendar month) per share of Common Stock. Effective as of August 21, 1996, holders of an aggregate of $1,000,000 in principal of the 10% Notes elected to convert $25,000 in principal to 350,000 shares of Common Stock.

            The non-convertible portion of the principal of the 10% Notes was repaid from the proceeds of the Class C Offering. Simultaneous with the Company's repayment, holders of the 10% Notes instructed the Company to allocate an aggregate of $709,800 in principal amount of the 10% Notes to purchase an aggregate of 11,018 shares of Class C Preferred Stock.


            The 10% Notes provide for demand registration rights for the shares of Common Stock issued or issuable upon conversion of the 10% Note on one occasion at any time after March 1, 1996 but prior to February 28, 1999, upon the written request from the holders of at least fifty percent (50%) of the shares of Common Stock issued or issuable upon conversion of the 10% Notes. In addition the shares of Common Stock issued or issuable upon conversion of the 10% Notes shall have piggy-back registration rights in the event that the Company proposes to register any of its securities under the Act in connection with the public offering thereof solely for cash (other than any registration statement on the Forms S-4, S-8 or a similar form); provided, however, that the Company shall have no such obligation after three years from the date of issuance of the 10% Notes or if the managing underwriter of the subject proposed offering expresses its objection thereto. Holders of an aggregate of $1,000,000 in principal amount of the 10% Notes demanded registration of the shares of Common Stock on September 9, 1996.

Convertible Promissory Notes

            The Company issued an aggregate of $717,000 in principal amount of Convertible Promissory Notes (previously defined as the "Convertible Notes") on September 6, 1996 in connection with the Class C Offering. Commonwealth acted as the placement agent for such notes. Each Convertible Note is due on September 30, 1997 with interest at the rate of eight percent (8%) per annum. The Convertible Notes are prepayable by the Company without penalty upon 30 days notice provided that the Company has effected an amendment to its Articles of Incorporation to increase its authorized capital stock and designated sufficient Class C Preferred Stock to accommodate conversion of the Convertible Notes.

            The entirety of the unpaid principal amount of the Convertible Notes will be automatically converted into shares of Class C Preferred Stock at the rate of $60 per share of Class C Preferred Stock upon the amendment of the Company's Articles of Incorporation to increase the number of shares of Preferred Stock to at least 2,000,000 and the authorized number of shares of Common Stock to at least 75,000,000 shares (the "Articles Amendment") and the designation of sufficient shares to accommodate conversion. The Convertible Notes are convertible into an aggregate of 11,950 shares of Class C Preferred Stock.

            Each of the following shall constitute an event of default (an "Event of Default") under the Convertible Notes: (i) the failure to pay when due any principal or interest thereunder; (ii) the failure of the Company to effect the Articles Amendment within seven months of issuance of the Convertible
Note; (iii) the violation by the Company of any covenant or agreement contained in the Convertible Note and the continuance of such violation for a period of thirty days after written notice to the Company of such failure; (iv) any change in control of the Company which the Board of Directors of the Company deems to be hostile or unfriendly; (v) the assignment for the benefit of creditors by the Company; (vi) the application for the appointment of a receiver or liquidator for the Company or for property of the Company; (vii) the filing of a petition in bankruptcy by or against the Company; (viii) the issuance of an attachment or the entry of a judgment against the Company in excess of $500,000; (ix) a default by the Company with respect to any other material indebtedness or obligation; (x) the making or sending of a notice of an intended bulk sale by the Company; or (xi) the termination of existence, dissolution or insolvency of the Company. There is no sinking fund or other security for the payment of the Convertible Notes.

Settlement Warrant

            As of November 3, 1994, the Company issued a Common Stock Purchase Warrant (previously defined as the "Settlement Warrant") to JW Charles Financial Services, Inc. (previously defined as "JW Charles") pursuant to the terms of a Financial Consulting Agreement dated as of November 1, 1994 between the Company and Corporate Management Group, Inc. The Settlement Warrant entitled the holder to purchase an aggregate of 250,000 shares of Common Stock at an initial exercise price of $2.00 per share, subject to adjustment, at any time through November 3, 1999. Pursuant to the adjustment provisions, the Settlement Warrant was subsequently adjusted to entitle the holder to purchase an aggregate of 331,126 shares of Common Stock at an exercise price of $1.51 per share. The Settlement Warrant contains demand registration rights during the exercise period and piggyback registration rights for a period of five years. On April 29, 1997, all right, title and interest in the Settlement Warrant was transferred to the Hardy Group pursuant to the Settlement Agreement between JW Charles and the Company. See "Legal Proceedings" and "Certain Relationships and Related Transactions."

Commonwealth Warrants

            On August 21, 1996, in connection with the Company's Class C Offering, the Company entered into the Placement Agent's Common Stock Warrant Agreement and the Consultant's Common Stock Warrant Agreement with Commonwealth Associates (previously defined as "Commonwealth"). Together, the Placement Agent's Common Stock Warrant Agreement and the Consultant's Common Stock Warrant Agreement are collectively referred to as the "Commonwealth Warrant
Agreements." The Commonwealth Warrant Agreements are substantially identical except that the Placement Agent's Common Stock Warrant Agreement and related Warrant Certificate entitle Commonwealth to purchase 250,000 shares of Common Stock and the Consultant's Warrant Agreement and related Warrant Certificate entitle Commonwealth to purchase 500,000 shares of Common Stock (previously defined as the "Commonwealth Warrants"). The Commonwealth Warrants entitle Commonwealth to purchase up to an aggregate of 750,000 shares of Common Stock at any time from March 1, 1997 until August 20, 2001 at an exercise price per share of $2.50, subject to adjustment. At its option, Commonwealth may effect a "cashless exercise" during the warrant exercise period by exchanging the Commonwealth Warrants for a specified number of shares of Common Stock (the "Total Share Number") less a number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the Total Share Number and the then-applicable exercise price by (ii) the market price (as defined) of a share of Common Stock. The holders of the Commonwealth Warrants and/or shares issuable upon exercise of the Commonwealth Warrants (the "Commonwealth Shares") have piggyback registration rights through August 20, 2003 and demand registration rights from August 20, 1997 through August 1, 2003; provided, however, that in the event the Company does not file a registration statement covering the shares of Common Stock issued upon conversion of the 10% Notes within ninety-five days of a request of a majority of the 10% Noteholders, the demand registration rights accelerate from August 20, 1997 to the 96th day following such demand. In the event the Company has not used its best efforts to file a registration statement within ninety-five days of receipt of demand therefor by the 10% Noteholders or within thirty days after demand by Commonwealth upon acceleration of its demand registration rights, the Company will be required to repurchase any Commonwealth Shares at the higher of the market price (as defined) on the date of notice of demand for registration or the expiration of the period by which the Company must have filed the registration statement and must repurchase any outstanding Commonwealth Warrants at the market price of the Common Stock less the exercise price of the Commonwealth Warrants.

Four M Options

            On February 21, 1996, Four M International, Ltd. ("Four M"), a principal shareholder of the Company granted certain options exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 3,915,570 shares of Common Stock. Subsequent to their initial issuance, 1,586,415 of such options have been exercised, 371,480 of such options have expired and 1,957,675 Four M Options remain outstanding. Henry Y.L. Toh, a director of the Company, is one of the two directors of Four M. The initial exercise price of $1.79 per share represents the lesser of 200% of the average of the closing bid and ask price per share of Common Stock for the ten business days preceding July 1, 1996 or $1.79 per share. Commonwealth and affiliates or associates thereof have the right to purchase 270,696 shares of Common Stock prior to December 31, 1997. Benchmark has the right to purchase 356,392 shares prior to December 31, 1997. Certain then-members of management of I-Link, namely, Clay Wilkes, Floyd Wilkes and Alex Radulovic, have the right to purchase an aggregate of 824,891 shares prior to December 31, 1997. Other individuals have the right to purchase 505,696 shares prior to December 31, 1997.

            In August 1996, the Four M Options were amended to provide that in the event that $200,000 in principal amount (i.e., exercise proceeds) of the Four M Options have been exercised prior to December 31, 1996, the exercise period of the remaining Four M Options exercisable during 1996 (the "1996 Four M Options") will be extended to September 6, 1997 and the exercise price would be increased by 4% of the then current exercise price for each 30 day period or portion thereof commencing January 1, 1997 in which the remainder of the 1996 Four M Options are not exercised. From December 1996 through September 6, 1997, an aggregate of 1,586,415 Four M Options were exercised by certain of the holders thereof and proceeds aggregating $3,828,239 were received by Four M. The exercise price per share of the Four M Options which remain outstanding is $1.79.

Babcock Shares

     The Babcock Shares are issuable upon conversion of outstanding Class B Preferred Stock. On February 21, 1996 R. Huston Babcock, M.D., a director of the Company, granted certain options exercisable commencing July 1, 1996 (subject to the satisfaction of certain conditions) to purchase 183,542 shares of Common Stock issuable upon conversion of outstanding Class B Preferred Stock. The exercise price is equal to the lesser of 200% of the average of the closing bid and ask price per share of Common Stock for the ten business days preceding July 1, 1996 or $1.79 per share. Benchmark received the right to purchase 91,771 shares of Common Stock prior to December 31, 1996 (which option has expired) and 91,771 shares prior to December 31, 1997.



Kanter Option

     On January 31, 1996, Walnut Capital Corp. ("WCC"), Windy City, Inc. ("WCI") and Canadian Imperial Bank of Commerce and Trust Company (Bahamas) Limited ("CIB") (the "Kanter Group") entered into an agreement for the grant of an option to various purchasers, including certain affiliates and associated persons of Commonwealth, for the sale of 40,000 shares of Class A Preferred Stock and/or the 978,891 shares of Common Stock of the Company issuable upon conversion of such Class A Preferred Stock owned by the Kanter Group to the purchasers. The option became effective February 7, 1996 and continued through February 11, 1996, unless extended. The consideration for the purchase was $485,000. The Shareholders' Agreement between Four M, WCC, WCI and CIB was terminated concurrent with the sale by the Kanter Group by agreement among the parties to the Shareholders' Agreement.



Cook Option

     On October 19, 1995, Scott Cook loaned the principal amount of $200,000 to I-Link, Ltd., one-half of which was guaranteed by the Company. The amount guaranteed by the Company was secured under a Security Agreement pursuant to which GNET Enterprises, Inc., the general partner of I-Link, Ltd. granted a security interest in certain assets of I-Link, Ltd. In addition, the Company issued to Mr. Cook a Common Stock Purchase Option to Purchase Common Stock for the purchase of 100,000 shares of Common Stock at an exercise price of $1.00 per share commencing January 1, 1996 through December 31, 1996. The Cook Option provides for piggyback registration rights for three years beginning January 1, 1996. On April 24, 1996, Mr. Cook transferred 25,000 of the Cook Options to S.C. Culbreth, 25,000 to John Beardmore and 25,000 to Watts Texas Limited Partners.

E&M Warrants

     In connection with a loan to the Company in June 1996 of $250,000 by E&M RP Trust, the Company issued the E&M Warrants to purchase 80,000 shares of Common Stock to E&M. The E&M Warrants entitle the holder to purchase the Common Stock at an exercise price of $4.00 per share at any time during the period ending June 9, 1999. The E&M Warrants contain demand and piggyback registration rights commencing July 31, 1997 through June 9, 1999 as to the E&M Warrants and shares of Common Stock.

Mandarino Warrants

     In connection with a loan to the Company in June 1996 of $125,000 by Joseph Mandarino, the Company issued the Mandarino Warrants to purchase 40,000 shares of Common Stock to Mandarino. The Mandarino Warrants entitle the holder to purchase the Common Stock at an exercise price of $4.00 per share at any time during the period ending June 9, 1999. The Mandarino Warrants contain demand and piggyback registration rights commencing July 31, 1997 through June 9, 1999 as to the Mandarino Warrants and shares of Common Stock.

Hardy Group Warrants

     In connection with the JW Charles Settlement Agreement, in April 1997 the Company issued the Hardy Group Warrants to purchase an aggregate of 175,000 shares of Common Stock to the members of the Hardy Group. The Hardy Group Warrants entitle the holders to purchase the Common Stock at an exercise price of $2.50 per share at any time during the period ending April 29, 2002. The Hardy Group Warrants contain demand and piggyback registration rights as to the Hardy Group Warrants and underlying shares of Common Stock.

Anti-Takeover Measures

     The Articles of Incorporation and Bylaws contain provisions that could discourage potential takeover attempts and prevent shareholders from changing the Company's management. The Articles of Incorporation provide for a classified Board of Directors and that vacancies on the Board of Directors shall be filled only by a majority of the remaining directors then in office.

     In addition, the Bylaws provide, among other things, that no proposal by a stockholder shall be presented for vote at a special or annual meeting of stockholders unless such stockholder shall, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to stockholders, provide the Board of Directors or the Secretary of the Company with written notice of intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include the name and address of such stockholder, the number of voting securities he or she holds of record and which he or she holds beneficially, the text of the proposal to be presented at the meeting and a statement in support of the proposal. Any stockholder may make any other proposal at an annual meeting or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the Secretary prior to the date set forth above, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place sixty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business proposed by a stockholder (acting in such capacity) shall be acted upon at such annual meeting unless stated and filed as described above.

Transfer and Warrant Agent

     American Stock Transfer & Trust Company, New York, New York is the Registrar and Transfer Agent for the Company's Preferred Stock and Common Stock.

                              PLAN OF DISTRIBUTION

     The Securities subject hereto are being offered for sale by the Selling Securityholders. Consequently, the Selling Securityholders will receive the proceeds from the sale of such securities by the Selling Securityholders pursuant to this Prospectus. The Company will receive the proceeds, if any, from the exercise of the Settlement Warrants, the Commonwealth Warrants, the Cook Option, the E&M Warrants, the Mandarino Warrants and the Hardy Group Warrants. The Securities may be sold from time to time by the Selling Securityholders or by pledgees, transferees, or other successors in interest, on Nasdaq (or such other exchange on which the securities are listed at the time of sale) at prices and terms then prevailing or related to the then current market price, delivered in satisfaction of previously incurred indebtedness or other contractual obligations, or sold directly to purchasers in privately negotiated transactions by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may from time to time offer their respective securities for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of such securities for whom they may act as agents. The Selling Securityholders and any underwriter, dealer or agent who participates in the distribution of such Selling Securityholders' securities may be deemed to be "underwriters" under the Securities Act and any profit on the sale of such securities by any of them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting compensation under the Securities Act.

     At the time a particular offer of the Securities is made by or on the behalf of a Selling Securityholder, a Prospectus and a Prospectus Supplement, to the extent required, will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for such securities purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

     The Securities may be sold from time to time in one or more transactions:
(i) at an offering price which is fixed or which may vary from transaction to transaction depending upon the time of sale, or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and their underwriter.

     In order to comply with the applicable securities laws, if any, of certain states, the Securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, such securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, in connection with transactions in the Shares during the effectiveness of the registration statement of which this Prospectus is a part. All of the foregoing may affect the marketability of such securities.

     The Company has paid all of the expenses incident to the registration of the foregoing securities (including registration pursuant to the securities laws of certain states) other than: (i) any fees or expenses of any counsel retained by any Selling Securityholder and any out-of-pocket expenses incurred by any Selling Securityholder or any person retained by any Selling Securityholder in connection with registration of the Securities and (ii) commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                 LEGAL MATTERS

     Certain legal matters in connection with the registration of the securities offered hereby will be passed upon for the Company by De Martino Finkelstein Rosen & Virga, Washington, D.C.


                                    EXPERTS

     The consolidated balance sheet of Medcross, Inc. as of December 31, 1996, and the consolidated statements of operations and cash flows for each of the two years in the period ended December 31, 1996; the balance sheet of Family Telecommunications Incorporated as of December 31, 1996 and the statements of operations and cash flows for the period from the date of inception (March 20, 1996) to December 31, 1996; and the balance sheet of MiBridge, Inc. as of December 31, 1996 and the statements of operations and cash flows for the period from the date of inception (March 18, 1996) to December 31, 1996 included in this prospectus have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

     Medcross, Inc.

     Report of Independent Accountants......................................................................       F-2
     Consolidated Balance Sheet as of December 31, 1996.....................................................       F-3
     Consolidated Statements of Operations for the Years Ended December 31, 1996 and 1995...................       F-4
     Consolidated Statements of Cash Flows for the Years Ended December 31, 1996 and 1995...................       F-5
     Consolidated Statements of Stockholders' Equity for the Years Ended
        December 31, 1996 and 1995..........................................................................       F-7
     Notes to Consolidated Financial Statements.............................................................       F-8
     Consolidated Balance Sheet (unaudited) as of June 30, 1997.............................................       F-26
     Consolidated Statements of Operations (unaudited) for the three months ended June 30, 1997
        and 1996 and for the six months ended June 30, 1997 and 1996........................................       F-27
     Consolidated Statements of Cash Flows (unaudited) for the six months ended June 30, 1997 and 1996......       F-28
     Notes to Consolidated Financial Statements.............................................................       F-29

     Family Telecommunications Incorporated

     Report of Independent Accountants......................................................................       F-36
     Balance Sheet as of December 31, 1996..................................................................       F-37
     Statement of Operations for the period from March 20, 1996 (inception) to December 31, 1996............       F-38
     Statement of Cash Flows for the period from March 20, 1996 (inception) to December 31, 1996............       F-39
     Notes to Financial Statements..........................................................................       F-40

     Pro Forma Combined Financial Statements (unaudited)

     Medcross, Inc. and Family Telecommunications Incorporated
        Pro Forma Combined Balance Sheet as of December 31, 1996 (unaudited)................................       F-46
     Medcross, Inc., Family Telecommunications Incorporated
        Pro Forma Statement of Operations for the year ended December 31, 1996 (unaudited)..................       F-47
     Notes to the Pro Forma Combined Financial Statements (unaudited).......................................       F-48

     MiBridge, Inc.

     Report of Independent Accountants......................................................................       F-50
     Balance Sheets as of December 31, 1996 and June 30, 1997 (unaudited)...................................       F-51
     Statements of Operations for the period from inception (March 18, 1996) to
        December 31, 1996 and for the six months ended June 30, 1997 (unaudited)............................       F-52
     Statements of Changes in Stockholders' Equity for the period from inception (March 18, 1996)
        to December 31, 1996 and for the six months ended June 30, 1997 (unaudited).........................       F-53
     Statements of Cash Flows for the period from inception (March 18, 1996) to
        December 31, 1996 and for the six months ended June 30, 1997 (unaudited)............................       F-54
     Notes to Financial Statements..........................................................................       F-55

     Pro Forma Combined Financial Statements (unaudited)

     Medcross, Inc., Family Telecommunications Incorporated (FTI) and MiBridge, Inc.
        Pro Forma Combined Balance Sheet as of June 30, 1997 (unaudited)....................................       F-62
     Medcross, Inc., Family Telecommunications Incorporated (FTI) and MiBridge, Inc. Pro
        Forma Statement of Operations for the six month period ended June 30, 1997 (unaudited)..............       F-63
     Medcross, Inc., Family Telecommunications Incorporated (FTI) and MiBridge, Inc.
        Pro Forma Statement of Operations for the six month period ended
        December 31, 1996 (unaudited).......................................................................       F-64
     Notes to the Pro Forma Combined Financial Statements (unaudited).......................................       F-65

                        REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Medcross, Inc.:

We have audited the accompanying consolidated balance sheet of Medcross, Inc. and Subsidiaries ("the Company") as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medcross, Inc. and Subsidiaries as of December 31, 1996, and the consolidated results of their operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.




Coopers & Lybrand, L.L.P.
Salt Lake City, Utah
April 11, 1997

                         MEDCROSS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             as of December 31, 1996
                                     ASSETS

Current assets:
   Cash and cash equivalents                                                                       $    4,500,227
   Accounts receivable less allowances of $652,019                                                        780,907
   Inventory less allowances of $260,033                                                                  557,036
   Certificate of deposit - restricted                                                                    208,500
   Prepaid expenses                                                                                        47,472
   Other current assets                                                                                    11,411
                                                                                                   --------------
       Total current assets                                                                             6,105,553
                                                                                                   --------------
Property and equipment

   Office furniture, equipment and leasehold improvements                                                 388,191
   Network services furniture and equipment                                                             2,110,996
   Medical equipment and vehicles                                                                       2,975,701
                                                                                                   --------------
                                                                                                        5,474,888
   Less accumulated depreciation                                                                       (2,618,252)
                                                                                                   --------------
       Net property and equipment                                                                       2,856,636
                                                                                                   --------------

Other assets:
   Intangible assets less accumulated amortization of $254,506                                            486,028
   Certificate of deposit - restricted                                                                  1,761,312
   Other assets                                                                                           224,301
                                                                                                   --------------
        Total other assets                                                                              2,471,641
                                                                                                   --------------
Total assets                                                                                       $   11,433,830
                                                                                                   ==============
                                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                                                           $    2,379,451
   Accrued litigation settlement                                                                          821,000
   Note payable - related party                                                                            88,000
   Notes payable                                                                                        1,007,000
   Current portion of long-term debt - related party                                                       43,554
   Current obligations under capital lease                                                                187,047
                                                                                                   --------------
       Total current liabilities                                                                        4,526,052
                                                                                                   --------------

Long-term debt - related party                                                                             44,128
Capital lease obligation                                                                                  236,705
Minority interest in consolidated subsidiaries                                                            328,328
                                                                                                   --------------
        Total liabilities                                                                               5,135,213
                                                                                                   --------------
Commitments and contingencies                                                                                   -

Stockholders' equity:
Preferred stock, $10 par value, 247,500 shares outstanding                                              2,475,000
Common stock, $.007 par value, authorized 20,000,000 shares, issued and
 outstanding 10,607,597 shares                                                                             74,253
Additional paid-in capital                                                                             30,874,910
Accumulated deficit                                                                                   (27,125,546)
                                                                                                   --------------
      Total stockholders' equity                                                                        6,298,617
                                                                                                   --------------
Total liabilities and stockholders' equity                                                         $   11,433,830
                                                                                                   ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                         MEDCROSS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the years ended December 31, 1996 and 1995


                                                                                    1996                            1995
                                                                                    ----                            ----
Revenues:

   Health care service revenue, net                                       $    2,212,544                    $  2,785,064
   Network service revenue                                                       170,532                               -
   Equipment sales and service                                                         -                         337,889
                                                                          --------------                      ----------
      Net operating revenue                                                    2,383,076                       3,122,953
                                                                          --------------                      ----------

Operating costs and expenses:
   Salaries and benefits                                                       1,825,138                       1,123,340
   Selling, general and administrative                                         2,863,963                       1,199,519
   Cost of goods sold - equipment sales and service                                    -                         154,481
   Communications network expenses                                             1,120,779                               -
   Depreciation and amortization                                               1,094,004                         465,020
   Provision for inventory valuation                                             260,033                               -
   Repairs and maintenance                                                       288,662                         309,255
   Provision for doubtful accounts                                               197,565                         365,093
   Research and development                                                      347,504                               -
   Acquired in-process research and development                               14,577,942                               -
                                                                          --------------                      ----------
      Total operating costs and expenses                                      22,575,590                       3,616,708
                                                                          --------------                      ----------

Operating loss                                                               (20,192,514)                       (493,755)
                                                                          --------------                      ----------

Other income (expense):
   Interest expense                                                           (2,191,629)                       (160,423)
   Interest income                                                               147,322                          10,717
   Equity in net income (loss) of unconsolidated subsidiaries                     (3,211)                         20,500
   Litigation settlement expense                                                (821,000)                              -
   Other income                                                                   (8,108)                         58,612
                                                                          --------------                      ----------
      Total other expense                                                     (2,876,626)                        (70,594)
                                                                          --------------                      ----------
Loss before minority interest in income of consolidated
     subsidiaries                                                            (23,069,140)                       (564,349)

Minority interest in income of consolidated subsidiaries                           4,900                          12,440
                                                                          --------------                      ----------

Net loss                                                                  $  (23,064,240)                    $  (551,909)
                                                                          ==============                      ==========

Net loss per common share after preferred dividends                       $        (6.53)                    $      (.39)
                                                                          ==============                      ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                         MEDCROSS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the years ended December 31, 1996 and 1995


                                                                                               1996                     1995
                                                                                               ----                     ----
Cash flows from operating activities
   Net loss                                                                            $(23,064,240)               $  (551,909)
   Adjustments to reconcile net loss to net cash provided (used)
   by operating activities
       Depreciation and amortization                                                      1,094,004                    465,020
       Accrued litigation settlement                                                        821,000                          -
       Warranty liability                                                                         -                    (94,091)
       Expense for warrants issued below market                                              11,875                     16,667
       Imputed interest on convertible notes                                              1,945,000                          -
       Acquired in-process research and development                                      14,577,942                          -
       Common stock issued for services                                                      12,500                     50,000
       Provision for inventory valuation                                                    260,033                          -
       Provision for doubtful accounts                                                      197,565                    365,093
       Gain (loss) on sale of property and equipment                                         (3,080)                       765
       Equity in net loss (income) of unconsolidated subsidiaries                             3,211                    (20,500)
       Minority interest in net income of consolidated subsidiaries                          (4,900)                   (12,440)
       Forgiveness of debt                                                                  (10,220)                         -
       Increase (decrease) from changes in:
             Accounts receivable                                                            (29,377)                  (161,353)
             Inventory                                                                       12,919                     91,926
             Organization costs refunded                                                          -                     14,055
             Additions to other assets                                                     (204,406)                         -
             Other current assets                                                            15,591                     46,465
             Accounts payable and accrued expenses                                         (475,702)                   109,664
                                                                                       ------------                -----------
                  Net cash provided (used) by operating activities                       (4,840,285)                   319,362
                                                                                       ------------                -----------


Cash flows from investing activities
    Purchases of property and equipment                                                    (677,004)                   (23,222)
    Proceeds from sale of property and equipment                                              3,080                      5,755
    Investment in unconsolidated subsidiary                                                       -                     (6,250)
    Purchase of certificates of deposit - restricted                                     (1,962,601)                         -
    Proceeds from maturity of certificate of deposit  - restricted                           60,000                          -
    Distributions from unconsolidated subsidiary                                              3,039                          -
    Sale of interest in unconsolidated subsidiary                                                 -                     28,000
                                                                                       ------------                -----------
        Net cash provided (used) by investing activities                                 (2,573,486)                     4,283
                                                                                       ------------                -----------

                                 - continued -

  The accompanying notes are an integral part of these consolidated financial statements.

                         MEDCROSS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                 For the years ended December 31, 1996 and 1995


                                                                                                 1996                  1995
                                                                                                 ----                  ----
Cash flows from financing activities
   Proceeds from notes payable                                                            $  2,502,333          $   218,000
   Repayment of notes payable                                                               (2,499,833)            (151,000)
   Repayment of long-term debt                                                                (491,523)            (370,871)
   Payment of capital lease obligations                                                       (285,444)            (246,451)
   Proceeds from issuance of preferred stock, net of offering costs                         12,290,000                    -
   Proceeds from exercise of warrants and options                                              356,013                1,820
   Minority interest distributions
                                                                                               (36,865)             (54,750)
                                                                                         -------------          -----------

       Net cash provided (used) by financing activities                                     11,834,681             (603,252)
                                                                                            ----------            ---------

                                                                                                     1               (2,234)
Effect of foreign currency translation on cash flows                                        ----------                -----

Increase (decrease) in cash and cash equivalents                                             4,420,911             (281,841)

Cash and cash equivalents at beginning of year                                                  79,316              361,157
                                                                                         -------------          -----------

Cash and cash equivalents at end of year                                                 $   4,500,227          $    79,316
                                                                                         =============          ===========

Supplemental cash flow information
----------------------------------
   Interest paid                                                                         $     189,107          $   129,859
                                                                                         =============          ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                         MEDCROSS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATMENT OF STOCKHOLDER'S EQUITY
                 For the years ended December 31, 1996 and 1995

                                                                                                     Additional
                                                                                                     ----------
                                              Preferred      Stock         Common         Stock        Paid-in      Accumulated
                                              ---------      -----         ------         -----        -------      -----------
                                               Shares        Amount        Shares         Amount       Capital         Deficit
                                               ------        ------        ------         ------       -------         -------
Balance at December 31, 1994                   216,805     $2,168,050     1,521,449      $10,650       $3,268,255    $(3,511,165)
Conversion of preferred stock into
   common stock                                 (9,305)       (93,050)      227,714        1,594           91,456
Common stock issued for services                                             50,000          350           62,150
Common stock issued for cancellation of
   note payable                                                               1,849           13            5,188
Common stock issued for employee stock
   purchase plan                                                              2,080           15            1,805
Foreign currency translation adjustment                                                                                    1,764
Net loss                                             -              -             -            -                -       (551,909)
                                              --------      ---------     ---------       ------        ---------      ---------

Balance at December 31, 1995                   207,500      2,075,000     1,803,092       12,622        3,428,854     (4,061,310)

Conversion of preferred stock into common
   stock                                      (200,000)    (2,000,000)    4,894,461       34,261        1,965,739
Exercise of stock options                                                   189,637        1,327          354,686
Common stock issued for the
   acquisition of I-Link Worldwide                                        3,000,000       21,000       12,579,000
Sale of Class C preferred stock for cash,
   net of offering costs of $2,110,000         240,000      2,400,000                                   9,890,000
Common stock issued for cancellation of
   notes payable                                                            720,407        5,043          699,756
Issuance of stock warrants below market
   value of common stock                                                                                   11,875
Interest expense associated with issuance
   of convertible notes at a discount                                                                   1,945,000
Foreign currency translation adjustment                                                                                        4
Net loss                                                                                                             (23,064,240)
                                               -------      ---------    ----------       ------       ----------     ----------
Balance at December 31, 1996                   247,500     $2,475,000    10,607,597      $74,253      $30,874,910   $(27,125,546)
                                               =======      =========    ==========       ======       ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements

                         MEDCROSS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies

Nature of business

Medcross, Inc. and subsidiaries ("the Company") operate in three businesses. Domestically the Company is a provider of diagnostic and clinical services to healthcare facilities and directly to patients both with its own equipment and equipment of other entities under management contracts. Through its acquisition in February 1996 of I-Link Worldwide, Inc. ("I-Link"), the Company is a provider of business communication services. In China, the Company sells and services used medical equipment.

Principles of consolidation

The consolidated financial statements include the accounts of Medcross, Inc. and the following subsidiaries:

  - Medcross Imaging, Ltd., a limited partnership, provides mobile magnetic resonance imaging services to healthcare facilities. The Company is the sole general partner of the partnership and had an 81.75% ownership interest as of December 31, 1996 and 1995.

  - Waters Edge Scanning Associates, Inc., a Florida corporation, provides magnetic resonance imaging services. This wholly owned subsidiary acquired the assets of Waters Edge Scanning Associates, Ltd. and its general partner, Florida Medical Enterprises, Inc. on June 1, 1993.

  - Urological Ultrasound Services of Tampa Bay, Inc., a Florida corporation, provides mobile ultrasound services. This wholly owned subsidiary began operations in October 1994 after completion of an acquisition of the 75% ownership interest not previously owned by the Company. Prior to that time, the Company recorded its share of income or loss from the 25% ownership interest on the equity method. On May 1, 1995, this subsidiary distributed all of its assets net of liabilities to the Company. All of the assets of this subsidiary, except cash, were contributed to Waters Edge Scanning Associates, Inc. and this subsidiary was dissolved in 1996.

  - Medcross Asia, Ltd., a Hong Kong corporation, was formed by the Company as a wholly owned subsidiary in 1993. This corporation is seeking investment and equipment trading opportunities in the Far East.

  - Shenyang Medcross Huamei Medical Equipment Company, Ltd. (SMHME), a People's Republic of China (PRC) corporation formed in January 1994, sells and services used computerized tomography (CT) equipment in the Shenyang Province of the PRC. The Company has a 51% ownership interest in SMHME.

  - I-Link Worldwide Inc., a Utah corporation, was acquired by the Company in February 1996 and is a wholly owned subsidiary. I-Link Worldwide Inc. provides business communication services.

All significant intercompany transactions are eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less.

                         MEDCROSS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies, continued

Non-Cash Transactions

Non-cash transactions not otherwise reflected in the consolidated statement of cash flows include the following:

      In February 1995, a holder of Class B Preferred Stock converted 9,305 shares into 227,714 shares of common stock.

      In September 1995, one of the note holders of the $600,000 promissory note demanded payment, due in common stock. A reduction of $5,201 of the debt resulted in an issuance of 1,849 shares of common stock.

      In February 1996, the Company acquired all of the outstanding shares of I-Link Worldwide Inc. in exchange for 4,000,000 shares of Common Stock of the Company, of which 2,600,000 shares were held in escrow, until August 1996 when 1,600,000 shares were released.

      In August 1996, in accordance with the terms of the Stock Purchase Agreement entered into during the I-Link acquisition, 1,600,000 shares of Common Stock held in escrow for the benefit of the seller were released resulting in acquired in-progress research and development expense in the amount of $9,800,000 and a corresponding increase in additional paid-in capital.

      In 1996 holders of Class A Preferred Stock converted 200,000 shares into 4,894,461 shares of common stock.

      During 1996, certain convertible promissory notes totaling $704,799 (principal amount) were converted into 720,407 shares of common stock.

      During 1996, I-Link financed $605,609 of equipment through capital leases.

Inventory

Inventories consist of used and refurbished computerized tomography scanners held for sale in China. Inventories are valued at the lower of cost or market using the specific identification method.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated using the declining balance method for medical equipment and straight-line method for other assets over the estimated useful lives of the assets, two to nine years. Expenditures for maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. Gains or losses on disposals are credited or charged to operations.

Intangible assets

Organization costs are amortized on the straight-line basis over a period of sixty months. Loan costs are amortized as an adjustment to interest expense over the period of the loans (36 months to 60 months). Syndication and other issuance costs incurred with respect to equity offerings of the Company and sale of limited partnership interests are deferred and offset against the proceeds of the offerings at closing. Goodwill resulting from purchase of Waters Edge Scanning Associates, Inc., is amortized on the straight-line basis over a period of twenty-five years. The Company regularly evaluates whether events or circumstances have occurred that indicate the carrying value of the intangible assets may not be recoverable. When factors indicate the asset may not be recoverable, the Company uses an estimate of the related undiscounted future cash flows compared to the carrying value of intangibles to determine if an impairment exists. Adjustments are made if the sum of expected future net cash flows is less than carrying value.

                         MEDCROSS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies, continued

Revenue recognition

The Company recognizes revenue from health care services at the time services are performed net of contractual allowances based on agreements with third party payers. The Company records revenue from equipment sales when installation is completed. Advance deposits received prior to installation are recorded as a current liability. The Company recognizes revenue from business communication services as services are rendered or as products are delivered to customers.

Warranty liability

Equipment sales are generally accompanied by a service warranty. Expected future product warranty costs are recorded as an expense and liability when the product is sold.

Foreign currency translation

The functional currency for the Company's foreign operations is the applicable local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for income statement items using a weighted average exchange rate for the period. The gains or losses, net of applicable deferred income taxes, resulting from such translations are included in stockholders' equity. Some transactions of the Company and its subsidiaries are made in currencies different from their own. Gains and losses from these transactions are generally included in income as they occur. Net foreign currency transaction gains or losses are not material for any of the periods presented.

Income taxes

The Company records deferred taxes in accordance with the Financial Accounting Standards Board (FASB) Statement 109, "Accounting for Income Taxes." The Statement requires recognition of deferred tax assets and liabilities for the temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net loss per share

Net loss per share of common stock is computed based on the weighted average number of common and common equivalent shares outstanding during the period. Options, warrants and convertible preferred stock are excluded from the calculation, when their effect would be anti-dilutive.

Net loss per common share for 1996 and 1995 were calculated as follows:

                                                                                 1996                         1995
                                                                                 ----                         ----
   Net loss per consolidated statement of operations                           $(23,064,240)               $ (551,969)
      Cumulative preferred stock dividends not paid in current year                (343,629)                 (128,669)
      Preferred stock dividend on class C convertible cumulative
         redeemable preferred stock                                             (20,880,000)                        -
                                                                                -----------                 ---------
      Net loss applicable to common stock                                      $(44,287,869)               $ (680,578)
                                                                                ===========                 =========
      Weighted average shares outstanding                                         6,780,352                 1,756,540
                                                                                ===========                 =========
      Net loss per common share                                                $      (6.53)               $    ( .39)
                                                                                ===========                 =========

                         MEDCROSS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies, continued

The preferred stock dividend (non cash) on Class C convertible redeemable preferred stock is calculated as the difference between the conversion price per common share per the private offering memorandum as compared to the market price for the common stock on the date the preferred shares were sold. The dividend was recognized over the period between the sale of the preferred stock and the date the preferred shares could first be converted.

Financial Instruments

As of December 31, 1996 and 1995, the carrying amounts for cash, cash equivalents, certificates of deposit and other current assets or liabilities that are considered to be financial instruments approximate their fair value because of the short maturity of these instruments. The carrying amounts for the Company's line of credit and other non convertible debt also approximates fair value based on current rates available to the Company for debt of a similar nature and maturity. The Company's convertible promissory notes, with a carrying value of $717,000 at December 31, 1996 have a fair value of $1,452,000 based on the quoted market price of the stock at December 31, 1996.

Reclassifications

Certain balances in the December 31, 1995 financial statements have been reclassified to conform with the current year presentation. These changes had no effect on previously reported net loss, total assets, liabilities or stockholders' equity.

Note 2 - Major customers and concentrations of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with financial institutions in Utah and Florida and attempts to limit its exposure in any one particular instrument. At December 31, 1996 the Company's cash deposits exceeded the federally insured limits by $4,300,000.

The Company provided magnetic resonance imaging services to two major customers in 1996 and 1995. The revenue and accounts receivable balances, net of contractual allowances, at year-end for each of these customers were as follows:

                                             Revenue                             Accounts Receivable
                                             -------                             -------------------
                                    1996                 1995            1996                           1995
                                    -----                ----            ----                           ----
Customer A                       $433,338             $566,945        $55,204                        $87,223
Customer B                        248,000              304,791         22,750                         18,200


Note 3 - Certificates of Deposit-Restricted

During 1996, I-Link entered into a 24 month; $3.5 million operating lease. As a condition of that lease, I-Link obtained a letter of credit totaling $1.575 million. To secure the letter of credit the Company has restricted Certificates of deposit (CDs) in the same amount. These funds will be released when the lease expires. I-Link also has restricted CDs totaling $150,812 used to secure lines of credit in connection with capital leases totaling approximately $610,000. As of December 31, 1996, I-Link also has restricted CDs totaling $244,000 of which $215,000 is used for a security deposit on the facilities which I-Link occupied in early 1997. The remaining $30,000 is collateral for I-Link's corporate credit cards. These monies are held in escrow accounts and bear interest which is to be paid to I-Link. Of the above monies held in escrow, $208,500 will be released during 1997.

Note 4 - Notes payable


Uncollateralized promissory note, payable to Mortgage Network International, interest
payable at 10.5% payable monthly.                                                             $     88,000
                                                                                                ==========
Line of credit, $700,000, payable to First Union National Bank, interest payable at 3/4% above prime rate, (prime rate was 8.25% at December 31, 1996), principal balance due June 30, 1996, collateralized by accounts receivable
and general assets of the Company.                                                              $  290,000

Convertible promissory notes, interest payable quarterly at 8% per
annum, uncollateralized.                                                                           717,000
                                                                                                 ---------
Total notes payable                                                                            $ 1,007,000
                                                                                                 =========

                         MEDCROSS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4 - Notes payable - continued

The Company has reached an agreement with First Union National Bank pursuant to which the Company has agreed to secure alternative financing to repay amounts outstanding under the line of credit while continuing to repay the outstanding balance in increments of $10,000 per month commencing on July 1, 1996. The line of credit contains restrictive covenants relating to equity requirements, minimum cash balances, acquisitions, debt to equity ratios, borrowing base requirements, and net cash flow coverage requirements.

The convertible promissory notes were issued in September 1996 in conjunction with a private placement offering Class C Preferred Stock of the Company. The promissory notes will automatically be converted into 11,950 shares of Class C Preferred Stock at $60 per share upon the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Preferred Stock to at least 2,000,000. Each convertible note is due on July 31, 1997 with interest at the rate of 8% per annum. The notes are prepayable by the Company without penalty upon 30 days notice provided that the Company has effected an amendment to its Articles of Incorporation to increase its authorized capital stock and designated sufficient Class C Preferred Stock to accommodate conversion of the notes, though the holders of the promissory notes may elect to convert the notes in lieu of accepting repayment.

Interest expense (non-cash) of $1 million has been recognized by the Company representing the difference between the conversion price per common share relating to the convertible promissory notes and the exercise price of warrants issued with other notes as compared to the market price of the Common Stock on the date the promissory notes and warrants were issued.

Note 5 - Long-term debt - related party

Long-term debt at December 31, 1996 was as follows:

Uncollateralized promissory note, payable to Mortgage Network International due in 36 equal
monthly installments of principal and interest totaling $4,225.32.  The interest rate is 10.5%           $ 87,682
          Less current portion                                                                             43,554
                                                                                                          -------
                                                                                                         $ 44,128
                                                                                                          =======

Note 6 - Commitments under long-term leases

As of December 31, 1996, I-Link financed approximately $610,000 of leased capital assets. Capital lease payments made in 1996 and 1995 were $160,000 and $45,000, respectively.

In 1996, I-Link entered into a two-year equipment lease relating to the financing of an aggregate of $3.5 million worth of equipment purchases necessary to build the I-Link network. As a condition of that equipment lease, I-Link obtained a standby letter of credit totaling $1.575 million to the benefit of the lessor. In order to obtain this letter of credit, I-Link deposited $1.575 million into a certificate of deposit to be held until the obligation is satisfied. The certificate of deposit bears interest which is payable to I-Link, and will be released to I-Link when the lease expires. At the end of the lease, at I-Link's option, the equipment secured by the lease can be purchased at fair market value. I-Link also leases fiber optic data lines. The terms vary from 1-6 years.

The Company leases office and network equipment facilities throughout the United States. The terms vary from 1-7 years. I-Link delivered $214,000 in certificates of deposit to the landlord as a security deposit for rented facilities which are refundable in periodic amounts as the lease expires.

                         MEDCROSS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 6 - Commitments under long-term leases, continued

Future minimum payments, by year and in the aggregate, under noncancellable capital leases and operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1996.


                                                                   Capital         Operating
                                                                    Leases           Leases
                                                                    ------           ------
             1997                                                 $ 228,000        $3,414,000
             1998                                                   187,000         3,053,000
             1999                                                    69,000         1,248,000
             2000                                                         -         1,243,000
             2001                                                         -           415,000
             Thereafter                                                   -           252,000
                                                                   --------         ---------
             Total minimum payments                                 484,000        $9,625,000
                                                                                    =========
             Less amount representing interest                       60,248
                                                                   --------
             Present value of net minimum less payments             423,752
             Less current portion                                   187,047
                                                                   --------
             Long-term capital lease obligations                  $ 236,705
                                                                   ========

The Company's rental expense for operating leases was $1,316,000 and $41,172 for fiscal years ending December 31, 1996 and 1995, respectively.

Note 7 - Acquisition of subsidiary

In February 1996, the Company closed its acquisition of all of the issued and outstanding common stock of I-Link Worldwide Inc., a Utah corporation ("I-Link") from ILINK, Ltd., a Utah limited partnership in exchange for the issuance of an aggregate of 4,000,000 shares of common stock of the Company. The acquisition was accounted for using the purchase method of accounting. The results of operations of the acquired enterprise are included in the consolidated financial statements beginning February 13, 1996. Pursuant to the terms of the stock purchase agreement, 1,400,000 shares of the common stock were issued at the time of acquisition. In August 1996, 1,600,000 shares of Common Stock were released from escrow upon the receipt of proceeds from the completion of the Company's offering of Class C Preferred Stock. The remaining 1,000,000 shares of common stock are to be released from escrow upon the first to occur of the following:

      (i) the monthly revenue derived from subscribers serviced by I-Link and revenue derived from the sale of related products and/or services equals or exceeds $1,000,000; or

      (ii) the number of subscribers serviced by I-Link exceeds 100,000 one year from the date of receipt by the Company of gross proceeds equal to $4,000,000 from the sale of its securities pursuant to one or more private or public offerings.

The acquisition cost of $12,600,000 (representing the 3 million shares issued to date) was allocated to the net liabilities of $2,003,000 (based on their fair market values) with the balance of $14,603,000 allocated to in-process research and development and software costs acquired. These were expensed as technological feasibility of the in-process technology had not yet been established and the technology had no alternative future use.

In the event the remaining 1,000,000 shares of common stock are released from escrow upon the occurrence of one of the above criteria, the shares will be valued at the then market value of the Company's common stock. As the issuance of the contingent shares relates to the recognition of revenue relating to the acquired technology, the value of the shares would be recorded as an increase to the intangible assets of the Company, subject to applicable valuation criteria.

The following pro forma summary presents the consolidated results of operations for the Company for 1996 and 1995, as if the acquisition of I-Link had occurred at the beginning of 1995. This pro forma information is presented for informational purposes only and may not be indicative of the results of operations that would have occurred had the acquisition taken place at the beginning of 1995.

                         MEDCROSS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 7 - Acquisition of subsidiary, continued


Years ended December 31                                                              1996                   1995
----------------------------------------------------------------------------------------------------------------------
           Operating revenue                                                        $2,383,000             $352,000
           Net loss                                                                (17,386,000)          (8,016,000)
           Loss per common share                                                        $(5.52)              $(2.60)


At the time of the acquisition of I-Link, the Company issued certain convertible promissory notes. The Company also issued convertible promissory notes in September, 1996. Interest expense (non-cash) $1,945,000 has been recorded in 1996 relating to these promissory notes and warrants issued with other notes. The interest expense is calculated as the difference between the conversion price per common share per the promissory notes as compared to the market price for the common stock on the date the promissory notes were issued. The interest expense was recognized over the period between the date the promissory notes were issued and the date the promissory notes could first be converted.

Note 8 - Income taxes

The income tax benefit for the years ended December 31, 1996 and 1995 consists of the following:

                                                                                       1996                1995
                                                                                       ----                ----
      Current tax expense                                                          $         -         $         -
      Deferred tax expense (benefit)                                                         -                   -
                                                                                   -----------         -----------
      Income tax benefit                                                           $         -         $         -
                                                                                   ===========         ===========

The reported benefit from income taxes varies from the amount that would be provided by applying the statutory U.S. Federal income tax rate to income before taxes for the following reasons:

                                                                                       1996                  1995
                                                                                       ----                  ----
      Expected federal statutory tax benefit                                       $(7,841,842)          $(187,649)

      Increase (reduction) in taxes resulting from:
           State income taxes (net of federal benefit)                                (673,059)            (30,355)
           Non-deductible meals and entertainment                                         7,283                  33
           Non-deductible litigation settlement expense                                 279,140                   -
           Non-deductible interest on convertible notes                                 661,300                   -
           Allowance for doubtful accounts                                                    -             115,644
           Change in valuation allowance                                              7,559,551             108,484
           Other                                                                          7,627             (6,157)
                                                                                   ------------          ----------
                                                                                   $          -          $        -
                                                                                   ============          ==========

At December 31, 1996, the Company had net operating loss and capital loss carryforwards for both federal and state income tax purposes of approximately $7,400,000 and $60,000, respectively. The net operating loss carryforwards will expire between 2006 and 2011 if not used to reduce future taxable income. The capital loss carryforwards will expire in 1997.

                         MEDCROSS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 8 - Income taxes, continued

The components of the net deferred tax asset and liability as of December 31, 1996 are as follows:

     Deferred tax assets:
           Tax net operating loss carryforwards                          $   2,759,930
           Acquired in process research and development                      5,257,333
           Capital loss carryforwards                                           22,267
           Excess book depreciation and amortization                            61,706
           Other                                                                95,686
           Valuation allowance                                             (7,944,647)
                                                                           -----------
                Total deferred tax asset                                       252,275
     Deferred tax liability:                                             -------------
           Allowance for doubtful accounts                               (    252,275)
                                                                         -------------
                Total deferred tax liability                             (    252,275)
                                                                         -------------

      Net deferred tax asset                                             $           -
                                                                         =============

The valuation allowance at December 31, 1996 has been provided to reduce the total deferred tax assets to the amount which is considered more likely than not to be realized. The net increase in the valuation allowance for the year ended December 31, 1996 was $7,559,551. The change in the valuation allowance is due primarily to the increase in net operating loss carryforwards and acquired in-process research and development costs which were expensed for books and capitalized for tax purposes, and because the Company has not generated net income from its business communication services. It is at least reasonably possible that a change in the valuation allowance may occur in the near term.

Note 9 - Litigation settlement

A complaint was filed on April 12, 1996 by JW Charles Financial Services, Inc. ("JWC") against the Company in which JWC alleged that the Company breached the terms of a warrant to purchase 331,000 shares of the Company's common stock purchase ("warrant") by failing to prepare and file with the Securities and Exchange Commission ("SEC") a registration statement covering the common stock underlying the JWC warrant. JWC was seeking specific performance, i.e. registering the shares with the SEC, and monetary damages. On or about April 11, 1997 the Company reached an agreement in principle relating to the settlement of the lawsuit. The lawsuit will be dismissed upon payment of $600,000 to JWC in consideration for the purchase of the warrant. The JWC warrant will be purchased by an investor group led by the Company's general counsel and its treasurer and chief financial officer. It is not expected that the Company's funds will be utilized. In connection with the purchase of the JWC warrant, it is contemplated that the Company will grant certain additional consideration to the investor group, including new warrants to purchase 175,000 shares of common stock at an exercise price equal to or in excess of the conversion price of the Class C Preferred Stock. Such warrants will have registration rights and anti-dilution provisions. The Company has recorded on its financial statements for the year ended December 31, 1996 a liability and related expense for the settlement of litigation in the amount of $821,000 representing the estimated difference between the warrant price and the value of the warrant.

Note 10 - Stockholders' equity

Preferred stock

In 1992, the Board of Directors approved and filed with the state of Florida an Amendment to the Articles of Incorporation designating 200,000 shares of preferred stock as Class A Variable Rate Cumulative Convertible Preferred Stock ("Class A Preferred Stock") and 22,500 shares of preferred stock as Class B Variable Rate Cumulative Convertible Preferred Stock ("Class B Preferred Stock"). The Class A Preferred Stock and Class B Preferred Stock both have a par value of $10 per share and are entitled to receive cumulative dividends at a rate equal to 2% above the 30 day certificate of deposit rate in effect on the first day of each month at the Texas Commerce Bank. The Company has the right to redeem the Class A and Class B Preferred Stock for $10 per share plus the amount of any accrued and unpaid dividends. Shares of Class A and

                         MEDCROSS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Stockholders' equity, Preferred stock, continued

Class B Preferred Stock may be converted into such number of whole shares of common stock as is determined by multiplying the number of shares of Class A Preferred Stock by a fraction, the numerator of which is $10 and the denominator is the conversion price ($.408625). Each share of Class A Preferred Stock will entitle the holder thereof to that number of votes which is equal to the number of shares of common stock into which the Class A Preferred Stock is convertible. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Class A Preferred Stock shall be entitled to distribution before any payments shall be made in respect to the Class B Preferred Stock or common stock in amounts equal to the par value per share plus all accrued and unpaid dividends and the holders of Class B Preferred Stock shall be entitled to distribution before any payments shall be made in the respect to common stock in an amount equal to the par value per share plus all accrued and unpaid dividends.

In August 1996 the Company filed with the State of Florida an Amendment to the Articles of Incorporation amending the designation of 240,000 shares of preferred stock as Class C Convertible Cumulative Preferred Stock (the "Class C Preferred Stock"). The Class C Preferred Stock has a par value of $10 per share and holders are entitled to receive cumulative preferential dividends equal to 8% per annum of the liquidation preference per share of $60.00. Unless previously redeemed, the Class C Preferred Stock is convertible into shares of the Company's Common Stock ("Conversion Shares"), at any time commencing November 21, 1996, at the option of the holder, into such number of shares of the Company's Common Stock as shall equal $60 divided by the lower of (i) $2.50, or (ii) the closing bid price for any five consecutive trading days during the period commencing on September 6, 1996 and ending on March 5, 1998 (subject to certain anti-dilution adjustments). As of December 31, 1996, none of the shares of Class C Preferred Stock has been converted. The Class C Preferred Stock is redeemable at any time prior to September 6, 2000, at the option of the Company at a redemption price equal to $60 per share plus accrued and unpaid dividends, provided (i) the Conversion Shares are covered by an effective registration statement; and (ii) during the immediately preceding thirty (30) consecutive trading days ending within fifteen (15) days of the date of the notice of redemption, the closing bid price of the Company's Common Stock is not less than $8.00 per share. The Class C Preferred Stock is redeemable at any time after September 6, 2000, at the option of the Company at a redemption price equal to $90 plus accrued and unpaid dividends, provided the Conversion Shares are covered by an effective registration statement or the Conversion Shares are otherwise exempt from registration.

At December 31, 1996, the Company had no shares of Class A Preferred Stock, 7,500 shares of Class B Preferred Stock, and 240,000 shares of Class C Preferred Stock issued and outstanding.

At December 31, 1996, 30,000 of the 500,000 shares of preferred stock authorized remain undesignated and unissued. Dividends in arrears at December 31, 1996 were $19,599 and $288,000 for Class B Preferred Stock and Class C Preferred Stock, respectively.

Note 11 - Stock-Based Compensation Plans

At December 31, 1996 the Company has five stock based compensation plans, which are described below. The Company applies APB Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed option plans. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method outlined by FASB Statement 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated as follows:

                                                                           1996                    1995
                                                                           ----                    ----
                         Net loss                As reported            $(23,064,240)              $(551,909)
                                                 Pro forma              $(25,563,988)              $(587,001)
                         Loss per share          As reported                  $(6.53)                  $(.39)
                                                 Pro forma                    $(6.90)                  $(.41)

                         MEDCROSS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1996 and 1995, respectively: expected volatility of 103% and 103%,

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 11 - Stock-Based Compensation Plans, continued

risk free rates of 5.79% and 5.78%, expected lives of 3 and 3 years and dividend yield of zero for both years.

                                                                     1996                                           1995
                                                                     ----                                           ----
                                                      Options                 Weighted Ave              Options       Weighted Ave
                                                    and Warrants             Exercise Price           and Warrants   Exercise Price
                                              ------------------------------------------------   -----------------------------------
Outstanding at beginning of year                       850,169                    $1.78               615,381               $3.19
Granted                                              5,322,000                     5.45               331,526                1.87
Exercised                                             (188,724)                    2.02                     0                0.00
Forfeited                                             (222,150)                    2.82               (96,738)               2.75
                                                     ----------                    ----               --------               ----
Outstanding at end of year                           5,761,295                    $5.14               850,169               $1.78
                                                     =========                                        =======

Options and Warrants exercisable at year end         2,153,294                                        588,495

Weighted-average fair value of Options and
Warrants granted during the year                                                  $5.45                                     $1.87

The following table summarizes information about fixed stock options and warrants outstanding at December 31, 1996.

                       Options and
                       Warrants                                                           Number
                       Outstanding at       Weighted Average       Weighted               Exercisable at       Weighted
Exercise price         12/31/96             Remaining Life         Average Exercise       12/31/96             Average Exercise
                                                                   Price                                       Price
------------------------------------------------------------------------------------------------------------------------------------
$0.875 to $2.500            1,701,961              5.7 years                 $2.00            1,701,961                   $2.00
$3.875 to $4.875              746,334              7.1 years                  4.34              201,334                    4.18
$5.000 to $6.5000             124,500              9.0 years                  5.55                    0                    0.00
$6.750 to $7.000            3,188,500              4.6 years                  6.99              249,999                    7.00
                    ----------------------------------------------------------------------------------------------------------------
                            5,761,295              5.3 years                 $5.14            2,153,294                   $2.79
                            =========              =========                 =====            =========                   =====

Executive stock option plan

The Company's Executive Stock Option Plan which expired in June 1995, authorized the granting of stock options to key employees of the Company including officers. Options granted under the Plan are non-qualified stock options exercisable at a price not less than the highest bid price per share at which the stock is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System on the date the option is granted. Options are exercisable not less than one year or more than five years after the grant date.

As of December 31, 1996, no options for the purchase of common stock were outstanding. During 1996, 3,780 options were exercised and no options were exercised in 1995.

Director stock option plan

The Company's Director Stock Option Plan under which Board terminated future grants in October 1995, authorized the granting of stock options to Directors of the Company. Options granted under the Plan are non-qualified stock options exercised for a price equal to the fair market value per share of common stock on the date of any such grant. Options are exercisable not less than six months or more than ten years after the date of grant.

As of December 31, 1996, options for the purchase of 8,169 shares of common stock at prices ranging from $0.875 to

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 11 - Stock-Based Compensation Plans, continued

$3.875 per share were outstanding, all of which are exercisable within 60 days. During 1996, 15,228 options were exercised and no options were exercised in 1995.

Stock purchase plan

In accordance with the Employee Qualified Stock Purchase Plan adopted in June 1990, employees may contribute up to 10 percent of their base wages towards the purchase of the Company's common stock. The option price is the lesser of 85% of the market value on the first business day of the Payment Period (September 1) or the last business day of the Payment Period (August 31). As of December 31, 1996, the Company had 35,146 shares of common stock reserved for issuance on exercise of the purchase rights. On August 31, 1996, 913 shares of common stock were issued at a price of $0.875 per share. On August 31, 1995, 2,080 shares of common stock were issued at a price of $0.875 per share.

1995 Director stock option plan

In October 1995, the stockholders of the Company approved adoption of the Company's 1995 Director Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and stock appreciation rights (the "1995 Director Plan").

The 1995 Director Plan provides for automatic and discretionary grants of stock options which qualify as incentive stock options (the "Incentive Options") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify (the "Non-Qualified Options") to be issued to directors. In addition, stock appreciation rights (the "SARs") may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options.

The 1995 Director Plan provides for the grant of Incentive Options, Non-Qualified Options, and SARs to purchase up to 250,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Director Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Director Plan for the grant of additional options or rights to any eligible employee. The shares of common stock subject to the 1995 Director Plan may be made available from either authorized but unissued shares, treasury shares, or both.

The 1995 Director Plan also provides for the grant of Non-Qualified Options on a discretionary basis pursuant to the following formula: each member of the Board of Directors then serving shall receive a Non-Qualified Option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value per share of the common stock on that date. Pursuant to such formula, directors received options to purchase 10,000 shares of common stock as of October 17, 1995, and will receive options to purchase 10,000 shares of common stock on the first business day of each January beginning in 1996. Each option is immediately exercisable for a period of ten years from the date of grant. The Company has 250,000 shares of common stock reserved for issuance under the 1995 Director Option Plan. As of December 31, 1996, options exercisable to purchase 190,000 shares of common stock at prices ranging from $1.00 to $1.25 per share are outstanding and exercisable within 60 days. During 1996, 40,000 options were exercised.

1995 Employee stock option plan

In October 1995, the stockholders of the Company approved adoption of the Company's 1995 Employee Stock Option and Appreciation Rights Plan (the "1995 Employee Plan"), which plan provides for the issuance of Incentive Options, Non-Qualified Options, and SARs.

Directors of the Company are not eligible to participate in the 1995 Employee Plan. The 1995 Employee Plan provides for the grant of stock options which qualify as Incentive Stock Options under Section 422 of the Code, to be issued to officers

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

who are employees and other employees, as well as Non-Qualified Options to be issued to officers, employees, and consultants. In addition, SARs may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options.

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 11 - Stock-based compensation plans, continued

The 1995 Employee Plan provides for the grant of Incentive Options, Non-Qualified Options, and SARs of up to 400,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercisable portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Employee Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Employee Plan for the grant of additional options or rights to any eligible employee. The shares of common stock subject to the 1995 Employee Plan may be made available from either authorized but unissued shares, treasury shares, or both. The Company has 400,000 shares of common stock reserved for issuance under the 1995 Employee Plan. As of December 31, 1996, options to purchase 75,000 shares of common stock with exercise prices of $1.125 have been granted under the 1995 Employee Plan. To date, no options have been exercised under the 1995 Employee Plan.

Other warrants and options

Pursuant to the terms of a Financial Consulting Agreement dated as of November 3, 1994 between the Company and JW Charles Financial Services, Inc., the Company issued a Common Stock Purchase Warrant (the "JW Charles Warrant") covering 250,000 (331,126 as adjusted) shares of common stock to JW Charles Financial Services as partial consideration for its rendering financial consulting services to the Company. The warrant is exercisable at a price of $1.51 per share and expires on November 3, 1999.

The JW Charles Warrant (the "Warrant") contain anti-dilution provisions providing for adjustments in the exercise price. The Warrant also contains anti-dilution provisions providing for adjustments in the number of shares covered by the warrant. The holder of the Warrant has no voting, dividend, or other stockholder rights or privileges unless and until the Warrants have been exercised. The holder of the Warrant has been granted "piggy back" registration rights under the Securities Act of 1933 with respect to the Warrants and the underlying shares of common stock. The Company will pay the expense of such registration and of such registration qualifications of the Warrant and underlying shares of common stock under the Securities Act of 1933 of such dates as the holder of the Warrant may determine (See Note #9).

Pursuant to the issuance of a promissory note by I-Link to Scott Cook, the Company issued a Common Stock Purchase Option covering 100,000 shares of the Company's common stock. The option is exercisable at a price of $1.00 and expires on December 31, 1999.

In April 1996 the Company approved the issuance of 1 million options to John Edwards at an option price of $7 per share as part of his employment agreement. The options vest over a 3 year period and expire in 2006.

On July 1, 1996 the Company approved options to purchase 1,500,000 and 500,000 shares of common stock to Clay Wilkes and Alex Radulovic respectively. Each option has an exercise price of $7.00 per share, vesting in 25% increments in the event that the average closing bid price of a share of the Company's common stock for five consecutive trading days exceeds $10, $15, $20 and $25, respectively. Such option becomes exercisable (to the extent vested) on June 30, 1997, vests in its entirety on June 30, 2001 and lapses on June 30, 2002.

In August 1996, Commonwealth Associates, the Placement Agent for the Company's offering of Class C Preferred Stock and 8% Convertible Notes, designated Joseph Cohen as its nominee for election to the Board of Directors and Michael Falk, an affiliate of Commonwealth Associates, as a non-voting advisor to the Board of Directors. Commonwealth Associates was also granted, in connection with such offering, the right to approve the Company's selection of a second outside director to be nominated for election at the next annual or special meeting of stockholders. Mr. Cohen serves as a Class II Director of the Company and a member of the Compensation and Audit Committees of the Board of Directors. The Company has agreed to issue options to purchase 64,000 shares of Common Stock to Mr. Cohen, exercisable at the fair market value of the Common Stock on September 30, 1996. Of such options, 24,000 vest and become exercisable immediately upon grant, and 20,000 shall vest and become exercisable on the first anniversary of the grant, and 20,000 shall vest and become exercisable on the second anniversary of the grant.

In August 1996, William Flury, Vice President of Sales & Marketing of I-Link loaned I-Link the sum of $100,000. The

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 11 - Stock-based compensation plans, continued

loan plus a loan origination fee of $5,000 was repaid in September 1996. In connection with such loan, the Company agreed to issue Mr. Flury a warrant to purchase 5,000 shares of Common Stock for two years at $2.50 per share. The funds from the loan were used for general working capital purposes of I-Link.

In August 1996, John Edwards, President and Chief Executive Officer of I-Link loaned I-Link the sum of $131,250 (including a $6,250 original issue discount), which was repaid in August 1996. In connection with such loan, the Company agreed to issue Mr. Edwards a warrant to purchase 25,000 shares of Common Stock for two years at $4.875 per share. Funds from the loan were used to pay a $100,000 payment due to AT&T and for general working capital purposes of I-Link.

In September 1996, the Company closed a private placement offering of Class C Preferred Stock. As a result of this transaction, the Company issued a warrant to purchase 250,000 shares of its Common Stock at an exercise price of $2.50 per share as compensation to the Placement Agent. In addition, a Consulting Agreement was entered into with the Placement Agent, in which a warrant to purchase 500,000 shares of the Company's Common Stock at an exercise price of $2.50 per share was issued.

John Edwards agreed to amend his employment contract on August 21, 1996, to reduce his salary from $175,000 to $96,000. In consideration of the salary reduction, the Company agreed to grant him options, which vested immediately, to purchase 250,000 shares of Common Stock for 10 years at an exercise price of $4.875 per share.

In October, 1996 the Company agreed to issue 250,000 shares of common stock each to William Flury and Karl S. Ryser Jr. pursuant to their employment agreements. The options were issued at $4.41 based on the closing price of the stock at grant date. The options vest quarterly over a three-year period and expire in 2000.

During 1996, the Company agreed to issue 343,000 options to employees at a price equal to the closing stock price on the grant date. The options vest quarterly over a three-year period and expire in 10 years.

During 1996 the Company issued 120,000 warrants to non-employees at $4 per share. The warrants expire in 1999.

Note 12 - Geographic segment information

The Company's operations consist of providing diagnostic and clinical outpatient health care services and business communication services domestically and the sale and service of used medical equipment in the People's Republic of China
(PRC). Financial information for the different geographic segments is as follows:


Year Ended
December 31, 1996                         Domestic                      China         Corporate       Eliminations     Consolidated
-----------------                         --------                      -----         ---------       ------------     ------------

                                                 Communications
                                                     Network
                                                     -------
                             Healthcare
                             ----------
Revenue                       $  1,967,384       $     170,532       $         0      $    335,254    $   (90,094)     $  2,383,076
                               ===========        ============        ==========       ===========     ==========       ===========

Operating Profit (Loss)       $     41,615       $ (19,501,391)      $  (284,615)     $   (358,029)   $   (90,094)     $(20,192,514)
                               ===========        ============        ==========       ===========     ==========       ===========

Identifiable Assets           $  2,509,402       $   8,196,473       $   750,468      $    185,258    $   267,771      $ 11,433,830
                               ===========        ============        ==========       ===========     ==========       ===========

Amortization and
Depreciation                  $    377,561       $     690,920       $     1,191      $     24,332    $         -      $  1,094,004
                               ===========        ============        ==========       ===========     ==========       ===========


                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capital Expenditures          $          0       $     677,004       $         0      $          0    $         -      $    677,004
                               ===========        ============        ==========       ===========     ==========       ===========

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - Geographic segment information, continued

Year Ended
December 31, 1995                        Domestic                   China             Corporate       Eliminations    Consolidated
-----------------                        --------                   -----             ---------       ------------    ------------
                                               Communications
                                                  Network
                                                  -------
                               Healthcare
                               ----------
Revenue                         $2,486,708    $          N/A     $      340,233      $  423,956       $ (127,944)     $3,122,953
                                 =========     =============      =============       =========        =========       =========

Operating Profit (Loss)         $  196,714    $          N/A     $     (171,083)     $ (519,386)      $        0      $ (493,755)
                                 =========     =============      =============       =========        =========       =========

Identifiable Assets             $2,509,402    $          N/A     $   (1,098,742)     $  682,277       $ (682,157)     $4,146,683
                                 =========     =============      =============       =========        =========       =========

Amortization and
Depreciation                    $  377,561    $          N/A     $       13,011      $   13,511       $        0      $  465,020
                                 =========     =============      =============       =========        =========       =========


Capital Expenditures            $        0    $          N/A     $        2,046      $      375       $       --      $   23,222
                                 =========     =============      =============       =========        =========       =========


The corporate office provides management and operational services for domestic outpatient health care services. The elimination's represent charges for these services to entities included in the consolidation.

Note 13 - Related party transactions

In addition to related party transactions disclosed elsewhere, during the first quarter of 1995, the Company received advances totaling $218,000 from Mortgage Network International ("MNI"). Henry Y.L. Toh, a Director of the Company, has management control over MNI. Such advances were previously payable upon demand. Subsequent to the extension of such advances, the Board of Directors approved delivery of a promissory note representing the aggregate amount of such advances, which promissory note matured by its terms on October 1, 1995 and bears interest at one percent over the prime rate of interest established by Southwest Bank of Texas, N.A. Subsequently, the Company and MNI modified the Note such that: (i) the principal amount of $130,000 with interest thereon at the rate of 10.5% will be paid in thirty-six (36) equal payments of approximately $4,200 and (ii) the remaining principal amount of $88,000 with interest thereon at the rate of 10.5% will be paid in twenty-one (21) equal monthly payments of $4,600.

Note 14 - Employment Agreements

The Company has entered into employment contracts with eight of its executive officers and management personel. These agreements generally continue until terminated by the executive or the Company, and provide for salary continuation for a specified number of months under certain circumstances. Certain of the agreements provide the employees with certain additional rights, including the vesting of unvested stock options, in the event of a change of control of the Company occurs. The agreements contain non-competition and confidentiality provisions. As of December 31, 1996, if the eight employees under contact were to be terminated by the Company, the Company's liability would be approximately $1,425,000.

Note 15 - Subsequent events

On January 13, 1997, pursuant to the terms of a Share Exchange Agreement for the Acquisition of Family Telecommunications Incorporated by Medcross, Inc. effective as of January 1, 1997 (the "Exchange Agreement"), the Company acquired the outstanding stock of Family Telecommunications Incorporated, a Utah corporation ("FTI"), from the stockholders of FTI, namely, Robert W. Edwards, Jr. and Jerald L. Nelson. The consideration for the transaction consists of an aggregate of 400,000 shares of the Company's common stock to be issued by the Company upon the satisfaction of certain conditions including approval by the Company's shareholders of an amendment to the Articles of Incorporation authorizing an increase in the number of shares of common stock from 20 million to 50 million and no material breach of any representation by the former stockholders. The purchase price was determined based upon the negotiated value of the assets and operations of FTI. The acquisition will be accounted for using the purchase method of accounting.

During 1996 the Company advanced $685,000 to FTI for equipment purchases of which $120,000 remained outstanding and was included in Other Assets at December 31, 1996.

John W. Edwards, President, a Director and Chief Executive Officer of the Company, and Robert W. Edwards, Jr., the

                        MEDCROSS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


principal shareholder and one of the two shareholders of FTI, are brothers. There was no affiliation or relationship between the Company, its affiliates, officers or directors or associates of such persons and FTI or any of its officers, directors or stockholders prior to the execution of the Exchange Agreement except as set forth herein.

FTI is an FCC licensed long-distance carrier and provider of telecommunications services.

PART I  FINANCIAL INFORMATION


Item 1  Financial Statements

                        MEDCROSS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                                  (unaudited)


                                                                   June 30,
                                                                     1997
                                                                     ----
                               ASSETS
Current assets:
   Cash and cash equivalents                                     $  1,176,386
   Accounts receivable, less allowance of $1,069,389                3,936,492
   Certificate of deposit - restricted                                198,640
   Inventory, less allowance of $260,033                              763,263
   Other current assets                                               199,074
                                                                   ----------
         Total current assets                                       6,273,855
                                                                   ----------
Property and equipment:
   Property and equipment                                           7,360,958
   Less accumulated depreciation                                   (3,198,000)
                                                                   ----------
         Net property and equipment                                 4,162,958
                                                                   ----------
Other assets:
   Intangible assets, net of amortization of $467,384              11,600,414
   Certificate of deposit - restricted                              1,742,711
   Other assets                                                       124,065
                                                                   ----------
         Total other assets                                        13,467,190
                                                                   ----------
         Total assets                                            $ 23,904,003
                                                                   ==========


             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                         $  7,163,076
   Notes payable - related party                                       88,000
   Notes payable - other                                              957,000
   Current portion of long-term debt - related party                   43,554
   Current portion of long-term debt - other                          408,429
   Current obligations under capital lease                            187,047
                                                                   ----------
         Total current liabilities                                  8,847,106


Long-term debt, net of debt issuance costs of $3,615,000              610,114
Obligations under capital leases                                      147,274
Minority interest in consolidated subsidiaries                        299,198
                                                                   ----------
         Total liabilities                                          9,903,692
                                                                   ----------
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $10 par value, 247,500 shares outstanding       2,475,000
   Common stock, $.007 par value, authorized 20,000,000 shares
     issued and outstanding 10,627,597 shares                          74,393
   Additional paid-in capital                                      40,236,521
   Deferred compensation from stock options                        (4,200,000)
   Common stock to be issued                                       11,289,583
   Accumulated deficit                                            (35,875,186)
                                                                   ----------
         Total stockholders' equity                                14,000,311
                                                                   ----------
         Total liabilities and stockholders' equity              $ 23,904,003
                                                                   ==========

      The accompanying notes are an integral part of these consolidated financial statements.

                        MEDCROSS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)




                                                  Three Months Ended             Six Months Ended
                                                      June 30,                      June 30,
                                             ----------------------------  ----------------------------
                                                 1997           1996           1997           1996
                                             -------------  -------------  -------------  -------------
Revenues:
  Telecommunications service revenue           $  2,266,492   $          -   $  4,414,825   $          -
  Health care service revenue                       582,298        582,490      1,179,555      1,174,670
  Marketing services revenue                        720,490              -        720,490              -
  Other revenue                                           -         55,338              -         72,364
                                               ------------     ----------   ------------   ------------
     Net operating revenue                        3,569,280        637,828      6,314,870      1,247,034
                                                ------------     ----------   ------------   ------------
Operating costs and expenses:
  Telecommunications network expense              4,174,708        224,302      7,065,790        322,535
  Marketing services costs                          640,739              -        640,739              -
  Selling, general and administrative             2,378,890      1,035,682      5,026,034      2,030,285
  Provision for doubtful accounts                   368,273         49,619        503,498         90,863
  Depreciation and amortization                     618,443        195,818      1,019,938        525,191
  Provision for asset valuation                           -              -        213,944              -
  Acquired in-process research
    and development                                       -              -              -      4,777,943
  Research and development                          234,246              -        345,334              -
                                               ------------     ----------   ------------   ------------
     Total operating costs and expenses           8,415,299      1,505,421     14,815,277      7,746,817
                                               ------------     ----------   ------------   ------------

Operating loss                                   (4,846,019)      (867,593)    (8,500,407)    (6,499,783)
                                               ------------     ----------   ------------   ------------
Other income (expense):
  Interest expense                                  (74,118)       (75,127)      (420,475)    (1,067,766)
  Interest and other income (expense)                57,199         (2,765)       142,114         12,762
                                               ------------     ----------   ------------   ------------
     Total other expense                            (16,919)       (77,892)      (278,361)    (1,055,004)
                                               ------------     ----------   ------------   ------------
Loss before minority interest in net loss
 of consolidated subsidiaries                    (4,862,938)      (945,485)    (8,778,768)    (7,554,787)

Minority interest in net loss  of
 consolidated subsidiaries                           20,039          2,006         29,128             63
                                               ------------     ----------   ------------   ------------

Net loss                                       $ (4,842,899)   $  (943,479)  $ (8,749,640)  $ (7,554,724)
                                               ============     ==========   ============   ============
Loss per common share after
 Preferred dividends                           $(      0.48)  $(      0.21)  $(      0.88)  $(      2.03)
                                               ============     ==========   ============   ============

Weighted average common shares outstanding       10,627,597      4,535,539     10,617,597      3,753,470
                                               ============     ==========   ============   ============

       The accompanying notes are an integral part of these consolidated financial statements.

                        MEDCROSS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)


                                                       Six Months Ended
                                                           June 30,
                                               --------------------------------
                                                     1997             1996
                                               -----------------  -------------
Cash flows from operating activities:
  Net loss                                          $(8,749,640)   $(7,554,724)
  Adjustments to reconcile net loss to net
  cash used by operating activities:
    Depreciation and amortization                     1,019,938        525,191
    Provision for doubtful accounts                     503,498         90,863
    Imputed interest on convertible notes               320,000        945,000
    Acquired in-process research and
     development                                              -      4,777,943
    Provision for asset valuation                       213,944              -
    Amortization of deferred stock option
     compensation                                       200,000              -
    Minority interest in net loss of
     consolidated subsidiaries                          (29,128)           (63)
  Change in assets and liabilities net of
   effects from purchase of FTI:
    Accounts receivable                              (2,603,976)       (79,192)
    Inventory                                               369           (110)
    Other assets                                         91,815       (191,395)
    Other current assets                               (289,773)         2,673
    Accounts payable and accrued expenses             4,282,225        617,499
                                                   ------------   ------------
        Net cash used by operating activities        (5,040,728)      (866,315)
                                                   ------------   ------------
Cash flows from investing activities:
  Purchase of property and equipment                   (483,992)        (3,576)
  Proceeds received from maturity of
   certificate of deposit - restricted                        -         60,000
  Cash received from purchase of FTI                    435,312              -
                                                   ------------   ------------
        Net cash provided by (used in) investing
         activities                                     (48,680)        56,424
                                                   ------------   ------------
Cash flows from financing activities:
  Repayment of note payable - related party                   -       (117,832)
  Proceeds from notes payable - other                         -      1,475,000
  Repayment of notes payable - other                    (50,000)      (174,575)
  Proceeds from long-term debt                        2,000,000              -
  Repayment of long-term debt                          (117,501)       (51,751)
  Payment of capital lease obligations                  (89,431)      (286,354)
  Issuance of common stock                               22,499        306,065
  Minority interest distributions                             -        (36,865)
                                                   ------------   ------------
        Net cash provided by financing activities     1,765,567      1,113,688
                                                   ------------   ------------

Increase (decrease) in cash and cash equivalents     (3,323,841)       303,797
Cash and cash equivalents at beginning of period      4,500,227         80,157
                                                   ------------   ------------
Cash and cash equivalents at end of period           $1,176,386       $383,954
                                                   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Financial Statements

Organization. The interim financial data are unaudited; however, in the opinion of the management of Medcross, Inc. and Subsidiaries (the "Company"), the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of (a) the results of operations for the three-month and six-month periods ended June 30, 1997 and June 30, 1996, (b) the financial position at June 30, 1997, and (c) cash flows for the six-month periods ended June 30, 1997 and June 30, 1996. The financial statements should be read in conjunction with the Company's annual report on Form 10-KSB for the year ended December 31, 1996 and its quarterly report on Form 10-QSB for the three months ended March 31, 1997.

The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three-month and six-month periods ended June 30, 1997 are not necessarily indicative of those to be expected for the entire year.

Reclassification. Certain balances in the June 30, 1996 financial statements as amended have been reclassified to conform to the current period presentation. These changes had no effect on previously reported net loss, total assets, liabilities or stockholders' equity.

Marketing services revenue. During the second quarter of 1997 the Company launched a multi-level marketing (MLM) channel to market its telecommunication services. Marketing services revenues from the MLM channel include revenues recognized from independent representatives for training, promotional and presentation materials.

Intangibles. The Company regularly evaluates whether events or circumstances have occurred that indicate the intangible assets may not be recoverable. When factors indicate the asset may not be recoverable, the Company uses an estimate of the related undiscounted future cash flows compared to the carrying value of intangibles to determine if an impairment exists. Adjustments are made if the sum of the expected future net cash flows is less than carrying value. No such adjustments were necessary in the periods being reported on.


Note 2 - Supplemental Cash Flow Information

In February 1996, the Company acquired all of the issued and outstanding stock of I-Link Worldwide, Inc. in exchange for the issuance of an aggregate of 4,000,000 shares of common stock of the Company, of which 1,000,000 shares were held in escrow as of December 31, 1996. In June 1997, the Company became obligated to issue the remaining 1,000,000 shares of common stock (fair value of $8,875,000) from escrow.

In April and June 1996, holders of certain promissory notes issued by the Company converted $10,000 and $180,542, respectively, into 140,000 and 64,372, respectively, shares of Common Stock.

In January 1997, the Company agreed to issue 400,000 shares of common stock to acquire all of the issued and outstanding stock of Family Telecommunications Inc. ("FTI") effective January 1, 1997.

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Supplemental Cash Flow Information, continued

In April 1997, the Company issued warrants to purchase 175,000 shares of common stock in connection with an $821,000 litigation settlement payable.

In June 1997, the Company issued warrants to purchase 500,000 shares of common stock in connection with a $2,000,000 loan. The value of the warrants was recorded as debt issuance costs.


Note 3 - Acquisition of Subsidiaries

Family Telecommunications Incorporated. On January 13, 1997, pursuant to the terms of a Share Exchange Agreement for the acquisition of Family Telecommunications Incorporated by Medcross, Inc. effective as of January 1, 1997 (the "Exchange Agreement"), the Company acquired the outstanding stock of Family Telecommunications Incorporated, a Utah corporation ("FTI"), from the stockholders of FTI, namely Robert W. Edwards, Jr. and Jerald L. Nelson. The consideration for the transaction consists of an aggregate of 400,000 shares of the Company's common stock to be issued by the Company upon approval by the Company's shareholders of an amendment to the Articles of Incorporation authorizing an increase in the number of shares of common stock from 20 million to 50 million. The purchase price was determined upon the negotiated value of the assets and operations of FTI. The acquisition has been accounted for using the purchase method of accounting in the quarter ended March 31, 1997. FTI is an FCC licensed long-distance carrier and provider of telecommunications services.

John W. Edwards, President, a Director and Chief Executive Officer of the Company, and Robert W. Edwards, Jr., the principal shareholder of FTI, are brothers. There was no affiliation or relationship between the Company, its affiliates, officers or directors or associates of such persons and FTI or any if it's officers, directors or stockholders prior to the execution of the Exchange Agreement except as set forth herein.

The acquisition cost of $2,415,000 (representing the fair value of the 400,000 shares to be issued) was allocated to the tangible net liabilities of $135,000 (based on their fair market value) with the excess acquisition cost over fair value of assets acquired of $2,550,000 allocated to intangible assets. The intangible assets are being amortized over periods ranging between three and ten years. The fair values of assets acquired and liabilities assumed in conjunction with this acquisition were as follows:

              Current assets (including cash of $435,312)      $ 1,740,000
              Long-term assets                                   3,716,000
              Current liabilities                               (1,330,000)
              Long-term liabilities                             (1,711,000)
                                                            --------------
                  Net purchase price                           $ 2,415,000
                                                            ==============

As part of the common stock acquisition of FTI, the Company assumed current and long-term obligations in the amount of $1,991,000 as of December 31, 1996 to a long-distance provider for FTI's line costs. The note was increased approximately $700,000 for long-distance usage for January 1997. The note bears interest at 7% per annum. The note calls for payments of $50,000 per month beginning May 5, 1997 increasing to $75,000 on April 5, 1998 and $150,000 on October 5, 1998 with the balance of $1,100,000 due on April 5, 1999. Remaining principal payments under this specific note as of June 30, 1997 are as follows:

              June 30, 1998                                    $   432,000
              June 30, 1999                                      2,175,000
                                                            --------------
                   Total                                       $ 2,607,000
                                                            ==============

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Acquisition of Subsidiaries, continued

Pro forma financial information. As discussed above, the Company acquired FTI during the six months ended June 30, 1997. The acquisition was accounted for using the purchase method of accounting. The consolidated financial statements as presented include the operating results of FTI from the date of acquisition. The following unaudited pro forma information presents a summary of consolidated results of operations of the Company and FTI as if the acquisition had occurred at March 20, 1996 (date of inception of FTI), with pro forma adjustments to give effect to amortization of intangible assets.



                               Three months ended
                       ---------------------------------
                         June 30, 1997   June 30, 1996
                       ---------------- ----------------
       Revenue            $  3,569,000    $  1,200,000
       Net loss           $ (4,843,000)   $ (1,486,000)
       Loss per share     $      (0.48)   $      (0.33)


                               Six months ended
                       ---------------------------------
                         June 30, 1997   June 30, 1996
                       ---------------- ----------------
       Revenue            $  6,315,000    $  1,809,000
       Net loss           $ (8,750,000)   $ (8,096,000)
       Loss per share     $      (0.88)   $      (2.17)

MiBridge, Inc. - Subsequent Event. On June 5, 1997, the Company entered into a letter of intent with MiBridge, Inc. a New Jersey corporation ("MiBridge") pursuant to which the Company entered into negotiations to acquire all of the issued and outstanding stock of MiBridge from the principal shareholder. A final agreement was signed on August 12, 1997, with closing anticipated in the third quarter of 1997. The consideration ($8,250,000) for the transaction consisted of: (1) an aggregate of 1,000 shares of preferred stock to be issued, which preferred stock is convertible into such a number of common shares as shall equal the sum of $6,250,000 divided by $9.25 which price was the closing bid price of the Company's common stock on June 5, 1997 (the date a letter of intent was signed by the Company and MiBridge) and (2) a note payable in the amount of $2,000,000 payable in cash in quarterly installments over two years. The acquisition will be accounted for using the purchase method of accounting in the quarter ended September 30, 1997. MiBridge is the owner of patent-pending audio-conferencing technology and is a leader in creating speech-encoding and compression algorithms designed to produce superior audio quality and lower delay over low-band networks.

Management estimates that the acquisition cost of $8,250,000 (representing the fair value of the common stock into which the 1,000 shares of preferred stock (to be issued) can be converted and the $2,000,000 note payable) will be allocated to tangible net assets of approximately $355,000 (based on their estimated fair value at final closing) with the balance of $7,895,000 allocated to acquired technology ($1,450,000), acquired in-process research and development ($4,240,000), employment contracts for the assembled workforce ($600,000) and excess acquisition cost over fair value of net assets acquired ($1,605,000). These assets are being amortized over three years, with the exception of the excess acquisition cost over fair value of net assets

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3 - Acquisition of Subsidiaries, continued

acquired which is being amortized over five years. The Company anticipates that the acquired in-process research and development will be expensed upon acquisition, as the research and development will not have reached technological feasibility at the closing date. Based on management's best estimate of the ultimate assets acquired and liabilities assumed at closing, the purchase price in conjunction with this acquisition will be allocated as follows:

        Current assets (including cash of $15,000)       $   453,000
        Current liabilities                                 (175,000)
        Tangible long-term assets                             77,000
        Intangible long-term assets                        3,655,000
        In-process research and development                4,240,000
                                                      --------------
        Net purchase price                               $ 8,250,000
                                                      ==============

Note 4 - Long-Term Debt

On June 6, 1997, the Company entered into a term loan agreement ("Loan Agreement") and promissory note ("Note") with Winter Harbor , LLC ("Winter Harbor") pursuant to which Winter Harbor agreed to loan to the Company the principal sum of $2,000,000 ("the Loan") for capital expenditures and working capital purposes. As further consideration for Winter Harbor's commitment to make the Loan, the Company granted to Winter Harbor a warrant ("Loan Warrant") to purchase up to five hundred thousand (500,000) shares of common stock of the Company (the "Common Stock") at a purchase price of $4.97 per share, subject to adjustment, pursuant to the terms of a Warrant Agreement between the parties. The Loan Warrant expires on March 11, 2002, and contains demand and piggyback registration rights and customary anti-dilution terms. The maturity date of the note is October 15, 1998.

The fair value of the warrants issued in connection with the Loan has been reflected as debt issuance costs of $3,815,000, which amount will be amortized over the life of the Loan. The loan balance and unamortized debt issuance costs are reflected in the financial statements as follows:

        Long-term portion of note payable to
         a long-distance provider                        $ 2,202,194
        Long-term debt - other                                22,920
        Long-term debt - Winter Harbor                     2,000,000
        Debt issuance costs                               (3,615,000)
                                                      --------------
        Long-term debt, net of debt issuance costs       $   610,114
                                                      ==============

On August 18, 1997 the Company amended the existing Note allowing for additional borrowings of up to $3,000,000. The incremental borrowings under this amendment have a maturity date of February 15, 1998. For every $1,000,000 drawn down on this extension, the Company will issue 100,000 warrants at current market price. All other provisions of this extension are the same as the Note discussed above.

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 5 - Imputed Interest on Convertible Notes

Simultaneous with the closing of the Company's offering of Class C Preferred Stock in September 1996, the Company issued an aggregate of $717,000 in principal amount of Convertible Promissory Notes. The Company has recorded interest expense (non-cash) of $320,000 related to these promissory notes in the three months ended March 31, 1997. The interest expense is calculated as the difference between the conversion price per common share per the promissory notes as compared to the market price for the common stock on the date the notes were issued. The interest expense was recognized over the period between the date the promissory notes were issued and the date the promissory notes could first be converted.

Note 6 - Commitments

In February 1996, the Company agreed to issue a maximum of 4,000,000 shares of common stock to acquire the common stock of I-Link Worldwide Inc. As of June 30, 1997 the Company has issued 3,000,000 shares. The remaining 1,000,000 shares are to be released upon the first to occur of the following:

     (i) The monthly revenue derived from subscribers serviced by I-Link and revenue derived from the sale of related products and/or services equals or exceeds $1,000,000; or
     (ii) The number of subscribers serviced by I-Link exceeds 100,000 one year from the date of receipt by the Company of gross proceeds equal to $4,000,000 from the sale of its securities pursuant to one or more private or public offerings.

Revenues for June 1997 were in excess of $1,000,000, and accordingly, the Company will issue the remaining 1,000,000 shares. The value of the common stock to be issued is $8,875,000 (based on the closing market price of the common stock on June 30, 1997) and has been recorded in the financial statements as an intangible asset representing excess cost over fair value of net assets acquired which is being amortized over five years.

Note 7 - Income Taxes

The Company recognized no income tax benefit for the losses generated in 1997 and 1996.

Note 8 - Loss Per Common Share After Preferred Dividends

Loss per common share is calculated as the net loss for the respective period plus cumulative preferred stock dividends not paid in the current period of $288,776 and $21,168 for the three months ended June 30, 1997 and 1996 respectively, and $577,923 and $53,322 for the six months ended June 30, 1997 and June 30, 1996, respectively, divided by the weighted average number of common shares outstanding. Options, warrants and convertible preferred stock are excluded from the calculation when their effect would be antidilutive.

In February 1997, the Financial Accounting Standards Board issued
Statement of Financial Accounting Standards No. 128, Earnings Per Share. This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing EPS and makes them comparable to international EPS standards. This statement is effective for financial statements for both interim and annual periods ending after December 15, 1997. The Company is currently evaluating the impact of the recently issued statement and will adopt the requirements for the year ending December 31, 1997.

                        MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 9 - Options and Warrants

During the first six months of 1997, the Company granted options to purchase 3,545,000 shares of common stock to employees and consultants of the Company at a price (ranging from $5.75 to $9.875) equal to the common stock price on the day of grant. During the six months ended June 30, 1997, 20,000 options were exercised to purchase common stock.

Included in the above grants, were 750,000 options granted to non-employees. The fair market value of the options was recorded as deferred compensation for stock options in the amount of $4,400,000. The deferred compensation is being amortized over the vesting period of the options (primarily three years).

Note 10 - Changes in Stockholders' Equity

During the six months ended June 30, 1997 changes in stockholders' equity were as follows:

Common stock increased by $140 related to the exercise of an option to purchase 20,000 shares of common stock (see note 9).

Additional paid-in capital increased due to the following:

* $303,251 which was associated with the balance of amortization of interest expenses associated with issuance of convertible notes at a discount in 1996.
* $821,000 which was associated with issuance of warrants in connection with a litigation settlement payable.
* $22,360 related to the exercise of an option to purchase 20,000 shares of common stock (see note 9).
* $3,815,000 related to issuance of 500,000 warrants in connection with a debt financing arrangement (see Note 4).
* $4,400,000 related to the issuance of options to non-employees (see note 9).

Common stock to be issued increased due to the following:

* $2,414,583 in relation to the acquisition of FTI. The amount has been recorded as common stock to be issued as the Company does not presently have authorized shares to issue to FTI (see note 3).
* $8,875,000 related to 1,000,000 shares of common stock to be issued in connection with the acquisition of I-Link Worldwide (see Note 6).

Deferred compensation increased by $4,200,000 (net of $200,000 amortized during the period ended June 30, 1997) related to the issuance of stock options to non-employees (see note 9).

Accumulated deficit increased by $8,749,640 which is the net loss for the first six months of 1997.

                       MEDCROSS, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 11 - Restatement of previously reported amounts


Subsequent to its original filing of form 10-QSB for the period ended June 30, 1997, the Company determined that certain amounts as reported in the consolidated financial statements included transactions relative to the acquisition of MiBridge that should not have been included in the June 30, 1997 financial statements. Although the Company had entered into a letter of intent on June 5, 1997 to acquire MiBridge, the final closing of the acquisition is not expected until late August 1997 and accordingly should be recorded in the quarter ending September 30, 1997. Therefore, the June 30, 1997 financial statements have been restated as follows.


Consolidated balance sheet:
                                                    As Originally
                                                       Reported      Adjustments     As Amended
                                                    --------------  -------------  --------------
             Assets
             ------
Cash and cash equivalents                            $  1,341,391   $   (165,005)   $  1,176,386
Accounts receivable                                     4,291,492       (355,000)      3,936,492
Other current assets                                      199,574           (500)        199,074
Property and equipment, net                             4,213,133        (50,175)      4,162,958
Intangible assets, net                                 15,381,165     (3,780,751)     11,600,414


     Liabilities and Stockholders' Equity
     ------------------------------------
Accounts payable and accrued expenses                   7,322,627       (159,551)      7,163,076
Current portion of long-term debt -- related party      1,043,554     (1,000,000)         43,554
Long-term debt -- related party                         1,000,000     (1,000,000)              -
Preferred stock to be issued                            6,250,000     (6,250,000)              -
Accumulated deficit                                   (39,933,306)     4,058,120     (35,875,186)


Consolidated statement of operations for the six-month period ended June 30, 1997:

Selling, general and administrative                     5,093,935        (67,901)      5,026,034
Depreciation and amortization                           1,089,348        (69,410)      1,019,938
Acquired in-process research and development            3,920,000     (3,920,000)              -
Research and development                                  346,143           (809)        345,334

Net loss                                              (12,807,760)     4,058,120      (8,749,640)

Loss per share                                              (1.26)          0.38           (0.88)


Consolidated statement of operations for the three-month period ended June 30, 1997:

Selling, general and administrative                     2,446,791        (67,901)      2,378,890
Depreciation and amortization                             687,853        (69,410)        618,443
Acquired in-process research and development            3,920,000     (3,920,000)              -
Research and development                                  235,055           (809)        234,246

Net loss                                               (8,901,019)     4,058,120      (4,842,899)

Loss per share                                              (0.86)          0.38           (0.48)

                       Report of Independent Accountants
                       ---------------------------------


To the Shareholders of
Family Telecommunications, Incorporated:

We have audited the balance sheet of Family Telecommunications, Incorporated as of December 31, 1996, and the related statements of operations and cash flows for the period from the date of inception (March 20, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Family Telecommunications, Incorporated as of December 31, 1996, and the results of its operations and its cash flows for the period from the date of inception (March 20, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.


/s/ COOPERS & LYBRAND L.L.P.

Salt Lake City, Utah
March 11, 1997

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                 BALANCE SHEET
                            as of December 31, 1996

     ASSETS

Current assets:
   Cash and cash equivalents                                                         $   435,312
   Accounts receivable (net of allowance for doubtful accounts of $781,787)            1,252,974
   Accounts receivable - related party                                                    30,726
   Other current assets                                                                   20,696
                                                                                     -----------
           Total current assets                                                        1,739,708
                                                                                     -----------
Furniture and equipment:
   Communications equipment                                                            1,004,121
   Office furniture and equipment                                                        218,558
                                                                                     -----------
                                                                                       1,222,679
   Less accumulated depreciation                                                        (150,261)
                                                                                     -----------
           Total furniture and equipment, net                                          1,072,418

Deposits                                                                                  28,491
                                                                                     -----------
           Total assets                                                              $ 2,840,617
                                                                                     ===========

     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                                                  $   139,579
   Accrued liabilities                                                                   322,778
   Accrued wages - officers                                                              144,000
   Advances from related party                                                           120,000
   Settlement payable to marketing group                                                 200,000
   Notes payable                                                                         124,000
   Long-term debt - current portion                                                      280,000
                                                                                     -----------
           Total current liabilities                                                   1,330,357

Long-term debt                                                                         1,711,216
                                                                                     -----------
           Total liabilities                                                           3,041,573
                                                                                     -----------
Commitments and contingencies (Note 7)

Stockholders' deficit:

    Common stock, $.001 par value, 10,000 shares authorized,
       4,000 issued and outstanding                                                            4
    Additional paid-in capital                                                         1,036,915
    Accumulated deficit                                                               (1,237,875)
                                                                                     -----------
           Total stockholders' deficit                                                  (200,956)
                                                                                     -----------
           Total liabilities and stockholders' deficit                               $ 2,840,617
                                                                                     ===========

   The accompanying notes are an integral part of the financial statements

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                            STATEMENT OF OPERATIONS
      For the period from March 20, 1996 (inception) to December 31, 1996


Revenues:
 Long distance service revenues                                     $ 3,880,457
                                                                    -----------
Operating expenses:
 Line costs                                                           2,841,860
 Commissions                                                            460,030
 Selling, general and administrative                                  1,352,732
 Depreciation and amortization                                          150,261
 Research and development                                                79,609
 Bad debt expense                                                       784,537
                                                                    -----------
   Total operating expenses                                           5,669,029
                                                                    -----------

   Operating loss                                                    (1,788,572)
                                                                    -----------

Other income (expense):
 Income from sales of communications hardware to a related
  party, (net of  $1,137,828 costs of goods sold)                       585,541
 Interest income                                                          2,109
 Interest expense                                                        (7,524)
 Other expense                                                          (29,429)
                                                                    -----------
   Total other income, net                                              550,697
                                                                    -----------

Net loss                                                            $(1,237,875)
                                                                    ===========




   The accompanying notes are an integral part of the financial statements

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                            STATEMENT OF CASH FLOWS
      For the period from March 20, 1996 (inception) to December 31, 1996


Cash flows from operating activities:
 Net loss                                                           $(1,237,875)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depreciation and amortization                                        150,261
   Provision for losses on accounts receivable                          784,537
   Increase (decrease) from changes in:
      Receivables                                                    (2,068,237)
      Other current assets                                              (20,696)
      Deposits                                                          (28,491)
      Accounts payable and accrued liabilities                        2,440,577
      Accrued wages - officers                                          144,000
      Settlement payable to marketing group                             200,000
                                                                    -----------
        Net cash used in operating activities                           364,076
                                                                    -----------

Cash flows from investing activities:
    Additions to furniture and equipment                               (112,764)
                                                                    -----------
        Net cash used in investing activities                          (112,764)
                                                                    -----------

Cash flows from financing activities:
    Proceeds from short term notes payable                              104,000
    Payments on short term notes payable                                (40,000)
    Advances from related party                                         120,000
                                                                    -----------
        Net cash provided by financing activities                       184,000
                                                                    -----------
Increase in cash and cash equivalents                                   435,312

Cash and cash equivalents at beginning of year                                0
                                                                    -----------

Cash and cash equivalents at end of year                            $   435,312
                                                                    ===========
Supplemental disclosure of cash flow information:
      Cash paid during the year for interest                        $     3,200
                                                                    ===========

Non-cash transactions:
      Contribution of equipment and furniture by shareholders
        in exchange for stock of the company                        $ 1,036,919
      Additions to furniture and equipment financed
        with trade accounts payable                                 $    13,000
      Additions to furniture and equipment financed
        with short-term note payable                                $    60,000



   The accompanying notes are an integral part of the financial statements

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                   --------


1.   THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES:
     -----------------------------------------------

     Organization
     ------------

     Family Telecommunications, Incorporated (the Company), a Utah corporation, began operations on March 20, 1996. The Company provides long-distance telephone services including 1-plus long distance service, toll free services (800/888), worldwide calling card service, worldwide prepaid phone card service, long distance cellular phone service, data line service and T-span service. Through its Carrier Agreement with MCI Telecommunications Corporation, the Company provides long-distance service in the 48 continental states. The Company is a switchless reseller (having no equipment) in all states but Arizona where the Company provides service through its own switches. This allows the Company to offer additional services in its home state and surrounding states and other customized services to its entire customer base.

     The following is a summary of significant accounting policies followed by the Company:

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of money market accounts that are readily convertible to cash.

     Furniture and Equipment
     -----------------------

     Furniture and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the following estimated useful lives:

          Telecommunications equipment                        5-7
          Office equipment and furniture                      3-7

     Maintenance and repairs, which are not considered betterments and do not extend the useful life of assets, are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.



                                   Continued

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                   --------


1.   THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES, Continued:
     -----------------------------------------------

     Research and Development
     ------------------------

     Company-sponsored research and development costs related to both present and future products are expensed currently.

     Income Taxes
     ------------

     The Company has elected to be taxed as a U.S. small business corporation exempt from income taxes under Sub-Chapter S of the Internal Revenue Code.

     Accordingly, the Company's shareholders are responsible for federal and state income taxes on their respective portions of the Company's earnings.

     Concentration of Credit Risk
     ----------------------------

     Financial instruments that potentially subject the Company to concentration of credit risk are primarily accounts receivable. In 1996 the Company generated approximately 89% of its long-distance revenues from one marketing group, although collections are made from each member of the group. The Company performs credit evaluations of its large customers but generally does not require collateral to support customer receivables.

     The majority of the Company's cash and cash equivalents are held by three financial institutions in Phoenix, Arizona. The Company has $175,000 which exceeds the FDIC insurance limits.

     Estimates
     ---------

     Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



                                   Continued

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                   --------


2.   ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE:
     ------------------------------------------

     The Company has estimated an allowance for doubtful accounts receivable in the amount of $781,787 as of December 31, 1996. Management's estimate takes into consideration current market conditions and the limited collection experience of the Company since inception. Actual write-offs of uncollectible accounts may differ from amounts estimated.


3.   SETTLEMENT PAYABLE TO MARKETING GROUP:
     -------------------------------------

     The Company entered into an agreement during 1996 with a marketing group wherein the group was to share in fees and profits related to telephone usage by the group's members, net of commissions paid to the members. In connection with this agreement, certain disagreements between the Company and the marketing group existed at year end. Subsequent to December 31, 1996, the Company entered into a settlement agreement with the marketing group, wherein the Company agreed to pay the marketing group $200,000 to satisfy all liabilities to the group under the original agreement.


4.   NOTES PAYABLE:
     -------------

     As of December 31, 1996, the Company has $124,000 in short-term notes payable to various banks and individuals which are due in 1997. Two notes totaling $100,000 are collateralized by some of the Company's furniture and equipment and bear interest at rates ranging from 8 to 11.5 percent.


5.   RELATED PARTY TRANSACTIONS:
     --------------------------

     The Company's principal shareholder, is a brother of the president of I-Link Worldwide, Inc. ("I-Link") a subsidiary of Medcross, Inc. During the period from March 20, 1996 (inception) to December 31, 1996, the Company rendered long distance services and sold switching equipment to I-Link. Revenues and expenses relating to these transactions are as follows:

        Long distance revenues                               $     5,026
        Revenues from sale of switching equipment            $ 1,723,369
        Cost of switching equipment sold                     $ 1,137,828


                                   Continued

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                   --------


5.   RELATED PARTY TRANSACTIONS, Continued:
     --------------------------

     As of December 31, 1996 the Company had a receivable from I-Link for services in the amount of $30,726 and an advance in the amount of $120,000 from I-Link for services to be rendered by the Company for I-Link subsequent to year-end.

     Subsequent to December 31, 1996, the Company entered into a share exchange agreement for the acquisition of the Company by Medcross, Inc. (See Note
     8 - Subsequent Events)


6.   COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL:
     -------------------------------------------

     At the inception of the Company, owners contributed assets valued at $1,036,919 in exchange for 4,000 shares of the Company's common stock. The contributed assets consisted primarily of telephone switching equipment and office equipment. The value of the stock issued for the contributed assets and the assets themselves were valued based on the fair market value of the contributed assets at the date of contribution as there is no active trading market in the stock of the Company.

7.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------

     Leases
     ------

     The Company leases office space under non-cancelable operating leases. Rental expense for 1996 was $73,000. The leases grant a security interest in substantially all of the Company's furniture and equipment during the term of the lease. Future minimum lease payments under these leases are as follows:

          1997                                          $ 109,000
          1998                                            113,000
          1999                                            119,000
          2000                                             93,000
          2001                                             35,000
                                                         --------

                                                        $ 469,000
                                                         ========


                                   Continued

                    FAMILY TELECOMMUNICATIONS, INCORPORATED

                                   --------


7.   COMMITMENTS AND CONTINGENCIES, Continued:
     -----------------------------

     Employment Agreements
     ---------------------

     The Company has employment agreements with six employees of the Company providing for a salary continuation (usually five years) in the event of termination for reasons other than cause. As of December 31, 1996, if all of the employees under contract were to be terminated by the Company without cause under these contracts, the Company's total future payments to these employees would be approximately $1,400,000.


8.   SUBSEQUENT EVENTS:
     -----------------

     Restructuring of Account Payable into Long-Term Debt
     ----------------------------------------------------

     As of December 31, 1996 the Company had an account payable in the amount of $1,991,216 to a long distance provider for the Company's line costs. Subsequent to year-end the Company entered into an agreement wherein the $1,991,216 payable and the Company's line charge for January 1997 of approximately $700,000 were converted to a long-term note payable with interest payable at 7%. No interest will be charged until May 5, 1997. The note calls for payments of $50,000 per month beginning May 5, 1997 increasing to $75,000 on April 5, 1998 and $150,000 on October 5, 1998 with a balloon payment of $1,100,000 due on April 5, 1999. Principal payments under the note will be as follows:

        December 31
        -----------
           1997                                            $   280,000
           1998                                                901,000
           1999                                              1,519,000
                                                            ----------

                                                           $ 2,700,000
                                                            ==========


                                   Continued

                    FAMILY TELECOMMUNICATIONS INCORPORATED

                                   --------


8.   SUBSEQUENT EVENTS, Continued:
     -----------------

     Restructuring of Account Payable into Long-Term Debt, Continued
     ----------------------------------------------------

     Under terms of this agreement, the Company is also obligated to make payments on current usage in the amount of $600,000 for February 1997 usage (with a true-up payment 30 days after receipt of the February invoice) and weekly payments for subsequent months current usage in the amount of $125,000 for March and April 1997 and $150,000 for May 1997 and subsequent usage periods. True-up payments for each month will be 30 days after receipt of the respective month's invoice. If usage increases or decreases more than 20% in any weekly or monthly period, the weekly payment will be adjusted consistent with that usage.

     Acquisition of the Company by Medcross, Inc.
     -------------------------------------------

     Subsequent to year-end and effective January 1, 1997, the Company entered into a share exchange agreement (the "agreement") with Medcross, Inc. (Medcross). Under the agreement, Medcross will acquire 100% of the Company's outstanding shares of common stock in exchange for 400,000 shares of common stock of I-Link subject to certain contingencies, approval by Medcross shareholders at Medcross' next Shareholders' meeting of an amendment to Medcross' Articles of Incorporation increasing the number of authorized common shares of Medcross and entering into employment contracts with Robert Edwards and Jerry Nelson.

                              MEDCROSS, INC. AND
                  FAMILY TELECOMMUNICATIONS INCORPORATED (FTI)
                       PRO FORMA COMBINED BALANCE SHEET
                            As of December 31, 1996
                                  (Unaudited)

                                                                                                    Pro Forma
                                                                   Medcross, Inc.       FTI         Adjustment        Pro Forma
                                                                   --------------   -----------   ---------------   ------------
 ASSETS
Current assets:
 Cash and cash equivalents                                           $  4,500,227   $   435,312                     $ 4,935,539
 Accounts receivable less allowances of $1,433,806                        780,907     1,283,700   $(120,000) (D)      1,944,607
 Inventory less allowances of $260,033                                    557,036             -                         557,036
 Certificate of deposit - restricted                                      208,500             -                         208,500
 Prepaid expenses                                                          47,472             -                          47,472
 Other current assets                                                      11,411        20,696                          32,107
                                                                      -----------    ----------                      ----------
   Total current assets                                                 6,105,553     1,739,708                       7,725,261
                                                                      -----------    ----------                      ----------
Property and equipment
 Office furniture, equipment and leasehold improvements                   388,191       218,558                         606,749
 Network services furniture and equipment                               2,110,996     1,004,121     (84,725) (B)      3,030,392
 Medical equipment and vehicles                                         2,975,701             -                       2,975,701
                                                                      -----------    ----------                      ----------
                                                                        5,474,888     1,222,679                       6,612,842
 Less accumulated depreciation                                         (2,618,252)     (150,261)    150,261  (B)     (2,618,252)
                                                                      -----------    ----------                      ----------
   Net property and equipment                                           2,856,636     1,072,418                       3,994,590
                                                                      -----------    ----------                      ----------

Other assets:
 Intangible assets, net                                                   486,028             -   2,550,003  (A)      3,036,031
 Certificate of deposit - restricted                                    1,761,312             -                       1,761,312
 Other assets                                                             224,301        28,491                         252,792
                                                                      -----------    ----------                      ----------
  Total other assets                                                    2,471,641        28,491                       5,050,135
                                                                      -----------    ----------                      ----------

   Total assets                                                      $ 11,433,830   $ 2,840,617                    $ 16,769,986
                                                                      ===========    ==========                     ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses                               $  2,379,451    $  926,357   $(120,000) (D)   $  3,185,808
 Accrued litigation settlement                                            821,000             -                         821,000
 Notes payable                                                          1,095,000       124,000                       1,219,000
 Current portion of long-term debt                                         43,554       280,000                         323,554
 Current obligations under capital lease                                  187,047             -                         187,047
                                                                     ------------   -----------                     -----------
   Total current liabilities                                            4,526,052     1,330,357                       5,736,409

Long-term debt                                                             44,128     1,711,216                       1,755,344
Capital lease obligation                                                  236,705             -                         236,705
Minority interest in consolidated subsidiaries                            328,328             -                         328,328
                                                                     ------------   -----------                     -----------
 Total liabilities                                                      5,135,213     3,041,573                       8,056,786
                                                                     ------------   -----------                     -----------
Commitments and contingencies

Stockholders' equity:
 Preferred stock                                                        2,475,000             -                       2,475,000
 Common stock                                                              74,253             4       2,796  (A,C)       77,053
 Additional paid-in capital                                            30,874,910     1,036,915   1,374,868  (A,C)   33,286,693
 Accumulated deficit                                                  (27,125,546)   (1,237,875)  1,237,875    (C)  (27,125,546)
                                                                     ------------   -----------                     -----------
   Total stockholders' equity                                           6,298,617      (200,956)                      8,713,200
                                                                     ------------   -----------                     -----------

   Total liabilities and stockholders' equity                        $ 11,433,830   $ 2,840,617                    $ 16,769,986
                                                                      ===========    ==========                     ===========

        See notes to unaudited pro forma combined financial statements.

                              MEDCROSS, INC. AND
                 FAMILY TELECOMMUNICATIONS INCORPORATED (FTI)
                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     for the year ended December 31, 1996
                                  (Unaudited)

                                                                                                      Pro Forma
                                                                   Medcross, Inc.       FTI          Adjustment       Pro Forma
                                                                   --------------   -----------   ---------------   ------------
Revenues:
 Health care service revenue, net                                    $  2,212,544   $         -   $         -       $  2,212,544
 Network service revenue                                                  170,532             -             -            170,532
 Long distance service revenues                                                 -     3,880,457        (5,026) (D)     3,875,431
                                                                      -----------    ----------    ----------        -----------
   Net operating revenue                                                2,383,076     3,880,457                        6,258,507
                                                                      -----------    ----------                      -----------

Operating costs and expenses:
 Line costs                                                                     -     2,841,860                        2,841,860
 Commissions                                                                    -       460,030                          460,030
 Salaries and benefits                                                  1,825,138       854,609        (5,026) (D)     2,674,721
 Selling, general and administrative                                    2,863,963       498,123                        3,362,086
 Communications network expenses                                        1,120,779             -                        1,120,779
 Depreciation and amortization                                          1,094,004       150,261       272,600  (E)     1,516,865
 Provision for inventory valuation                                        260,033             -                          260,033
 Repairs and maintenance                                                  288,662             -                          288,662
 Provision for doubtful accounts                                          197,565       784,537                          982,102
 Research and development                                                 347,504        79,609                          427,113
 Acquired in-process research and development expense                  14,577,942             -                       14,577,942
                                                                      -----------    ----------                      -----------
   Total operating costs and expenses                                  22,575,590     5,669,029                       28,512,193
                                                                      ===========    ==========                      ===========

Operating loss                                                        (20,192,514)   (1,788,572)                     (22,253,686)
                                                                      -----------    ----------                      -----------
Other income (expense):
 Sales of equipment                                                             -       585,541      (585,541) (D)             -
 Interest expense                                                      (2,191,629)       (7,524)                      (2,199,153)
 Interest income                                                          147,322         2,109                          149,431
 Equity in net income (loss) of
   unconsolidated subsidiaries                                             (3,211)            -                           (3,211)
 Litigation settlement expense                                           (821,000)            -                         (821,000)
 Other                                                                     (8,108)      (29,429)                         (37,537)
                                                                     ------------   -----------                      -----------
   Total other expense                                                 (2,876,626)      550,697                       (2,911,470)
                                                                     ------------   -----------                      -----------

Loss before minority interest in loss of
 consolidated subsidiaries                                            (23,069,140)   (1,237,875)                     (25,165,156)

Minority interest in income of consolidated subsidiaries                    4,900             -                            4,900
                                                                      -----------    ----------                      -----------

Net loss                                                             $(23,064,240)  $(1,237,875)                    $(25,160,256)
                                                                      ===========    ==========                      ===========

Net loss per common share after preferred dividends                        $(6.53)                                        $(6.55)
                                                                            =====                                          =====

        See notes to unaudited pro forma combined financial statements.

                              MEDCROSS, INC. AND
                 FAMILY TELECOMMUNICATIONS INCORPORATED (FTI)
             NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1 - Basis of Preparation:

The unaudited pro forma combined balance sheet as of December 31, 1996 and the unaudited pro forma combined statements of operations for the year ended December 31, 1996 give effect to the acquisition of 100% of the outstanding common stock of Family Telecommunications Incorporated (FTI) by Medcross, Inc. (the "Company") as if the acquisition, accounted for under the purchase method of accounting, had occurred on the balance sheet date with respect to the balance sheet and on March 20, 1996 (date of inception of FTI) with respect to the statement of operations.

The pro forma financial statements have been prepared based upon the financial statements of the Company and FTI as of and for the year ended December 31, 1996. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon certain estimates which may change as additional information becomes available. The pro forma financial statements should be read in conjunction with the audited financial statements for the Company and FTI.

NOTE 2 - Pro forma Adjustments:

The pro forma adjustments reflected in the pro forma financial statements are summarized in items A to E below:

     A. Pro forma adjustment reflects the purchase of all of the outstanding common stock of FTI by the Company in return for the issuance of 400,000 shares of common stock of the Company to the stockholders of
         FTI:

              Common stock  (400,000 shares
                issued at $.007 par value with a
                market value of $6.03 per share)                      $    2,800

              Additional paid-in capital                               2,411,783
                                                                       ---------
              Purchase price                                           2,414,583

              Net liabilities assumed                                    135,420
                                                                       ---------
              Excess (allocated to intangible assets and goodwill)    $2,550,003
                                                                       =========

         Allocation of the excess purchase price to intangible assets is as follows: goodwill ($1,490,003), customer list ($520,000), and carrier identification code and tariff registration status ($540,000). Amortization lives of these intangible assets will be 10 years for goodwill and carrier identification code and tariff registration status and 3 years for the customer list. The allocation of excess purchase price to these intangible assets is subject to final revisions which may be material and if material then the amounts allocated to the intangible assets, specifically goodwill, may be revised.

     B. Pro forma adjustments to reflect the effect of purchase price allocation adjustments to property and equipment.

     C. Pro forma adjustments to remove FTI stockholders' equity accounts as of December 31, 1996 as part of the purchase price allocation process.

     D. Removal of the following intercompany transactions occurring during 1996:

         .  intercompany accounts receivable and payables ($120,000)
         .  intercompany sales of long distance service ($5,026)
         . profit on intercompany sale of equipment resulting in gain to FTI ($585,541)

     E. Pro forma adjustments to record amortization of intangible assets (see item A above) and adjustment to depreciation of property and equipment due to change in value as a result of purchase price allocations (see item B above).

                       Report of Independent Accountants
                       ---------------------------------


To the Stockholder of
MiBridge, Inc.:

We have audited the balance sheet of Mibridge, Inc. as of December 31, 1996, and the related statements of operations, changes in stockholder's equity and cash flows for the period from the date of inception (March 18, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MiBridge, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the period from the date of inception (March 18, 1996) to December 31, 1996 in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.

Salt Lake City, Utah
August 6, 1997

                                MIBRIDGE, INC.

                                BALANCE SHEETS


                                                           (unaudited)
                                                             June 30,     December 31,
        ASSETS                                                 1997          1996
                                                               ----          ----
Current assets:
  Cash                                                       $ 165,005      $  25,581
  Accounts receivable                                           15,000         30,000
  Costs and estimated earnings in excess of billing
   on uncompleted contracts                                    340,000        248,500
  Inventory                                                          -         20,644
  Prepaid expenses                                                   -         94,520
  Deferred income taxes                                              -          7,443
                                                           ------------   ------------
      Total current assets                                     520,005        426,688
                                                           ------------   ------------
Furniture and equipment:
  Equipment                                                     64,811         54,119
  Office furniture                                               4,115          3,026
  Less accumulated depreciation                                (18,751)        (8,411)
                                                           ------------   ------------
      Total furniture and equipment                             50,175         48,734
                                                           ------------   ------------
Capitalized software development costs, net                     17,693          7,433
Intangible assets                                                6,750          6,750
Other assets                                                     3,100          2,125
                                                           ------------   ------------
      Total assets                                           $ 597,723      $ 491,730
                                                           ============   ============

        LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                           $       -      $   2,499
  Accrued liabilities                                           39,883         20,852
  Accrued director's fee payable                                     -         49,000
  Deferred revenue                                              27,500          5,000
  Income taxes payable                                          64,168        133,628
                                                           ------------   ------------
      Total current liabilities                                131,551        210,979

Deferred income taxes                                           11,952          9,696
                                                           ------------   ------------
      Total liabilities                                        143,503        220,675
                                                           ------------   ------------

Commitments and contingencies (Note 6)

Stockholder's equity:
  Common stock, no par value, authorized 10,000,000
   shares, issued and outstanding 6,000,000 shares               1,000          1,000
  Additional paid-in-capital                                   325,000        300,000
  Deferred compensation                                              -       (244,445)
  Retained earnings                                            128,220        214,500
                                                           ------------   ------------
      Total stockholder's equity                               454,220        271,055
                                                           ------------   ------------
      Total liabilities and stockholder's equity             $ 597,723      $ 491,730
                                                           ============   ============

The accompanying notes are an integral part of these financial statements

                                MIBRIDGE, INC.

                           STATEMENTS OF OPERATIONS
    For the period from inception (March 18, 1996) to December 31, 1996 and for the six months ended June 30, 1997 (unaudited)

                                                     (unaudited)
                                                       June 30,     December 31,
                                                         1997           1996
                                                         ----           ----

Revenues:
   Software sales and consulting                        $255,799       $290,700
   Software development                                  241,500        528,500
                                                     ------------   ------------
      Total revenues                                     497,299        819,200
                                                     ------------   ------------

Cost of sales:
   Software sales and consulting                         189,020        148,812
   Software development                                  184,987        102,042
                                                     ------------   ------------
      Cost of sales                                      374,007        250,854
                                                     ------------   ------------

      Gross Margin                                       123,292        568,346

Operating expenses:
   Selling, general and administrative                   252,027        200,726
   Depreciation and amortization                          15,072         10,039
                                                     ------------   ------------
      Total operating expenses                           267,099        210,765
                                                     ------------   ------------

Net income (loss) before income taxes                   (143,807)       357,581

Income tax (provision) benefit                            57,527       (143,081)
                                                     ------------   ------------

Net income (loss)                                       $(86,280)      $214,500
                                                     ============   ============

   The accompanying notes are an integral part of these financial statements

                                MIBRIDGE, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
    For the period from inception (March 18, 1996) to December 31, 1996 and for the six months ended June 30, 1997 (unaudited)

                                      Common Stock                                                               Total
                                      ------------             Additional       Deferred        Retained      Stockholder's
                                  Shares        Amount      Paid-in Capital   Compensation      Earnings         Equity
                                  ------        ------      ---------------   ------------      --------         ------

Balance at March 18, 1996
(inception)

Original shares issued           6,000,000        $1,000        $      -        $       -        $      -        $  1,000
Stock options granted
     on issued shares                    -             -         300,000         (300,000)              -               -
Amortization of deferred
     compensation                        -             -               -           55,555               -          55,555
Net income                               -             -               -                -         214,500         214,500
                               --------------------------------------------------------------------------------------------

Balance at December 31, 1996     6,000,000         1,000         300,000         (244,445)        214,500         271,055

Stock options granted
     on issued shares                    -             -          25,000          (25,000)              -               -
Amortization of deferred
     compensation                        -             -               -          269,445               -         269,445
Net loss                                                                                          (86,280)        (86,280)
                               --------------------------------------------------------------------------------------------

Balance at June 30, 1997
(unaudited)                      6,000,000        $1,000        $325,000        $       -        $128,220        $454,220
                               ============================================================================================

   The accompanying notes are an integral part of these financial statements

                                MIBRIDGE, INC.


                           STATEMENTS OF CASH FLOWS
    For the period from March 18, 1996 (inception) to December 31, 1996 and for the six month period ending June 30, 1997 (unaudited)

                                   --------


                                                    (unaudited)
                                                     June 30,    December 31,
                                                       1997          1996
                                                       ----          ----

Cash flows from operating activities:
  Net income (loss)                                  $ (86,280)     $ 214,500
  Adjustments to reconcile net income
    to net cash
    Provided in operating activities:
    Depreciation and amortization                       15,072         10,039
    Amortization of deferred compensation              269,445         55,555
    Deferred taxes                                       9,699          2,253
  Increase (decrease) from changes in:
    Accounts receivable                                 15,000        (30,000)
    Costs and estimated earnings in excess
      of billings on uncompleted contracts             (91,500)      (248,500)
    Inventory                                           20,644        (20,644)
    Prepaid expenses                                    94,520        (94,520)
    Other assets                                          (975)        (2,125)
    Accounts payable                                    (2,499)         2,499
    Accrued liabilities and other payables             (76,929)       208,480
                                                     ---------      ---------
      Net cash provided by operating activities        166,197         97,537
                                                     ---------      ---------
Cash flows from investing activities:
  Additions to furniture and equipment                 (11,781)       (57,145)
  Capitalized software development costs               (14,992)        (9,061)
  Additions to intangible assets                             -         (6,750)
                                                     ---------      ---------
      Net cash used in investing activities            (26,773)       (72,956)
                                                     ---------      ---------
Cash flows from financing activities:
  Proceeds from shareholder advance                          -         62,000
  Repayment of shareholder advance                           -        (62,000)
  Common stock issued                                        -          1,000
                                                     ---------      ---------
      Net cash provided by financing activities              -          1,000
                                                     ---------      ---------
Increase in cash                                       139,424         25,581

Cash at beginning of period                             25,581              -
                                                     ---------      ---------
Cash at end of period                                $ 165,005      $  25,581
                                                     =========      =========


Supplemental disclosure of cash flow information:
  Cash paid during the period for income taxes       $       -      $   7,200
                                                     =========      =========

   The accompanying notes are an integral part of these financial statements

                                MIBRIDGE, INC.


                         NOTES TO FINANCIAL STATEMENTS

                                   --------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

   Business Information
   --------------------

   MiBridge, Inc. (the Company), a New Jersey corporation, began operations on March 18, 1996. The Company develops communications software that supports multimedia communications (voice, fax and audio) over the public switched telephone network (PSTN), local area networks (LANs) and the Internet. The Company creates speech encoding and compression algorithms designed to produce superior audio quality and lower delay over low-bandwidth networks.

   The interim financial data as of June 30, 1997 and for the six-month period then ended are unaudited; however, in the opinion of management of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows of the Company.

   Inventories
   -----------

   Inventory consists of computer boards held for resale and is valued at the lower of actual cost or market. Cost is determined by specific identification of each unit.

   Furniture and Equipment
   -----------------------

   Furniture and equipment are stated at cost. Depreciation is provided for financial reporting purposes using the straight-line method over the following estimated useful lives:

       Office equipment                               3 years
       Furniture                                      5 years

   Maintenance and repairs, which are not considered betterments and do not extend the useful life of assets, are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

   Intangible Assets
   -----------------

   Intangible assets include certain legal expenditures for patent filing fees relating to proprietary techniques developed by the Company. The patents are pending; therefore, no amortization of patent filing fees is reflected in the financial statements.

                                   Continued

                                MIBRIDGE, INC.

                                    ------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:
   ------------------------------------------

   Revenue Recognition
   -------------------

   Revenues are generally recognized as products are shipped or services are performed. Initial software royalties are recognized upon delivery of the master copy, as the Company is not required to provide any additional services. As minimum software usage levels are exceeded by the customer, the Company will receive additional royalties based on a per port usage.

   Most software is sold with maintenance contracts that cover periods from one to twelve months. Revenue related to these contracts is deferred and recognized on a straight-line basis over the term of the maintenance agreement.

   Certain development projects are jointly funded by a customer. Revenues on these long-term funded development contracts are recognized under the percentage of completion method of accounting and are measured based upon the level of effort expended on the project, compared to total billings allowed by the contract. Estimated contract earnings are reviewed and revised periodically as the work progresses. Estimated losses are charged against earnings in the period in which such losses are identified. In exchange for its participation in funding the project, the customer will receive joint marketing rights and a portion of future revenues from the sale of the developed technology based on a revenue sharing agreement. The amount of future revenues to be received by the customer party ranges between 20 and 55 percent and depends upon who markets the product and the terms of the specific contract. As of December 31, 1996, there were no sales of jointly developed products.

   Software Development Costs
   --------------------------

   The Company capitalizes software development costs when the project reaches technological feasibility. Research and development costs related to software development that has not reached technological feasibility are expensed as incurred. Capitalized software development costs are amortized at the greater of the straight-line method over the expected life of the product (maximum three year period) or the ratio of current revenues for a product to the total of current and anticipated future revenues. Capitalized software development costs were $7,433 at December 31, 1996, net of accumulated amortization of $1,628.

                                   Continued

                                MIBRIDGE, INC.

                                   --------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:
   ------------------------------------------

   Income Taxes
   ------------

   The Company records deferred taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The Statement requires recognition of deferred tax assets and liabilities for the temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

   Concentration of Credit Risk
   ----------------------------

   All of the Company's cash is held by one financial institution in New Jersey. The Company has approximately $54,000 that exceeds the FDIC insurance limits at December 31, 1996.

   During the period from inception to December 31, 1996 approximately 86% of the Company's revenues were related to one customer. Unbilled receivables from this customer represented approximately 51% of total assets as of December 31, 1996.

   Estimates
   ---------

   Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                   Continued

                                MIBRIDGE, INC.

                                   --------

2. LONG-TERM CONTRACT ACCOUNTING
   -----------------------------

   Costs and estimated earnings in excess of billings on uncompleted contracts consist of amounts of revenue recognized on contracts for which billings have not been recorded. Billings in excess of costs and estimated earnings on uncompleted contracts consist of amounts of billings recognized on contracts in excess of costs.

   Contract revenues and costs related to uncompleted contracts are included in the accompanying balance sheet as of December 31, 1996 under the following captions:

     Costs and estimated earnings in excess
        of billings on uncompleted contracts                $ 248,500
     Billings in excess of costs and estimated
        earnings on uncompleted contracts                           -
                                                            ---------
                                                            $ 248,500
                                                            =========


     Costs incurred on long-term contracts                  $ 104,000
     Estimated earnings                                       424,500
     Billings to date                                        (280,000)
                                                            ---------
                                                            $ 248,500
                                                            =========

3. INCOME TAXES
   ------------

   The income tax provision for the period since inception to December 31, 1996 consists of the following:

     Current federal income tax provision                  $ 109,094
     Current state income tax provision                       31,734
     Deferred tax provision                                    2,253
                                                           ---------
     Income tax provision                                  $ 143,081
                                                           =========

                                   Continued

                                MIBRIDGE, INC.

                                   --------

3. INCOME TAXES, continued
   ------------

   The reported provision for income taxes varies from the amount that would be provided by applying the statutory U.S. Federal income tax rate to income before taxes primarily because of state taxes and certain non-deductible meals and entertainment.

   The components of the net deferred tax asset and liability as of December 31, 1996 are as follows:

      Deferred tax assets:
          Stock award compensation expense                     $  22,189
          Accrued director's fees                                 19,970
                                                               ---------
              Total deferred tax asset                            42,159
                                                               =========
      Deferred tax liability:
          Excess tax depreciation                                 (6,727)
          Capitalized software development costs                  (2,969)
          Prepaid salaries                                       (34,716)
                                                               ---------
              Total deferred tax liability                       (44,412)
                                                               ---------
      Net deferred tax liability                               $  (2,253)
                                                               =========

   The net deferred tax liability as of December 31, 1996 is reflected in the balance sheet as follows:

      Current deferred tax asset                           $   7,443
      Long-term deferred tax liability                        (9,696)
                                                           ---------
                                                           $  (2,253)
                                                           =========

4. RELATED PARTY TRANSACTIONS
   --------------------------

   During 1996, the owner of the Company advanced a total of $62,000 to the Company to fund operations. These advances were repaid during the period.

   During the period ended December 31, 1996, the Company had sales of $25,000 with Medcross, Inc. (see note 7).

                                   Continued

                                MIBRIDGE, INC.

                                   --------

5. STOCKHOLDER'S EQUITY
   --------------------

   Common Stock
   ------------

   At the inception of the Company, the owner contributed $1,000 in exchange for 6,000,000 shares of the Company's common stock.

   Additional Paid in Capital - Stock Awards
   -----------------------------------------

   During the year, the sole shareholder of the Company granted certain employees options to buy shares of stock owned by the shareholder. The awards were granted to attract and retain qualified employees for the Company, and accordingly, the Company has accounted for these awards as if they had been made directly by the Company. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock compensation awards. Had compensation cost for the Company's stock-based awards been determined based on fair-value at the grant date consistent with the minimum value method outlined by Statement of Financial Accounting Standard No. 123, the difference would have been insignificant.

   The number of options outstanding and the weighted average exercise price per option are as follows:


                                                           Weighted
                                                            Average
                                                           Exercise
                                              Options        Price
                                             ----------   ----------
      Outstanding at beginning of year
      Granted                                 900,000         $0.00
                                             ---------    ----------
      Outstanding at end of year              900,000         $0.00
                                             =========    ==========

      Options exercisable at year end               -         $0.00
                                             =========    ==========

   The awards were granted in equal amounts in May, June and August of 1996 and vest annually over a three year period (weighted average remaining life of 2.4 years). Additional paid-in capital and deferred compensation recorded during the year represent the difference between the exercise price of the options and the value of the stock, which is based on management's best estimate of the fair value of the Company at the stock option grant date. Compensation expense is recognized on a straight-line basis over the vesting period of the options. Vesting of the awards would be accelerated should the Company be purchased.

                                   Continued

                                MIBRIDGE, INC.

                                   --------

6. EMPLOYMENT AGREEMENTS
   ---------------------

   The Company has employment agreements with seven employees of the Company providing for a salary continuation (usually three years) in the event of termination for reasons other than cause. As of December 31, 1996, if all of the employees under contract at that date were to be terminated by the Company without cause, the Company's total future payments to these employees would be approximately $600,000.

7. ACQUISITION OF THE COMPANY BY MEDCROSS, INC.
   --------------------------------------------

   On June 5, 1997, the Company entered into a letter of intent with Medcross, Inc. (Medcross) pursuant to which the Company entered into negotiations to sell 100% of the Company's outstanding stock. A final agreement was signed on August 12, 1997, with closing anticipated in the third quarter of 1997. Under the finalized agreement, Medcross will acquire 100% of the Company's outstanding shares of common stock in exchange for 1,000 shares of Medcross Series D Preferred stock and a promissory note of $2,000,000, payable with interest in quarterly installments over the two years. The preferred shares are convertible at the option of the prior MiBridge shareholders into Medcross common stock shares equal in number to $6,250,000 divided by the lower of $9.25 or the average closing bid price of Medcross common stock for the five consecutive trading days immediately preceding the conversion date.

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
                       PRO FORMA COMBINED BALANCE SHEET
                        as of June 30, 1997 (unaudited)

                                --------------



                                                                                             Pro Forma
                                                  Medcross         FTI         MiBridge      Adjustment            Pro Forma
                                                -------------  -------------  ------------  -------------         -----------
ASSETS
Current assets:
  Cash and cash equivalents                     $    992,267   $    184,119    $   15,000   $          -          $  1,191,386
  Accounts receivable less allowance for
    doubtful accounts of $1,069,389                2,417,210      2,114,740       435,000       (596,000)    A       4,370,950
  Inventory less allowance of $260,033               763,263              -             -              -               763,263
  Certificate of deposit - restricted                198,640              -             -              -               198,640
  Other current assets                               191,461          7,613         3,000              -               202,074
                                                ------------   ------------    ----------   ------------          ------------
    Total current assets                           4,562,841      2,306,472       453,000       (596,000)            6,726,313
                                                ------------   ------------    ----------   ------------          ------------
Property and equipment:
  Property and equipment                           6,090,101      1,270,857        75,000        (19,000)    F       7,416,958
  Less accumulated depreciation                   (3,046,395)      (151,605)      (19,000)        19,000     F      (3,198,000)
                                                ------------   ------------    ----------   ------------          ------------
    Net property and equipment                     3,043,706      1,119,252        56,000              -             4,218,958
                                                ------------   ------------    ----------   ------------          ------------
Other assets:
  Intangible assets, net                           9,319,136      2,281,278         7,000      3,648,000    C/F     15,255,414
  Certificate of deposit - restricted              1,742,711              -             -              -             1,742,711
  Investment in FTI                                2,414,583              -             -     (2,414,583)    D               -
  Other assets                                        83,837         40,228        21,000              -               145,065
                                                ------------   ------------    ----------   ------------          ------------
    Total other assets                            13,560,267      2,321,506        28,000      1,233,417            17,143,190
                                                ------------   ------------    ----------   ------------          ------------
Total assets                                    $ 21,166,814   $  5,747,230    $  537,000   $    637,417          $ 28,088,461
                                                ============   ============    ==========   ============          ============
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses         $  4,256,609   $  3,501,925    $  175,000   $   (596,000)    A    $  7,337,534
  Notes payable                                    1,045,000              -             -              -             1,045,000
  Current portion of long-term debt                   43,554        408,429             -      1,000,000     C       1,451,983
  Obligations under capital lease                    187,047              -             -              -               187,047
                                                ------------   ------------    ----------   ------------          ------------
    Total current liabilities                      5,532,210      3,910,354       175,000        404,000            10,021,564
                                                ------------   ------------    ----------   ------------          ------------
Long-term debt                                    (1,592,080)     2,202,194             -      1,000,000     C       1,610,114
Obligations under capital lease                      147,274              -             -              -               147,274
Deferred taxes                                             -              -        12,000        (12,000)    H               -
Minority interest in consolidated subsidiary         299,198              -             -              -               299,198
                                                ------------   ------------    ----------   ------------          ------------
    Total liabilities                              4,386,602      6,112,548       187,000      1,392,000            12,078,150
                                                ------------   ------------    ----------   ------------          ------------
Commitments and contingencies

Stockholders' equity:
  Preferred stock                                  2,475,000              -             -         10,000     C       2,485,000
  Common stock                                        74,393              -         1,000         (1,000)    E          74,393
  Common stock to be issued                       11,289,583              -             -              -            11,289,583
  Additional paid in capital                      40,236,521      2,414,583       325,000      3,500,417   C/D/E    46,476,521
  Deferred compensation                           (4,200,000)             -             -              -            (4,200,000)
  Accumulated deficit                            (33,095,285)    (2,779,901)       24,000     (4,264,000)   C/E    (40,115,186)
                                                ------------   ------------    ----------   ------------          ------------
    Total stockholders' equity                    16,780,212       (365,318)      350,000       (754,583)           16,010,311
                                                ------------   ------------    ----------   ------------          ------------
Total liabilities and stockholders' equity      $ 21,166,814   $  5,747,230    $  537,000   $    637,417          $ 28,088,461
                                                ============   ============    ==========   ============          ============

        See notes to unaudited pro forma combined financial statements

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
           for the six-month period ended June 30, 1997 (unaudited)

                                --------------



                                                                                       Pro Forma
                                            Medcross        FTI          MiBridge      Adjustment     Pro Forma
                                          -------------  -------------  ------------  ------------   ------------
Revenues:
  Telecommunications service revenue      $          -     $4,414,825   $         -   $         -       $4,414,825
  Health care service revenue                1,179,555              -             -             -        1,179,555
  Marketing service revenue                    720,490              -             -             -          720,490
  Software sales and development                     -              -       497,299             -          497,299
                                          ------------   ------------   -----------   -----------      -----------
    Net operating revenue                    1,900,045      4,414,825       497,299             -        6,812,169
                                          ------------   ------------   -----------   -----------      -----------
Operating costs and expenses:
  Telecommunications network expense         1,496,349      5,569,441             -             -        7,065,790
  Marketing services costs                     640,739              -             -             -          640,739
  Selling, general and administrative        3,713,197      1,312,837       630,239             -        5,656,273
  Provision for doubtful accounts              158,498        345,000             -             -          503,498
  Depreciation and amortization                684,333        335,605        10,340       502,167   G    1,532,445
  Provision for asset valuation                213,944              -             -             -          213,944
  Research and development                     269,334         76,000             -             -          345,334
                                          ------------   ------------   -----------   -----------      -----------
    Total operating costs and expenses       7,176,394      7,638,883       640,579       502,167       15,958,023
                                          ------------   ------------   -----------   -----------      -----------

Operating loss                              (5,276,349)    (3,224,058)     (143,280)     (502,167)      (9,145,854)
                                          ------------   ------------   -----------   -----------      -----------

Other income (expense):
  Interest expense                            (405,001)       (15,474)            -             -         (420,475)
  Interest and other income                    141,046          1,068             -             -          142,114
                                          ------------   ------------   -----------   -----------      -----------
    Total other income (expense)              (263,955)       (14,406)            -             -         (278,361)
                                          ------------   ------------   -----------   -----------      -----------
Loss before minority interest in
  loss  of consolidated subsidiaries        (5,540,304)    (3,238,464)     (143,280)     (502,167)      (9,424,215)

Minority interest in income of
   consolidated  subsidiaries                   29,128              -             -             -           29,128
                                          ------------   ------------   -----------   -----------      -----------
Net loss before income taxes                (5,511,176)    (3,238,464)     (143,280)     (502,167)      (9,395,087)

Income tax benefit                                   -              -        57,000       (57,000)  H            -
                                          ------------   ------------   -----------   -----------      -----------

Net loss                                  $ (5,511,176)   $(3,238,464)     $(86,280)    $(559,167)     $(9,395,087)
                                          ============   ============   ===========   ===========      ===========
Net loss per common share after
  preferred dividends                        $(0.57)                                                     $(0.91)
                                          ============                                                 ===========

        See notes to unaudited pro forma combined financial statements

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
               for the year ended December 31, 1997 (unaudited)

                                   --------

                                                                                                 Pro Forma
                                                   Medcross           FTI          MiBridge      Adjustment        Pro Forma
                                                -------------    -------------    ----------    ------------     -------------
Revenues:
     Health care service revenue                $  2,212,544     $          -       $      -    $         -      $  2,212,544
     Network service revenue                         170,532                -              -              -           170,532
     Long distance service revenue                         -        3,880,457              -         (5,026) B      3,875,431
     Software sales and development                        -                -        819,200        (25,000) B        794,200
                                                ------------     ------------       --------    -----------      ------------
        Net operating revenue                      2,383,076        3,880,457        819,200        (30,026)        7,052,707
                                                ------------     ------------       --------    -----------      ------------
Operating costs and expenses:
     Telecommunications network expense            1,120,779        3,301,890              -              -         4,422,669
     Costs of sales -- software                            -                -        250,854              -           250,854
     Selling, general and administrative           4,977,763        1,352,732        200,726         (5,026) B      6,526,195
     Provision for doubtful accounts                 197,565          784,537              -              -           982,102
     Depreciation and amortization                 1,094,004          150,261         10,039        959,183  G      2,213,487
     Provision for asset valuation                   260,033                -              -              -           260,033
     Research and development                        347,504           79,609              -        (25,000) B        402,113
     Acquired in-process research
       and development expenses                   14,577,942                -              -              -        14,577,942
                                                ------------     ------------       --------     -----------     ------------
        Total operating costs
             and expenses                         22,575,590        5,669,029        461,619        929,157        29,635,395
                                                ------------     ------------       --------     -----------     ------------
Operating (loss) income                          (20,192,514)      (1,788,572)       357,581       (959,183)      (22,582,688)
                                                ------------     ------------       --------     -----------     ------------
Other income (expense):
     Sales of equipment                                    -          585,541              -       (585,541) B              -
     Interest expense                            (2,191,629)          (7,524)              -              -        (2,199,153)
     Interest income                                 147,322            2,109              -              -           149,431
     Equity in income (loss) of
        unconsolidated subsidiaries                   (3,211)               -              -              -            (3,211)
     Litigation settlement expense                  (821,000)               -              -              -          (821,000)
     Other                                            (8,108)         (29,429)             -              -           (37,537)
                                                ------------     ------------       --------     ----------      ------------
        Total other income (expense)              (2,876,626)         550,697              -       (585,541)       (2,911,470)
                                                ------------     ------------       --------     ----------      ------------
(Loss) income before minority interest in
     loss  of consolidated subsidiaries          (23,069,140)      (1,237,875)       357,581     (1,544,724)      (25,494,158)

Minority interest in income of
     consolidated  subsidiaries                        4,900                -              -              -             4,900
                                                ------------     ------------       --------    -----------      ------------
Net (loss) income before income taxes            (23,064,240)      (1,237,875)       357,581     (1,544,724)      (25,489,258)

Provision for income taxes                                 -                -       (143,081)       143,081  H              -
                                                ------------     ------------       --------    -----------      ------------
Net (loss) income                               $(23,064,240)    $( 1,237,875)      $214,500    $(1,401,643)     $(25,489,258)
                                                ============     ============       ========    ===========      ============

Net loss per common share after
     preferred dividends                           $(6.53)                                                          $(6.59)
                                                ============                                                     ============


        See notes to unaudited pro forma combined financial statements

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
             NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

                                   --------


1.   BASIS OF PRESENTATION:
     ---------------------

     The unaudited pro forma combined balance sheet as of June 30, 1997 and the unaudited pro forma combined statements of operations for the six-month period ended June 30, 1997 and the year ended December 31, 1996 give effect to the acquisitions of 100% of the outstanding common stock of Family Telecommunications Incorporated (FTI) and MiBridge, Inc. (MiBridge) by Medcross, Inc. (the "Company") as if the acquisitions, accounted for under the purchase method of accounting, had occurred on the balance sheet date with respect to the balance sheet and on March 20, 1996 (date of inception of FTI) and March 18, 1996 (date of inception of MiBridge) with respect to the statements of operations.

     FTI was acquired by the Company effective January 1, 1997. The acquisition of MiBridge is expected to close in the third quarter of 1997.

     The pro forma financial statements have been prepared based upon the financial statements of the Company, MiBridge and FTI as of and for the six-month period ended June 30, 1997 and for the year ended December 31, 1996. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combinations had been in effect on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon certain estimates that may change as additional information becomes available. The pro forma financial statements should be read in conjunction with the audited financial statements for the Company, MiBridge and FTI.

2.   PRO FORMA ADJUSTMENTS:
     ---------------------

     The pro forma adjustments reflected in the pro forma financial statements are summarized in items A to H below:

     A. Pro forma adjustment to eliminate $596,000 in intercompany accounts receivable and notes payable of the Company and FTI, respectively.

     B. Pro forma adjustment to remove the following intercompany transactions:
        (1) intercompany sales (between FTI and the Company) of long-distance service ($5,026), (2) intercompany sales (between MiBridge and the Company) of software ($25,000) and (3) profit on intercompany sale (between the Company and FTI) of equipment resulting in a gain to FTI of ($585,541).

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
             NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

                                    -------


2.   PRO FORMA ADJUSTMENTS, continued:
     ---------------------

     C. Pro forma adjustment reflecting the purchase by the Company of all of the outstanding common stock of MiBridge in return for issuance of 1,000 shares of Series D Preferred Stock of the Company and a note payable of $2,000,000:


        The purchase price allocations of FTI and MiBridge (estimate) are as follows:

                                                    FTI          MiBridge     Combined
                                                 ----------     ----------   -----------
        Note payable                            $         -     $2,000,000   $ 2,000,000
        Common stock (400,000 shares
           issued at $0.07 par value with a
           market value of $6.03 per share)           2,800              -         2,800
        Preferred stock (1,000 shares issued
           at $10.00 par value with a total
           market value of $6,250,000)                    -         10,000        10,000
        Additional paid in capital                2,411,783      6,240,000     8,651,783

                                                 ----------     ----------   -----------
        Purchase price                            2,414,583      8,250,000    10,664,583

        Net liabilities assumed
              (assets acquired)                     135,420       (355,000)     (219,580)
                                                 ----------     ----------   -----------
        Excess (allocated to intangible
              assets, acquired in-process
              research and development
              and goodwill)                      $2,550,003     $7,895,000   $10,445,003
                                                 ==========     ==========   ===========

     Allocation of the excess purchase price for MiBridge is anticipated to be approximately as follows: goodwill ($1,605,000), workforce in place ($600,000), completed technology ($1,450,000) and in-process research and development ($4,240,000). Goodwill is amortized over 5 years. All other intangible assets are amortized over three years. Acquired in-process research and development will be expensed at the acquisition date (expected to be in the third quarter of 1997), but is not included in the pro forma statements of operations as it represents a non-recurring charge. The allocation of excess purchase price to these intangible assets and in-process research and development is subject to final revisions which, if material, the amounts allocated to the intangible assets, specifically goodwill, may be revised.

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
             NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

                                   --------


2.   PRO FORMA ADJUSTMENTS, continued:
     ---------------------

     Allocation of excess purchase price for FTI to intangible assets is as follows: goodwill ($1,490,003), customer list ($520,000), and carrier identification code and tariff registration status ($540,000). Goodwill and carrier identification code and tariff registration status are being amortized over 10 years. The customer list is being amortized over three years. These intangible assets and related amortization are reflected in the FTI column (as of and for the six-month period ended June 30, 1997) as the acquisition was effective January 1, 1997. Accordingly, pro forma adjustments relative to the acquisition of FTI are required only for the combined statement of operations for the year ended December 31, 1996.

D. The historical balance sheet of FTI as presented includes the transactions recorded at the acquisition date to give effect to the purchase price allocation. The related investment in FTI ($2,414,583) by the Company is being carried on the Company's books as "Investment in FTI" and on FTI's books as additional paid-in capital. This pro forma adjustment is provided to eliminate these intercompany accounts.

E. Pro forma adjustments to remove MiBridge estimated stockholder's equity accounts as of the acquisition date as part of the purchase price allocation process.

F. Pro forma adjustments to reflect the estimated effect of the purchase price allocation adjustments to property and equipment of MiBridge.

G. Pro forma adjustments to record estimated amortization of intangible assets (see item C above) of MiBridge and FTI. No pro forma adjustment is required for the amortization of intangible assets of FTI for the six-month period ended June 30, 1997 as these amounts are already included in the historical amounts presented in the FTI column.

H. Pro forma adjustment to reflect the impact of filing a consolidated income tax return and to eliminate the deferred tax liabilities of MiBridge as a result of the purchase price allocation.

                   MEDCROSS, INC., FAMILY TELECOMMUNICATIONS
                     INCORPORATED (FTI) AND MIBRIDGE, INC.
             NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (unaudited)

                                   --------


3.   NET LOSS PER COMMON SHARE AFTER PREFERRED DIVIDENDS:
     ---------------------------------------------------

     The pro forma net loss per common share for the six-month period ended June 30, 1997 is computed based on the weighted average number of common and common equivalent shares outstanding during the period (10,617,597) and assumes that the 400,000 shares to be issued in connection with the FTI acquisition were outstanding for the entire period. The pro forma net loss per common share for the year-ended December 31, 1996 is computed based on the weighted average number of common and common equivalent shares outstanding during the year (6,780,352) and assumes that the 400,000 shares to be issued in connection with the FTI acquisition were outstanding from March 20, 1996 (date of inception of FTI). Options, warrants and convertible preferred stock (as in the case of the MiBridge acquisition) are excluded from the calculation as their effect would be anti-dilutive.

     The net loss per common share after preferred dividends includes $577,923 and $21,223,629 of cumulative preferred stock dividends not paid for the six-month period ended June 30, 1997 and the year ended December 31, 1996, respectively.

   No dealer, salesman or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus. The Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.


                               TABLE OF CONTENTS                            PAGE
                                                                            ----
AVAILABLE INFORMATION..........................................................
PROSPECTUS SUMMARY.............................................................
RISK FACTORS...................................................................
THE COMPANY...................................................................
USE OF PROCEEDS...............................................................
CAPITALIZATION................................................................
DIVIDEND POLICY...............................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS..........................................
BUSINESS OF I-LINK............................................................
BUSINESS OF THE MEDICAL IMAGING DIVISION......................................
DESCRIPTION OF PROPERTY.......................................................
LEGAL PROCEEDINGS.............................................................
1996 OFFERINGS................................................................
MANAGEMENT....................................................................
EXECUTIVE COMPENSATION........................................................
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................
SELLING SECURITYHOLDERS.......................................................
MARKET FOR THE COMMON STOCK AND RELATED SHAREHOLDER MATTERS...................
RECENT TRANSACTIONS...........................................................
DESCRIPTION OF SECURITIES.....................................................
PLAN OF DISTRIBUTION..........................................................
LEGAL MATTERS.................................................................
EXPERTS.......................................................................
INDEX TO FINANCIAL STATEMENTS................................................F-1

                           331,126 Settlement Shares
                       8,083,857 Shares of Common Stock
                          6,046,800 Conversion Shares
                         750,000 Commonwealth Warrants
                          750,000 Commonwealth Shares
                            183,542 Babcock Shares
                             100,000 Cook Options
                              100,000 Cook Shares
                              80,000 E&M Warrants
                               80,000 E&M Shares
                           40,000 Mandarino Warrants
                            40,000 Mandarino Shares
                         175,000 Hardy Group Warrants
                          175,000 Hardy Group Shares





                              I-LINK INCORPORATED







                                  ----------

                                  PROSPECTUS

                                  ----------






                              [__________], 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Section 607.0850 of the Florida Business Corporation Act empowers a corporation to indemnify any person who was or is a party to a proceeding by reason of the fact that he was or is an officer, director, employee or agent of the corporation against liability incurred in connection with such proceeding. Such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe his conduct was unlawful. Any such indemnification may only be made upon a determination by the corporation that such indemnification is proper because the person met the applicable standard of conduct.

         The Florida Business Corporation Act provides further that the indemnification permitted thereunder is not exclusive; provided, however, indemnification is not permitted to be made on behalf of any such person if a judgment or final adjudication establishes (i) a violation of the criminal law unless such person had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful; (ii) such person derived an improper personal benefit from the transaction; (iii) as to any director such proceeding arose from an unlawful distribution under Section 607.0834; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by the corporation or a shareholder.

         The Company's By-Laws provide that the Company shall indemnify any such person to the fullest extent provided by law and empowers the Company to purchase and maintain insurance on behalf of any such person.

         The Company previously entered into indemnification agreements in 1988 with certain officers and directors of the Company for indemnification against expenses (including attorneys' fees, through all proceedings, trials, and appeals), judgments, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, arising from any actual or alleged breach of duty, neglect, effort, or other action taken or omitted, solely in the capacity as an officer and/or a director of the Company; provided that no indemnification will be made in respect of any acts or omissions (a) involving gross negligence or willful misconduct, (b) involving libel or slander, or (c) based upon or attributable to gaining, directly or indirectly, any profit or advantage to which he was not legally entitled.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Other Arrangements

         The Company maintains a "claims made" officers and directors liability insurance policy with coverage limits of $3,000,000 and a maximum $100,000 deductible amount for each claim.

Item 25.  Other Expenses of Issuance and Distribution.

         The estimated expenses to be incurred by the Company in connection with the registration of the securities subject of this registration statement, other than underwriting discounts and commissions, are estimated as follows:

SEC Registration Fee                                    $ 26,920.12
Blue Sky Fees and Expenses                                10,000.00
Printing and Engraving Expenses                           20,000.00
Registrant's Counsel Fees and Expenses                    50,000.00
Accountant's Fees and Expenses                            40,000.00
Miscellaneous Expenses                                     3,079.88
                                                        -----------
Estimated Total                                         $150,000.00
                                                        ===========

Item 26.  Recent Sales of Unregistered Securities.

         The Registrant has issued the following securities during the past three years:

         In November 1994, the Company issued a Common Stock Purchase Warrant to JW Charles Financial Services, Inc. to purchase 250,000 shares of Common Stock (331,126 shares as adjusted) pursuant to the terms of a Financial Consulting Agreement between the Company and Corporate Management Group, Inc.

        Pursuant to a Consulting Agreement dated as of August 6, 1995 between the Company and Timothy R. Barnes, the Company issued a Common Stock Purchase Warrant to purchase 36,858 shares of Common Stock to Mr. Barnes.

        In October 1995, the Company issued a Common Stock Purchase Option to Scott Cook to purchase 100,000 shares of Common Stock in connection with a loan to I-Link, Ltd.

         In February 1996, in connection with the purchase of all of the issued and outstanding shares of I-Link Worldwide Inc., the Company issued an aggregate of 4 million shares of Common Stock to the owners of I-Link Worldwide Inc.

         In February 1996, in connection with loans, the Company issued a Series II Non-Negotiable 10% Convertible Promissory Note in the principal amount of $50,000 to Joseph Wong and a Series III Non-Negotiable 10% Convertible Promissory Note in the principal amount of $50,000 to Trident I, LLC. Each of the holders of the notes converted $5,000 of the principal amount of the notes to 70,000 shares of Common Stock in June 1996.

         In February 1996, the Company completed a private placement of $1,000,000 in aggregate principal amount of convertible promissory notes (the "10% Notes"). Up to $1,250 of each $50,000 in principal amount of the 10% Note was convertible at any time at the option of the holder, into an aggregate of 350,000 shares of Common Stock at the rate of approximately $.0714 per share, subject to certain anti-dilution adjustments; and such principal amount was converted to Common Stock in August 1996. Commonwealth Associates served as the placement agent for the offering.

         On September 6, 1996, the Company closed a private placement of 240,000 shares of Class C Preferred Stock, $10 par value per share. In addition, the Company issued $717,000 of principal amount of Convertible Promissory Notes payable on April 1, 1997 (the "Maturity Date") and bearing interest at 8% per annum (previously defined as the "Convertible Notes"). The unpaid principal amount of a Convertible Note will be automatically converted into shares of Class C Preferred Stock at any time prior to the close of business on the Maturity Date at the rate of $60 per share of Class C Preferred Stock upon certain conditions being met. Commonwealth Associates acted as the placement agent for the Class C Offering.

         The Company issued to Commonwealth Placement Agent Warrants to purchase up to 250,000 shares of the Company's Common Stock and Consultant's Warrants to purchase up to 500,000 shares of Common Stock (together previously defined as the "Commonwealth Warrants"). The Commonwealth Warrants will be exercisable for five (5) years commencing March 1997 at an exercise price of $2.50 per share, subject to adjustment.

         In April 1996, pursuant to an employment agreement, the Company agreed to grant to John W. Edwards, President of the Company, an option to purchase 1 million shares of Common Stock of the Company. In consideration for the amendment of the employment agreement, effective August 21, 1996, the Company agreed to grant Mr. Edwards options to purchase 250,000 shares of Common Stock.

         In June 1996, the Company completed a private placement of $375,000 in principal amount of Non-Negotiable 8% Promissory Notes and Common Stock Purchase Warrants to purchase 120,000 shares of Common Stock at an exercise price of $4.00 per share. Commonwealth served as the placement agent for the offering.

         In July 1996, the Company approved the grant of options to purchase 1,500,000 and 500,000 shares of Common Stock, respectively, to Clay Wilkes and Alex Radulovic, officers of I-Link.

         In August 1996, the Company agreed to issue to William H. Flury and John W. Edwards, officers of the company and/or I-Link, warrants to purchase 5,000 shares and 25,000 shares, respectively, in connection with loans to I-Link.

         In October 1996, pursuant to an employment agreement, the Company agreed to grant to each of Karl S. Ryser, Jr. and William H. Flury, officers of I-Link, options to purchase 250,000 shares of Common Stock of the Company.

         In January 1997, the Company entered into a Share Exchange Agreement with Family Telecommunications Incorporated (subsequently renamed I-Link Communications, Inc. and referred to herein as "FTI") pursuant to which the Company acquired the outstanding stock of FTI in exchange for 400,000 shares of Common Stock of the Company subject to the satisfaction of certain conditions.

         In April 1997, the Company agreed to issue to the Hardy Group warrants to purchase an aggregate of 175,000 shares of Common Stock, in connection with the Settlement Agreement between JW Charles and the Company.

         In May 1997 the Company issued additional options to purchase shares of Common Stock to certain of its officers or officers of I-Link, as follows: John Edwards and Robert Edwards--500,000 shares of Common Stock each; Karl S. Ryser, Jr., David Hardy and William Flury--250,000 shares of Common Stock each. In addition, each of Messrs. Ryser and Hardy received commitments that the Company would issue each of them options to purchase 300,000 shares of Common Stock, but only in the event of the closing of a contemplated investment in the Company by Winter Harbor, L.L.C.

         In June 1997, the Company agreed to issue to Winter Harbor, L.L.C. ("Winter Harbor") warrants (the "WH Loan Warrants") to purchase up to 500,000 shares of Common Stock in connection with a loan by Winter Harbor to the Company. In addition, on the same date the Company executed a letter of intent with Winter Harbor pursuant to which Winter Harbor contemplates making an investment in the Company in the amount of $12,100,000. Upon closing of the Winter Harbor investment, the Company has agreed to issue to Winter Harbor (i) shares of a new series of preferred stock (the "Series M Preferred Stock") which will be convertible into an aggregate of 4,400,000 shares of Common Stock, and
(ii) additional warrants to acquire (a) 2,500,000 shares of Common Stock (the "Series A Warrants"); (b) 2,500,000 shares of Common Stock (the "Series B Warrants"); and (c) 5,000,000 shares of Common Stock (the "Series C Warrants").


         In August 1997 the Company amended its loan arrangements with Winter Harbor such that the total amount of indebtedness was increased thereunder. In connection with such amendment the Company issued an additional 300,000 warrants to purchase Common Stock to Winter Harbor.

         In August 1997, the Company executed an agreement with MiBridge, Inc. pursuant to which the Company agreed to acquire MiBridge. The closing of the MiBridge Acquisition occurred on September 2, 1997. The Company agreed it would issue to the shareholders of MiBridge, as consideration for the purchase of all outstanding MiBridge equity securities, (i) an aggregate $2,000,000 in cash, payable in quarterly installments for two years, and (ii) an aggregate 1,000 shares of a new series of preferred stock (the "Series D Preferred Stock"). The 1,000 shares of Series D Preferred Stock will be convertible into such number of shares of Common Stock as shall equal $6,250,000 divided by $9.25 (the "MiBridge Conversion Price"). On the nine-month anniversary of the closing of the MiBridge acquisition, any unconverted Series D Preferred Stock shall automatically convert to Common Stock. In either case, the Series D Preferred Stock shall be converted at the lower of the MiBridge Conversion Price or the average closing bid price for the five trading days immediately preceding the date the Company receives notice of conversion or the automatic conversion date, as the case may be.

        The Company and Winter Harbor executed a Securities Purchase Agreement, dated as of September 30, 1997 and providing for a closing on October 10, 1997, pursuant to which Winter Harbor will invest $12,100,000 in a new series of the Company's convertible preferred stock (the "Series M Preferred Stock"). Winter Harbor will purchase approximately 2,545 shares of Series M Preferred Stock (convertible into 2,545,000 shares of Common Stock) for an aggregate cash consideration of approximately $7,000,000 (equivalent to $2.75 per share of Common Stock). The agreement with Winter Harbor also provides for purchase of approximately 1,855 additional shares of Series M Preferred Stock (convertible into 1,855,000 shares of Common Stock). Such additional shares of Series M Preferred Stock will be paid for by exchanging $5,000,000 outstanding principal balance plus approximately $100,000 accrued interest due under the Note. As additional consideration for its equity financing commitments, Winter Harbor will be issued additional warrants by the Company to acquire (a) 2,500,000 shares of Common Stock at an exercise price of $2.75 per share (the "Series A Warrants"), (b) 2,500,000 shares of Common Stock at an exercise price of $4.00 per share (the "Series B Warrants") and (c) 5,000,000 shares of Common Stock at an exercise price of $4.69 per share (the "Series C Warrants"). The respective exercise prices for the Series A Warrants, the Series B Warrants and the Series C Warrants (collectively, the "Investment Warrants") shall be subject to adjustment. The Series A Warrants will be exercisable at any time for thirty months from the date of issuance, and the Series B Warrants and Series C Warrants will be exercisable at any time for sixty months from the date of issuance. All of the Investment Warrants (i) will have demand registration rights and anti-dilution rights and (ii) will contain cashless exercise provisions.

        The Company believes that the transactions set forth above were exempt from registration with the Commission pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. Except as disclosed above, no broker-dealer or underwriter was involved in the foregoing transactions. All certificates representing such securities have been or will be appropriately legended. The February, June and September 1996 placements were made in reliance upon a claim of exemption pursuant to Rule 506 of Regulation D. Additionally, the participants in the February, June and September 1996 private placements were accredited investors.

Item 27. Exhibits.

         The following exhibits are filed as part of this Registration
Statement:


    Exhibit
    Number      Title of Exhibit
    --------    ----------------
    2(a)/6/     Management Agreement Assignment, effective June 1, 1993 between
                Florida Medical Enterprises, Inc. and Waters Edge Scanning
                Associates, Inc.

    2(b)/6/     Lease Assignment and Asset Purchase Agreement dated as of June
                1, 1993 between Waters Edge Scanning Associates, Ltd. and
                Medcross, Inc.

    2(c)/10/    Joint Venture Interest Purchase Agreement, effective October 1,
                1994 between Medcross, Inc. and Urology Ultrasound, Inc.

    2(d)/15/    Stock Purchase Agreement, dated February 13, 1996, by and among
                Medcross, Inc, I-Link, Ltd., and GNET Enterprises, Inc.

    2(e)        [reserved]

    2(f)/19/    Form of 8% Convertible Promissory Note.

    2(g)        [reserved]

    2(h)/17/    Escrow Agreement dated February 21, 1996, by and among Medcross,
                Inc., I-Link, Ltd. and De Martino Finkelstein Rosen & Virga.

    2(i)/17/    Form of Promissory Note.

    2(j)/21/    Share Exchange Agreement for the Acquisition of Family
                Telecommunications Incorporated by Medcross, Inc.

    3(a)/20/ Amendment to the Amended and Restated Articles of Incorporation dated August 16, 1996.

    3(b)/20/ Composite copy of the Amended and Restated Articles of Incorporation incorporating all amendments through the date hereof.

    3(c)/8/     Bylaws of the Company, as amended.



    Exhibit
    Number      Title of Exhibit
    --------    ----------------

    3(d)/16/    Articles of Incorporation of I-Link Worldwide Inc.

    3(e)/16/    Bylaws of I-Link Worldwide Inc.

    3(f)/22/    Articles of Incorporation of Family Telecommunications
                Incorporated and Articles of Amendment to the Articles of Incorporation

    3(g)/22/    Bylaws of Family Telecommunications Incorporated

    4(a)/1/     Specimen Common Stock Certificate.

    4(b)/7/     Promissory Note payable to Waters Edge Scanning Associates,
                Ltd., in the amount of $600,000, dated June 1, 1993.

    4(c)/7/     Promissory Note contingently payable to Waters Edge Scanning
                Associates, Ltd., in the amount of $365,000, dated June 1, 1993.

    4(d)/7/     Promissory Note contingently payable to Waters Edge Scanning
                Associates, Ltd., in the amount of $365,000, dated June 1, 1993.

    4(e)/8/     Form of Promissory Note payable to limited partners of Medcross
                Imaging, Ltd., in the aggregate amount of $75,000, dated October
                1, 1993.

    4(f)/11/    Series CS Warrant to Purchase Common Shares of Medcross, Inc.

    4(g)/13/    Common Stock Purchase Option to Purchase Common Shares of
                Medcross, Inc.

    4(h)/15/    Form of 10% Convertible Promissory Note dated February 21, 1996.

    4(i)/16/ Non-Negotiable 10% Promissory Note payable to Scott Cook in the amount of $100,000, dated October 19, 1995.

    4(j)/16/    Guaranty by and between Medcross, Inc. and Scott Cook, dated
                October 19, 1995.

    4(k)/16/    Security Agreement by and between I-Link, Ltd., Scott Cook, and
                Medcross, Inc. dated October 19, 1995.

    4(l)/16/    Common Stock Purchase Option to Purchase Common Shares of
                Medcross, Inc. issued to Scott Cook.

    4(m)/23/    Form of Convertible Promissory Note issued September 6, 1996.

    4(n)/22/    Placement Agent's Common Stock Warrant Agreement and
                Certificate.

    4(o)/22/    Consultant's Common Stock Warrant Agreement and Certificate.

    4(p)/23/    Option to purchase 7,500 shares of Class B Convertible Preferred
                Stock of Medcross, Inc., granted by R. Huston Babcock to
                Benchmark Equity Group, Inc., dated February 14, 1996.




    Exhibit
    Number      Title of Exhibit
    --------    ----------------

    4(q)/23/    Option to purchase 160,000 shares of Class A Convertible
                Preferred Stock of Medcross, Inc., granted by Four M
                International, Ltd. to Commonwealth Associates, dated February
                21, 1996.

    4(r)/23/ Non-Negotiable 10% Convertible Promissory Note (Series II) payable to Joseph Wong, in the principal amount of $50,000, dated February 9, 1996.

    4(s)/23/ Non-Negotiable 10% Convertible Promissory Note (Series III) payable to Trident I, L.L.C., in the principal amount of $50,000, dated February 21, 1996.

    4(t)        Form of Hardy Group Warrant to purchase 175,000 shares of Common
                Stock.

    4(u)/26/ Securities Purchase Agreement by and between the Company and Winter Harbor, L.L.C., dated as of September 31, 1997 (the
                "Purchase Agreement").

    4(v)/26/ Form of Registration Rights Agreement by and between the Company and Winter Harbor, L.L.C., which constitutes Exhibit C to the Purchase Agreement.

    4(w)/26/    Form of Shareholders Agreement by and among the Company, Winter
                Harbor, L.L.C. and certain holders of the Company's securities, which constitutes Exhibit D to the Purchase Agreement.

    4(x)/26/    Form of Warrant Agreement by and between Medcross, Inc. and
                Winter Harbor, L.L.C., which constitutes Exhibit F to the
                Purchase Agreement.

    4(y)/26/    Form of Articles of Amendment to the Amended and Restated
                Articles of Incorporation of the Company, relating to Series M
                Preferred Stock, which constitutes Exhibit A to the Purchase
                Agreement.

    4(z)        Form of Articles of Amendment to the Amended and Restated
                Articles of Incorporation of the Company, relating to Series D
                Preferred Stock.

    5(a)/25/    Opinion of Counsel.

    9(a)/4/     Shareholder's Agreement dated February 19, 1992 among Four M
                International, Inc., Walnut Capital Corp., Windy City, Inc., and
                Canadian Imperial Bank of Commerce Trust Company (Bahamas)
                Limited.

    9(b)/10/    First Amendment to Shareholder's Agreement.

   *10(a)/9/    Director Stock Option Plan.

   *10(b)/2/    Executive Stock Option Plan.

    10(c)/2/    MR Service Agreement, dated August 14, 1990, between Medcross
                Imaging, Ltd. and HealthTrust, Inc. with respect to Edward White
                Hospital.

    10(d)/2/    MR Service Agreement, dated August 14, 1990, between Medcross
                Imaging, Ltd. and HealthTrust, Inc. with respect to South Bay
                Hospital.

    10(e)/3/    Stock Purchase Agreement, dated February 9, 1992, between
                Medcross, Inc., Four M International Limited, Walnut Capital
                Corp., Windy City, Inc., and Canadian Imperial Bank of Commerce
                Trust Company.

    10(f)/5/ First Amendment to Stock Purchase Agreement, dated May 1, 1992, between Medcross, Inc., Four M International, Inc., Walnut
                Capital Corp., Windy City, Inc., and Canadian Imperial Bank of
                Commerce Trust Company (Bahamas) Limited, as trustee.

    10(g)/10/   Financial Consulting Agreement and Common Stock Purchase Warrant
                dated as of November 3, 1994 between Medcross, Inc. and JW
                Charles Financial Services, Inc.

    10(h)/11/   Consulting Agreement, dated as of August 6, 1995, between the
                Company and Timothy R. Barnes.

    10(i)/12/   Consulting Agreement, dated September 1, 1995, by and among
                Medcross, Inc., Kalo Acquisitions, LLC, and Jason H. Pollak.

    10(j)/13/   Amendment to and Restatement of the Amended and Restated
                Consulting Agreement, dated March 4, 1996, by and among
                Medcross, Inc., Kalo Acquisitions, LLC, and Jason H. Pollak.



    Exhibit
    Number      Title of Exhibit
    --------    ----------------

    10(l)/14/   MR Service Agreement effective October 1, 1995, by and between
                Medcross Imaging, Ltd. and South Bay Hospital.

    10(m)/14/   MR Service Agreement effective October 1, 1995, by and between
                Medcross Imaging, Ltd. and Edward White Hospital.

   *10(n)/16/   Employment Agreement, dated February 4, 1996, between Medcross,
                Inc. and Henry Y.L. Toh.

   *10(o)/16/   Employment Agreement, dated January 1, 1996, between Medcross,
                Inc. and Dorothy L. Michon.

   *10(p)/16/   Employment Agreement, dated January 1, 1996, between Medcross,
                Inc. and Stephanie E. Giallourakis.

   *10(q)/16/   Employment Agreement, dated February 14, 1996, between I-Link
                Worldwide Inc. and Clay Wilkes.

   *10(r)/16/   Employment Agreement, dated February 14, 1996, between I-Link
                Worldwide Inc. and Alex Radulovic.

   *10(s)/16/   1995 Director Stock Option and Appreciation Rights Plan.

   *10(t)/16/   1995 Employee Stock Option and Appreciation Rights Plan.

   *10(u)/16/   Employment Agreement, dated April 8, 1996, between I-Link
                Worldwide Inc. and John W. Edwards.

    10(v)/18/   Consulting Agreement, effective January 1, 1996, by and between
                Windy City, Inc. and the Company.

    10(w)/20/   Agreement for Terminal Facility Collocation Space, dated June
                21, 1996, by and between I-Link Worldwide Inc. and MPS Telecom,
                Inc.

    10(x)/22/   Consulting Agreement dated August 21, 1996 between the Company and Commonwealth Associates.

    10(y)/22/   Sales Agency Agreement dated July 1, 1996 between the Company and Commonwealth Associates and Amendment No. 1 thereto.

    10(z)/22/   Commercial Lease dated May 21, 1996 between I-Link Worldwide
                Inc. and Draper Land Partnership II and First Amendment dated
                July 22, 1996.

    10(aa)      Commercial Lease dated September 11, 1996 between I-Link
                Worldwide Inc. and Draper Land Partnership II.

   *10(bb)      Employment Agreement dated October 15, 1996, between I-Link
                Worldwide Inc. and Karl S. Ryser, Jr.



    Exhibit
    Number      Title of Exhibit
    --------    ----------------

    10(cc)/22/  Second Amendment dated November 22, 1995 to Medcross, Inc.
                Shareholders' Agreement.

    10(dd)/22/  Third Amendment dated January 31, 1996 to Medcross, Inc.
                Shareholders' Agreement.

    10(ee)/22/  Term Lease Master Agreement dated May 19, 1996 by and between IBM Credit Corporation and I-Link Worldwide Inc.

    10(ff)/22/  1997 Recruitment Stock Option Plan

    10(gg)/22/  Lease Agreement dated July 1, 1996 between Broadway Associates and FTI Communications

    10(hh)/22/  Lease Between Phoenix City Square Partnership and Robert W.
                Edwards and Denise A. Edwards

    10(ii)/22/  Carrier Agreement between MCI Telecommunications Corporation and
                FTI, Inc.

    10(jj)/22/  Strategic Member Reseller Agreement between I-Link Worldwide
                Inc. and WealthNet Incorporated

    10(kk)/22/  Settlement Agreement between WealthNet Incorporated and Family
                Telecommunications Incorporated

    10(11)/22/  Agreement Regarding Certificate of Deposit between Draper Land
                Partnership and I-Link Worldwide Inc.

   *10(mm)      Employment Agreement, dated as of September 2, 1997, between
                Medcross, Inc. and Dror Nahumi.

    10(nn)      Plan and Agreement of Merger of MiBridge, Inc. with and into I-
                Link Mergerco, Inc., a wholly-owned subsidiary of Medcross, Inc., dated as of August 12, 1997, by an among Medcross, Inc., I-Link Mergerco, Inc., MiBridge, Inc. and the stockholders of
                MiBridge, Inc.

    21/25/      Subsidiaries of the registrant.

    23(a)       Consent of De Martino Finkelstein Rosen & Virga (included in
                Exhibit 5(a)).

    23(b)/25/   Consent of Coopers & Lybrand L.L.P.

    99(a)/24/   Loan Agreement dated as of June 6, 1997, by and between the
                Company and Winter Harbor, L.L.C. ("Lender or "Investor").

    99(b)/24/   Promissory Note dated June 6, 1997, in the principal amount of $2,000,000, made by Company in favor of Lender.

    99(c)/24/   Warrant Agreement dated as of June 6, 1997, by and between the Company and Lender; and related Warrant Certificate.

    99(d)/24/   Pledge Agreement dated as of June 6, 1997, by and between the
                Company and Lender.

    99(e)/24/   Security Agreement dated as of June 6, 1997, by and among Family
                Telecommunications Incorporated ("FTI"), I-Link Communications,
                Inc. ("I-Link") and Lender.

    99(f)/24/   Subsidiary Guaranty dated as of June 6, 1997, by and between I-
                Link and Lender.



    Exhibit
    Number      Title of Exhibit
    --------    ----------------

    99(g)/24/   Assignment of Security dated as of June 6, 1997, by and between
                I-Link and Lender.

    99(h)/24/   Letter of Intent dated June 6, 1997, by and between the Company and Investor.

    99(i)/24/   Term Sheet for Proposed Equity Investment by Winter Harbor,
                L.L.C., dated June 6, 1997.

    99(j)/24/   Letter of Intent dated June 5, 1997, by and among the Company,
                MiBridge, Inc. and Dror Nahumi.

    99(k)/21/   Press Release dated January 16, 1997.

    99(l)/25/   First Amendment to Subsidiary Guaranty, by and among I-Link
                Communications, Inc., I-Link Systems, Inc., I-Link Worldwide,
                L.L.C. and Winter Harbor, L.L.C., dated as of August 18,
                1997.

    99(m)/25/   First Amendment to Loan Agreement, by and between Medcross, Inc.
                and Winter Harbor, L.L.C., dated as of August 18, 1997.

    99(n)/25/   First Amendment Warrant Agreement, by and between Medcross,
                Inc. and Winter Harbor, L.L.C., dated as of August 18,
                1997.

    99(o)/25/   Amended and Restated Security Agreement, by and among I-Link
                Systems, Inc., I-Link Communications, Inc., I-Link Worldwide,
                L.L.C. and Winter Harbor, L.L.C., dated as of August 18,
                1997.

    99(p)/25/   Worldwide Pledge Agreement, by and between Medcross, Inc.
                and Winter Harbor, L.L.C., dated as of August 18, 1997.

    99(q)/25/   Promissory Note dated August 18, 1997, in the principal amount of $3,000,000, made by Medcross, Inc. in favor of Winter Harbor,
                L.L.C.

     ------------------------
     /1/ Incorporated by reference to the Company's Registration Statement on Form S-18 file number 33-27978-A.
     /2/ Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1990, file number 0-17973.
     /3/ Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, file number 0-17973.
     /4/ Incorporated by reference to the Company's Current Report on Form 8-K dated March 30, 1992, file number 0-17973.
     /5/ Incorporated by reference to the Company's Current Report on Form 8-K dated May 22, 1992, file number 0-17973.
     /6/ Incorporated by reference to the Company's Current Report on Form 8-K dated June 30, 1993, file number 0-17973.
     /7/ Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, file number 0-17973.
     /8/ Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993, file number 0-17973.

     /9/ Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, file number 0-17973.
     /10/ Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1994, file number 0-17973.
     /11/ Incorporated by reference to the Company's Registration Statement filed on Form S-8, file number 33-63751.
     /12/ Incorporated by reference to the Company's Registration Statement filed on Form S-8, file number 33-63749.
     /13/ Incorporated by reference to the Company's Registration Statement filed on Form S-8, file number 333-01525.
     /14/ Incorporated by reference to the Company's Current Report on Form 8-K, dated October 31, 1995, file number 0-17973.
     /15/ Incorporated by reference to the Company's Current Report on Form 8-K, dated February 23, 1995, file number 0-17973.
     /16/ Incorporated by reference to the Company's Annual Report on Form 10-KSB for the years ended December 31, 1995, filed on April 15, 1996, file number 0-17973.
     /17/ Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, file number 0-17973.
     /18/ Incorporated by reference to the Company's Current Report on Form 8-K, dated February 23, 1996, file number 0-17973.
     /19/ Incorporated by reference to the Company's Current Report on Form 8-K, dated September 6, 1996, file number 0-17973.
     /20/ Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996, file number 0-17973.
     /21/ Incorporated by reference to the Company's Current Report on Form 8-K, dated January 13, 1997, file number 0-17973.
     /22/ Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, file number 0-17973.
     /23/ Incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 333-17861) filed December 13, 1996.

     /24/ Incorporated by reference to the Company's Current Report on Form 8-K, dated June 5, 1997, file number 0-17973.

     /25/ Incorporated by reference to the Company's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-17861) filed September 8, 1997.

     /26/ Incorporated by reference to the Company's Current Report on Form 8-K dated September 30,1997, file number 0-17973.
     * Indicates a management contract or compensatory plan or arrangement required to be filed herewith.



Item 28. Undertakings

(a)      Rule 415 Offering.  The undersigned Registrant will:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the Securities offered, and the offering of the Securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the Securities that remain unsold at the end of the offering.

(e)      Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 22 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f)      Rule 430A.  The undersigned Registrant will:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the Securities offered in the Registration Statement, and that offering of the Securities at that time as the initial bona fide offering of those Securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement, as amended, to be signed on its behalf by the undersigned, in the City of Draper, State of Utah, on October 14, 1997.


                                     I-LINK INCORPORATED



                                     By:      /s/ John W. Edwards
                                        ------------------------------
                                        John W. Edwards, Chairman of the
                                        Board, President and Chief Executive
                                        Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Signature                               Title                                         Date

 /s/ John W. Edwards                    Chairman of the Board, President and          October 14, 1997
------------------------------          Chief Executive Officer
John W. Edwards


 /s/ Karl S. Ryser, Jr.                 Treasurer and Chief                           October 14, 1994
------------------------------          Financial Officer
Karl S. Ryser, Jr.


 /s/ David E. Hardy                     Secretary                                     October 14, 1997
------------------------------
David E. Hardy


 /s/ Henry Y.L. Toh                     Director                                      October 14, 1997
------------------------------
Henry Y.L. Toh


/s/ Clay Wilkes                         Director                                      October 14, 1997
------------------------------
Clay Wilkes


 /s/ R. Huston Babcock                  Director                                      October 14, 1997
------------------------------
R. Huston Babcock


 /s/ Joseph A. Cohen                    Director                                      October 14, 1997
------------------------------
Joseph A. Cohen